Exhibit 10.1

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of October 30, 2012

among

LEHIGH GAS PARTNERS LP,
as the Borrower,

KEYBANK NATIONAL ASSOCIATION
as Administrative Agent for the Lenders, as Collateral Agent,
as L/C Issuer, as Joint Lead Arranger and as Joint Book Runner

RBS CITIZENS, N.A.
as Joint Lead Arranger and as Joint Book Runner

CITIZENS BANK OF PENNSYLVANIA,
 as Syndication Agent

SOVEREIGN BANK
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Co-Documentation Agents

and

The Other Lenders Party Hereto

i

v

SCHEDULES

1.01	Existing Letters of Credit
2.01	Commitments and Applicable Percentages
5.03(a)	Rights of First Refusal — Consents Needed
5.03(b)	Rights of First Refusal - Mortgages
5.08(b)	Existing Liens
5.08(c)	Owned Real Property
5.08(d)(i)	Leased Real Property (Lessee)
5.08(d)(ii)	Leased Real Property (Lessor)
5.08(e)	Existing Investments
5.13	Subsidiaries and Other Equity Investments; Loan Parties
5.17	Intellectual Property Matters
5.25(a)	Operating Gas Stations
5.25(b)	Closed Gas Stations
6.12	Guarantors
7.02	Existing Indebtedness
7.02(i)	Existing Bond Indebtedness
7.08	Transactions with Affiliates
7.09	Burdensome Agreements
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Note
C	Compliance Certificate
D-1	Assignment and Assumption
D-2	Administrative Questionnaire
E	Guaranty
F-1	Security Agreement
F-2	Borrower / Guarantor Pledge Agreement
G-1	Amended and Restated Mortgage
G-2	Mortgage
H	Opinion Matters

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (as amended, restated or otherwise modified from time to time, this “Agreement”) entered into as of October 30, 2012, is by and among LEHIGH GAS PARTNERS LP, a Delaware limited partnership (“Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, each a “Lender”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), as Administrative Agent for the Lenders, as Collateral Agent, as L/C Issuer, as Joint Lead Arranger and as Joint Book Runner, RBS CITIZENS, N.A., as Joint Lead Arranger and Joint Book Runner, and CITIZENS BANK OF PENNSYLVANIA, as Syndication Agent.

PRELIMINARY STATEMENTS:

Lehigh, EROP, Lehigh Kimber, Lehigh Ohio, Kimber Realty, EROP Ohio (as defined below) and KeyBank, inter alia, are parties to the Previous Credit Agreement (as defined below).

The parties hereto have agreed to amend and restate the Previous Credit Agreement in its entirety as set forth in this Agreement.

In consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto amend and restate the Previous Credit Agreement in its entirety as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01         Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Administrative Agent” means KeyBank in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit D-2 or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Facility represented by such Lender’s Commitment at such time, in all cases, subject to adjustment as provided in Section 2.17.  If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 2.05 or 8.02, or if the Commitments have expired, then the Applicable Percentage of each Lender in respect of the Facility shall be determined based on the Applicable Percentage of such Lender in respect of the Facility most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 and thereafter, in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means (A) from the Closing Date to the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 6.02(b) for the first fiscal quarter ending after the Closing Date, 2.75% for Eurodollar Rate Loans, 1.75% for Base Rate Loans, and 0.50% in respect of the Facility Commitment fee described in Section 2.08(a) hereof, and (B) thereafter, the applicable percentage per annum set forth below determined by reference to the Combined Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b).

Tier	Combined Leverage Ratio	Applicable Rate for Eurodollar Rate Loans	Applicable Rate for Base Rate Loans	Applicable Commitment Fee Rate
I	<1.50x	2.25%	1.25%	0.375%
II	> 1.50x < 2.50x	2.50%	1.50%	0.50%
III	> 2.50x < 3.50x	2.75%	1.75%	0.50%
IV	> 3.50x < 4.00x	3.00%	2.00%	0.50%
V	> 4.00x	3.50%	2.50%	0.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Combined Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered within five (5) Business Days of when due in accordance with such Section 6.02(b), then, upon the request of the Required Lenders, Tier V shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered and demonstrates the applicability of another Tier.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.09(b).

“Appropriate Lender” means, at any time, (a) with respect to the Facility, a Lender that has a Commitment with respect to the Facility or holds a Loan  at such time, and (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means each of KeyBank and RBS, in their capacity as joint lead arrangers and joint book runners.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another and/ or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D-1 or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.

“Audited Financial Statements” means, (i) as of the Closing Date, the audited combined balance sheet of the Predecessor for the fiscal year ended December 31, 2011, and the related combined statements of operations, owners’ equity/deficit and cash flows for such fiscal year of each member of the Predecessor, including the notes thereto, and (ii) for the fiscal year ending December 31, 2012 and each fiscal year thereafter, the audited combined balance sheet of the Combined Group as at the end of such fiscal year, and the related consolidated statements of operations, changes in partners’ capital, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP; it being agreed, however, that there shall be no comparative form for the previous fiscal year for the Combined Group prior to the financial statements delivered for the fiscal year ending December 31, 2014, and that prior thereto, the comparative form shall be to the Predecessor with pro forma adjustments.

“Availability Period” means the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Commitments pursuant to Section 2.05, and (iii) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

 “Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Eurodollar Rate for an Interest Period of one month determined at approximately 11:00 a.m. (London time) on such day plus 1.00% and (c) the rate of interest in effect for such day as publicly announced from time to time by KeyBank as its “prime rate.”  The “prime rate” is a rate set by KeyBank based upon various factors including KeyBank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by KeyBank shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Revolving Credit Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.  Except as expressly provided otherwise in this Agreement, if any action is required to be performed, or if any notice, consent or other communication is given, on a day that is not a Business Day in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first Business Day following such day.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).

“Capitalized Leases” means (a) all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases (including, without limitation, the Getty MA/ME/NH Lease) and (b) all financing obligations with respect to sale and leaseback transactions permitted under Section 7.02(f).

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuer or Swingline Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or Swingline Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swingline Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents and other Liens permitted hereunder):

(a)                                  readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b)                                 time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(c)                                  commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof; and

(d)                                 Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive

(whether or not having the force of law) by any Governmental Authority ; provided, however, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

“Change of Control” means an event or series of events by which:

(a)                                  J. Topper and the other Topper Owners shall cease to own and control legally and beneficially (free and clear of all Liens), either directly or indirectly, Equity Interests in the Borrower representing 40% of all Equity Interests on a fully-diluted basis; or

(b)                                 Lehigh Gas GP LLC shall cease to be the general partner of the Borrower; or

(c)                                  J. Topper and the other Topper Owners shall cease to own and control legally and beneficially (free and clear of all Liens), either directly or indirectly, Equity Interests in Lehigh Gas GP LLC representing 87% of the combined voting power of all Equity Interests entitled to vote for members of the board of directors or equivalent governing body of Lehigh Gas GP LLC on a fully-diluted basis; or.

(d)                                 any Loan Party shall cease to, in the aggregate, own and control legally and beneficially (free and clear of all Liens (other than in favor of the Collateral Agent)), either directly or together with another Loan Party, 100% of the combined voting power of all Equity Interests entitled to vote for members of the board of directors or equivalent governing body of any Guarantor on a fully-diluted basis; or

(e)                                  during any period of 12 consecutive months (or such shorter period beginning on the date of this Agreement), a majority of the members of the board of directors or other equivalent governing body of Lehigh Gas GP LLC ceases to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

“Citizens” means Citizens Bank of Pennsylvania.

 “Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the “Collateral”, “Pledged Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent” means KeyBank in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.

 “Collateral Documents” means, collectively, the Security Agreement, the Pledge Agreement, the  Mortgages, the Control Agreements, each of the mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties, whether now existing or hereafter entered into.

“Combined EBITDA” means, at any date of determination, an amount equal to Combined Net Income of the Combined Group for the most recently completed Measurement Period plus, (a) without duplication, the following to the extent deducted in calculating such Combined Net Income:  (i) Combined Interest Charges; (ii) the provision for Federal, state, local and foreign income taxes payable; (iii) depreciation and amortization expense, including, without limitation, impairments and charges incurred in accordance with FAS 142, all as determined for the Loan Parties on a consolidated basis in accordance with GAAP; (iv) transaction fees and expenses incurred in connection with negotiation, execution, and delivery of this Agreement in an aggregate amount not to exceed $5,000,000 throughout the term of the Facility; (v) non-cash charges resulting from a mark-to-market event with respect to Hedge Contracts, (vi) losses from the sale of assets, (vii) other expenses reducing such Combined Net Income which do not represent a cash item in such period or any future period (in each case of or by the Combined Group for such Measurement Period), including without limitation the amount of any non-cash deduction to Combined Net Income as the result of any grant to any members of the management of such Person of any Equity Interests or any pre-closing accruals and adjustments pertaining to Equity Interests, (viii) extraordinary expenses incurred in connection with the public offering of interests in the Borrower in an aggregate amount not to exceed $6,000,000 throughout the term of the Facility and other extraordinary expenses not incurred in the ordinary course of business in an aggregate amount not to exceed $1,000,000 in any twelve (12) month period, in each case with respect to amounts referred to in this clause (viii), if and to the extent such amounts are approved by the Administrative Agent in its sole discretion, (ix) fees and expenses incurred in connection with any Permitted Minor Acquisition or Permitted Acquisition, regardless of whether such acquisition closes; provided that the amount of such fees and expenses shall not exceed 6.0% of the total consideration paid (or proposed to be paid) for such acquisition, and (x)

the net income plus interest, tax, depreciation and amortization expenses from operations at properties covered by the Getty MA/ME/NH Lease and any other Capital Lease approved by the Administrative Agent in its sole discretion on a Pro Forma Basis, minus (b) the following to the extent included in calculating such Combined Net Income: (i) Federal, state, local and foreign income tax credits; (ii) gains from the sale of assets, and (iii) all non-cash items increasing Combined Net Income (in each case of or by the Combined Group for such Measurement Period); provided, however,  that for purposes of determining (A) compliance with the conditions precedent set forth in Section 4.01(a)(xiv) as of the Closing Date, Combined EBITDA shall equal $44,600,000, and (B) compliance with the financial covenants set forth in Section 7.11, (w) Combined EBITDA for the fiscal quarter ended December 31, 2012 shall equal $3,841,000 plus actual Combined EBITDA for the period beginning on the Closing Date through December 31, 2012, (x) Combined EBITDA for the fiscal quarter ended March 31, 2012 shall equal $10,600,000, (y) Combined EBITDA for the fiscal quarter ended June 30, 2012 shall equal $11,300,000, (z) Combined EBITDA for the fiscal quarter ended September 30, 2012 shall equal $11,300,000; provided, further, that, all calculations of Combined EBITDA for use in determining the Combined Leverage Ratio shall be adjusted on a Pro Forma Basis to account for (x) any Permitted Acquisition, Permitted Minor Acquisition and/or Disposition permitted hereunder then being consummated, if applicable, as well as any other Permitted Acquisition, Permitted Minor Acquisition or Disposition permitted hereunder consummated, and (y) any Capitalized Lease permitted hereunder commencing, on or after the first day of any related calculation period or Measurement Period, as applicable (as if consummated on the first day of such applicable calculation period or Measurement Period).

“Combined EBITDAR” means Combined EBITDA for the most recently completed Measurement Period plus the aggregate pro forma or actual, as applicable, monthly rent expense included in the statement of operations for the most recently completed Measurement Period with respect to (x) Capitalized Leases arising from Dispositions of real property through one or more sale leaseback transactions permitted under Section 7.02(f), (y) the Getty MA/ME/NH Lease, and (z) any other future lease transactions similar in nature, as determined by the Administrative Agent in its sole discretion; provided, however,  that for purposes of determining (A) compliance with the conditions precedent set forth in Section 4.01(a)(xiv) as of the Closing Date, rent shall equal $4,005,240 and (B) compliance with the financial covenants set forth in Section 7.11, rent shall equal $1,001,310 for the each of the fiscal quarters ended March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012 respectively.

“Combined Funded Indebtedness” means, as of any date of determination, for the Combined Group, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds (excluding surety, motor fuel or similar types of bonds), debentures, notes, loan agreements or other similar instruments (which for clarification purposes, shall not include amounts owing in respect of any Hedge Contracts), (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (excluding standby letters of credit), bankers’ acceptances and bank guaranties, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) all Attributable Indebtedness, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than any member of the Combined Group, and (g) without duplication, all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which any member of the Combined Group is a general partner or joint venturer, unless such Indebtedness is expressly made nonrecourse to such Person; less (y) an amount, not to exceed $5,000,000 in any event, equal to the amount of cash on the combined balance sheet of the Combined Group most recently delivered pursuant to Section 6.01(a) or (b) and (z) an amount equal to the amount of cash deposited with a qualified intermediary as part of a Permitted Like-Kind Exchange. Notwithstanding the foregoing, “Combined Funded Indebtedness” shall not include (1) Indebtedness in respect of Capitalized Leases relating to and arising from Dispositions of real property through one or more sale and leaseback transactions permitted under Section 7.02(f), (2) Indebtedness in respect of the Getty MA/ME/NH Lease, or (3) Indebtedness in respect of any financing obligations in connection with the put options referenced in clause (j) of the definition of Indebtedness.

 “Combined Group” means, collectively, the Borrower and its consolidated Subsidiaries.

“Combined Interest Charge Coverage Ratio” means, at any date of determination, the ratio of (a) Combined EBITDAR to (b) the sum of (i) the Combined Interest Charges to the extent paid in cash (excluding any fees and debt discounts included in clause (a) of the definition of Combined Interest Charges), of or by the Combined Group for the most recently completed Measurement Period, plus, (ii) for the avoidance of doubt, without duplication of the items in clause (i) above, the aggregate pro forma or actual, as applicable, monthly rent payments for the most recently completed Measurement Period with respect to the Getty MA/ME/NH Lease and any other future lease transactions similar in nature, as determined by the Administrative Agent in its sole discretion and, (iii) for the avoidance of doubt, without duplication of the items in clause (i) above, the aggregate pro forma or actual, as applicable, monthly payments with respect to Capitalized Leases arising from Dispositions of real property through one or more sale leaseback transactions permitted under Section 7.02(f).

“Combined Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest and all net amounts paid under any Hedge Contract (other than any termination value)) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c)  rent expense as set forth in the statement of operations for the Getty MA/ME/NH Lease and any other future lease transactions similar in nature, as determined by the Administrative Agent in its sole discretion, for the most recently completed Measurement Period.

“Combined Leverage Ratio” means, as of any date of determination, the ratio of (a) Combined Funded Indebtedness plus six times the aggregate pro forma or actual, as applicable, monthly payments for the most recently completed Measurement Period with respect to (x) the Getty MA/ME/NH Lease, (y) Capitalized Leases arising from Dispositions of real property through one or more sale leaseback transactions permitted under Section 7.02(f) and (z) other Capitalized Leases allowed hereunder, in each case, which payments for avoidance of doubt shall include the portion of the rent expense under such Capitalized Leases that is treated as interest in accordance with GAAP and is included within the definition of Combined Interest Charges as of such date to (b) Combined EBITDAR.

“Combined Net Income” means, at any date of determination, the net income (or loss) of the Combined Group for the most recently completed Measurement Period; provided that Combined Net Income shall exclude (a) extraordinary gains and extraordinary losses for such Measurement Period, (b) the net income of any Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such Measurement Period, except that the applicable Loan Party’s equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Combined Net Income, and (c) any income (or loss) for such Measurement Period of any Person if such Person is not a Subsidiary, except that the applicable Loan Party’s equity in the net income of any such Person for such Measurement Period shall be included in Combined Net Income up to the aggregate amount of cash actually distributed by such Person during such Measurement Period to a Loan Party as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to a Loan Party as described in clause (b) of this definition).

 “Commitment” and “Commitments” means, as to each Lender, its obligation to (a) make Loans to the Borrower pursuant to Section 2.01, and (b) purchase participations in L/C Obligations and Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Agreement” means that certain Merger, Contribution, Conveyance and Assumption Agreement dated as of October 30, 2012 among, inter alia, Borrower and Lehigh.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means an agreement in form and substance satisfactory to the Collateral Agent which provides the Collateral Agent “control” under the UCC with respect to investment property or deposit accounts.

“Credit Extension” means each of the following:  (a) a Borrowing; and (b) an L/C Credit Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that would constitute an Event of Default, whether or not any requirement for the giving of any notice, the passage of time, or both, has been satisfied.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate for Loans that bear interest based on the Eurodollar Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans, or participations in respect of L/C Obligations or Swingline Loans, within three (3) Business Days of the date required to be funded by it hereunder unless such Lender has notified the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit unless such notice or public statement relates to such Lender’s funding obligations hereunder and states that such position is based on such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such notice or public statement) has not been satisfied, (c) has failed, within three (3) Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations unless such Lender has notified the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.  Nothing in this definition shall affect Borrower’s right to sue and recover against any Lender that breaches its obligations under this Agreement or any other Loan Document.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 10.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, common law, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of human health and safety, the protection of the environment or the release or threatened release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste, septic or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for any damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of or liability under any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and any other rights, the value of which is based in whole or in part on the value of shares of capital stock of (or other ownership or profit interests in) such Persons, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

 “EROP” means Energy Realty OP LP, a Delaware limited partnership.

 “EROP Ohio” means EROP — Ohio, LLC, a Delaware limited liability company.

 “Eurodollar Rate” means, for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters or Bloomberg (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the average (rounded to the nearest 1/16th of 1%) of the rates per annum at which deposits in Dollars in an amount equal to the amount of such Eurodollar Loan are offered to major banks in the London interbank market at approximately 11:00 a.m. (London time), two (2) Business Days prior to the commencement of such Interest Period, for contracts that would be entered into at the commencement of such Interest Period for the same duration as such Interest Period.

“Eurodollar Rate Loan” means a Revolving Credit Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

 “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise Taxes imposed on it (in lieu of net income Taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits Taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) any backup withholding Tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any United States withholding Tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 3.01(a)(ii), and (e) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Letters of Credit” means those Letters of Credit issued or deemed issued under (and as defined in) the Previous Credit Agreement which are outstanding (or in respect of which any L/C Obligations in respect thereof are outstanding) as of the Closing Date, as such Letters of Credit are more fully described on Schedule 1.01.

 “Facility” means, at any time, the aggregate amount of the Lenders’ Commitments at such time.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to KeyBank on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the amended and restated letter agreement, dated as of October 5, 2012, among the Borrower, KeyBank, RBS and Citizens, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes (including such a Lender when acting in the capacity of the L/C Issuer).  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is organized under the Laws of a jurisdiction other than that of the United States, any State thereof, or the District of Columbia.

 “FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“General Partner Interest” has the meaning given such term in the Partnership Agreement.

“Getty” means Getty Properties Corp.

“Getty Intercreditor Agreement” means that certain Intercreditor Agreement between Agent and Getty.

“Getty Lease” means, collectively, the Getty MA/ME/NH Lease and the Getty PA Lease.

 “Getty MA/ME/NH Lease” means, collectively, that certain (i) Unitary Net Lease and Net Sublease Agreement dated April 19, 2012 between Getty and EROP, (ii) Letter Agreement dated May 30, 2012 between Getty and EROP, (iii) Letter Agreement dated October 1, 2012 between Getty and EROP and (iv) Letter Agreement dated October 1, 2012 between Getty and EROP.

“Getty PA Lease” means, collectively, that certain (i) Unitary Net Lease and Net Sublease Agreement dated May 1, 2012 between Getty and EROP, (ii) Letter Agreement dated October 1, 2012 between Getty and EROP and (iii) Letter Agreement dated October 1, 2012 between Getty and EROP.

 “Global Supplement” means each global supplement agreement, substantially in the form attached as Exhibit A to the Guaranty, executed and delivered from time to time pursuant to Section 6.12 hereof.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, (i) the Subsidiaries of the Borrower listed on Schedule 6.12, and (ii) each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty or Global Supplement pursuant to Section 6.12.

“Guaranty” means that certain second amended and restated guaranty agreement made by the Guarantors, substantially in the form of Exhibit E-1, together with each other guaranty and Global Supplement delivered pursuant to Section 6.12, as the same may be amended, restated, supplemented or otherwise modified from time to time.

 “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum-containing materials or petroleum fractions or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hazardous Materials Indemnity” means the Hazardous Materials Indemnity Agreement dated as of the date hereof made by the indemnitors party thereto for the benefit of the Collateral Agent.

“Hedge Bank” means any Person that enters into a Hedge Contract permitted under Article VII, in its capacity as a party to such Hedge Contract, including a Secured Hedge Bank.

“Hedge Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedge Termination Value” means, in respect of any one or more Hedge Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Contracts, (a) for any date on or after the date such Hedge Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Contracts (which may include a Lender or any Affiliate of a Lender).

 “Honor Date” has the meaning specified in Section 2.03(c)(i).

“Incentive Distribution Rights” has the meaning given such term in the Partnership Agreement.

“Increase Effective Date” has the meaning specified in Section 2.15(d).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)                                  all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)                                 the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, motor fuel bonds and similar instruments;

(c)                                  net obligations of such Person under any Hedge Contract;

(d)                                 all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 60 days after the date on which such trade account was created);

(e)                                  indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)                                    all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(g)                                 all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(h)                                 all Guarantees of such Person in respect of any of the foregoing;

(i)                                     every obligation of such Person under any Secured Cash Management Agreement; and

(j)                                     all obligations of such Person to purchase any property previously sold by such Person pursuant to a put option contained in the sale documents relating to such property.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Hedge Contract on any date shall be deemed to be the Hedge Termination Value thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (other than a Swingline Loan), the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date that is one, two, three or six months thereafter, in each case as selected by the Borrower in a Committed Loan Notice; provided that:

(a)                                  for any Interest Period with a one, two, three or six month term, any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)                                 for any Interest Period with a one, two, three or six month term, any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)                                  no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“J. Topper” means Joseph V. Topper, Jr.

“KeyBank” means KeyBank National Association and its successors.

 “Kimber Realty” means Lehigh Kimber Realty, LLC, a Delaware limited liability company.

 “Laws” means, collectively, all applicable international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lease” or “Leases” has the meaning specified in the Mortgages.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means, initially, KeyBank, in its capacity as issuer of Letters of Credit hereunder, or any Lender acceptable to the Administrative Agent as successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed

Amounts, including all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lehigh” means Lehigh Gas Corporation, a Delaware corporation.

“Lehigh Kimber” means Lehigh Kimber Petroleum Corporation, a Delaware corporation.

“Lehigh Ohio” means Lehigh Gas — Ohio, LLC, a Delaware limited liability company.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify in writing the Borrower and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder, including, without limitation, all Existing Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven (7) days prior to the Maturity Date then in effect for the Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit Sublimit” means an amount equal to $35,000,000 (inclusive of all Existing Letters of Credit).  The Letter of Credit Sublimit is part of, and not in addition to, the Facility.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance (including, without limitation, any purchase option or right of first refusal), lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Credit Loan, including Swingline Loans.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Collateral Documents, (e) the Perfection Certificate, (f) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16 of this Agreement, (g)  the Fee Letter, (h) each Issuer Document, (i) the Secured Hedge Agreements, (j) the Secured Cash Management Agreements, (k) the Hazardous Materials Indemnity, and (l) the joinders and other supplements delivered in connection with any other Loan Parties.

“Loan Parties” means, collectively, the Borrower and the Guarantors and “Loan Party” means any of the Borrower and the Guarantors.

“Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under the Loan Documents, or of the ability of the Loan Parties, taken as a whole, to perform their respective obligations under the Loan Documents to which they are a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of the Loan Documents to which it is a party.

“Material Contract” means any contract to which a Loan Party is a party involving aggregate consideration payable to or by such Loan Party of $5,000,000 or more or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Loan Party, (but only to the extent such contract cannot be readily replaced on comparable terms or is cancelable on notice of 90 days or less without payment of any material penalty, premium or similar payment).

“Maturity Date” means October 30, 2015; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Combined Group.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgaged Properties” means the properties identified to be mortgaged on Schedule 5.08(c) and all other properties subject to a Mortgage from time to time, and “Mortgaged Property” means any of the properties identified to be mortgaged on Schedule 5.08(c) and any other property subject to a Mortgage from time to time.

“Mortgages” means all mortgages, deeds of trust, trust deeds and deeds to secure debt  (amended and restated, as applicable) given by a Loan Party pursuant to Section 4.01(a) and all other mortgages, deeds of trust, trust deeds and deeds to secure debt delivered by a Loan Party from time to time pursuant to this Agreement.

“Mortgage Policies” has the meaning specified in Section 4.01(a)(vi)(B).

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

 “Note” means a promissory note made by the Borrower in favor of a Lender evidencing Revolving Credit Loans made by such Lender, substantially in the form of Exhibit B.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury.

“Organization Documents” means: (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (a) with respect to the Revolving Credit Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of the Revolving Credit Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 10.06(d).

“Partners” has the meaning given such term in the Partnership Agreement.

“Partnership Agreement” means that certain First Amended and Restated Agreement of Limited Partnership of the Borrower dated October 30, 2012, as the same may be amended, restated, modified and/or supplemented from time to time in accordance with this Agreement.

“Patriot Act” shall mean the USA Patriot Act, title III of Pub. L. 107-56, signed into law on October 25, 2001.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Perfection Certificate” has the meaning provided in the Security Agreement.

“Permitted Acquisitions” means acquisitions (exclusive of Permitted Minor Acquisitions)  of all of the Equity Interests in, or all or substantially all of the property of, any Person, which acquisition, along with all acquisition documents, must be approved by the Administrative Agent.

“Permitted Distributions” means, so long as (i) no Default or Event of Default has occurred and is continuing or would exist as a result thereof, (ii) the Borrower has not lost its status as a “partnership” for U.S. federal income tax purposes, (iii) the Loan Parties shall have, on a Pro Forma Basis both before and after giving effect thereto, a Combined Leverage Ratio of no greater than the lessor of (x) 4.40:1.00 or (y) the then effective Combined Leverage Coverage Ratio required by Section 7.11(a), and (iv) the Loan Parties shall be in compliance on a Pro Forma Basis with the financial covenant set forth in Section 7.11(b) both before and after giving effect thereto, payments by the Borrower to its Partners and the holders of the General Partner Interest and the Incentive Distribution Rights of cash distributions (which, for purposes hereof, shall include cash payments made by the Borrower to repurchase any of its Equity Interests from a holder thereof), in each case in accordance with the Partnership Agreement.

“Permitted Encumbrances” has the meaning specified in the Mortgages.

“Permitted Like-Kind Exchange” means an exchange of property, by any Loan Party with another Person, arrangements for which have been made prior to the Disposition of such Loan Party’s property subject to such exchange, which exchange is permitted under, and made in accordance with, Section 1031 of the Code; provided that (a) no exchange, relinquished property, proceeds assignment or similar agreement initiating a new exchange shall be made following the occurrence and during the continuance of any Event of Default or if an Event of Default would be caused as a consequence thereof; and further provided that like-kind exchange transactions for which any exchange, relinquished property, proceeds assignment or similar agreement has been executed prior to the occurrence of an Event of Default may proceed to consummation in accordance with the terms of such agreement(s) notwithstanding the occurrence of any Event of Default, (b) no Disposition in connection with any such exchange shall be made if Combined

EBITDA with respect to the property being disposed of, when aggregated with the Combined EBITDA with respect to all other property disposed of in Permitted Like-Kind Exchanges made in the immediately preceding 12 month period exceeds 10% of Combined EBITDA of the Combined Group (Combined EBITDA, in each case, being calculated over the four consecutive Fiscal Quarters most recently ended as of the date of such Disposition), and (c) the qualified intermediary with respect to such exchange, any security or guarantee given to secure any assets held by such qualified intermediary is a Lender or an Affiliate thereof and all other aspects of the exchange have been approved by the Administrative Agent, in its reasonable discretion.

“Permitted Minor Acquisitions” means acquisitions of all of the Equity Interests in any Person or all or any portion of the assets of any Person, which acquisition does not exceed Ten Million Dollars ($10,000,000) individually or Twenty-Five Million Dollars ($25,000,000) in the aggregate in any calendar year and which shall not be subject to the approval of the Administrative Agent or the Required Lenders.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreement” has the meaning set forth in Section 4.01(a)(iii).

“Pledged Equity” has the meaning specified in the Pledge Agreement.

“Predecessor” means the portion of the business of Lehigh and its Subsidiaries and Affiliates that is being contributed to the Borrower pursuant to the Contribution Agreement.

“Previous Credit Agreement” means the Amended and Restated Credit Agreement dated as of December 30, 2010 among Lehigh, EROP, Lehigh Kimber, Kimber Realty, Lehigh Ohio, EROP Ohio, each lender from time to time party thereto, and KeyBank, as administrative agent for the lenders, as collateral agent and as letter of credit issuer, as the same has been amended, restated, supplemented or otherwise modified prior to the date hereof.

“Pro Forma Basis” means, with respect to a Permitted Acquisition, Permitted Minor Acquisition or a Disposition permitted under this Agreement, as of any date, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to the Indebtedness from any Permitted Acquisition or Permitted Minor Acquisition then being consummated, if applicable, as well as any other Permitted Acquisition or Permitted Minor Acquisition consummated on or after the first day of any relevant calculation period (in each case, as if consummated on the first day of such calculation period and based on the best available historical financial information provided by the Person who is being or was, or whose assets are being or were, acquired in connection with each such Permitted Acquisition or Permitted Minor Acquisition, whether prepared in accordance with GAAP or otherwise, and accepted by the Borrower in the exercise of its reasonable business judgment, or if such historical information is not available, based on the good faith projections of the Borrower prepared in connection with such Permitted Acquisition or Permitted Minor Acquisition, subject to the approval of the Administrative Agent, not to be unreasonably withheld), and, in each case involving a Permitted Acquisition or Permitted Minor Acquisition; provided that any such calculations delivered in connection with a Permitted Acquisition or Permitted Minor Acquisition shall also give effect on a pro forma basis to (i) the incurrence of any Indebtedness by any Loan Parties on or after the first day of the relevant calculation period as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of the relevant calculation period, giving no effect to any amortization during such calculation period, and (ii) the permanent repayment of any Indebtedness of any Loan Parties on or after the first day of the relevant calculation period as if such Indebtedness had been retired or redeemed on the first day of the relevant calculation period (in each case, based on the historical financial information or good faith projections, as applicable, as described above).  “Pro Forma Basis” means, with respect to any other event, as of any date, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis for the period of such calculation to such event as if it happened on the first day of such period.

“Public Lender” has the meaning specified in Section 6.02.

“RBS” means RBS Citizens, N.A.

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Repurchase Options”  mean the right to repurchase one or more of the Mortgaged Properties pursuant to a recorded instrument (or a memorandum thereof) encumbering the applicable Mortgaged Property.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Credit Loans, a Committed Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Lenders” means, as of any date of determination, (A) if there are fewer than three (3) Lenders, all Lenders, and (B) if there are three (3) or more Lenders, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Commitments; provided that the unused Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, controller, secretary, assistant secretary or manager of a Loan Party, or in the case of any Loan Party which is a partnership, the chief executive officer, president, chief financial officer, treasurer, controller, secretary, assistant secretary or manager of the general partner of such Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any Equity Interest in any Person, and (ii) any payments on Subordinated Indebtedness.

“Revolving Credit Loan” has the meaning specified in Section 2.01.

“ROFR” means a right of first refusal to purchase or a right of first offer to purchase one or more of the Mortgaged Properties pursuant to a recorded instrument (or a memorandum thereof) encumbering the applicable Mortgaged Property.

“ROFR Statute” means any statute, law or similar regulation imposed by any Governmental Authority pursuant to which any seller or transferor of real property which is a franchisor or similar Person is required by such statute, law or regulation to offer to an existing franchisee or similar Person which operates such real property under a lease, sublease or other grant of authority the right of first refusal or bona fide offer to purchase such real property, including N.J.S.A. §  56:10-6.1.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/ index.html, or as otherwise published from time to time.

“Sanctioned Person” shall mean (i) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treas.gov/offices/ eotffc/ofac/sdn/index.html, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between the Borrower and any Cash Management Bank.

“Secured Hedge Agreement” means any Hedge Contract permitted under Article VII that is entered into by and between the Borrower and any Secured Hedge Bank.

“Secured Hedge Bank” means any Person that at the time it enters into a Hedge Contract permitted under Article VII, is a Lender or Affiliate of a Lender, in its capacity as a party to such Secured Hedge Agreement.

“Secured Parties” means, collectively, the Collateral Agent, the Administrative Agent, the Lenders, the L/C Issuer, the Secured Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Security Agreement” has the meaning specified in Section 4.01(a)(iii).

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“SNDA” means a subordination, non-disturbance and attornment agreement.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subordinated Indebtedness” means any Indebtedness which has been subordinated to the Obligations in such manner and to such extent as the Administrative Agent (acting on instructions from the Required Lenders) may require.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of any Loan Party.

“Swingline Lender” means, initially, KeyBank, in its capacity as swingline lender hereunder, or any successor swingline lender hereunder.

“Swingline Loan” means any loan made by the Swingline Lender pursuant to Section 2.14.

“Swingline Sublimit” means the principal amount of $7,500,000.

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Topper Owners” means J. Topper and Maureen Topper, together with those Affiliates of J. Topper and family trusts of J. Topper and Maureen Topper that have ownership interests in Lehigh and its Subsidiaries and Affiliates that constitute the Predecessor.

“Total Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swingline Loans and L/C Obligations.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“U.S. Loan Party” means any Loan Party that is organized under the laws of one of the states of the United States.

“Use Restrictions” mean restrictions to use one or more of the Mortgaged Properties in a particular way pursuant to a recorded instrument (or a memorandum thereof) encumbering the applicable Mortgaged Property.

1.02                           Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                                  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)                                 In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)                                  Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03                           Accounting Terms.

(a)                                  Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)                                 Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04                           Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05                           Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight savings or standard, as applicable).

1.06                           Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, (a) provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time, and (b) provides for one or more automatic decreases in the stated amount thereof, the amount of such Letter of Credit shall be deemed the maximum stated amount until such time as each decrease goes into effect.  For purposes of calculating L/C Obligations hereunder, the amount to be drawn under a Letter of Credit shall be deemed to be the amount of such Letter of Credit, as calculated above, less the amount of all previous draws under such Letter of Credit.

1.07                           Amendment and Restatement.  In order to facilitate this amendment and restatement and otherwise to effectuate the desires of the Borrower, the Administrative Agent and the Lenders agree:

(a)                                  On the Closing Date, the terms and provisions of the Previous Credit Agreement shall be and hereby are amended and restated in their entirety by the terms, conditions and provisions of this Agreement, and the terms and provisions of the Previous Credit Agreement, except as otherwise expressly provided herein, shall be superseded by this Agreement.

(b)                                 Notwithstanding this amendment and restatement of the Previous Credit Agreement, including anything in this Section 1.07, and of any related “Loan Documents” (as such term is defined in the Previous Credit Agreement and referred to herein, individually or collectively, as the “Prior Loan Documents”), (i) all Obligations (as defined in the Previous Credit Agreement) outstanding under the Previous Credit Agreement and other Prior Loan Documents (the “Existing Obligations”) shall continue as Obligations hereunder to the extent not repaid on the Closing Date and shall now be owing by Borrower, and (ii) each of this Agreement and the Notes and any other Loan Document (as defined herein) that is amended and restated in connection with this Agreement is given as a substitution for, and not as a payment of, the indebtedness, liabilities and Existing Obligations of Lehigh, EROP, Lehigh Kimber, Kimber Realty, Lehigh Ohio and EROP Ohio under the Previous Credit Agreement or any other Prior Loan Document and (iii) neither the execution and delivery of this Agreement, the Notes and such Loan Documents nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Previous Credit Agreement or of any of the other Prior Loan Documents or any obligations thereunder.  On the Closing Date:  (1) all Loans and Letters of Credit (in each case as defined in the Previous Credit Agreement) owing by Lehigh, EROP, Lehigh Kimber, Kimber Realty, Lehigh Ohio and EROP Ohio and outstanding under the Previous Credit Agreement shall continue as Loans and Letters of Credit hereunder owing by Borrower and shall constitute advances hereunder, (2) all Base Rate Loans under the Previous Credit Agreement and not converted into Eurodollar Rate Loans shall accrue interest at the Base Rate hereunder, and (3) the Interest Periods for all Eurodollar Rate Loans outstanding under the Previous Credit Agreement shall be terminated, the Borrower shall pay all accrued interest with respect to such Loans, together with any additional amounts required by Section 3.05 of the Previous Credit Agreement (unless waived by the applicable Lender under the Previous Credit Agreement), and the Borrower shall furnish to the Administrative Agent Committed Loan Notices selecting the interest rates for existing Loans.

(c)                                  The parties hereby agree that, on the Closing Date, the Commitments shall be as set forth on Schedule 2.01 and the outstanding principal amount of any Loans shall be reallocated in accordance with such Commitments and the requisite assignments shall be deemed to be made in such amounts by and between the Lenders and/or Lenders under the Previous Credit Agreement, and from each Lender or Lender under the Previous Credit Agreement to each other Lender, as applicable, with the same force and effect as if such assignments were evidenced by applicable Assignment and Assumption (as defined in the Previous Credit Agreement) under the Previous Credit Agreement.  Notwithstanding anything to the contrary in Article X of the Previous Credit Agreement or this Agreement, no other documents or instruments, including any Assignment and Assumption, shall be executed in connection with these assignments (all of which requirements are hereby waived), and such assignments shall be deemed to be made with all applicable representations, warranties and covenants as if evidenced by an Assignment and Assumption.  On the Closing Date, the Lenders shall make all necessary cash settlement in full with each other Lender (and with the Lenders under the Previous Credit Agreement whose Commitments thereunder are being terminated), either directly or through the Administrative Agent, as the Administrative Agent may direct or approve, with respect to all assignments, reallocations and other changes in the Commitments (as such term is defined in the Previous Credit Agreement) such that after giving effect to such settlements each Lender’s Applicable Percentage shall be as set forth on Schedule 2.01.

(d)                                 Notwithstanding anything herein to the contrary, the parties hereby agree that, from and after the Closing Date, any “Loan Party” or “Parent Limited Pledgor” (in each case, as defined in the Previous Credit Agreement) that was an obligor with respect to the Previous Credit Agreement or any of the other “Loan Documents” (as defined in the Previous Credit Agreement) that is not a Loan Party hereunder or under the other Loan Documents shall not have any obligations hereunder or thereunder and the Administrative Agent hereby releases such Person from all obligations arising from or otherwise related to the Previous Credit Agreement and the other “Loan Documents” (as defined in the Previous Credit Agreement) and, on the Closing Date, shall terminate all Liens in favor of the Administrative Agent with respect to the assets and properties of each such Person, including the return of all promissory notes that had been pledged to the Administrative Agent.

(e)                                  The Administrative Agent hereby consents to the transactions described in the Contribution Agreement, which shall occur simultaneously with the closing hereunder, and no “Event of Default” (as defined in the Previous Credit Agreement) shall be deemed to have occurred as a result of such transactions under the Previous Credit Agreement. On the Closing Date, the Administrative Agent agrees to terminate all Liens in favor of Administrative Agent with respect to the Spun-Off Assets (as defined in the Contribution Agreement).

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01                           The Loans.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the Facility, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Commitment.  Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01 during the Availability Period, prepay under Section 2.04, and reborrow under this Section 2.01 during the Availability Period.  Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02                           Borrowings, Conversions and Continuations of Loans.

(a)                                  Each Borrowing, each conversion of Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans.  Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Each Borrowing of, conversion to or continuation of

Revolving Credit Loans that bear interest at a rate based on the Eurodollar Rate shall be in a principal amount of not less than $1,000,000 or a whole multiple of $100,000 in excess thereof.  Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.  Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Credit Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fail to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)                                 Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the Facility of the Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a).  Each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of KeyBank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Committed Loan Notice is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c)                                  Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d)                                 The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in KeyBank’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)                                  After giving effect to all Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than eight (8) Interest Periods for Eurodollar Rate Loans in effect in respect of the Facility.

2.03                           Letters of Credit.

(a)                                  The Letter of Credit Commitment.

(i)                                     Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or any other Loan Party, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of a Loan Party and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Outstandings shall not exceed the Facility, (x) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Commitment, and (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.  Each request by the Borrower for the issuance or amendment of a Letter of Credit, on behalf of itself or another Loan Party, shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)                                  The L/C Issuer shall not issue any Letter of Credit if:

(A)                              subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B)                                the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

(iii)                               The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)                              any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)                                except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $25,000;

(C)                                such Letter of Credit is to be denominated in a currency other than Dollars;

(D)                               such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(E)                                 any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv)                              The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v)                                 The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi)                              The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)                                 Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)                                     Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer, on behalf of itself or another Loan Party, in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower.  Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer:  (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; (H) the Loan Party on behalf of whom the Letter of Credit is being issued; and (I) such other matters as the L/C Issuer may reasonably require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require.  Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

(ii)                                  Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii)                               If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such

Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv)                              Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)                                  Drawings and Reimbursements; Funding of Participations.

(i)                                     Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof.  Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing.  If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof.  In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice).  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)                                  Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)                               With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)                              Until each Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)                                 Each Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)                              If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount (exclusive of interest and fees) so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d)                                 Repayment of Participations.

(i)                                     At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent.

(ii)                                  If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)                                  Obligations Absolute.  The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)                                     any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)                                  the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)                               any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)                              any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v)                                 any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)                                    Role of L/C Issuer.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)                                 Existing Letters of Credit.  Unless otherwise agreed to by the L/C Issuer and the Administrative Agent, Lehigh shall be removed from the beneficiary’s signed statement on all Existing Letters of Credit within ninety (90) days of the Closing Date.

(h)                                 Applicability of ISP and UCP.  Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(i)                                     Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate for Revolving Credit Loans that bear interest based on the Eurodollar Rate then in effect times the daily amount available to be drawn under such Letter of Credit, provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  Letter of Credit Fees shall be (i) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears.  If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(j)                                     Documentary and Processing Charges Payable to L/C Issuer.  The Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k)                                  Fronting Fee.  The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee in respect of each Letter of Credit issued by it, due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, computed at the rate of 1/4th of 1% per annum on the stated amount thereof for such period from the date of issuance (or increase, renewal or extension) to the expiration date thereof (including any extensions of such expiration date which may be made at the election of the beneficiary thereof).

(l)                                     Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.04                           Prepayments.

(a)                                  Optional.  Subject to the last sentence of this Section 2.04(a), the Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay the Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $500,000, or a whole multiple of $250,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $200,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage).  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Subject to Section 2.17, each prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

(b)                                 Mandatory.  If for any reason the Total Outstandings at any time exceed the Facility at such time, the Borrower shall immediately prepay Revolving Credit Loans, the Swingline Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess.  Prepayments of the Facility made pursuant to this Section 2.04(b), first, shall be applied ratably to the L/C Borrowings, second, shall be applied ratably to the Swingline Loans, third, shall be applied ratably to the outstanding Revolving Credit Loans, and fourth, shall be used to Cash Collateralize the remaining L/C Obligations.  Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the L/C Issuer or the Lenders, as applicable.

2.05                           Termination or Reduction of Commitments.

(a)                                  Optional.  The Borrower may, upon notice to the Administrative Agent, terminate the Facility or the Letter of Credit Sublimit, or from time to time permanently reduce the Facility or the Letter of Credit Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in the aggregate amount of $500,000 or any whole multiple of $100,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Facility, or (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit.

(b)                                 [Intentionally Omitted].

(c)                                  Application of Commitment Reductions; Payment of Fees.  The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit or the Commitment under this Section 2.05.  Upon any reduction of the Commitments, the Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount.  All fees in respect of the Facility accrued until the effective date of any termination of the Facility shall be paid on the effective date of such termination.

2.06                           Repayment of Loans.  The Borrower shall repay to the Lenders on the Maturity Date for the Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

2.07                           Interest.

(a)                                  Subject to the provisions of Section 2.07(b), (i) each Eurodollar Rate Loan under the Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan under the Facility (including the Swingline Loans) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)                                 (i)                                     If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Laws.

(ii)                                  If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Laws.

(iii)                               Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Laws.

(iv)                              Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)                                  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.08                           Fees.  In addition to certain fees described in Sections 2.03(i), (j) and (k):

(a)                                  Commitment Fee.  The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a commitment fee equal to the Applicable Rate times the actual daily amount by which the Facility exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans (other than Swingline Loans) and (B) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.17.  The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period.  The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)                                 Other Fees.

(i)                                     The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)                                  The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.09                           Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)                                  All computations of interest for Base Rate Loans when the Base Rate is determined by KeyBank’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)                                 If, as a result of any restatement of or other adjustment to the financial statements of the Combined Group or for any other reason, the Combined Group or the Lenders determine that (i) the Combined Leverage Ratio as calculated by the Combined Group as of any applicable date was inaccurate and (ii) a proper calculation of the Combined Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(i) or 2.07(b) or under Article VIII.  The Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.10                           Evidence of Debt.

(a)                                  The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)                                 In addition to the accounts and records referred to in Section 2.10(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.11                           Payments Generally; Administrative Agent’s Clawback.

(a)                                  General.  All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense (other than indefeasible payment), recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

(b)                                 (i)                                     Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Federal Funds Rate, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)                                  Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)                                  Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)                                 Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Loans, to fund participations in the Swingline Loans and the Letters of Credit and to make payments pursuant to Section 10.04(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(i)                                     Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(ii)                                  Insufficient Funds.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.12                           Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of the Facility due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facility due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facility due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facility owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facility owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Obligations in respect of the Facility owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facility then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(x)                                   if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(y)                                 the provisions of this Section 2.12 shall not be construed to apply to (1) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (2) the application of Cash Collateral provided for in Section 2.16 or (3) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.12 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.13                           [Intentionally Omitted].

2.14                           Swingline Loans.

(a)                                  Swingline Commitment.  Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (and upon each such Borrowing of Swingline Loans, the Borrower shall be deemed to represent and warrant that such Borrowing will not result in) (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Sublimit, or (ii) the Total Outstandings exceeding the Facility; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance, in whole or in part, an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow Swingline Loans; provided that no more than one (1) Swingline Loan shall be outstanding at any time.

(b)                                 Swingline Loans.  To request a Swingline Loan, the Borrower shall notify the Administrative Agent and Swingline Lender by telephone (and shall subsequently confirm and deliver, by hand delivery, facsimile or (subject to compliance with Section 10.02 below) e-mail, a duly completed and executed Committed Loan Notice to the Administrative Agent and the Swingline Lender), not later than 11:00 a.m. on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan.  Each Swingline Loan shall be a

Revolving Credit Loan.  The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of Borrower with the Swingline Lender or otherwise to an account as directed by Borrower in the applicable Borrowing Request by 3:00 p.m. on the requested date of such Swingline Loan.  The Borrower shall not request a Swingline Loan if at the time of or immediately after giving effect to the Credit Extension contemplated by such request a Default has occurred and is continuing or would result therefrom.  Swingline Loans shall be made in minimum amounts of $100,000, shall bear interest at the Base Rate plus the Applicable Rate and shall be payable in full by the Borrower upon demand of the Swingline Lender.

(c)                                  Participations.  The Swingline Lender (i) may at any time in its discretion, and (ii) shall no less frequently than every five (5) Business Days or as directed by the Administrative Agent from time to time on not less than one (1) Business Day’s written notice to the Swingline Lender, require each Lender to acquire a participation in the Swingline Loan then outstanding equal to its Applicable Percentage by written notice given to the Administrative Agent (provided such notice requirement shall not apply if the Swingline Lender and the Administrative Agent are the same entity) not later than 11:00 a.m.  Such notice shall specify the aggregate amount of the Swingline Loan in which Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Pro Rata Percentage of the Swingline Loan.  Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of the Swingline Loan.  Each Lender acknowledges and agrees that its obligation to acquire participations in the Swingline Loan pursuant to this Section 2.14(c) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (so long as such payment shall not cause the Outstanding Amount of such Lender’s Revolving Credit Loans to exceed such Lender’s Commitment).  Each Lender shall comply with its obligation under this Section 2.14(c) by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(b) with respect to Revolving Credit Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders.  The Administrative Agent shall notify Borrower of any participations in any Swingline Loan acquired by the Lenders pursuant to this Section 2.14(c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent.  Any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this Section 2.14(c), as their interests may appear.  The purchase of participations in a Swingline Loan pursuant to this Section 2.14(c) shall not relieve Borrower of any default in the payment thereof.

(d)                                 Resignation or Removal of the Swingline Lender.  The Swingline Lender may resign as the Swingline Lender hereunder at any time upon at least thirty (30) days’ prior written notice to the Lenders, the Administrative Agent and the Borrower.  The Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent and the successor Swingline Lender.  The Administrative Agent shall notify the Lenders of any such replacement of the Swingline Lender.  At the time any such resignation or replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Swingline Lender.  From and after the effective date of any such resignation or replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the Swingline Lender under this Agreement with respect to Swingline Loans to be made by it thereafter and (ii) references herein and in the other Loan Documents to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require.  After the resignation or replacement of the Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of the Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to such resignation or replacement, but shall not be required to make additional Swingline Loans.  Notwithstanding anything to the contrary in this Section 2.14(d) or otherwise, the Swingline Lender may not resign until such time as a successor Swingline Lender has been appointed.

2.15                           Increase in Facility.

(a)                                  Request for Increase.  Provided no Default or Event of Default has occurred and is continuing, upon written notice to the Administrative Agent and with the Administrative Agent’s consent, given in its sole and absolute discretion, the Borrower may from time to time, request an increase in the Facility by an aggregate amount not exceeding $75,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $5,000,000, (ii) the Borrower may make a maximum of three (3) such requests, (iii) proceeds from Borrowings under any such increased Facility shall only be used for Permitted Acquisitions and (iv) the Loan Parties shall be in compliance on a Pro Forma Basis with the financial covenants set forth herein after giving effect to such increased Facility and related Permitted Acquisition.  If the Administrative Agent consents to such request for an increase, it will promptly notify the Lenders of such request.  At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).

(b)                                 Lender Elections to Increase.  Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase.  Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.  Notwithstanding the foregoing, no Lender shall have any obligation to participate in such increase except in its absolute and sole discretion.

(c)                                  Notification by Administrative Agent; Additional Lenders.  The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested increase, and subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees reasonably acceptable to the

Administrative Agent to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel; provided, however, that each such Eligible Assignee shall have a minimum Commitment equal to $5,000,000.

(d)                                 Effective Date and Allocations.  If the Facility is increased in accordance with this Section 2.15, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e)                                  Conditions to Effectiveness of Increase.  The effectiveness of the increase to the Facility is subject to satisfaction of the following conditions: (1) the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists, and (2) the Borrower, the Administrative Agent and the Lenders who have agreed to increase their Commitments shall enter into an amendment to this Agreement dated as of the Increase Effective Date, which amendment sets forth the terms of the increase.  The Borrower shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section 2.15; provided, however, that such prepayments shall not reduce the amount otherwise available to the Borrower.

(f)                                    Conflicting Provisions.  This Section 2.15 shall supersede any provisions in Sections 2.12 or 10.01 to the contrary.

(g)                                 Additional Conditions to Credit Extensions under Increased Facility.  In addition to the conditions precedent set forth in Section 4.02, the obligation of each Lender to honor any Request for Credit Extension under the increase in the Facility in accordance with this Section 2.15 is subject to the following additional conditions precedent:

(i)                                     The proceeds from the Borrowing under any such increased Facility shall be used for a Permitted Acquisition; and

(ii)                                  The Loan Parties shall be in compliance on a Pro Forma Basis with the financial covenants set forth herein after giving effect to such increased Facility and related Permitted Acquisition.

2.16                           Cash Collateral.

(a)                                  Certain Credit Support Events.  Upon the request of the Administrative Agent or the L/C Issuer (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations.  At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the L/C Issuer or the Swingline Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)                                 Grant of Security Interest.  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at KeyBank.  The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders (including the Swingline Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c)                                  Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.03, 2.04, 2.17 or 8.02 in respect of Letters of Credit or Swingline Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swingline Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such Cash Collateral as may be provided for herein.

(d)                                 Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.16 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the L/C Issuer or Swingline Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.17                           Defaulting Lenders.

(a)                                  Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that such Lender is no longer a Defaulting Lender, to the extent permitted by Law:

(i)                                     Waivers and Amendments.  That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii)                                  Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swingline Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swingline Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swingline Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                               Certain Fees.  That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.08(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(i).

(iv)                              Reallocation of Applicable Percentages to Reduce Fronting Exposure.  During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swingline Loans pursuant to Sections 2.03 and 2.14, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the committed Revolving Credit Loans of that Lender.

(b)                                 Defaulting Lender Cure.  If the Borrower, the Administrative Agent, Swingline Lender and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the committed Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.17(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01                           Taxes.

(a)                                  Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)                                     Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall to the extent permitted by Laws be made free and clear of and without reduction or withholding for any Taxes.  If, however, Laws require the Borrower or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with Laws as determined by the Borrower or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)                                  If the Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)                                 Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Law.

(c)                                  Tax Indemnifications.

(i)                                     Without limiting the provisions of subsection (a) or (b) above, the Borrower shall, and does hereby, indemnify the Administrative Agent, each Lender and the L/C Issuer, and shall make payment in respect thereof within thirty (30) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) withheld or deducted by the Borrower or the Administrative Agent or paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within thirty (30) days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection.  A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(ii)                                  Without limiting the provisions of subsection (a) or (b) above, each Lender and the L/C Issuer shall, and does hereby, indemnify the Borrower and the Administrative Agent, and shall make payment in respect thereof within thirty (30) days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Administrative Agent) incurred by or asserted against the Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or the L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the L/C Issuer, as the case may be, to the Borrower or the Administrative Agent pursuant to subsection (e).  Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).  The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d)                                 Evidence of Payments.  Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e)                                  Status of Lenders; Tax Documentation.

(i)                                     For purposes of this Section 3.01(e), the term “Lender” includes the L/C Issuer.  Each Lender shall deliver to the Borrower and to the Administrative Agent, at the time or times prescribed by Laws or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

(ii)                                  Without limiting the generality of the foregoing, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter as required by Law or upon the request of the Borrower or the Administrative Agent, but only if such Lender is legally entitled to do so),

(A)                              any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B)                                each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient), whichever of the following is applicable:

(I)                                    executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II)                                executed originals of Internal Revenue Service Form W-8ECI,

(III)                            executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,

(IV)                            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” that would be receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” that would be receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN, or

(V)                                executed originals of any other form prescribed by Laws or reasonably requested by the Borrower or the Administrative Agent as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by Laws or reasonably requested by the Borrower or the Administrative Agent to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii)                               Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction or if any form or certification it previously delivered becomes obsolete or inaccurate or expires, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of Laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(iv)                              If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(f)                                    Treatment of Certain Refunds.  Unless required by Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be.  If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

3.02                           Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03                           Inability to Determine Rates.  If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04                           Increased Costs; Reserves on Eurodollar Rate Loans.

(a)                                  Increased Costs Generally.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

(ii)                                  subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

(iii)                               impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)                                 Capital Requirements.  If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)                                  Certificates for Reimbursement.  A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

(d)                                 Delay in Requests.  Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)                                  Reserves on Eurodollar Rate Loans.  The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.

3.05                           Compensation for Losses.  Within ten (10) Business Days after demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)                                  any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)                                 any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)                                  any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.  With respect to Sections 3.02, 3.03 3.04(e) and 3.05 hereof, each Lender shall treat the Borrower in the same manner as such Lender treats other similarly situated borrowers.

3.06                           Mitigation Obligations; Replacement of Lenders.

(a)                                  Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)                                 Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13.

3.07                           Survival.  Subject to the limitation in Section 3.04(d) (to the extent applicable), all of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01                           Conditions of Initial Credit Extension.  The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)                                  The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

(i)                                     executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(ii)                                  Notes executed by the Borrower in favor of each Lender requesting a Note;

(iii)                               (x) a second amended and restated security agreement, in substantially the form of Exhibit F-1 (together with each other security agreement and Security Agreement Supplement delivered pursuant to Section 6.12, in each case as amended, the “Security Agreement”), duly executed by each Loan Party, including a Perfection Certificate in the form attached to the Security Agreement, duly executed by each Loan Party, and (y)  a pledge agreement substantially in the form of Exhibit F-2 duly executed by the Borrower and each Guarantor (together with each other pledge agreement and pledge agreement supplement delivered pursuant to Section 6.12, in each case as amended, the “Pledge Agreement”), pledging, inter alia, all of the Equity Interests in each Loan Party (other than the Borrower), together with:

(A)                              Certificates, if any, representing the Pledged Equity referred to therein accompanied by undated stock powers executed in blank and instruments evidencing any pledged debt with a value in excess of $200,000 individually or $1,000,000 in aggregate, together with endorsements in blank;

(B)                                proper Financing Statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Collateral Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement (provided, that, unless the Collateral Agent deems additional Financing Statements necessary to perfect the Liens created under the Security Agreement, to the extent proper Financing Statements have previously been filed with respect to a Loan Party in connection with the Previous Credit Agreement, no additional filings will be necessary and it is agreed that such Financing Statements shall remain in effect with respect to the Liens under the Loan Documents);

(C)                                completed requests for information, dated on or before the date of the initial Credit Extension, listing all other effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements;

(D)                               evidence of the completion of all other actions, recordings and filings of or with respect to the Security Agreement that the Collateral Agent may deem necessary or desirable in order to perfect the Liens created thereby;

(E)                                 any Control Agreements required by the Security Agreement, duly executed by the appropriate parties; and

(F)                                 evidence that all other actions that the Collateral Agent may deem necessary or desirable in order to perfect the Liens created under the Collateral Documents have been taken (including receipt of duly executed payoff letters, UCC-3 termination statements and landlord’s and bailee’s waivers and consent agreements; it being agreed, however, that Borrower need only exercise commercially reasonable efforts to obtain such landlord’s waivers if the value of the non-real estate Collateral at any leased location is in excess of $3,000,000);

(iv)                              Borrower shall have (x) consummated its first underwritten public offering of its limited partnership interests pursuant to a registration statement that has been declared effective by the SEC on terms and pursuant to documentation reasonably satisfactory to the Administrative Agent and in compliance with Law and (y) received at least $114,000,000 in gross cash proceeds from such public offering;

(v)                                 With respect to each Mortgaged Property that was mortgaged under the Previous Credit Agreement (as identified on Schedule 5.08(c)), amended and restated deeds of trust, trust deeds, deeds to secure debt and mortgages in substantially the form of Exhibit G-1 (with such changes as may be satisfactory to the Collateral Agent and its counsel to account for local law matters) and covering each such Mortgaged Property, duly executed by the appropriate Loan Party (it being agreed, however, that no leasehold deeds of trust, leasehold trust deeds, leasehold deeds to secure debt or leasehold mortgages shall be required under this Agreement), together with:

(A)                              evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Collateral Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing, documentary, stamp, intangible and recording taxes and fees have been paid; and

(B)                                a current record owner and lien certificate, updated title insurance commitment, or other title search reasonably acceptable to the Administrative Agent for each such Mortgaged Property showing no intervening Liens since the recording of the corresponding “Mortgage” (as that term is defined in the Previous Credit Agreement);

(C)                                evidence of the property insurance required by the terms of the Mortgages;

(D)                               evidence that all other action that the Collateral Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken; and

(E)                                 a certification from a registered engineer or land surveyor in a form reasonably satisfactory to the Administrative Agent, or other evidence reasonably acceptable to the Administrative Agent, that none of the properties subject to a Mortgage are located within any area designated by the Director of the Federal Emergency Management Agency as a “special flood hazard” area or, if any such property is located within a “special flood hazard” area, evidence of a flood insurance policy (if such insurance is required by Law), which insurance shall cover real property and any personal property of any Loan Party, from a company and in an amount reasonably satisfactory to the Administrative Agent for the applicable portion of the premises, naming the Administrative Agent, for the benefit of the Lenders, as mortgagee and loss payee;

provided, however, that with respect to the real properties of any Loan Party located in the State of New York and owned on the Closing Date, no mortgage shall be required hereunder and such real properties shall not be Mortgaged Properties under this Agreement;

(vi)                              With respect to each Mortgaged Property that was not mortgaged under the Previous Credit Agreement (as identified on Schedule 5.08(c)), deeds of trust, trust deeds, deeds to secure debt and mortgages in substantially the form of Exhibit G-2 (with such changes as may be satisfactory to the Collateral Agent and its counsel to account for local law matters) and covering each such Mortgaged Property, duly executed by the appropriate Loan Party (it being agreed, however, that no leasehold deeds of trust, leasehold trust deeds, leasehold deeds to secure debt or leasehold mortgages shall be required under this Agreement), together with:

(A)                              evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Collateral Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing, documentary, stamp, intangible and recording taxes and fees have been paid;

(B)                                (i) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies, with endorsements and in amounts reasonably acceptable to the Collateral Agent, issued by a title company reasonably acceptable to the Administrative Agent insuring the Mortgages under this Section 4.01(a)(vi) to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Encumbrances and other Liens permitted under the Loan Documents, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents, for mechanics’ and materialmen’s Liens) and such coinsurance and direct access reinsurance as the Collateral Agent may deem necessary or desirable (the “Mortgage Policies” and each a “Mortgage Policy”); it being agreed, however, that to the extent any Mortgage Policy cannot be delivered on the Closing Date, Borrower shall have sixty (60) days after the Closing Date to deliver such Mortgage Policy (or such longer period as the Administrative Agent shall agree);

(C)                                to the extent reasonably available to the Borrower without incurring additional out-of-pocket costs or expenses, ALTA/ASCM land title surveys of each such Mortgaged Property;

(D)                               evidence of the property insurance required by the terms of the Mortgages;

(E)                                 evidence that all other action that the Collateral Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken; and

(F)                                 a certification from a registered engineer or land surveyor in a form reasonably satisfactory to the Administrative Agent, or other evidence reasonably acceptable to the Administrative Agent, that none of the properties subject to a Mortgage are located within any area designated by the Director of the Federal Emergency Management Agency as a “special flood hazard” area or, if any such property is located within a “special flood hazard” area, evidence of a flood insurance policy (if such insurance is required by Law), which insurance shall cover real property and any personal property of any Loan Party, from a company and in an amount reasonably satisfactory to the Administrative Agent for the applicable portion of the premises, naming the Administrative Agent, for the benefit of the Lenders, as mortgagee and loss payee;

provided, however, that with respect to the real properties of any Loan Party located in the State of New York and owned on the Closing Date, no mortgage shall be required hereunder and such real properties shall not be Mortgaged Properties under this Agreement;

(vii)                           such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(viii)                        such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of formation and each other jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; it being agreed that to the extent a Loan Party has previously delivered to the Administrative Agent a copy of its formation or incorporation documents, as applicable, that have been certified by an official of the state or commonwealth of its formation or incorporation, as applicable (and there have not been any changes to the previously certified document), such Loan Party does not need to obtain an updated copy of such document certified by an official of the state or commonwealth of its formation or incorporation, as applicable;

(ix)                                favorable opinions addressed to the Administrative Agent and each Lender of (A) Duane Morris LLP, counsel to the Loan Parties, as to the matters set forth in Exhibit H and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request, and (B) local real estate counsel in Ohio and Kentucky counsel to the Loan Parties, as to various mortgage matters;

(x)                                   a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals (including, without limitation, any consents of existing subordinated debt holders) required in connection with the execution, delivery and performance by such Loan Party or and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(xi)                                a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in this Sections 4.02 have been satisfied; and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(xii)                             certificates attesting to the Solvency of each Loan Party before and after giving effect to the transactions contemplated by this Agreement, from the Borrower;

(xiii)                          copies of the Audited Financial Statements, certified by the Borrower;

(xiv)                         evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance, naming the Administrative Agent, on behalf of the Lenders, as an additional insured, mortgagee or lender loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitute Collateral;

(xv)                            a duly completed compliance certificate, signed by a Responsible Officer of the Borrower, evidencing that the Combined Leverage Ratio is no greater than 3.50 to 1.00 on the Closing Date, as determined on a Pro Forma Basis after giving effect to the transactions contemplated hereby;

(xvi)                         executed counterparts of the Hazardous Material Indemnity;

(xvii)                      with respect to each Operating Lease (as such term is defined in each of the Mortgages), a duly executed subordination agreement in form and substance reasonably satisfactory to the Administrative Agent;  and

(xviii)                   such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer or any Lender reasonably may require.

(b)                                 Borrower shall have delivered to the Administrative Agent Borrower’s pro forma balance sheet as shown in Borrower’s S-1 Registration Statement, which shall be reasonably satisfactory to the Administrative Agent in all respects.

(c)                                  Borrower shall have delivered to Administrative Agent, Predecessor’s quarterly financials on a year to date and trailing twelve month pro forma basis for the most recent fiscal quarter ending at least 45 days prior to the Closing Date.

(d)                                 The Borrower and each other Loan Party shall have provided all documentation and other information reasonably requested by the Administrative Agent or any Lender in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(e)                                  Lehigh shall have been replaced by a Loan Party hereunder as the applicant on all Existing Letters of Credit pursuant to amendments to the Existing Letters of Credit.

(f)                                    (i) All fees required to be paid to the Administrative Agent and the Arranger on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid.

(g)                                 Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02                           Conditions to all Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a)                                  The representations and warranties (i) of the Borrower, contained in Article V of this Agreement, and (ii) of each of the Loan Parties, contained in the Loan Documents or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

(b)                                 No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)                                  The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders, with respect to itself and each Subsidiary:

5.01                           Existence, Qualification and Power.  The Borrower and each of its Subsidiaries: (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization; (b) has all requisite corporate, partnership or limited liability company, as may be applicable, power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party; and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02                           Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not: (a) contravene the terms of any of such Loan Party’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than in favor of the Collateral Agent pursuant to the Collateral Documents) under, give rise to any right of first refusal or right of first offer or any similar right or option to purchase any property subject to a Mortgage, or require any payment to be made under (i) any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (c) violate any Law.

5.03                           Governmental Authorization; Other Consents.  Except for the consents from the holders of the ROFRs and Repurchase Options and from franchisees or similar Persons under a ROFR Statute set forth on Schedule 5.03(a), no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person (other than (i) actions or filings necessary to create or perfect the Liens required hereby or by any other Loan Document and (ii) actions or filings that have been taken or made and are in full force and effect) is necessary or required in connection with: (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document; (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents; (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof); or (d) the exercise by the Administrative Agent, the Collateral Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents; and, except for any ROFR or Repurchase Option set forth on Schedule 5.03(b) or any Mortgaged Property subject to a ROFR Statute, the execution, delivery, or performance of the Mortgages and the Collateral Agent’s exercise of any rights or remedies thereunder will not give any Person the right to purchase any Mortgaged Property under or pursuant to any ROFR or Repurchase Option.

5.04                           Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party hereto or thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party that is party hereto or thereto in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity.

5.05                           Financial Statements; No Material Adverse Effect.

(a)                                  The Audited Financial Statements delivered or to be delivered under Section 6.01(a): (i) were or will be (as the case may be) prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)                                 The unaudited quarterly combined balance sheets of the Combined Group, and the related combined statements of operations, changes in partners’ capital and cash flows delivered under Section 6.01(b) (i) will be prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) will fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)                                  Since December 31, 2011, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)                                 The combined forecasted balance sheets, statements of income and cash flows of the Combined Group delivered pursuant to Section 4.01 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower’s best estimate of its future financial condition and performance.

5.06                           Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any of the Loan Parties or any of their Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07                           No Default.  Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08                           Ownership of Property; Liens; Investments.

(a)                                  Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business (including, without limitation, the owned real properties listed on Schedule 5.08(c) or the leased real properties listed on Schedule 5.08(d)(i), except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)                                 Schedule 5.08(b) sets forth a list of all monetary Liens on the property or assets of each Loan Party and each of its Subsidiaries, which list is complete and accurate in all material respects, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.  The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Liens set forth on Schedule 5.08(b), and as otherwise permitted by Section 7.01.

(c)                                  Schedule 5.08(c) sets forth a list of all real property owned by each Loan Party and each of its Subsidiaries, which list is complete and accurate in all material respects, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner.  Each Loan Party and each of its Subsidiaries has good, marketable and insurable fee simple title to the real property owned by such Loan Party or such Subsidiary, free and clear of all Liens, other than Liens created or permitted by the Loan Documents, including the Permitted Encumbrances.

(d)                                 (i)                                     Schedule 5.08(d)(i) sets forth a list of all leases of real property under which any Loan Party or any of Subsidiary of a Loan Party is the lessee, which list is complete and accurate in all material respects, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and monthly rental cost thereof.  To the Borrower’s knowledge, each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity.  No default by the Borrower or any of its Subsidiaries exists under any such lease that could reasonably be expected to result in termination of such lease by the landlord of such lease, nor has the Borrower or any of its Subsidiaries committed any act or omission nor, to Borrower’s knowledge, has any other event occurred which, with the passage of time or the giving of notice, or both, would constitute such a default.

(ii)                                  Schedule 5.08(d)(ii) sets forth a list of all Leases of real property under which any Loan Party or any of Subsidiary of a Loan Party is the lessor, which list is complete and accurate in all material respects, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and monthly rental cost thereof.  To the Borrower’s knowledge, each such Lease is the legal, valid and binding obligation of the lessee thereof, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity.  No default by the Borrower or any of its Subsidiaries exists under any such Lease that could reasonably be expected to result in termination of such Lease by the tenant of such Lease, nor has the Borrower or any of its Subsidiaries committed any act or omission nor, to Borrower’s knowledge, has any other event occurred which, with the passage of time or the giving of notice, or both, would constitute such a default.

(iii)                               Neither the Borrower nor any of its Subsidiaries has delivered or received any written notice regarding a default under any Lease that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, which default remains uncured as of the Closing Date.

(e)                                  Schedule 5.08(e) sets forth a complete and accurate list of all Investments held by the Borrower or any of its Subsidiary on the date hereof, showing, in each case, as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

(f)                                    There exists no default or breach any of the Repurchase Options, Use Restrictions and/or any ROFR, and, except as set forth on Schedule 5.03(a), no facts exist that would trigger any ROFR Statute, any of the Repurchase Options and/or any ROFR.

5.09         Environmental Compliance.

(a)           The Loan Parties and their respective Subsidiaries conduct in the ordinary course of business a review of the effect of Environmental Laws and claims alleging potential liability or responsibility under any Environmental Law or for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Loan Parties have reasonably concluded that such Environmental Laws (including any costs to comply with Environmental Laws) and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)           Except for notices or listings of any release, discharge, or disposal of any Hazardous Materials, any storage tanks, impoundments, septic tanks, pits, sumps, lagoons, contamination, or asbestos as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the Loan Parties and their respective Subsidiaries have received from any Person, including but not limited to any Governmental Authority, any written notice of liability or potential liability under any Environmental Law; none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of the knowledge of the Borrower, on any property formerly owned or operated by the Borrower or any of its Subsidiaries; no contamination has been found in any well located on property currently owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by the Borrower or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on, under, at, or migrating to or from any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries.

(c)           Except for any investigation, assessment, remedial action, or response action undertaken by or on behalf of any Loan Party or any of its Subsidiaries as could not reasonably be expected to result in a Material Adverse Effect, and except for any use, storage, generation, disposal, treatment, transport, or handling of any Hazardous Materials as could not reasonably be expected to have a Material Adverse Effect, neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries are stored and have been disposed of in a manner not reasonably expected to result in liability to any Loan Party or any of its Subsidiaries.

5.10         Insurance.  The properties of the Loan Parties and their Subsidiaries are insured with companies having an A.M. Best Rating of at least A- and are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where any Loan Party or the applicable Subsidiary operates.

5.11         Taxes.  The Loan Parties and their Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  To the Borrower’s knowledge, there is no proposed tax assessment against any Loan Party or any of its Subsidiaries that would, if made, have a Material Adverse Effect.  Neither any Loan Party nor any of Subsidiary thereof is party to any tax sharing agreement.

5.12         ERISA Compliance.

(a)           Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification.  The Loan Parties and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)           There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)           (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, and (vi) neither any Loan Party nor any ERISA Affiliate has any contingent liability with respect to any post-retirement “welfare benefit plan” (as such term is defined in ERISA) except as been disclosed to the Administrative Agent and the Lenders in writing.

5.13         Subsidiaries; Equity Interests; Loan Parties.  No Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and, except for the Equity Interests of the Borrower, are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents. No Loan Party has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13.  All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and non-assessable.  Set forth on Part (d) of Schedule 5.13 is a complete and accurate list of all Loan Parties, showing as of the Closing Date (as to each Loan Party) the jurisdiction of its incorporation formation, as applicable, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation.  The copy of the charter of each Loan Party and each amendment thereto provided pursuant to Section 4.01(a)(viii) is a true and correct copy of each such document, each of which is valid and in full force and effect.

5.14         Margin Regulations; Investment Company Act.

(a)           The Loan Parties are not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)           None of the Loan Parties, any Person Controlling any Loan Party, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15         Disclosure.  The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or its Subsidiaries is subject, and all other matters known to the Borrower, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.  With respect to any third party reports, the foregoing representation shall be limited to the knowledge of the Borrower.

5.16         Compliance with Laws.  Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties (including liquor and lottery licensing laws and zoning and building codes), except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17         Intellectual Property; Licenses, Etc.  Each Loan Party and each of its Subsidiaries owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of its business, without conflict with the rights of any other Person, and Schedule 5.17 sets forth a complete and accurate list of all such IP Rights owned or used by each Loan Party and each of their Subsidiaries.  To the knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any of its Subsidiaries infringes upon any rights held by any other Person.  No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18         Solvency.  Each Loan Party is, individually and together with its Subsidiaries on a consolidated basis, Solvent.

5.19         Casualty, Etc.  Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are currently affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, flood, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.20         Labor Matters.  There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Loan Parties or any of their Subsidiaries as of the Closing Date and neither the Loan Parties nor any of their Subsidiaries has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five (5) years which could reasonably be expected to have a Material Adverse Effect.

5.21         Collateral Documents.  The provisions of the Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 7.01 and the Permitted Encumbrances) on all right, title and interest of the respective Loan Parties in the Collateral described therein.  Except for filings completed prior to the Closing Date or as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.

5.22         Compliance with OFAC Rules and Regulations.  Neither the Borrower, nor Guarantor, nor any of the Borrower’s Subsidiaries: (i) is a Sanctioned Person, (ii) has any assets in Sanctioned Countries, or (iii) to the Borrower’s knowledge, derives any operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries.  No part of the proceeds of any borrowing hereunder will be knowingly used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

5.23         Foreign Assets Control Regulations, Etc.  Neither the Borrower, nor Guarantor, nor any of the Borrower’s Affiliates or Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of

America (50 U.S.C. App. §§ 1 et seq.), as amended.  No Loan Party nor any of its respective Subsidiaries is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act.  None of the Loan Parties (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

5.24         Material Contracts.  Each Material Contract is in full force and effect and the applicable Loan Party is in good standing under, and in compliance with, the terms and conditions set forth therein.

5.25         Operating and Closed Mortgaged Properties.  Schedule 5.25(a) contains a complete and accurate list of each Mortgaged Property that has an operating gas station that is open and operating on a regular basis each week.  Schedule 5.25(b) contains a complete and accurate list of each Mortgaged Property that is a gas station that is not operating on a regular basis or is otherwise warehouse space or a vacant parcel of real estate.

5.26         Real Estate Agreements.  There exists no default or breach any of the Repurchase Options, Use Restrictions and/or any ROFR, and, except as set forth on Schedule 5.03(a), no facts exist that are known to the Borrower which would trigger any of the Repurchase Options and/or any ROFR.

5.27         Personal Property Insurance in Special Flood Zones.  No Loan Party owns any material personal property at a site in a “special flood hazard” area, unless such Loan Party (a) has notified the Administrative Agent that it owns such personal property at a site in a “special flood hazard” area and (b) maintains contents flood insurance reasonably acceptable to the Administrative Agent covering such personal property at a site in a “special flood hazard” area.

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each other Loan Party and each Subsidiary to:

6.01         Financial Statements.  Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)           as soon as available, but in any event within one hundred thirty five (135) days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2012), Audited Financial Statements, which shall be accompanied by a report and opinion of any independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and which shall be certified by the chief executive officer, chief financial officer, treasurer or controller of the general partner of the Borrower to the effect that such Audited Financial Statements are fairly stated in all material respects;

(b)           as soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter of each fiscal year of the Borrower (commencing with the first fiscal quarter ending after the Closing Date), a combined balance sheet of the Combined Group as at the end of such fiscal quarter, and the related combined statements of operations, changes in partners’ capital, and cash flows for such fiscal quarter and for the portion of the Combined Group fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such financial statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting in all material respects the financial condition, results of operations, partners’ capital and cash flows of the Combined Group in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c)           [Intentionally Omitted]; and

(d)           as soon as available, but in any event at least fifteen (15) days before the end of each fiscal year, commencing with the fiscal year ending December 31, 2012, of the Combined Group, an annual business plan and budget (which shall include projected monthly gas volumes) of the Combined Group on a combined basis, including forecasts prepared by management of the Borrower, in form reasonably satisfactory to the Administrative Agent and the Required Lenders, of combined balance sheets and statements of income or operations and cash flows of the Combined Group on a monthly basis for the immediately following fiscal year.

As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrower shall not be separately required to furnish such information under Sections 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein and the information and materials described in Sections 6.01(a) and (b) above shall be due on the same day such information is filed with the SEC.

6.02         Certificates; Other Information.

Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)           [Intentionally Omitted];

(b)           concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the first fiscal quarter ended after the Closing Date); provided, however, that the Compliance Certificate relating to each fiscal year end shall be delivered in connection with the financial statements delivered in accordance with Section 6.01(a), (i) a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the general partner of the Borrower and (ii) a copy of management’s discussion and analysis with respect to such financial statements;

(c)           [Intentionally Omitted];

(d)           promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e)           promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(f)            as soon as available, but in any event within thirty (30) days after the end of each fiscal year, commencing with the fiscal year ending December 31, 2012, of the Combined Group, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;

(g)           promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each written notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(h)           not later than five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of all written notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request;

(i)            promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each written notice, complaint, action or proceeding against any Loan Party or any of its Subsidiaries alleging any noncompliance with, liability or potential liability under, any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect;

(j)            [Intentionally Omitted];

(k)           concurrently with the delivery of the financial statements referred to in Section 6.01(a) (commencing with the delivery of the financial statements for the fiscal year ended December 31, 2012) a certificate signed by a Responsible Officer of the Borrower (i) setting forth any changes to the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the most recently delivered or updated Perfection Certificate and (ii) certifying that neither the Loan Parties nor any of their Subsidiaries has taken any actions (and is not aware of any actions so taken) to terminate any UCC financing statements or other appropriate filings, recordings or registrations;

(l)            promptly after the release thereof to any news organization or news distribution organization, copies of any press releases and other similar statements intended to be made available generally by any Loan Party or its Subsidiaries to the public containing material developments relating to the Loan Parties or their Subsidiary;

(m)          on a monthly basis within forty-five (45) days of the last day of the calendar month, a gas volume realization report of the Loan Parties in reasonable detail on a per station basis as at the close of trade on the last day of the prior calendar month;

(n)           [Intentionally Omitted]; and

(o)           promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower post such documents, or provide a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that:  (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide copies delivered by telecopier or electronic mail of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent.  Except for such Compliance Certificates, the Administrative Agent, in its capacity as such, shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”  Notwithstanding the foregoing, the Borrower shall be under no Obligation to mark any Borrower Materials “PUBLIC”.

6.03         Notices.  Promptly notify the Administrative Agent and each Lender in writing:

(a)           of the occurrence of any Default;

(b)           of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c)           of the occurrence of any ERISA Event; and

(d)           of any material change in accounting policies or financial reporting practices by any of the Combined Group, including any determination by  the Borrower referred to in Section 2.09(b).

Each notice pursuant to Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04         Payment of Obligations.  Pay and discharge as the same shall become due and payable, all of its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained; (b) all lawful claims which, if unpaid, would by Law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05         Preservation of Existence, Etc.  (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; provided, however, that the Loan Parties may consummate any merger or consolidation permitted under Section 7.04; (b) take all reasonable action to maintain all rights, privileges, permits, licenses (including liquor and lottery licenses) and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06         Maintenance of Properties.  (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07         Maintenance of Insurance.  Maintain with companies having an A.M. Best Rating of at least A- not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.  In addition, except as otherwise provided in this Section 6.07, the Borrower shall maintain in good standing all of its existing environmental insurance and shall do nothing to materially alter the coverage afforded thereunder.  The Borrower shall maintain and renew (or cause the other Loan Parties to maintain and renew) all Underground Storage Tank coverages, including at all leased properties, and, where applicable, remain in good standing with any State-administered Underground Storage Tank Fund.  The Borrower shall not be required to renew any existing multi-year transactional pollution policies or cost-cap insurance beyond their original expiration dates.  The Administrative Agent shall be named as an additional insured on any such environmental insurance policy.

6.08         Compliance with Laws.  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09         Books and Records.  (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party or any Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party or any Subsidiary, as the case may be.

6.10         Inspection Rights.  Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

6.11         Use of Proceeds.  Use the proceeds of Borrowings and L/C Credit Extensions (a) for working capital, Capital Expenditures, and other general corporate or company purposes, (b) to pay fees and expenses associated with the transactions contemplated hereby, (c) to finance future Permitted Acquisitions and Permitted Minor Acquisitions, (d) to refinance a portion of existing Indebtedness under the Previous Credit Agreement, in each case not in contravention of any Law or of any Loan Document and (e) to finance the cost of restoration of any Mortgaged Property damaged by a fire, other casualty or taking.

6.12         Covenant to Guarantee Obligations and Give Security.

(a)           Upon the formation or acquisition of any new direct or indirect Subsidiary (other than a Foreign Subsidiary which shall be governed by Section 6.12(a)(iii)(2) or in connection with a Permitted Minor Acquisition which shall be governed by Section 6.12(d))  by any Loan Party, then the Borrower shall, at the Borrower’s expense:

(i)            within ten (10) days after such formation or acquisition, cause such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a Global Supplement, guaranteeing the other Loan Parties’ obligations under the Loan Documents, together with a certified copy of its Organizational Documents and resolutions authorizing the above actions, each, in form and substance satisfactory to the Administrative Agent;

(ii)           within ten (10) days after such formation or acquisition, furnish to the Administrative Agent a description of the real and personal properties of such Subsidiary, in detail reasonably satisfactory to the Administrative Agent;

(iii)          within fifteen (15) days after such formation or acquisition, (1) cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver to the Collateral Agent deeds of trust, trust deeds, deeds to secure debt, mortgages (it being agreed that (x) no leasehold deeds of trust, leasehold trust deeds, leasehold deeds to secure debt or leasehold mortgages shall be required and (y) if, as determined by the Administrative Agent in its reasonable discretion, the cost of perfecting a first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties on any real property located in the state of New York exceeds the benefit of perfection on such property, the Administrative Agent may waive this requirement for any such real property located in the state of New York), Security Agreement Supplements, Control Agreements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all Pledged Equity in and of such Subsidiary, and other instruments of the type specified in Section 4.01(a)(iii)), securing payment of all the Obligations of such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such real and personal properties, and (2) cause such Foreign Subsidiary and each direct parent thereof to execute and deliver to the Administrative Agent a pledge agreement pledging 65% of the interests therein to the Administrative Agent, as specified by and in form and substance satisfactory to the Administrative Agent (including delivery of such Pledged Equity in and of 65% of such Foreign Subsidiary, and other instruments of the type specified in Section 4.01(a)(iii); provided, that, only sixty-five (65%) percent of the total outstanding voting Equity Interest of any Subsidiary of any Loan Party that is a controlled foreign corporation (and none of the Equity Interest of any Subsidiary of such controlled foreign corporation) shall be required to be pledged.

(iv)          within thirty (30) days after such formation or acquisition, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, deeds to secure debt, mortgages (it being agreed that (x) no leasehold deeds of trust, leasehold trust deeds, leasehold deeds to secure debt or leasehold mortgages shall be required and (y) if, as determined by the Administrative Agent in its reasonable discretion, the cost of perfecting a first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties on any real property located in the state of New York exceeds the benefit of perfection on such property, the Administrative Agent may waive this requirement for any such real property located in the state of New York), Security Agreement Supplements, and security and pledge agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms;

(v)           in the event the Investment associated with a formation or acquisition exceeds $1,000,000 or an issue arises with respect to which the Administrative Agent reasonably requests an opinion, within thirty (30) days after such formation or acquisition, deliver to the Administrative Agent, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (i), (iii) and (iv) above, and as to such other matters as the Administrative Agent may reasonably request; and

(vi)          as promptly as practicable after such formation or acquisition, deliver, upon the request of the Administrative Agent in its reasonable discretion, to the Administrative Agent with respect to each parcel of real property owned or held by the entity that is the subject of such formation or acquisition flood certifications and a copy of any owner’s title insurance policy obtained by such entity; it being agreed that the Administrative Agent shall not require title insurance policies with respect to any deeds of trust, trust deeds, deeds to secure debt or mortgages delivered pursuant to this Section 6.12(a).

(b)           Upon the acquisition of any property by any Loan Party (other than a leasehold estate in real property or in connection with a Permitted Minor Acquisition, which shall be governed by Section 6.12(d)), if such property shall not already be subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties, then the Borrower shall, at the Borrower’s expense:

(i)            within ten (10) days after such acquisition, furnish to the Administrative Agent a description of the property so acquired in detail satisfactory to the Administrative Agent;

(ii)           within fifteen (15) days after such acquisition, cause the applicable Loan Party to duly execute and deliver to the Collateral Agent deeds of trust, trust deeds, deeds to secure debt, mortgages (it being agreed that (x) no leasehold deeds of trust, leasehold trust deeds, leasehold deeds to secure debt or leasehold mortgages shall be required and (y) if, as determined by the Administrative Agent in its reasonable discretion, the cost of perfecting a first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties on any real property located in the state of New York exceeds the benefit of perfection on such property, the Administrative Agent may waive this requirement for any such real property located in the state of New York), Security Agreement Supplements, Control Agreements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent, securing payment of all the Obligations of the applicable Loan Party under the Loan Documents and constituting Liens on all such properties;

(iii)          within thirty (30) days after such acquisition, cause the applicable Loan Party to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on such property, enforceable against all third parties;

(iv)          in the event the Investment associated with an acquisition exceeds $1,000,000 or an issue arises with respect to which the Administrative Agent reasonably requests an opinion within thirty (30) days after such acquisition, deliver to the Administrative Agent, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above and as to such other matters as the Administrative Agent may reasonably request; and

(v)           as promptly as practicable after any acquisition of real property (but not a leasehold estate), deliver, upon the request of the Administrative Agent in its reasonable discretion, to the Administrative Agent with respect to such real property flood certifications and a copy of any owner’s title insurance policy obtained by any Loan Party; it being agreed that the Administrative Agent shall not require title insurance policies with respect to any deeds of trust, trust deeds, deeds to secure debt or mortgages delivered pursuant to this Section 6.12(b).

(c)           Upon the request of the Administrative Agent following the occurrence and during the continuance of a Default, the Borrower shall, at the Borrower’s expense:

(i)            within ten (10) days after such request, furnish to the Administrative Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail reasonably satisfactory to the Administrative Agent;

(ii)           within fifteen (15) days after such request, duly execute and deliver, and cause each Subsidiary (other than a Foreign Subsidiary) thereof (if it has not already done so) to duly execute and deliver, to the Administrative Agent deeds of trust, trust deeds, deeds to secure debt, mortgages (it being agreed that (x) no leasehold deeds of trust, leasehold trust deeds, leasehold deeds to secure debt or leasehold mortgages shall be required and (y) if, as determined by the Administrative Agent in its reasonable discretion, the cost of perfecting a first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties on any real property located in the state of New York exceeds the benefit of perfection on such property, the Administrative Agent may waive this requirement for any such real property located in the state of New York), Security Agreement Supplements, and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all Pledged Equity and pledged debt in and of such Subsidiary, and other instruments of the type specified in Section 4.01(a)(iii)), securing payment of all the Obligations of the applicable Loan Party under the Loan Documents and constituting Liens on all such properties;

(iii)          within thirty (30) days after such request, take, and cause each Subsidiary (other than a Foreign Subsidiary) thereof to take, whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, deeds to secure debt, mortgages (it being agreed that no leasehold mortgages or leasehold deeds of trust shall be required), Security Agreement Supplements, and security and pledge agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms;

(iv)          within thirty (30) days after such request, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above, and as to such other matters as the Administrative Agent may reasonably request; and

(v)           as promptly as practicable after such request, deliver, upon the request of the Administrative Agent in its reasonable discretion, to the Administrative Agent with respect to each parcel of real property owned or held by the Borrower and their

Subsidiaries, title reports, appraisals, flood certifications, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Administrative Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent.

(d)           Upon the occurrence of any Permitted Minor Acquisition, the Borrower shall (or shall cause to be taken), at the Borrower’s expense:

(i)            in the case of a Permitted Minor Acquisition which involves the acquisition of a new direct or indirect Subsidiary by any Loan Party, the actions required under Section 6.12(a) by either (A) the last day of the calendar quarter in which such Permitted Minor Acquisition occurred or (B) if such Permitted Minor Acquisition occurred in the last thirty (30) days of a calendar quarter, by the last day of the calendar quarter immediately following the calendar quarter in which such Permitted Minor Acquisition occurred; or

(ii)           in the case of a Permitted Minor Acquisition which involves the acquisition of any property (other than a leasehold interest in real property) by any Loan Party, the actions required under Section 6.12(b) by either (A) the last day of the calendar quarter in which such Permitted Minor Acquisition occurred or (B) if such Permitted Minor Acquisition occurred in the last thirty (30) days of a calendar quarter, by the last day of the calendar quarter immediately following the calendar quarter in which such Permitted Minor Acquisition occurred.

(e)           At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem reasonably necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, deeds of trust, trust deeds, deeds to secure debt, mortgages (it being agreed that no leasehold deeds of trust, leasehold trust deeds, leasehold deeds to secure debt or leasehold mortgages shall be required), Security Agreement Supplements, and other security and pledge agreements.

6.13         Compliance with Environmental Laws.  Comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits, except such non-compliance as does not materially impair the value of the properties as to which such non-compliance relates; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.14         Preparation of Environmental Reports.  At the request of the Required Lenders from time to time (but not more than once a year unless an Event of Default then exists), provide,

at the expense of the Borrower, to the Administrative Agent within sixty (60) days after the Administrative Agent has made a request for such report or data setting forth a basis for the request, an environmental site assessment report or other reasonable environmental data for any of its properties described in such request, indicating the presence or absence of Hazardous Materials or any violation of Environmental Laws and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent; without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may, in lieu of requiring the Borrower to provide such report within the time referred to above, retain an environmental consulting firm to prepare such report at the expense of the Borrower (a copy of which will be provided to the Borrower at its request), and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Administrative Agent, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

6.15         Further Assurances.  Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by Law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

6.16         Compliance with Terms of Leaseholds.  Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of the other Loan Parties or their Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, provide to the Administrative Agent evidence of the exercise of any renewal rights with respect to any such leases, notify the Administrative Agent of any default by any party with respect to such leases, and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

6.17         [Intentionally Omitted].

6.18         Lien Searches.  Promptly following receipt of the acknowledgment copy of any financing statements filed under the Uniform Commercial Code in any jurisdiction by or on behalf of the Secured Parties, deliver to the Administrative Agent completed requests for information listing such financing statement and all other effective financing statements filed in such jurisdiction that name any Loan Party as debtor, together with copies of such other financing statements.

6.19         Material Contracts.  Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.20         [Intentionally Omitted].

6.21         Use Restrictions; Repurchase Options and ROFR.  Perform and observe all the terms and provisions of each Repurchase Option, Use Restriction and ROFR to be performed or observed by it, enforce each such Repurchase Option, Use Restriction and ROFR in accordance with its terms, shall not, except in connection with the Contribution Agreement, take any action (or permit any action) that would trigger any of the Repurchase Options and/or any of the ROFRs unless a waiver, release or similar dispensation is obtained, and shall take all such action to such end as may be from time to time reasonably requested by the Administrative Agent to the extent that such action is reasonably necessary to cause the Loan Party to be in compliance with any applicable Repurchase Option, Use Restrictions or ROFR.  It is agreed that (a) the Loan Parties shall use commercially reasonable efforts to obtain all consents, waivers, release or similar dispensations as required from the holders of Repurchase Options and ROFRs and from the franchisees or similar Persons under a ROFR Statute as set forth on Schedule 5.03(a) arising from the transfers under the Contribution Agreement and (b) any request for a waiver or release of any applicable Repurchase Option, Use Restriction, ROFR or ROFR Statute shall not be deemed to violate this Section 6.21.

6.22         Post-Closing Matters.  As soon as possible, but in any event no later than forty-five (45) days after the Closing Date, the Administrative Agent shall have received an executed Getty Intercreditor Agreement.

ARTICLE VII
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Loan Party or any Subsidiary to, directly or indirectly:

7.01         Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names Borrower, any Loan Party or any Subsidiary as debtor, or assign any accounts or other right to receive income, other than the following:

(a)           Liens pursuant to any Loan Document;

(b)           Liens existing on the date hereof and listed on Schedule 5.08(b), and any renewals or extensions thereof, provided that (i) the description of the property covered by such Liens is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(d), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(d);

(c)           Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e)           pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)            deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)           easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person, including without limitation the Permitted Encumbrances;

(h)           Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i)            Liens securing Indebtedness permitted under Section 7.02(f); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed on the date of acquisition the cost or fair market value, whichever is lower, of the property being acquired;

(j)            other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $6,000,000; provided that no such Lien shall extend to or cover any Collateral;

(k)           tenant purchase options existing on the Closing Date or purchase options granted to tenants after the Closing Date so long as such options are for not less than 85% of the fair market value of the property subject to the applicable purchase option;

(l)            banker’s Liens, rights of setoff and similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts of any Loan Party (which accounts are otherwise permitted by the Loan Documents);

(m)          leases, subleases, licenses and sublicenses of assets, in each case, entered into by the Borrower or any of its Subsidiary in the ordinary course of business;

(n)           Liens arising by virtue of Uniform Commercial Code financing statement filings regarding operating leases entered into by the Borrower or any of its Subsidiary in the ordinary course of business;

(o)           Liens imposed by Section 107(l) of CERCLA or any other Environmental Law for costs or damages that are not yet due or are being contested in good faith by appropriate proceedings;

(p)           each Operating Lease (as such term is defined in each of the Mortgages);

(q)           purchase rights and rights of refusal that constitute Permitted Encumbrances; and

(r)            Liens securing the obligations of the lessee under the Getty Lease; provided that such Liens do not at any time encumber any property other than (i) personal property of such lessee (which shall not include any inventory, accounts, rents or the proceeds thereof) located on the premises subject to the Getty Lease and (ii) the underground storage tanks and related piping, fittings, below ground meters, below ground components of automatic tank gauging systems and leak detection systems, and all other below ground components of the fuel storage and delivery systems located on the premises subject to the Getty Lease; provided, however, after the Getty Intercreditor has been entered into, Getty may also have a Lien on any rents payable under any subleases of any premises subject to the Getty Lease on the terms, and subject to the limitations set forth in, the Getty Intercreditor Agreement.

7.02         Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except the following:

(a)           obligations (contingent or otherwise) existing or arising under any Hedge Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates and (ii) such Hedge Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(b)           Indebtedness of any Loan Party owed to any other Loan Party, which Indebtedness shall (i) in the case of Indebtedness owed to a Loan Party, constitute pledged debt under the Security Agreement to the extent required thereunder, (ii) be on terms (including subordination terms) acceptable to the Administrative Agent and (iii) be otherwise permitted under the provisions of Section 7.03;

(c)           Indebtedness under the Loan Documents;

(d)           Indebtedness outstanding on the date hereof and listed on Schedule 7.02, and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension; and provided, further, that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(e)           Guarantees of any Loan Party in respect of Indebtedness otherwise permitted hereunder of any other Loan Party;

(f)            Indebtedness in respect of Capitalized Leases (i) related to and arising from Dispositions of real property through one or more sale and leaseback transactions permitted under Section 7.05(k) and within the limitations set forth in Section 7.01(i), (ii) for equipment and fixed assets of the Loan Parties, (iii) in respect of the Getty MA/ME/NH Lease, and (iv) in respect of other Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i) in an aggregate amount  for clauses (i) to (iv) not to exceed $105,000,000 at any one time outstanding; provided that no Loan Party may enter into a Capitalized Lease after the Closing Date unless (x) the Loan Parties shall be in compliance on a Pro Forma Basis with the then applicable financial covenants set forth herein minus 0.25 for each Measurement Period after giving effect to such acquisition and (y) the Loan Parties shall have minimum availability (the Facility less Total Outstandings as of such date) of at least $25,000,000 on a Pro Forma Basis after giving effect to such acquisition;

(g)           Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding; provided that up to $6,000,000 of such Indebtedness may be secured by Liens permitted under Section 7.01(j);

(h)           Indebtedness owed in respect of overdrafts and related liabilities arising in the ordinary course of business from treasury, depository and cash management services or from automated clearing-house transfers of funds;

(i)            Indebtedness owed in respect of performance bonds, bid bonds, surety bonds and appeal bonds, in each case in the ordinary course of business (i) as set forth on Schedule 7.02(i), and (ii) additional Indebtedness of such type so long as such additional Indebtedness shall not exceed $10,000,000 in the aggregate outstanding at any time;

(j)            any Guarantees listed on Schedule 7.02; and

(k)           any Guarantee of the obligations of any Loan Party as a tenant under any Lease (which Lease is not a Capitalized Lease) or a purchaser in connection with any Permitted Acquisition or Permitted Minor Acquisition.

7.03         Investments.  Make or hold any Investments, except:

(a)           Investments held by any of the Loan Parties in the form of Cash Equivalents;

(b)           advances to officers, directors and employees of any of the Loan Parties in an aggregate amount not to exceed $400,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c)           (i) Investments by any of the Loan Parties in their respective Subsidiaries outstanding on the date hereof, and (ii) additional Investments by any of the Loan Parties in any of the other Loan Parties;

(d)           Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e)           Guarantees permitted by Section 7.02 or otherwise supporting an obligation of another Loan Party (so long as the obligation being guaranteed is also permitted hereunder);

(f)            Investments existing on the date hereof (other than those referred to in Section 7.03(c)(i)) and set forth on Schedule 5.08(e);

(g)           Permitted Acquisitions; provided, that (A) no Default or Event of Default shall exist immediately prior to or after such acquisition, and (B) the Loan Parties shall be in compliance on a Pro Forma Basis with the financial covenants set forth herein after giving effect to such acquisition;

(h)           Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case, in the ordinary course of business;

(i)            time deposits with Team Capital Bank in an amount not to exceed $10,000,000; provided, however, that such funds must represent escrowed environmental reserves;

(j)            Investments in the form of loans to Affiliates of the Borrower who are not Loan Parties in an amount not to exceed $500,000;

(k)           Permitted Minor Acquisitions; provided, that (A) no Default or Event of Default shall exist immediately prior to or after such acquisition, (B) the Loan Parties shall be in compliance on a Pro Forma Basis with the financial covenants set forth herein after giving effect to such acquisition and (C) the gross income (if any) that the Borrower reasonably estimates, as of the time of each Permitted Minor Acquisition, that the Borrower will derive from such Permitted Minor Acquisition, would not reasonably be expected, as of the time of such Permitted Minor Acquisition, to cause the Borrower to no longer be able to satisfy the gross income requirement of Section 7704(c)(2) of the Code; and

(l)            Investments in the form of loans to purchasers in connection with any Disposition permitted under Section 7.05, provided that the aggregate outstanding principal amount of such loans shall not at any one time exceed $10,000,000.

7.04         Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a)           any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person or (ii) any one or more Loan Parties, provided that a Loan Party is the continuing or surviving Person;

(b)           any Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or, if such Loan Party is not the Borrower, to any other Loan Party;

(c)           in connection with any Permitted Acquisition or Permitted Minor Acquisition, any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) the Person surviving such merger shall be a wholly-owned Subsidiary of the Borrower and (ii) in the case of any such merger to which any Loan Party (other than the Borrower) is a party, such Loan Party is the surviving Person;

(d)           any Loan Party may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, however, that in each case, immediately after giving effect thereto (i) in the case of any such merger to which the Borrower is a party, the Borrower is the surviving Person or (ii) in the case of any such merger to which any Loan Party (other than the Borrower) is a party, such Loan Party is the surviving Person; and

(e)           any Guarantor may be dissolved following a Disposition permitted hereunder of all or substantially all of such Guarantor’s assets.

7.05         Dispositions.  Make any Disposition or enter into any agreement to make any Disposition, except:

(a)           Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)           Dispositions of inventory in the ordinary course of business;

(c)           Dispositions of equipment to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)           Dispositions of property by any Loan Party to the Borrower or to another Loan Party;

(e)           Dispositions permitted by Section 7.04;

(f)            Dispositions consisting of Permitted Like-Kind Exchanges;

(g)           Dispositions constituting leases, subleases, licenses or sublicenses of assets, in each case entered into by a Loan Party in the ordinary course of business;

(h)           Dispositions, pursuant to tenant purchase options existing on the Closing Date;

(i)            Dispositions constituting an Operating Lease (as such term is defined in each of the Mortgages) entered into by a Guarantor that owns a Mortgaged Property;

(j)            Guarantors may own Mortgaged Properties subject to ROFRs and Repurchase Options and may grant ROFRs and Repurchase Options in connection with Permitted Acquisitions or Permitted Minor Acquisitions; provided, however, that nothing in this clause 7.05(j) shall be deemed to permit a Disposition through the exercise of any ROFR or Repurchase Option;

(k)           Dispositions of any real property (or the membership interest in any Guarantor which owns any real property) in the ordinary course of business (including Dispositions through one or more sale leaseback transactions) upon the prior written consent of the Administrative Agent; provided, however, that (i) the aggregate fee realty value of real property Disposed (or membership interest Disposed) of pursuant to this clause 7.05(k) shall not exceed $40,000,000 in any consecutive twelve (12) month period and not more than $100,000,000 in the aggregate from the Closing Date; (ii) no Disposition pursuant to this clause 7.05(k) shall be for less than the fair market value of such real property without the prior written consent of the Administrative Agent; (iii) the terms of any such Disposition are on commercially reasonable, arm’s length terms to a third party that is not an Affiliate of any Loan Party; and (iv) the Borrower shall have provided the Administrative Agent with a certificate certifying compliance with subclauses (i) through (iii) of this clause 7.05(k);

(l)            Loan Parties may own the UST Systems (as defined in the Getty Lease) subject to an option to purchase in favor of Getty under the Getty Lease and may make Dispositions to Getty (or its assignee or designee) constituting a sale of the UST Systems upon Getty’s exercise of such option in accordance with the terms of the Getty Lease;

(m)          Dispositions pursuant to a ROFR Statute (i) arising from the transfers under the Contribution Agreement to the extent a consent or waiver cannot be obtained, or (ii) arising from any Permitted Acquisition or Permitted Minor Acquisition; and

(n)           Dispositions constituting leases, subleases, licenses or sublicenses of assets, in each case, among the Loan Parties and their Affiliates as in effect on the date hereof and set forth on Schedule 7.08;

provided, however, that any Disposition pursuant to Section 7.05(a) through Section 7.05(g) shall be for fair market value.

7.06         Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests or accept any capital contributions, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom immediately after giving effect thereto:

(a)           each Subsidiary may make Restricted Payments to the Borrower, any Subsidiaries of the Borrower that are Guarantors and any other Person that owns a direct Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)           the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c)           the Borrower and each Subsidiary may purchase, redeem or otherwise acquire its Equity Interests with the proceeds received from the substantially concurrent issue of new Equity Interests;

(d)           the Borrower may issue and sell its Equity Interests;

(e)           the Borrower may make Permitted Distributions;

(f)            the Borrower shall be permitted to make Restricted Payments on the Closing Date to (i) the Topper Owners and Lehigh in an aggregate amount not to exceed $20,000,000, (ii) the Topper Owners and entities owned by adult children of Warren S. Kimber, Jr. for redemption of Equity Interests of Kimber Realty and its Affiliates that constitute the Predecessor in an aggregate amount not to exceed $13,000,000, plus accrued and unpaid dividends, and (iii) upon the making of any Underwriters’ Additional Cash Contribution (as such term is defined in the Partnership Agreement) pursuant to Section 5.2(c) of the Partnership Agreement, in amount equal to such Underwriters’ Additional Cash Contribution and to be made to, and divided among, those one or more Sponsor Entity Contributors (as that term is defined in the Partnership Agreement); and

(g)           the Borrower may redeem or convert its Equity Interests in connection with any employee benefit plan or arrangement sponsored by the Loan Parties entered into in the ordinary course of business.

7.07         Change in Nature of Business.

(a)           Engage in any material line of business substantially different from those lines of business conducted by the Loan Parties on the date hereof or any business substantially related or incidental thereto.

(b)           Sell or permit any lessee, franchisee or operator of any real property to sell, any motor fuel or other petroleum products during the term in violation of any distributor agreement.

7.08         Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than (a) on fair and reasonable terms substantially as favorable to such Loan Party as would be obtainable by such Loan Party at the time in a comparable arm’s length transaction with a Person other than an Affiliate, or (b) as in effect on the date hereof and set forth on Schedule 7.08; provided that the foregoing restriction shall not apply to transactions between or among the Loan Parties.

7.09         Burdensome Agreements.  Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Loan Parties or to otherwise transfer property to or invest in the Loan Parties, except for any agreement in effect (A) on the date hereof and set forth on Schedule 7.09 or (B) at the time any Subsidiary becomes a Subsidiary of a Loan Party, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of a Loan Party, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of a Loan Party to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.02(f) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.10         Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11         Financial Covenants.

(a)           Combined Leverage Ratio.  Permit the Combined Leverage Ratio at any time during any Measurement Period of the Combined Group set forth below to be greater than the ratio set forth below opposite such period:

Four Fiscal Quarters Ending	Maximum Combined Leverage Ratio
Closing Date through 12/31/13	4.40 to 1.00
3/31/2014 and each fiscal quarter thereafter	4.25 to 1.00

(b)           Combined Interest Charge Coverage Ratio.  Permit the Combined Interest Charge Coverage Ratio as of the end of any fiscal quarter of the Combined Group to be less than 3.00 to 1.00.

7.12         [Intentionally Omitted].

7.13         Amendments of Organization Documents.  Without at least ten (10) days’ prior written notice to the Administrative Agent, amend any of its Organization Documents; provided that no such amendment shall result in any adverse effect upon any of the Secured Parties without the prior written consent of the Administrative Agent.

7.14         Accounting Changes.  Make any change in (a) accounting policies or reporting practices, except as required by GAAP, or (b) fiscal year.

7.15         Prepayments, Etc. of Indebtedness.  Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except (a) the prepayment of the Credit Extensions in accordance with the terms of this Agreement, and (b) regularly scheduled or required repayments or redemptions of Indebtedness set forth in Schedule 7.02 and refinancings and refundings of such Indebtedness in compliance with Section 7.02(d).

7.16         Amendment of Indebtedness, Etc.  Amend, modify or change in any manner any term or condition of any Indebtedness set forth in Schedule 7.02, except for any refinancing, refunding, renewal or extension thereof permitted by Section 7.02(d).

7.17         [Intentionally Omitted].

7.18         No Changes to Material Contracts.  Modify or amend any Material Contract in any manner that could reasonably be expected to result in a Material Adverse Effect.

7.19         Leases.  Execute, enter, amend or modify any Lease (other than any amendment or modification that solely confirms the exercise by the tenant thereunder of any right or option which does not require the consent of the landlord thereunder) unless (a) there is a SNDA in effect in favor of the Administrative Agent with respect to such Lease or (b) such Lease, as amended or modified, if applicable, contains a provision that subordinates such Lease to the Mortgage encumbering the Mortgaged Property that is the subject of such Lease.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01         Events of Default.  Any of the following shall constitute an Event of Default:

(a)           Non-Payment.  Any (i) Loan Party fails to pay (A) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (B) within three (3) Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due

hereunder, or (ii) Loan Party fails to pay within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)           Specific Covenants.  Any Loan Party fails to perform or observe any term, covenant or agreement applicable to it (i) contained in any of Section 6.03, 6.05, 6.10, 6.11, 6.12, 6.14, 6.18, or Article VII, (ii) contained in Section 6.01 or 6.02 and such failure continues for five (5) Business Days, or (iii) contained in Section 6.21 and such failure continues for ten (10) Business Days or such longer cure period as is afforded under the applicable restriction as long as the Loan Party is exercising diligent good faith efforts to cure such failure; or

(c)           Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

(d)           Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)           Cross-Default.  (i) Any Loan Party (A) fails to make any payment when due beyond any applicable notice and cure periods (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee or Contractual Obligation (other than Indebtedness hereunder and Indebtedness under Secured Hedge Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $3,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or Contractual Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee or the payee or payees of such Contractual Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries or payee or payees) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Hedge Contract an Early Termination Date (as defined in such Hedge Contract) resulting from (A) any event of default under such Hedge Contract as to which a Loan Party is the Defaulting Party (as defined in such Hedge Contract) or (B) any Termination Event (as so defined) under such Hedge Contract as to which a Loan Party is an Affected Party (as so defined) and, in either event, the Hedge Termination Value owed by such Loan Party as a result thereof is greater than $3,000,000; or

(f)            Insolvency Proceedings, Etc.  Any Loan Party or any Subsidiary of any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for ninety (90) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for ninety (90) calendar days, or an order for relief is entered in any such proceeding; or

(g)           Inability to Pay Debts; Attachment.  (i) Any Loan Party or any Subsidiary of any Loan Party becomes generally unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h)           Judgments.  There is entered against any Loan Party (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $3,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A-” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided that with respect to either clause (i) or (ii) hereof, (x) such Loan Party shall have thirty (30) days immediately following the entry of such judgment in which to obtain a stay of enforcement of such judgment, during which thirty (30)-day period such judgment shall not constitute an Event of Default; and, (y) (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)            ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of a Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $500,000; or

(j)            Invalidity of Loan Documents.  Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any Affiliate of any Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k)           Change of Control.  There occurs any Change of Control; or

(l)            Collateral Documents.  Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof) ceases to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01) on the Collateral purported to be covered thereby except as a result of the Disposition of any applicable Collateral in a transaction permitted under this Agreement; provided, however, that with respect to Collateral with an aggregate fair market value no greater than $2,500,000, no Event of Default shall occur under this Section 8.01(l) if within ten (10) Business Days after the Borrower obtains knowledge of a defect to the first priority Lien on such Collateral, such defect is corrected such that such Collateral Document creates a valid and perfected first priority Lien (subject to the Liens permitted by Section 7.01).

8.02         Remedies upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)           declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)           declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document (excluding the Secured Hedge Agreements) to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)           require the Borrower to Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)           exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents (excluding the Secured Hedge Agreements);

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03         Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.16 and 2.17, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuer, the Secured Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.16; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c) and Section 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation necessary to determine the amount of such Obligations as the Administrative Agent may request, from the applicable Cash Management Bank or Secured Hedge Bank, as the case may be.  Each Cash Management Bank or Secured Hedge Bank then not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX
ADMINISTRATIVE AGENT

9.01         Appointment and Authority.

(a)           Each of the Lenders and the L/C Issuer hereby irrevocably appoints KeyBank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto, on behalf of the Lenders.  The provisions of this Article IX are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b)           The Administrative Agent shall also act as the “Collateral Agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Secured Hedge Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “Collateral Agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of Article VII, Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02         Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03         Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Law;

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;

(d)           shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer; and

(e)           shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04         Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05         Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06         Resignation of Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.06.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

9.07         Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08         No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Book Managers or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09         Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), and 2.08) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same in accordance with the terms hereof;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.08.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.

9.10         Collateral and Guaranty Matters.  Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Secured Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)           to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Secured Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is sold or to be sold as part of or in connection with any Disposition permitted hereunder or under any other Loan Document and in accordance with the provisions hereof permitting same, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.01;

(b)           to release any Guarantor from its obligations under any Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

(c)           to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under any Guaranty pursuant to this Section 9.10.  In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under any Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11         Secured Cash Management Agreements and Secured Hedge Agreements.  Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Cash Management Bank or Secured Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral Document by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a

Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Secured Hedge Bank, as the case may be.

ARTICLE X
MISCELLANEOUS

10.01       Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Secured Hedge Agreements and the Secured Cash Management Agreements), and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)           waive any condition set forth in Section 4.01 (other than Section 4.01(b)(i) or (c)), or, in the case of the initial Credit Extension, Section 4.02, without the written consent of each Lender;

(b)           without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension without the written consent of the Required Lenders;

(c)           extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender; provided that any increase in the Commitments shall require the written consent of the Required Lenders (in addition to the consent of any Lender whose Commitment is increased), unless such increase to the Commitments is made in connection with  Section 2.15;

(d)           postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

(e)           reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(f)            change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(g)           change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(h)           release all or any material portion of the Collateral in any transaction or series of related transactions, without the written consent of each Lender except to the extent the release is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

(i)            release any Guaranty, without the written consent of each Lender, except to the extent the release of any Guarantor from any Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); or

(j)            impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder without the written consent of the Required Lenders;

and provided, further, that: (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

If (A) any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section 10.13 (together with all other such assignments required by the Borrower to be made pursuant to this paragraph) or (B) any Lender does not honor a Credit Extension in reliance upon Section 4.02(c), the Borrower may replace such Lender in accordance with Section 10.13.

10.02       Notices; Effectiveness; Electronic Communications.

(a)           Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by electronic communications as provided in subsection (b) below, or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to the Borrower, the Administrative Agent or the L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)           if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)           Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)           The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)           Change of Address, Etc.  Each of the Borrower, the Administrative Agent, and the L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the L/C Issuer.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)           Reliance by Administrative Agent, L/C Issuer and Lenders.  The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03       No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.12), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02, and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04       Expenses; Indemnity; Damage Waiver; Release; Etc.

(a)           Costs and Expenses.  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein (subject to the terms of the Fee Letter), the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)           Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, penalties, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (z) arising from events or circumstances first occurring after an Indemnitee becomes the owner of the Collateral to which such event or circumstance relates.

(c)           Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section 10.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.11(d).

(d)           Waiver of Consequential Damages, Etc.  To the fullest extent permitted by Law, no party shall assert, and hereby waives, any claim against any other party and each Related Party of any such other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)           Release.  The Borrower and each Subsidiary and Affiliate thereof hereby release the Administrative Agent and the Lenders from any liability for, demand concerning, or cause of action to recover any cost which the Borrower has incurred or may incur in response or relating to any release or threat of release to the environment of any Hazardous Materials at, from or used on any property owned or operated, or hereafter owned or operated, by the Borrower or any of its Subsidiaries; provided such release shall not apply to any release of Hazardous Materials caused by the gross negligence or willful misconduct of any Indemnitee or arising from events or circumstances first occurring after an Indemnitee becomes the owner of such property.

(f)            Payments.  All amounts due under this Section 10.04 shall be payable not later than ten (10) Business Days after demand therefor.

(g)           Survival.  The agreements in this Section 10.04 shall survive the resignation of the Administrative Agent  and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05       Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06       Successors and Assigns.

(a)           Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 10.06 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)          in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)           in any case not described in subsection (b)(i)(A) of this Section 10.06, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)          Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section 10.06 and, in addition:

(A)          the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund (unless such assignment to an Approved Fund would cause more than 25% of the aggregate amount of the Facility to be held by Approved Funds);

(B)           the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of a Lender or an Approved Fund with respect to a Lender;

(C)           the consent of the L/C Issuer and the Swingline Lender (such consents not to be unreasonably withheld or delayed) shall be required for (1) assignments to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and (2) any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D)          the consent of Required Lenders (such consent not to be unreasonably withheld or delayed) shall be required for any assignment to an Approved Fund that would cause more than 25% of the aggregate amount of the Facility to be held by Approved Funds.

(iv)          Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the

Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)           No Assignment to Certain Persons.  No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.

(vi)          Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 10.06, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, and 3.05 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c)           Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.  In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.

(d)           Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.  Subject to Section 10.06(e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

(e)           Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f)            Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)           Resignation as L/C Issuer after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time KeyBank assigns all of its Commitment and Revolving Credit Loans pursuant to Section 10.06(b), KeyBank may, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as L/C Issuer.  In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of KeyBank as L/C Issuer.  If KeyBank resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to KeyBank to effectively assume the obligations of KeyBank with respect to such Letters of Credit.

10.07       Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Laws or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.07 or (ii) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section 10.07, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof, provided that, in the case of information received from a Loan Party or any such Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 10.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with Law, including United States Federal and state securities Laws.

10.08       Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the Obligations now or hereafter existing to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such Obligations; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have.  Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09       Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans (which, in the case of Eurodollar Rate Loans, shall be applied on the last day of an Interest Period) or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10       Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11       Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12       Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13       Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, if any Lender is a Defaulting Lender, if any Lender has not complied with its funding obligations hereunder or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of their interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)           the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b)           such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)           in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)           such assignment does not conflict with Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14       Governing Law; Jurisdiction; Etc.

(a)           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           SUBMISSION TO JURISDICTION. THE BORROWER  IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN

DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           WAIVER OF VENUE.  THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION 10.14.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

10.15       Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.15.

10.16       No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges the understanding of the other Loan Parties, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arranger, are arm’s-length commercial transactions between the Borrower and the other Loan Parties, on the one hand, and the Administrative Agent and the Arranger, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan

Documents; (ii) (A) the Administrative Agent and the Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of the other Loan Parties, or any other Person and (B) neither the Administrative Agent nor the Arranger has any obligation to the Borrower or any of the other Loan Parties with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arranger and their respective Affiliates may, so long as they are in compliance with their obligations under Section 10.07,  be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and the other Loan Parties, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests to the Borrower or any of the other Loan Parties.  To the fullest extent permitted by Law, the Borrower hereby waives and releases any claims that they may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby; provided, however, the foregoing release shall not apply to release the Administrative Agent and the Arranger from their express obligations under this Agreement.

10.17       Electronic Execution of Assignments and Certain Other Documents.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.18       USA PATRIOT Act.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act.  The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Act.

[Signature Pages to Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Credit Agreement to be duly executed as of the date first above written.

LEHIGH GAS PARTNERS LP,
a Delaware limited partnership

By: Lehigh Gas GP LLC, a Delaware limited liability company, its general partner

By:	/s/ Joseph V. Topper, Jr.
Name:	Joseph V. Topper, Jr.
Title:	Chief Executive Officer

KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent, Collateral Agent, Joint Lead Arranger, Joint Book Runner, L/C Issuer and a Lender

By:	/s/ James Gelle
Name:	James Gelle
Title:	Vice President

CITIZENS BANK OF PENNSYLVANIA,
as Syndication Agent and a Lender

By:	/s/ Dale R. Carr
Name:	Dale R. Carr
Title:	Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Stephen Leon
Name:	Stephen Leon
Title:	Managing Director

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Christopher J. Brown
Name:	Christopher J. Brown
Title:	Senior Vice President

SOVEREIGN BANK, N.A., as a Lender

By:	/s/ Francis D. Phillips
Name:	Francis D. Phillips
Title:	Senior Vice President

LAFAYETTE AMBASSADOR BANK, as a Lender

By:	/s/ Gary E. Maurer
Name:	Gary E. Maurer
Title:	Senior Vice President

RAYMOND JAMES BANK, N.A., as a Lender

By:	/s/ Frank Reyes
Name:	Frank Reyes
Title:	Vice President

CADENCE BANK, N.A., as a Lender

By:	/s/ Michael Ross
Name:	Michael Ross
Title:	Senior Vice President

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Anthony Pirretti, Jr.
Name:	Anthony Pirretti, Jr.
Title:	Senior Vice President

FIRST NIAGARA BANK N.A., as a Lender

By:	/s/ Kenneth E. Remick
Name:	Kenneth E. Remick
Title:	VP, Corporate Banking

SCHEDULE 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage

KeyBank National Association	$40,000,000	16.064%

Citizens Bank of Pennsylvania	$40,000,000	16.064%

Wells Fargo Bank, National Association	$30,000,000	12.048%

PNC Bank, National Association	$25,000,000	10.040%

Sovereign Bank, N.A.	$24,500,000	9.839%

Lafayette Ambassador Bank	$20,000,000	8.032%

Raymond James Bank, N.A.	$20,000,000	8.032%

Cadence Bank, N.A.	$20,000,000	8.032%

Capital One, National Association	$17,500,000	7.028%

First Niagara Bank N.A.	$12,000,000	4.819%

Total	$249,000,000	100.00000000%

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE,
CERTAIN ADDRESSES FOR NOTICES

BORROWER:

Lehigh Gas Partners LP
702 West Hamilton Street, Suite 203
Allentown, PA 18101
Attention:  Joseph V. Topper, Jr.

Telephone:	(610)-625-8016
Telecopier:	(610)-882-5660
Electronic Mail:	jtopper@lehighgas.com
Website Address:	www.lehighgas.com

U.S. Taxpayer Identification Number:               45-4165414

ADMINISTRATIVE AGENT & COLLATERAL AGENT (KeyBank):

Administrative Agent’s Office (KeyBank):

KeyBank National Association
4900 Tiedeman Rd 1st Floor SE

OH-01-49-0114

Brooklyn, Ohio  44144

Attention: Dianne Cox
Telephone: 216-813-4738
Telecopier: 216-370-5999
Electronic Mail:  dianne_cox@keybank.com
Account No.:  1140228209035
ABA#  041001039
Account Name: KNB Services
Ref:  Lehigh Ohio

Other Notices to KeyBank as Administrative Agent and as Collateral Agent:

KeyBank National Association
4900 Tiedeman Rd 1st Floor SE

OH-01-49-0114

Brooklyn, Ohio  44144

Attention: Dianne Cox
Telephone: 216-813-4738
Telecopier: 216-370-5999
Electronic Mail:  dianne_cox@keybank.com

L/C ISSUER AGENT (KeyBank):

Notices to KeyBank as L/C Issuer:

KeyBank National Association
4900 Tiedeman Rd 1st Floor SE

OH-01-49-0114

Brooklyn, Ohio  44144

Attention: Dianne Cox
Telephone: 216-813-4738
Telecopier: 216-370-5999
Electronic Mail:  dianne_cox@keybank.com

EXHIBIT B

FORM OF NOTE

$	,

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to [                      ] or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan from time to time made by the Lender to the Borrower under that certain Second Amended and Restated Credit Agreement, dated as of October 30, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and KeyBank National Association, as Administrative Agent for the Lenders (the “Administrative Agent”), as Collateral Agent, as L/C Issuer, as Joint Lead Arranger and as Joint Book Runner, RBS Citizens, N.A., as Joint Lead Arranger and as Joint Book Runner, and Citizens Bank of Pennsylvania, as Syndication Agent.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan from the date of such Revolving Credit Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Note is also entitled to the benefits of the Guaranty and is secured by the Collateral.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.  Each Revolving Credit Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note except as provided in the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

LEHIGH GAS PARTNERS LP

By:	Lehigh Gas GP LLC, its general partner

By:
Name:
Title:

B-2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

B-3

EXHIBIT E

SECOND AMENDED AND RESTATED GUARANTY

THIS SECOND AMENDED AND RESTATED GUARANTY, dated as of October 30, 2012 (this “Guaranty”), is delivered by each of the Persons listed on the signature pages hereto (together with any other parties hereto from time to time, being hereinafter referred to collectively as the “Guarantors” and individually as a “Guarantor”), in favor of KEYBANK NATIONAL ASSOCIATION, a national banking association, in its capacity as collateral agent, and any successor thereto (the “Collateral Agent”), for its own benefit and the benefit of the other Secured Parties (as defined in the Credit Agreement referred to below) pursuant to the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, pursuant to the Second Amended and Restated Credit Agreement, dated as of the date hereof (such agreement, as amended, restated, supplemented or otherwise modified from time to time, being hereinafter referred to as the “Credit Agreement”) by and among Lehigh Gas Partners LP, a Delaware limited partnership (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, each a “Lender”), and KeyBank National Association, as Administrative Agent for the Lenders, as Collateral Agent, as L/C Issuer, as Joint Lead Arranger and as Joint Book Runner, RBS Citizens, N.A., as Joint Lead Arranger and as Joint Book Runner, and Citizens Bank of Pennsylvania, as Syndication Agent, the Lenders have agreed to make Loans to the Borrower, and the L/C Issuer has agreed to issue Letters of Credit for the account of the Borrower, upon the terms and subject to the conditions specified in the Credit Agreement;

WHEREAS, as a condition to the extension of credit to the Borrower under the Credit Agreement or entering into any Secured Hedge Agreement or Secured Cash Management Agreement (the foregoing agreements, together with any Loan Document, collectively, the “Secured Debt Agreements” and each individually, a “Secured Debt Agreement”), the Secured Parties have required, among other things, that the Guarantors execute this Guaranty;

WHEREAS, certain of the Guarantors are parties to the Amended and Restated Guaranty, dated as of December 30, 2010, in favor of Collateral Agent (as amended by the joinders thereto, collectively, the “Previous Guaranty”), and the parties have agreed to amend and restate the Previous Guaranty in its entirety as set forth in this Guaranty; and

WHEREAS, the Guarantors will obtain benefits from the incurrence of the credit extensions and other financial accommodations under the Credit Agreement, any Secured Hedge Agreement and any Secured Cash Management Agreement, and, accordingly, the Guarantors desire to execute this Guaranty to satisfy the condition precedent described in the preceding paragraph;

NOW, THEREFORE, in consideration of the premises and the agreements herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Secured Parties to enter into the Secured Debt Agreements and intending to be legally bound hereby, the Guarantors and by its acceptance hereof, the Collateral Agent, on its own behalf and on behalf of the other Secured Parties (and each of their respective successors or assigns), hereby amend and restate the Previous Guaranty in its entirety as follows:

SECTION 1.  Definitions.  All capitalized terms used in this Guaranty shall have the meanings ascribed to them in the Credit Agreement to the extent not otherwise defined herein.

SECTION 2.  Guaranty.  Each Guarantor hereby irrevocably and unconditionally, jointly and severally, guarantees to the Secured Parties, and becomes surety for, the full and prompt payment and performance when due, whether at maturity, by acceleration or otherwise, of the following (hereinafter referred to as the “Guaranteed Obligations”):

(a)                                  the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all Obligations (including, without limitation, principal, premium, or interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Loan Party at the rate provided for in the respective Secured Debt Agreements, whether or not a claim for post-petition interest is allowed in any such proceeding), fees, costs and indemnities) owing to any Secured Party, whether now existing or hereafter incurred under the Credit Agreement or any other Secured Debt Agreement, or otherwise with respect to any Loan or Letter of Credit;

(b)                                 any and all sums advanced by the Collateral Agent in order to preserve any Collateral or preserve its security interest in the Collateral; and

(c)                                  in the event of any proceeding for the collection or enforcement of any Obligations, liabilities or indebtedness referred to above, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs.

SECTION 3.  Guaranty Final.  Upon the execution and delivery of this Guaranty to the Collateral Agent, this Guaranty shall be deemed to be finally executed and delivered by the Guarantors and shall not be subject to or affected by any promise or condition affecting or limiting any Guarantor’s liability, and no statement, representation, agreement or promise on the part of the Secured Parties, any Loan Party, or any of them, or any officer, employee or agent thereof, unless contained herein, forms any part of this Guaranty or has induced the making hereof shall be deemed in any way to affect any Guarantor’s liability hereunder.

SECTION 4.  Amendment and Waiver.  No amendment, alteration or waiver of this Guaranty or of any of its terms, provisions or conditions shall be binding upon the Persons against whom enforcement is sought unless made in writing and signed by an authorized officer of such Person.

SECTION 5.  Dealings with Loan Parties.  The Secured Parties, or any of them, may, from time to time, without exonerating or releasing any Guarantor in any way under this Guaranty, (a) take such further or other security or collateral for the Obligations or any part thereof as the Secured Parties, or any of them, may deem proper, consistent with the Credit

Agreement and any other Secured Debt Agreement, (b) add, release, discharge, abandon or otherwise deal with or fail to deal with any Guarantor or any Collateral or any part thereof now or hereafter held by the Secured Parties, or any of them, or (c) amend, modify, extend, accelerate or waive in any manner any of the provisions (including, without limitation, any condition to funding), terms, or conditions of any Secured Debt Agreement in accordance with the terms thereof, all as the Secured Parties, or any of them, may consider expedient or appropriate in their sole and absolute discretion.  Without limiting the generality of the foregoing, or of Section 6 hereof, it is understood that the Secured Parties, or any of them, may, without exonerating or releasing any Guarantor, give up, or modify or abstain from perfecting or taking advantage of any security for or guaranty of the Obligations and accept or make any compositions or arrangements, and realize upon any security for the Obligations when, and in such manner, as the Secured Parties, or any of them, may deem expedient, consistent with the Credit Agreement and any Secured Debt Agreement, all without notice to any Guarantor, except as applicable law may require and not permit to be waived.

SECTION 6.  Guaranty Unconditional.  Each Guarantor acknowledges and agrees that no change in the nature or terms of the Obligations, any Secured Debt Agreement or any other agreement, instrument or contract evidencing, related to or attendant with the Obligations (including any novation), nor any determination of lack of enforceability thereof, shall discharge all or any part of the Guaranteed Obligations; it being the purpose and intent of the Guarantors and the Secured Parties that the covenants, agreements and all liabilities and obligations of the Guarantors hereunder are absolute, unconditional and irrevocable under any and all circumstances.  Without limiting the generality of the foregoing, each Guarantor agrees that until each and every one of the covenants and agreements of this Guaranty is fully performed, no Guarantor’s undertakings hereunder shall be released, in whole or in part, by any action or thing which might, but for this paragraph of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission of the Secured Parties, or any of them, or their failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Secured Parties, or any of them, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, any Guarantor or by reason of any further dealings between any Loan Party and the Secured Parties, or any of them, or any other guarantor or surety, and each Guarantor, to the extent permitted by applicable law, hereby expressly waives and surrenders any defense to its liability hereunder, or any right of counterclaim or offset of any nature or description which it may have or which may exist based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements or waivers.

SECTION 7.  Credit Extensions Benefit Guarantors.  Each Guarantor expressly represents and acknowledges that any financial accommodations by the Secured Parties, or any of them, to the Borrower, including, without limitation, the Credit Extensions, are and will be of direct interest, benefit and advantage to such Guarantor.

SECTION 8.  Representations and Warranties.  Each Guarantor hereby represents and warrants that:

(a)                                  it has the power and authority to execute and deliver, and to perform its obligations under, this Guaranty and has taken all necessary limited partnership,

limited liability company or corporate action to authorize its execution, delivery and performance of this Guaranty;

(b)                                 this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, general equitable principles and an implied covenant of good faith and fair dealing;

(c)                                  the execution, delivery and performance of this Guaranty by each Guarantor will not contravene (i) such Guarantor’s Organization Documents, (ii) any material contractual restriction binding on or affecting such Guarantor, (iii) any court decree or order binding on or affecting such Guarantor or (iv) except where such contravention, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, any law or governmental regulation binding on or affecting such Guarantor and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of such Guarantor pursuant to any applicable law or contractual obligation of such Guarantor except Liens securing the Obligations;

(d)                                 no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, any shareholder or creditor of such Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty except those which will have been duly obtained, made or complied with on or prior to the date hereof;

(e)                                  no litigation, investigation, action or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor, or against any of its properties or revenues which could be reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect on such Guarantor’s financial condition; or which purports to affect the legality, validity or enforceability of this Guaranty;

(f)                                    Each Guarantor has read the Credit Agreement and each other Loan Document, including, without limitation, the representations and warranties set forth in Article V of the Credit Agreement, and hereby represents and warrants that such representations and warranties are true and correct in all material respects to the extent applicable to such Guarantor; and

(g)                                 Each Guarantor agrees that the representations and warranties in (f) above shall be deemed to have been made by such Guarantor on the date of each Credit Extension under the Credit Agreement as though made hereunder on and as of such date except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or contemplated by this Guaranty or any other Loan Document (or as consented to by the Collateral Agent and the Required Lenders in a written communication to the Guarantors).

SECTION 9.  Set-off.  The Secured Parties, or any of them, may, without demand or notice of any kind upon or to any Guarantor, at any time or from time to time during the continuance of an Event of Default when any amount shall be due and payable hereunder by any Guarantor, if the Borrower shall not have timely paid the Obligations after the lapse of any applicable cure period, set off and appropriate any property, balances, credit accounts or moneys of any Guarantor in the possession of the Secured Parties, or any of them, or under the control of any of them for any purpose, which property, balances, credit accounts or moneys shall thereupon be turned over and remitted to the Collateral Agent, to be held and applied to the Guaranteed Obligations by the Collateral Agent in accordance with the Credit Agreement.

SECTION 10.Bankruptcy.  Upon the bankruptcy or winding up or other distribution of assets of any Loan Party, the rights of the Secured Parties, or any of them, against the Guarantors shall not be affected or impaired by the omission of the Secured Parties, or any of them, to prove its or their claim or full claim, as appropriate, and the Secured Parties may prove or refrain from proving any claim as they see fit and, in their respective discretion, they may value or refrain from valuing as they see fit any security held by the Secured Parties, or any of them, without in any way releasing, reducing or otherwise affecting the liability to the Secured Parties of any Guarantor.

SECTION 11.  Waivers by Guarantor.  Each Guarantor hereby expressly waives, to the extent permitted by applicable law: (a) notice of acceptance of this Guaranty; (b) notice of the existence or creation of all or any of the Obligations; (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever other than those expressly provided in the Secured Debt Agreements; (d) all diligence in collection or protection of or realization upon the Obligations or any part thereof, any Guaranteed Obligation, or any security for any of the foregoing; and (e) until the indefeasible payment in full of the Obligations and termination of the Commitments, all rights of subrogation, indemnification, contribution and reimbursement against any Loan Party, all rights to enforce any remedy that the Secured Parties, or any of them, may have against any Loan Party and any benefit of, or right to participate in, any collateral or security now or hereinafter held by the Secured Parties, or any of them, in respect of the Obligations.  Any money received by any Guarantor in violation of this Section 11 shall be held in trust by such Guarantor for the benefit of the Secured Parties.  If a claim is ever made upon the Secured Parties, or any of them, for the repayment or recovery of any amount or amounts received by any of them in payment of any of the Obligations and such Person repays all or part of such amount by reason of any judgment, decree, or order of any court or administrative body having jurisdiction over such Person or any of its property, or any good faith settlement or compromise of any such claim effected by such Person with any such claimant, including, without limitation, any Loan Party, then in such event the Guarantors agree that any such judgment, decree, order, settlement, or compromise shall be binding upon the Guarantors, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Obligations, and the Guarantors shall be and shall remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person (but only to the extent of the guaranty of Guaranteed Obligations set forth in Section 2 hereof).

SECTION 12.  Subordination.  Until the indefeasible payment in full of the Obligations, each Guarantor hereby subordinates each and all of its interests, claims, rights and entitlements to payment of any sums now due or hereafter to become due to such Guarantor from any Loan Party or other guarantor or surety for the Obligations, to the interests, claims, rights and entitlements of the Secured Parties to payment of any sums now due or hereafter to become due to any Secured Party from any Loan Party or other guarantor or surety for the Obligations, to the extent of the Obligations; provided that any Guarantor may receive, payments from any other Loan Party to the extent expressly permitted by the Credit Agreement.

SECTION 13.  Assignment by the Secured Parties.  To the extent permitted under the Credit Agreement, the Secured Parties may each, and without notice of any kind, except as otherwise required by the Credit Agreement, sell, assign or transfer all or any of their interests in the Obligations, and in such event, each and every immediate and successive assignee, transferee, or holder of all or any of the Obligations, shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee or holder as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits.  No Guarantor shall assign any of its rights or obligations under this Guaranty nor shall any Guarantor amend this Guaranty, without the written consent of the Collateral Agent and in accordance with the terms and conditions of the Credit Agreement.

SECTION 14.  Remedies Cumulative.  No delay by the Secured Parties, or any of them, in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Secured Parties, or any of them, of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.  No action by the Secured Parties, or any of them, permitted hereunder shall in any way impair or affect this Guaranty.  For the purpose of this Guaranty, the Guaranteed Obligations shall include, without limitation, any Obligation notwithstanding any right or power of any third party, individually or in the name of any Loan Party or any other Person, to assert any claim or defense as to the invalidity or unenforceability of such Obligation, and no such claim or defense shall impair or affect the obligations of any Guarantor hereunder.

SECTION 15.  Miscellaneous.  This is a guaranty of payment and not of collection.  In the event of a demand upon any Guarantor under this Guaranty, the Guarantors shall be held and bound to the Secured Parties directly as debtor with respect to the payment of the amounts hereby guaranteed.  All reasonable costs and expenses, including, without limitation, attorneys’ fees and expenses, incurred by the Secured Parties, or any of them, in obtaining performance of or collecting payments due under this Guaranty, to the extent permitted by the Credit Agreement, shall be deemed part of the Obligations guaranteed hereby.

SECTION 16.  Time of the Essence.  Time is of the essence with regard to the Guarantors’ performance of their obligations hereunder.

SECTION 17.  Notices.  All notices, demands and other communications required or permitted hereunder shall be in writing and shall be given in a manner as set forth in the Credit Agreement and, with respect to the Borrower, the Collateral Agent and the Lenders at the addresses set forth in the Credit Agreement, and with respect to the Guarantors, care of the Borrower at the addresses set forth in the Credit Agreement for the Borrower.

SECTION 18.  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.  (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

(b)                                 ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HEREUNDER IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  EACH GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED FOR NOTICE TO THE BORROWER IN SECTION 10.02 OF THE CREDIT AGREEMENT.  EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH GUARANTOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

(c)                                  EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS

(WHETHER ORAL OR WRITTEN) OR ACTIONS OF SUCH PARTY IN CONNECTION THEREWITH.  EACH PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT AND EACH LENDER ENTERING INTO THE LOAN DOCUMENTS.  EXCEPT AS PROHIBITED BY LAW, EACH GUARANTOR WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY PROCEEDING REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL OR OTHER TYPE OF DAMAGES OTHER THAN ACTUAL DAMAGES.

SECTION 19.  Severability.  If any paragraph or part thereof shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such paragraph or part thereof so adjudicated as invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Guaranty shall remain in full force and effect and shall not be affected by such holding or adjudication.

SECTION 20.  Counterparts.  This Guaranty may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

SECTION 21.  Recourse.  This Guaranty is made with full recourse to each Guarantor and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Guarantors contained herein and in the other Loan Documents and otherwise in writing in connection herewith or therewith.

SECTION 22.  Fraudulent Conveyance; Etc.  It is the desire and intent of the Guarantors and the Secured Parties that this Guaranty shall be enforced against the Guarantors to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Notwithstanding anything in this Guaranty to the contrary, however, (a) the right of recovery against any Guarantor under this Guaranty shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under this Guaranty void or voidable under applicable law, including fraudulent conveyance law and (b) all payments made pursuant to this Guaranty shall be applied in accordance with the Credit Agreement.

SECTION 23.  Intentionally Omitted.

SECTION 24.  Joinder of additional Guarantors.  Upon the formation or acquisition of any new direct or indirect Subsidiary (other than any Foreign Subsidiary or a Subsidiary that is held directly or indirectly by a Foreign Subsidiary) by any Guarantor, then such Guarantor shall, at such Guarantor’s expense, cause such Subsidiary to execute and deliver to the Collateral Agent a Global Supplement substantially in the form of Exhibit A hereto and to comply with the requirements of Section 6.12 of the Credit Agreement, within the time periods specified therein, and, upon such execution and delivery, such Subsidiary shall constitute a “Guarantor” for all purposes hereunder with the same force and effect as if originally named as a Guarantor herein.  The execution and delivery of such Global Supplement shall not require the consent of any Guarantor hereunder.  The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

SECTION 25.  Release.  Notwithstanding anything herein to the contrary, the Guarantors, and by its acceptance hereof, the Collateral Agent, on its own behalf and on behalf of the Secured Parties, agree that, from and after the Closing Date, any Person that was a “Guarantor” (as defined in the Previous Guaranty) under the Previous Guaranty and is not a party hereto shall not have any obligations hereunder and, from and after the Closing Date, the Collateral Agent shall release such Person from all obligations arising from or otherwise related to the Previous Guaranty.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed by its elected officer duly authorized as of the date first above written.

GUARANTORS:

LEHIGH GAS WHOLESALE LLC,
a Delaware limited liability company

By:
Name: Joseph V. Topper, Jr.
Title: President

LEHIGH GAS WHOLESALE SERVICES, INC.,
a Delaware corporation

By:
Name: Joseph V. Topper, Jr.
Title: President

LGP REALTY HOLDINGS LP,
a Delaware limited partnership

By:	LGP Realty Holdings GP LLC, a Delaware limited liability company, its General Partner

By:
Name: Joseph V. Topper, Jr.
Title: President

LGP REALTY HOLDINGS GP LLC,
a Delaware limited liability company

By:
Name: Joseph V. Topper, Jr.
Title: President

[Additional Signatures Follow]

GUARANTORS

1 N. RT. 31 PENNINGTON, LLC

100 EAST UWCHLAN AVE. EXTON, LLC

100 YORK JENKINTOWN LLC

1001 BALTIMORE AVE. EAST LANSDOWNE, LLC

1003 FREEPORT RD CHESWICK, LLC

101 LANCASTER AVE. MALVERN, LLC

10202 LORAIN CLEVELAND LLC

103 EAST MAIN FREEHOLD LLC

103 N. POTTSTOWN PIKE EXTON, LLC

10300 BROOKPARK BROOKLYN LLC

104 ROUTE 57 HACKETTSTOWN LIMITED LIABILITY COMPANY

1071 PARKWAY AVE. WEST TRENTON, LLC

10843 MONTGOMERY CINCINNATI LLC

1090 BOARDMAN POLAND LLC

1095 S. WEST END BLVD. QUAKERTOWN, LLC

11 ROUTE 10 EAST SUCCASUNNA, LLC

1110 MCCARTHUR ROAD WHITEHALL, LLC

11250 GRANGER GARFIELD HEIGHTS LLC

113 NORTH GULPH ROAD KING OF PRUSSIA, LLC

1130 BALTIMORE PIKE GLEN MILLS, LLC

115 BLOOMFIELD MONTCLAIR LLC

1170 RARITAN CRANFORD LLC

11775 SPRINGFIELD SPRINGDALE LLC

12 WHITE HORSE PIKE CLEMENTON, LLC

120 ROUTE 173 WEST ASBURY LIMITED LIABILITY COMPANY

1201 RT. 33 TRENTON, LLC

1229 MCDADE BLVD. WOODLYN, LLC

123 NORTH PINE LANGHORNE, LLC

1251 ROUTE 206 PRINCETON LIMITED LIABILITY COMPANY

1266 E. OLD LINCOLN HWY. LANGHORNE, LLC

127 EASTON NEW BRUNSWICK LLC

1300 GALLOPING HILL KENILWORTH LLC

13165 LARCHMERE SHAKER HEIGHTS LLC

1326 HOPPLE CINCINNATI LLC

135 OLD CRANBURY RD. CRANBURY, LLC

1386 STATE ROUTE 125 AMELIA LLC

1396 DELSEA DR. DEPTFORD, LLC

14008 LORAIN CLEVELAND LLC

14043 STATE NORTH ROYALTON LLC

1405 N STATE ST CLAIRTON, LLC

1419 W. MAIN ST LANSDALE, LLC

142 MOHAWK TRAIL GREENFIELD, LLC

145 BROADWAY HILLSDALE LLC

1469 LAKE AVE ROCHESTER, LLC

14718 MADISON LAKEWOOD LLC

15 MAIN STREET WATSONTOWN, LLC

15150 SNOW BROOKPARK LLC

152 MORRIS MORRISTOWN LLC

1550 QUEEN CINCINNATI LLC

1595 CENTRAL AVE COLONIE, LLC

16 ROUTE 173 WEST HAMPTON LIMITED LIABILITY COMPANY

16067 SR-170 EAST LIVERPOOL LLC

162 SOUTHAMPTON WESTFIELD, LLC

169 PERRYVILLE ROAD HAMPTON LIMITED LIABILITY COMPANY

1700 BROOKPARK CLEVELAND LLC

1707 ROUTE 31 SOUTH CLINTON, LLC

171 MT. BETHEL ROAD WARREN, LLC

1771 RT. 206 SOUTHAMPTON, LLC

1775 MARKETPLACE HENRIETTA LLC

17810 BAGLEY MIDDLEBURG HEIGHTS LLC

181 ELM ST. WESTFIELD, LLC

1824 WHITE HORSE PIKE MERCERVILLE, LLC

1830 EASTON AVENUE SOMERSET, LLC

1830 WILBRAHAM RD. SPRINGFIELD, LLC

192 MADISON CONVENT STATION LLC

2 CHURCH STREET LIBERTY CORNER, LLC

2 E PASSAIC MAYWOOD LLC

2 HIGHWAY 36 KEANSBURG, LLC

2 MARLTON PIKE W. CHERRY HILL, LLC

2 RIDGE LYNDHURST LLC

20 NORTH ERIE HAMILTON LLC

200 W. MONTGOMERY AVE. ARDMORE, LLC

201 W. GERMANTOWN PIKE NORRISTOWN, LLC

204 PARSIPPANY PARSIPPANY LLC

20420 CHAGRIN SHAKER HEIGHTS LLC

2058 DELAWARE AVE BUFFALO, LLC

210 TUCKERTON RD. MEDFORD, LLC

211 WATCHUNG BLOOMFIELD LLC

2159 SOUTH GREEN UNIVERSITY HEIGHTS LLC

2200 BABCOCK BLVD PITTSBURGH, LLC

226 BLOOMFIELD AVENUE CALDWELL, LLC

2276 HIGHWAY 34 NORTH ALLENWOOD, LLC

2306 LYCOMING CREEK ROAD WILLIAMSPORT, LLC

2311 N TRIPHAMMER RD LANSING, LLC

234-248 N. 63RD ST. PHILADELPHIA, LLC

23425 LORAIN NORTH OLMSTED LLC

2360 SOUTH AVENUE SCOTCH PLAINS, LLC

2401 HAVERFORD ROAD ARDMORE, LLC

2405 ROUTE 286 PITTSBURGH, LLC

2447 ANDERSON CRESCENT SPRINGS LLC

245 MOUNTAIN SPRINGFIELD LLC

247 GORDONS MANALAPAN LLC

249 WEST MITCHELL CINCINNATI LLC

2501 BRIGHTON AVE PITTSBURGH, LLC

2503 BURLINGTON, LLC

251-259 NEW BRUNSWICK AVENUE FORDS, LLC

25295 LORAIN NORTH OLMSTED LLC

25466 DETROIT WESTLAKE LLC

25525 CENTER RIDGE WESTLAKE LLC

25705 CHAGRIN BEACHWOOD LLC

258-260 RT. 130 N. BORDENTOWN, LLC

2643 WARRENSVILLE UNIVERSITY HEIGHTS LLC

2696 MADISON CINCINNATI LLC

2700 LEECHBURG RD LOWE BURRELL, LLC

2701 CHESTER CLEVELAND LLC

2703 BELMONT YOUNGSTOWN LLC

2720 SALT SPRINGS YOUNGSTOWN GIRAD LLC

2801 MAYFIELD CLEVELAND HEIGHTS LLC

2811 RT. 73 MAPLE SHADE, LLC

2901 ASBURY OCEAN LLC

2959 ROUTE 10 EAST PARSIPPANY, LLC

29775 CLEMENS WESTLAKE LLC

30 DONNERMOYER BELLEVUE LLC

301 S. KEMP ST. LYONS, LLC

3051 RT. 38 MOUNT LAUREL, LLC

3059 GROVE LORAIN LLC

3065 WEST 117TH CLEVELAND LLC

307 SOUTH MAIN STREET FLEMINGTON, LLC

30812 DETROIT WESTLAKE LLC

310 BOARDMAN CANFIELD YOUNGSTOWN LLC

3100 WEST 14TH CLEVELAND LLC

3101 N. BROAD ST. PHILADELPHIA, LLC

3180 MONTGOMERY LOVELAND LLC

3221 ROUTE 22 BRANCHBURG, LLC

32393 LORAIN NORTH RIDGEVILLE LLC

335 FRANKLIN MILLS CIRCLE PHILADELPHIA, LLC

336 MORRIS SUMMIT LLC

34-38 ROUTE 15 LAFAYETTE, LLC

3550 GENESEE ST CHEEKTOWAGA, LLC

3577 ROUTE 611 BARTONSVILLE LLC

3590 MADISON CINCINNATI LLC

35985 CENTER RIDGE NORTH RIDGEVILLE LLC

3602 MAHONING YOUNGSTOWN LLC

3727 LINCOLN THORNDALE LLC

3735 FULTON CLEVELAND LLC

390 SOUTH MAPLE AVENUE GLEN ROCK, LLC

39105 COLORADO AVON LAKE LLC

3983 MAYFIELD CLEVELAND HEIGHTS LLC

4001 HAUCK CINCINNATI LLC

4006 LEE CLEVELAND LLC

402 EAST BRIDGE ELYRIA LLC

40890 SR-154 LISBON LLC

409 ROUTE 130 SOUTH CINNAMINSON, LLC

415 SOUTH MAIN STREET SHENANDOAH, LLC

4161 WEST 150TH CLEVELAND LLC

4200 WHITAKER AVE. PHILADELPHIA, LLC

4212 RT. 130 WILLINGBORO, LLC

4282 MONTICELLO SOUTH EUCLID LLC

4301 WINSTON COVINGTON LLC

4343 EAST ROYALTON BROADVIEW HEIGHTS LLC

445 ROUTE 3 SECAUCUS, LLC

4545 READING CINCINNATI LLC

461 BLOOMFIELD BLOOMFIELD LLC

4612 EDGMONT AVE BROOKHAVEN, LLC

4616 MCKNIGHT RD PITTSBURGH, LLC

4774 ROYALTON BROADVIEW HEIGHTS LLC

479 KROCKMALLY PERTH AMBOY LLC

4900 MONTGOMERY CINCINNATI LLC

4901 FLEET CLEVELAND LLC

4910 HARVARD NEWBURGH HEIGHTS LLC

495 MAIN STREET CHESTER, LLC

505 ROUTE 10 WHIPPANY LLC

505 ROUTE 202 BEDMINSTER LLC

506 COMMONWEALTH ERLANGER LLC

507 ALLEGHENY AVE OAKMONT, LLC

508 AVON BELDEN AVON LAKE LLC

5200 ROCKSIDE INDEPENDENCE LLC

5206 STATE PARMA LLC

5219 DETROIT SHEFFIELD LLC

5250 TORRESDALE AVE. PHILADELPHIA, LLC

528 ALTAMONT BOULEVARD FRACKVILLE, LLC

53 W FAYETTE ST UNIONTOWN, LLC

543 OHIO CINCINNATI LLC

546 WARDS CORNER LOVELAND LLC

549 HIGHWAY 36 NORTH AND MAIN STREET BELFORD, LLC

5502 MAHONING AUSTINTOWN LLC

5510 ST CLAIR CLEVELAND LLC

552 EAST 152ND CLEVELAND LLC

555 NORTH YORK HATBORO LLC

5575 DIXIE FAIRFIELD LLC

56 THIRD AVENUE SECAUCUS, LLC

5700 HOMEVILLE RD WEST MIFFLIN, LLC

5716 HULMEVILLE ROAD BENSALEM, LLC

599 EAST MAIN CANFIELD LLC

600 ROUTE 206 SOMERVILLE, LLC

600 S. OAK ROAD PRIMOS SECANE, LLC

6000 VROOMAN PAINESVILLE LLC

601 STATE HIGHWAY 12 FLEMINGTON LIMITED LIABILITY COMPANY

602 LALOR TRENTON LLC

606 MONTGOMERY AVE. NARBERTH, LLC

6151 PFEIFFER CINCINNATI LLC

632 SECOND AVENUE LONG BRANCH, LLC

6585 RIDGE PARMA LLC

6816 EASTON ROAD PIPERSVILLE, LLC

6875 MAIN ST WILLIAMSVILLE, LLC

727 EAST MAIN LEBANON LLC

735 MCCARTNEY YOUNGSTOWN LLC

736 DRESDEN EAST LIVERPOOL LLC

7380 BEECHMONT CINCINNATI LLC

7424 WEST CHESTER PIKE UPPER DARBY, LLC

7510 BROADVIEW PARMA LLC

759 CHESTER PIKE PROSPECT PARK, LLC

7799 MONTGOMERY CINCINNATI LLC

780 STELTON PISCATAWAY LLC

7961 US HIGHWAY 42 FLORENCE LLC

799 VALLEY FORGE PHOENIXVILLE LLC

800 GREENWOOD TRENTON LLC

801 NORTH LEAVITT AMHERST LLC

8020 MONTGOMERY CINCINNATI LLC

8039 BURLINGTON FLORENCE LLC

812 PASSAIC CLIFTON GAS STATION LLC

8200 COLUMBIA OLMSTED FALLS LLC

869 FISCHER TOMS RIVER LLC

8800-8812 KENNEDY BOULEVARD NORTH BERGEN, LLC

890 NORTH CANFIELD NILES YOUNGSTOWN LLC

90 ROUTE 206 FLANDERS LLC

91 MINE BROOK ROAD BERNARDSVILLE, LLC

9171 UNION CENTRE WEST CHESTER LLC

9855 MASON-MONTGOMERY MASON LLC

9996 BUSTLETON AVE. PHILADELPHIA, LLC

BELVIDERE SOMERVILLE LEBANON RINGOES FLEMINGTON LIMITED LIABILITY COMPANY

BULL CREEK LLC

CHESTNUT AND LINE STREET MIFFLINBURG, LLC

COBBLER’S CREEK LLC

D. TOPPER, LLC

DDS TOPPER, LLC

DELG - UST I, LLC

EROP - OHIO, LLC

HARLEYSVILLE GAS STATION LLC

I-295 & BLACK HORSE PIKE MOUNT EPHRAIM, LLC

I-95 & MARKET ST. MARCUS HOOK, LLC

K-1 TOPPER, LLC

K-2 TOPPER, LLC

K-3 TOPPER, LLC

K-4 TOPPER, LLC

KWIK PIK REALTY — OHIO, LLC

KYLG-UST I, LLC

LANSDALE GAS STATION LLC

MALG - UST I, LLC

MALG - UST II, LLC

MELG-UST I, LLC

MMSCC-6, LLC

NHLG - UST I, LLC

NJLG-UST I, LLC

NYLG - UST I, LLC

OHLG-UST I, LLC

PALG - UST I, LLC

PALG - UST II, LLC

PALG - UST III, LLC

PALG - UST IV, LLC

PALG - UST VI, LLC

PALG-UST V, LLC

ROOSEVELT BLVD PHILADELPHIA, LLC

ROUTE 1 AND MENLO METUCHEN LLC

ROUTE 313 & 113 DUBLIN, LLC

ROUTE 53 AND ESTLING DENVILLE LLC

SJF, LLC

SJKP, LLC

ZEBRA RUN LLC

FOR EACH OF THE COMPANIES LISTED ABOVE:

By:	LGP Realty Holdings GP LLC, a Delaware limited liability company, their Manager

By:
Name: Joseph V. Topper, Jr.
Title: President

AGREED TO AND ACCEPTED:

KEYBANK NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

Exhibit A
Form of Global Supplement

[Name of New Grantor]

[Address of New Grantor]

[Date]

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of October 30, 2012 (the “Credit Agreement”) by and among Lehigh Gas Partners LP, a Delaware limited partnership (the “Borrower”), each lender from time to time party thereto, and KeyBank National Association, as Administrative Agent for the Lenders, as Collateral Agent (in its capacity as collateral agent, the “Collateral Agent”), as L/C Issuer, as Joint Lead Arranger and as Joint Book Runner, RBS Citizens, N.A., as Joint Lead Arranger and as Joint Book Runner, and Citizens Bank of Pennsylvania, as Syndication Agent.  All capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

Reference is also made to (i) that certain Second Amended and Restated Security Agreement, dated as of October 30, 2012, (the “Security Agreement”) by and among the Borrower, the other Grantors listed on the signature pages thereto and the other Persons who may become party to the Security Agreement from time to time pursuant to Section 4.14 thereof (together with the Borrower, collectively, the “Grantor”), and the Collateral Agent, for its own benefit and the benefit of the other Secured Parties; and (ii) that certain Second Amended and Restated Guaranty, dated as of October 30, 2012, (the “Guaranty”) by and among the Guarantors listed on the signature pages thereto and the other Persons who may become party to the Guaranty from time to time (collectively, the “Guarantors”), and the Collateral Agent, for its own benefit and for the benefit of the other Secured Parties.

This Global Supplement supplements the Security Agreement and the Guaranty and is delivered by the undersigned,                          , a                          , (the “New Subsidiary”), pursuant to Section 6.12 of the Credit Agreement, Section 4.14 of the Security Agreement and Section 24 of the Guaranty.  The New Subsidiary is a Subsidiary of a Loan Party and is required by the terms of the Credit Agreement to become a “Guarantor” under the Credit Agreement and be joined as a party to the Guaranty and the Security Agreement.   The New Subsidiary will materially benefit directly and indirectly from the credit facilities made available to the Borrower by the Lenders under the Credit Agreement.

The New Subsidiary hereby irrevocably, absolutely and unconditionally  becomes a Grantor party to the Security Agreement and a Guarantor party to the Guaranty bound by all of the terms, covenants, agreements, conditions, liabilities and undertakings set forth in the Security

Agreement and Guaranty, respectively, to the same extent that it would have been bound if it had been a signatory to the Security Agreement and Guaranty on the date of such Agreement.  The New Subsidiary hereby makes each of the representations, warranties, acknowledgements and certifications and agrees to each of the covenants applicable to the (i) Grantors contained in the Security Agreement, (ii) Guarantors contained in the Guaranty and (iii) Guarantors contained in the Credit Agreement.

Without limiting the generality of the foregoing, the New Subsidiary hereby (i) grants and pledges to the Collateral Agent, its successors and assigns, for its own benefit and the benefit of the other Secured Parties, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations (as defined in the Security Agreement), a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral and expressly assumes all obligations and liabilities of a Grantor under the Security Agreement; and (ii) acknowledges and agrees that it is jointly and severally liable for the payment and performance in full of all of the Guaranteed Obligations (as defined in the Guaranty) under the Guaranty to the same extent and with the same force and effect as if the New Subsidiary had originally been one of the Guarantors under the Guaranty and had originally executed the same as a Guarantor (in each case, subject to the terms, conditions and limitations set forth in the Credit Agreement, Security Agreement and Guaranty, as applicable to the New Subsidiary).  Except as specifically modified hereby, all the terms and conditions of the Security Agreement and the Guaranty shall remain unchanged and in full force and effect.

Annexed hereto are supplements to each of the schedules to the Security Agreement with respect to the New Subsidiary.  Such supplements shall be deemed to be part of the Security Agreement.

The New Subsidiary agrees to execute and deliver such further instruments and documents and do such further acts and things as the Collateral Agent may reasonably deem necessary or proper to carry out more effectively the purposes of this Global Supplement.

The New Subsidiary hereby irrevocably waives notice of acceptance of this Global Supplement and acknowledges that the Obligations are and shall be deemed to be incurred, and credit extensions under the Loan Documents made and maintained, in reliance on this Global Supplement and the New Subsidiary’s joinder as a party to the Guaranty and Security Agreement as herein provided.

This Global Supplement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

THIS GLOBAL SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND THE PROVISIONS OF SECTION 18 OF THE GUARANTY ARE HEREBY INCORPORATED BY REFERENCE AS IF FULLY SET FORTH HEREIN.

IN WITNESS WHEREOF, the New Subsidiary has caused this Global Supplement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

AGREED TO AND ACCEPTED:

KEYBANK NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

[Supplemental Schedules to Security Agreement to be attached]

EXHIBIT F-1

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

THIS SECOND AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”), dated as of October 30, 2012, by and among LEHIGH GAS PARTNERS LP, a Delaware limited partnership (the “Borrower”), the other undersigned Persons listed on the signature pages hereto, and the other Persons who may become party to this Agreement from time to time pursuant to Section 4.14 hereof (each, a “Guarantor” and collectively, the “Guarantors”) (the Borrower and the Guarantors are hereinafter referred to, individually, as a “Grantor” and, collectively, as the “Grantors”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Secured Parties (as defined in the Credit Agreement referred to below).

WITNESSETH:

WHEREAS, reference is made to that certain Second Amended and Restated Credit Agreement, dated as of the date hereof (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among (i) the Borrower, (ii) the lenders from time to time party thereto (each, individually, a “Lender” and, collectively, the “Lenders”), (iii) KeyBank National Association, as Administrative Agent for the Lenders, as Collateral Agent, as L/C Issuer, as Joint Lead Arranger and as Joint Book Runner, (iv) RBS Citizens, N.A., as Joint Lead Arranger  and as Joint Book Runner, and (v) Citizens Bank of Pennsylvania, as Syndication Agent, pursuant to which the Lenders have agreed to make Loans (as defined in the Credit Agreement) to the Borrower, and the L/C Issuer has agreed to issue Letters of Credit (as defined in the Credit Agreement) for the account of the Borrower, upon the terms and subject to the conditions specified in the Credit Agreement;

WHEREAS, reference is also made to that certain Second Amended and Restated Guaranty, dated as of the date hereof (as amended, modified, supplemented or restated and in effect from time to time, the “Guaranty”), executed by the Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties, pursuant to which the Guarantors guarantee the payment and performance of the Guaranteed Obligations (as defined in the Guaranty);

WHEREAS, the obligations of the Lenders to make the Loan and of the L/C Issuer to issue Letters of Credit are each conditioned upon, among other things, the execution and delivery by the Grantors of an agreement in the form hereof to secure the Secured Obligations (as defined herein); and

WHEREAS, certain of the Grantors and the Collateral Agent are parties to the Amended and Restated Security Agreement, dated as of December 30, 2010 (as amended by the joinders thereto, collectively, the “Previous Security Agreement”), and the parties hereto have agreed to amend and restate the Previous Security Agreement in its entirety as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, intending to be legally bound hereby, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors and the Collateral Agent, on its own behalf and on behalf of the other Secured Parties (and each of their respective successors or assigns), hereby amend and restate the Previous Security Agreement in its entirety as follows:

ARTICLE 1

Definitions

Section 1.01           Generally.  All references herein to the UCC shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of the Security Interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

Section 1.02           Definition of Certain Terms Used Herein.  Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement or the UCC.  In addition, as used herein, the following terms shall have the following meanings:

“Accessions” shall have the meaning given that term in the UCC.

“Account” shall have the meaning given that term in the UCC.

“Account Debtor” shall have the meaning given that term in the UCC.

“Accounts Receivable” means an “account”, “tangible chattel paper” or “note”, as defined in the UCC, in favor of a Grantor.

“Blue Sky Laws” shall have the meaning assigned to such term in Section 8.01(c) of this Agreement.

“Borrower” shall have the meaning assigned to such term in the preamble of this Agreement.

“Chattel Paper” shall have the meaning given that term in the UCC.

“Collateral” shall mean all personal property of each Grantor, whether now existing or hereafter from time to time arising or acquired and wherever located, including, without limitation, all (a) Accounts Receivable, (b) Chattel Paper, (c) Commercial Tort Claims (including, but not limited to, those Commercial Tort Claims listed on Schedule 3.08 hereto), (d) Deposit Accounts, (e) Documents, (f) Equipment, (g) Fixtures, (h) General Intangibles (including Payment Intangibles), (i) Goods, (j) Instruments, (k) Inventory, (l) Investment Property, (m) Letter-of-Credit Rights, (n) Software, (o) Supporting Obligations, (p) money, policies and certificates of insurance, deposits, cash, or other property, (q) IP Collateral, (r) all books, records, and information relating to any of the foregoing ((a) through (q)) and/or to the operation of any

F-1-2

Grantor’s business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded and maintained, (s) all insurance proceeds, refunds, and premium rebates (but only as they relate to the Collateral), including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing ((a) through (r)) or otherwise, (t) all liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing ((a) through (s)), including the right of stoppage in transit, and (u) any of the foregoing, whether now owned or now due, or in which any Grantor has an interest, or hereafter acquired, arising, or to become due, or in which any Grantor obtains an interest, and all products, Proceeds, substitutions, and Accessions of or to any of the foregoing; provided, however, that the Collateral shall not include, and the Security Interest shall not attach to (i) any rights or property acquired under a lease, contract, property rights agreement or license, the grant of a security interest in which shall constitute or result in (1) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (2) a breach or termination pursuant to the terms of, or a default under, any lease, contract, property rights agreement or license (other than to the extent that any restriction on such assignment would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law or principles of equity), provided that the Proceeds from any such lease, contract, property rights agreement or license shall not be excluded from the definition of Collateral to the extent that the assignment of such Proceeds is not prohibited and, (ii) as to MALG - UST II, LLC, MELG-UST I, LLC, NHLG - UST I, LLC, PALG - UST I, LLC, PALG - UST II, LLC and PALG - UST III, LLC, the “UST Systems” (as such term is defined in the Getty Lease).

“Collateral Account” means any Deposit Account or Securities Account subject to a Control Agreement.

“Collateral Agent” shall have the meaning assigned to such term in the preamble of this Agreement.

“Collateral Agent’s Rights and Remedies” shall have the meaning assigned to such term in Section 10.08.

“Commercial Tort Claim” shall have the meaning given that term in the UCC.

“Commodity Account” shall have the meaning given that term in the UCC.

“Commodity Intermediary” shall have the meaning given that term in the UCC.

“Control” shall have the meaning given that term in the UCC.

“Copyrights” shall mean all copyrights and like protections in each work of authorship or derivative work thereof of any Grantor, whether registered or unregistered and whether published or unpublished, together with any goodwill of the business connected with, and symbolized by, any of the foregoing.

“Copyright Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right under any Copyright.

F-1-3

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Deposit Account” shall have the meaning given that term in the UCC and shall also include all demand, time, savings, passbook, or similar accounts maintained with a bank or other financial institution.

“Depository Bank” means a bank at which a Deposit Account of any Grantor is maintained.

“Documents” shall have the meaning given that term in the UCC.

“Electronic Chattel Paper” shall have the meaning given that term in the UCC.

“Equipment” shall mean “equipment”, as defined in the UCC, and shall also mean all furniture, store fixtures, motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of a Grantor’s business, and any and all Accessions or additions thereto, and substitutions therefor.

“Financial Asset” shall have the meaning given that term in the UCC.

“Financing Statement” shall have the meaning given that term in the UCC.

“Fixtures” shall have the meaning given that term in the UCC.

“General Intangibles” shall have the meaning given that term in the UCC, and shall also include, without limitation, all: Payment Intangibles; rights to payment for credit extended; deposits; amounts due to any Grantor; credit memoranda in favor of any Grantor; warranty claims; tax refunds and abatements; insurance refunds and premium rebates relating to any Collateral; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; rights to collect payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of any Grantor to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; technical data; tapes, disks, semi-conductors chips and printouts; IP Collateral; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by  or credit extended or services performed, by any Grantor, whether intended for an individual customer or the general business of any Grantor, or used or useful in connection with research by any Grantor.

“Goods” shall have the meaning given that term in the UCC.

“Grantor” and “Grantors” shall have the meaning assigned to such terms in the preamble of this Agreement.

F-1-4

“Guarantor” and “Guarantors” shall have the meanings assigned to such term in the preamble of this Agreement.

“Guaranty” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Indemnitee” shall have the meaning assigned to such term in Section 9.06 of this Agreement.

“Instruments” shall have the meaning given that term in the UCC.

“Inventory” shall have the meaning given that term in the UCC, and shall also include, without limitation, all: (a) Goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) Goods of said description in transit; (c) Goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.

“Investment Property” shall have the meaning given that term in the UCC.

“IP Collateral” shall mean, collectively: (i) all Copyrights and Copyright Licenses; (ii) all Patents and Patent Licenses; (iii) all Trademarks and Trademark Licenses; (iv) all other Licenses; (v) all renewals of any of the foregoing; (v) all trade secrets, know-how and other proprietary information; works of authorship and other copyright works (including copyrights for computer programs), and all tangible and intangible property embodying the foregoing; inventions (whether or not patentable) and all improvements thereto; industrial design applications and registered industrial designs; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases, and other physical manifestations, embodiments or incorporations of any of the foregoing, and any Licenses in any of the foregoing, and all other IP Collateral and proprietary rights; (vi) all General Intangibles connected with the use of, or related to, any and all IP Collateral (including, without limitation, all goodwill of each Grantor and its business, products and services appurtenant to, associated with, or symbolized by, any and all IP Collateral and the use thereof); (vii) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect to any of the foregoing, including, without limitation, payments under all Licenses entered into in connection therewith and damages and payments for past or future infringements, misappropriations or dilutions thereof; (viii) the right to sue for past, present and future infringements, misappropriations, and dilutions of any of the foregoing; and (ix) all of the Grantors’ rights corresponding to any of the foregoing throughout the world.

“Lender” and “Lenders” shall have the meaning assigned to such terms in the preliminary statement of this Agreement.

“Letter-of-Credit Right” shall have the meaning given that term in the UCC and shall also mean any right to payment or performance under a letter of credit, whether or not the beneficiary has demanded, or is at the time entitled to demand, payment or performance.

“Letters of Credit” shall have the meaning given that term in the UCC.

F-1-5

“Licenses” shall mean, collectively, the Copyright Licenses, Patent Licenses, Trademark Licenses, and any other license providing for the grant by or to any Grantor of any right under any IP Collateral.

“Patents” shall mean all patents and applications for patents of any Grantor, and the inventions and improvements therein disclosed, and any and all divisions, revisions, reissues and continuations, continuations-in-part, extensions, and reexaminations of said patents.

“Notice of Exclusive Control” means a “Notice of Exclusive Control” as defined in any Control Agreement.

“Patent Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right under any Patent.

“Payment Intangible” shall have the meaning given that term in the UCC and shall also mean any General Intangible under which the Account Debtor’s primary obligation is a monetary obligation.

“Perfection Certificate” means a certificate completed and supplemented with the schedules contemplated thereby to the reasonable satisfaction of the Collateral Agent, and signed by an Authorized Officer of the applicable Grantor delivering the same.

“Permitted Liens” shall mean Liens permitted under Section 7.01 of the Credit Agreement.

“Proceeds” shall mean “proceeds”, as defined in the UCC, and shall also mean each type of property described in the definition of Collateral.

“Secured Obligations” shall mean, collectively, the Obligations (as defined in the Credit Agreement) and the Guaranteed Obligations (as defined in each Guaranty).

“Securities Act” shall have the meaning assigned to such term in Section 6.01(c) of this Agreement.

“Securities Account” shall have the meaning given that term in the UCC.

“Securities Intermediary” shall have the meaning given that term in the UCC.

“Security” shall have the meaning given that term in the UCC.

“Security Agreement Supplement” shall mean a supplement and/or joinder, as applicable, to this Agreement substantially in the form of Exhibit A hereto.

“Security Entitlement” shall have the meaning given that term in the UCC.

“Security Interest” shall have the meaning assigned to such term in Section 2.01 of this Agreement.

“Software” shall have the meaning given that term in the UCC.

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“Supporting Obligation” shall have the meaning given that term in the UCC and shall also refer to a Letter-of-Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or Investment Property.

“Trademarks” shall mean all trademarks, trade names, corporate names, company names, domain names, business names, fictitious business names, trade dress, trade styles, service marks, designs, logos and other source or business identifiers of any Grantor, whether registered or unregistered, together with any goodwill of the business connected with, and symbolized by, any of the foregoing.

“Trademark Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right under any Trademark.

“Voting Equity Interests” shall mean, with respect to any Person, the Equity Interests of all classes (or equivalent interests) which ordinarily, in the absence of contingencies, entitle holders thereof to vote for the election of directors (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such contingency.

Section 1.03           Rules of Interpretation.  The rules of interpretation specified in Sections 1.02 through 1.06 of the Credit Agreement shall be applicable to this Agreement.

ARTICLE 2

Security Interest

Section 2.01           Security Interest.  As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Collateral Agent, its successors and assigns, for its own benefit and the benefit of the other Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under the Collateral (the “Security Interest”).  Without limiting the foregoing, each Grantor hereby designates the Collateral Agent as such Grantor’s true and lawful attorney, exercisable by the Collateral Agent whether or not an Event of Default exists, with full power of substitution, at the Collateral Agent’s option, to file one or more Financing Statements, continuation statements, or to sign other documents for the purpose of perfecting, confirming, continuing, or protecting the Security Interest granted by each Grantor, without the signature of any Grantor (each Grantor hereby appointing the Collateral Agent as such Person’s attorney to sign such Person’s name to any such instrument or document, whether or not an Event of Default exists), and naming any Grantor or the Grantors, as debtors, and the Collateral Agent, as secured party, (i) in the event such Grantor fails to so file or sign within five (5) Business Days after demand in absence of an Event of Default or (ii) immediately without demand or notice, if an Event of Default exists and is continuing.  Any such financing statement may indicate the Collateral as “all assets of the Grantor”, “all personal property of the debtor” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC.

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Section 2.02           No Assumption of Liability.  The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

ARTICLE 3

Representations and Warranties

Each Grantor represents and warrants to the Collateral Agent and the other Secured Parties that:

Section 3.01           Title and Authority.  Each Grantor has good and valid rights in, and title to, the Collateral with respect to which it has purported to grant a Security Interest hereunder, subject only to Permitted Liens, and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person, other than any consent or approval which has been obtained.

Section 3.02           Filings.  Upon the filing of UCC Financing Statements or other appropriate filings, recordings or registrations naming each Grantor as “debtor” and the Collateral Agent as “secured party” and containing a description of the Collateral in each governmental, municipal or other office as is necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for its own benefit and the benefit of the other Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, the Security Interest granted to the Collateral Agent (for its own benefit and the benefit of the other Secured Parties) hereunder shall constitute a legal, valid and perfected security interest in the Collateral, and no further or subsequent filing, refiling, recording, rerecording, registration or re-registration is necessary in any such jurisdiction, except as provided under applicable Law with respect to the filing of continuation statements or as a result of any change in a Grantor’s name or jurisdiction of incorporation or formation or under any other circumstances under which, pursuant to the UCC, filings previously made have become misleading or ineffective in whole or in part.

Section 3.03           Validity and Priority of Security Interest.  The Security Interest constitutes (a) a legal and valid security interest in all of the Collateral securing the payment and performance of the Secured Obligations, and (b) subject to the making of the filings described in Section 3.02 above, a perfected security interest in all of the Collateral (to the extent perfection in the Collateral can be accomplished by such filing) and (c) subject to the obtaining of Control, a perfected security interest in all of the Collateral (to the extent perfection in the Collateral can be accomplished by Control).  The Security Interest is and shall be prior to any other Lien on any of the Collateral, subject only to Permitted Liens having priority by operation of applicable Law.

Section 3.04           Absence of Other Liens.  The Collateral is owned by each Grantor free and clear of any Lien, except for (i) Permitted Liens or (ii) Liens for which termination statements or releases (or payoff letters providing for the delivery or filing of termination statements or releases) have been delivered to the Collateral Agent.  Except, in each case, for Permitted Liens, no Grantor has (a) filed or consented to the filing of (i) any Financing Statement or analogous

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document under the UCC or any other applicable Law covering any Collateral, (ii) any assignment in which any Grantor assigns any IP Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, or (b) entered into any agreement in which any Grantor grants Control over any Collateral, which Financing Statement, control agreement or analogous document, assignment, security agreement or similar instrument is still in effect.

Section 3.05           Perfection Certificates.  Each Perfection Certificate delivered by any Grantor (whether delivered pursuant to Section 4.15(a) of this Agreement or pursuant to the Credit Agreement), and all information set forth therein, is true and correct in all respects, except to the extent that such Perfection Certificate has been supplemented or replaced in each case in accordance with this Agreement.

Section 3.06           Bailees, Warehousemen, Etc.  Except as set forth on Schedule 3.06 hereto, no Inventory of any Grantor is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage or entrustment unless a collateral access agreement, in form and substance reasonably satisfactory to the Collateral Agent, is delivered to the Collateral Agent by such third party or bailee.

Section 3.07           Consignments.  Except as set forth on Schedule 3.07 hereto, no Grantor has, and none shall have, possession of any property on consignment.

Section 3.08           Commercial Tort Claims.  As of the date hereof, none of the Collateral consists of a Commercial Tort Claim, except as set forth on Schedule 3.08 hereto.

Section 3.09           Instruments and Chattel Paper.  As of the date hereof, no amounts payable under or in connection with any of the Collateral are evidenced by any Instrument or Chattel Paper with an individual face value in excess of $200,000 (or, with respect to all such Instruments or Chattel Paper, an aggregate face value in excess of $1,000,000), other than such Instruments and Chattel Paper listed in Schedule 3.09 hereto.  Each Instrument and each item of Chattel Paper listed in Schedule 3.09 hereto has been properly endorsed, assigned and delivered to the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank.

Section 3.10           Deposit Accounts.  As of the date hereof, no Grantor has any Deposit Accounts other than those listed in Schedule 3.10 hereto

Section 3.11           Securities Accounts and Commodity Accounts.  As of the date hereof, no Grantor has any Securities Accounts or Commodity Accounts other than those listed in Schedule 3.11 hereto.

Section 3.12           Electronic Chattel Paper and Transferable Records.  As of the date hereof, no amount under or in connection with any of the Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act, as in effect in any relevant jurisdiction) with an individual face value in excess of $200,000 (or, with respect to all such Electronic Chattel Paper or transferable records, an aggregate

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face value in excess of $1,000,000), other than such Electronic Chattel Paper and transferable records listed in Schedule 3.12 hereto.

Section 3.13           Intellectual Property.           As of the date hereof, no Grantor uses any IP Collateral in connection with its business other than that listed in Schedule 3.13 hereto.

ARTICLE 4

Covenants

Section 4.01           Change of Name; Location of Collateral; Records; Place of Business.

(a)           Each Grantor will furnish to the Collateral Agent at least five (5) days prior written notice of any change from the following information set forth in Schedule 4.01 hereto in: (i) any Grantor’s name or any trade name used to identify it in the conduct of its business or in the ownership of its properties; (ii) the location of any Grantor’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility); (iii) any Grantor’s organizational structure or jurisdiction of incorporation or formation; or (iv) any Grantor’s Federal Taxpayer Identification Number or organizational identification number, if any, assigned to it by its state of organization.  Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings, publications and registrations have been made under the UCC or other applicable Law that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral (subject only to Permitted Liens having priority by operation of applicable Law) for its own benefit and the benefit of the other Secured Parties.

(b)           Each Grantor agrees (i) to maintain, at its own cost and expense, records with respect to the Collateral owned by it which are complete and accurate in all material respects and which are consistent with its current practices, but in any event to include accounting records which are complete in all material respects indicating all payments and proceeds received with respect to any part of the Collateral, and (ii) at such time or times as the Collateral Agent may reasonably request and as specified in the Credit Agreement, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral.

Section 4.02           Protection of Security.  Each Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien (other than Permitted Liens).

Section 4.03           Further Assurances.  Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further documents, Financing Statements, agreements and instruments and take all such further actions as the Collateral Agent may from time

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to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby or the validity or priority of such Security Interest, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any Financing Statements or other documents in connection herewith or therewith.  Without limiting the foregoing, but subject to the other provisions of this Agreement and the Credit Agreement, each Grantor, at its sole cost and expense, will duly execute, acknowledge and deliver all such agreements, instruments and other documents and take all such actions (including, without limitation, (i) physically pledging Instruments, Documents, Promissory Notes, Chattel Paper and certificates evidencing any Investment Property or any of the Pledged Equity with the Collateral Agent, (ii) obtaining Control Agreements for Securities Accounts and Deposit Accounts in accordance with this Agreement and the Credit Agreement, (iii) obtaining from other Persons lien waivers and bailee letters as the Collateral Agent shall reasonably request, (iv) obtaining from other Persons agreements evidencing the exclusive control and dominion of the Collateral Agent over any of the Collateral, in instances where obtaining control over such Collateral is the only or best method of perfection, and (v) making filings, recordings and registrations), as the Collateral Agent may from time to time reasonably instruct to better assure, preserve, protect and perfect the security interest of the Collateral Agent in the Collateral of such Grantor, and the rights and remedies of the Collateral Agent hereunder, or otherwise to further effectuate the intent and purposes of this Agreement and to carry out the terms hereof.

Section 4.04           Inspection and Verification.  Each Grantor shall permit representatives and independent contractors of the Collateral Agent to visit its properties and inspect the Collateral and all records related thereto (and to make extracts and copies from such records), to discuss its affairs, finances and accounts with its directors, officers, accountant and accounting firm, and to conduct appraisals, commercial finance examinations and other evaluations, all in accordance with and subject to the terms and conditions of Section 6.10 of the Credit Agreement.  The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right to verify the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, if an Event of Default has occurred, in the case of Accounts or Collateral in the possession of any third Person, by contacting Account Debtors or the third Person possessing such Collateral for the purpose of making such a verification.  The Collateral Agent shall have the right, subject to the confidentiality provisions of Section 10.07 of the Credit Agreement, to share any information it gains from such inspection or verification with any Secured Party.  The Grantors shall pay the reasonable out-of-pocket fees and expenses of the Collateral Agent or such other Persons with respect to such inspections and verifications to the extent required by the terms of Section 6.10 of the Credit Agreement.

Section 4.05           Taxes; Encumbrances.  Except where (a) the validity or amount of any tax, assessment, charge, fee or Lien is being contested in good faith by appropriate proceedings and in accordance with the Credit Agreement and that non-payment thereof will not result in the forfeiture, sale, loss or diminution of any interest of the applicable Grantor (or the Collateral Agent) in the Collateral and (b) such Grantor has set aside on its books adequate reserves with respect thereto in accordance with GAAP, at its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, at any time levied or placed on the Collateral (other than Permitted Liens), and may take any other action which the Collateral Agent may reasonably deem necessary or desirable to repair, maintain or preserve any of the Collateral to the extent any

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Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within five (5) Business Days after demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that the Collateral Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where a court of competent jurisdiction determines by final and nonappealable judgment that the Collateral Agent’s actions constitute gross negligence or willful misconduct; provided further that the making of any such payments or the taking of any such action by the Collateral Agent shall not be deemed to constitute a waiver of any Default or Event of Default arising from any Grantor’s failure to have made such payments or taken such action.  Nothing in this Section 4.05 shall be interpreted as excusing any Grantor from the performance of any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

Section 4.06           Assignment of Security Interest.  If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account with a value in excess of $200,000 (or, with respect to all such property, an aggregate value in excess of $1,000,000), other than security interests granted to such Grantor pursuant to franchise agreements or commission agent agreements, such Grantor shall promptly assign such security interest to the Collateral Agent.  Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of, and transferees from, the Account Debtor or other Person granting the security interest.

Section 4.07           Continuing Obligations of the Grantors.  Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof except where the failure to observe and perform could not be reasonably expected to have a Material Adverse Effect, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

Section 4.08           Use and Disposition of Collateral.  None of the Grantors shall make or permit to be made a collateral assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral or shall grant Control of any Collateral to any Person, except for Permitted Liens.  Except for Dispositions permitted under Section 7.05 of the Credit Agreement, none of the Grantors shall make or permit to be made any transfer of the Collateral and each Grantor shall remain at all times in possession of the Collateral owned by it, except with respect to the following: (a) Inventory in transit; (b) Inventory placed under the care, custody, storage or entrustment of a bailee or other third party, provided that such bailee or other third party shall have delivered to the Collateral Agent a Collateral Access Agreement on terms reasonably satisfactory to the Collateral Agent; (c) sales of Inventory in the ordinary course of business; (d) movement of Inventory from one location of such Grantor to another location of such Grantor; (e) disposal of Equipment which is obsolete, worn out, or damaged beyond repair, or no longer used or useful, and (f) funds in Deposit Accounts.

Section 4.09           Limitation on Modification of Accounts.  None of the Grantors will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of

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any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, except, in each case, for extensions, releases, credits, discounts, compromises or settlements granted or made in the ordinary course of business or consistent with its current practices.

Section 4.10           Insurance.

(a)           Each Grantor shall (i) maintain or shall cause to be maintained such insurance as is required pursuant to Section 6.07 of the Credit Agreement; and (ii) furnish to the Collateral Agent, upon written request, full information as to the insurance carried.

(b)           Each Grantor hereby irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact), exercisable only after the occurrence and during the continuance of an Event of Default, for the purpose of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or in part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable.  All sums disbursed by the Collateral Agent in connection with this Section 4.10, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within five (5) Business Days after written demand, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

Section 4.11           Commercial Tort Claims.  If any Grantor shall at any time hold or acquire a Commercial Tort Claim having a value in excess of $200,000, such Grantor shall promptly (but, in any event, within five (5) Business Days) notify the Collateral Agent in writing of the details thereof, and such Grantor shall take such actions as the Collateral Agent shall reasonably request in order to grant to the Collateral Agent, for the ratable benefit of the Secured Parties, a perfected security interest therein and in the Proceeds thereof.

Section 4.12           Legend.  Upon the occurrence and during the continuance of an Event of Default, and at the request of the Collateral Agent, each Grantor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, its Accounts and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts have been assigned to the Collateral Agent, for its own benefit and the benefit of the other Secured Parties, and that the Collateral Agent has a security interest therein.

Section 4.13           Other Actions.  In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s Security

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Interest in the Collateral, each Grantor covenants and agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:

(a)           If any amount then payable under or in connection with any of the Collateral shall become evidenced by any Instrument or Chattel Paper with an individual face value in excess of $200,000 (or, with respect to all such Instruments or Chattel Paper, an aggregate face value in excess of $1,000,000), other than such Instruments and Chattel Paper listed in Schedule 3.09 hereto, the Grantor acquiring such Instrument or Chattel Paper shall promptly (but, in any event, within five (5) Business Days after receipt thereof) endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.

(b)           As between the Collateral Agent and the Grantors, the Grantors shall bear the investment risk with respect to the Investment Property and Pledged Equity, and the risk of loss of, damage to, or the destruction of, the Investment Property and Securities (except where a court of competent jurisdiction determines by final and nonappealable judgment that such loss, damage or destruction has resulted from the gross negligence or willful misconduct of the Collateral Agent), whether in the possession of, or maintained as a Security Entitlement or deposit by, or subject to the Control of, the Collateral Agent, a Securities Intermediary, a Commodity Intermediary, any Grantor or any other Person.

(c)           If any amount payable under or in connection with any of the Collateral shall become evidenced by any Electronic Chattel Paper or any transferable record with an individual face value in excess of $200,000 (or, with respect to all such Electronic Chattel Paper or transferable records, an aggregate face value in excess of $1,000,000), other than such Electronic Chattel Paper and transferable records listed in Schedule 3.12 hereto, the Grantor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Collateral Agent thereof and shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent Control of such Electronic Chattel Paper under Section 9-105 of the UCC or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction, of such transferable record.

(d)           If any Grantor is at any time a beneficiary under a Letter of Credit now or hereafter issued having a face value in an amount in excess of $200,000 (or with respect to all such Letters of Credit, having an aggregate face value in an amount in excess of $1,000,000), such Grantor shall promptly notify the Collateral Agent thereof and such Grantor shall, at the request of the Collateral Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit and to cause the proceeds of any drawing under such Letter of Credit to be paid directly to the Collateral Agent after the occurrence and during the continuance of any Event of Default, or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any

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drawing under the Letter of Credit are to be paid directly to the Collateral Agent after the occurrence and during the continuance of any Event of Default and applied as provided in the Credit Agreement.

Section 4.14         Joinder of Additional Grantors; Supplements.  Upon the formation or acquisition of any new direct or indirect Subsidiary (other than any Foreign Subsidiary or a Subsidiary that is held directly or indirectly by a Foreign Subsidiary) by any Grantor, then such Grantor shall, at such Grantor’s expense, cause such Subsidiary to execute and deliver to the Collateral Agent a Global Supplement substantially in the form of Exhibit A hereto and to comply with the requirements of Section 6.12 of the Credit Agreement (the “Global Supplement”), within the time periods specified therein, and, upon such execution and delivery, such Subsidiary shall constitute a “Grantor” for all purposes hereunder with the same force and effect as if originally named as a Grantor herein.  The execution and delivery of such Global Supplement shall not require the consent of any Grantor hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Upon the acquisition of any property by any Grantor, if such property, in the judgment of the Collateral Agent, shall not already be subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties, then the Grantor shall, at the Grantors’ expense, execute and deliver to the Collateral Agent a Global Supplement substantially in the form of Exhibit A hereto. If the Collateral is IP Collateral, the Grantor shall, at the Grantor’s expense, execute and deliver to the Collateral Agent an intellectual property security agreement in form and substance reasonably acceptable to the Collateral Agent (the “Intellectual Property Security Agreement”), and to comply with the requirements of Section 6.12 of the Credit Agreement, within the time periods specified therein.  The execution and delivery of such Global Supplement and/or Intellectual Property Security Agreement shall not require the consent of any Grantor hereunder.

Section 4.15           Perfection Certificates; Collateral Reports.

(a)           Each Grantor shall provide to the Collateral Agent a completed Perfection Certificate, duly executed by an Authorized Officer of such Grantor, together with all schedules required to be delivered in connection therewith (i) on the Closing Date as required pursuant to the Credit Agreement, (ii) on each date required pursuant to Section 6.02(k) of the Credit Agreement, and (iii) on the date that any additional Grantor becomes a party to this Agreement pursuant to Section 4.14 hereof; provided that the delivery of such new Perfection Certificate shall not serve to cure, or constitute a waiver of, any Default or Event of Default that may have occurred as a result of such information becoming untrue, incorrect, inaccurate or incomplete in any material respect.

(b)           Collateral Reports.  In addition to the reporting requirements set forth in Section 6.02(j) of the Credit Agreement, whenever a reasonable request setting forth the basis for such request is received from the Collateral Agent, each Grantor will promptly, at its own sole cost and expense, deliver to the Collateral Agent, in written hard copy form or other readable form, as specified by the Collateral Agent, such listings, agings, descriptions, schedules and other reports with respect to its Accounts Receivable,

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Inventory, Equipment and other Collateral as the Collateral Agent may instruct, all of the same to be in such scope, categories and detail as the Collateral Agent may reasonably request and to be accompanied by copies of invoices and other documentation as and to the extent instructed by the Collateral Agent.

ARTICLE 5

Accounts

Section 5.01           Deposit Accounts.

(a)           The Grantors shall cause all Deposit Accounts to be subject at all times to a fully effective Control Agreement except (i) any payroll account used exclusively for funding the payroll obligations of the Grantors in the ordinary course of business, or (ii) any Deposit Account so long as the aggregate balance in any such Deposit Account is not in excess of $15,000 and the aggregate balance of all Deposit Accounts that are not subject to control agreements is not in excess of $100,000 (any Deposit Account that is not required to be subject to a control agreement pursuant to this Section 5.01 shall be referred to as an “Excluded Deposit Account”).

(b)           Immediately upon the creation or acquisition of any new Deposit Account (other than any Deposit Account that would qualify as an Excluded Deposit Account) or any interest therein by any Grantor, such Grantor shall cause to be in full force and effect, prior to the deposit of any funds therein, a Control Agreement duly executed by such Grantor, the Collateral Agent and the applicable Depositary Bank.

Section 5.02           Securities Accounts and Commodities Accounts.

(a)           The Grantors shall cause all Securities Accounts or Commodity Accounts to be subject at all times to a fully effective control agreement.

(b)           Immediately upon the creation or acquisition of any new Securities Account or Commodity Account or any interest therein by any Grantor, such Grantor shall cause to be in full force and effect, prior to the crediting of any financial asset with respect to which any Grantor is an entitlement holder, a control agreement duly executed by such Grantor, the Collateral Agent and the applicable Securities Intermediary or Commodity Intermediary, as the case may be.

(c)           The provisions of this Section 5.02 shall not apply to any Financial Assets credited to a Securities Account for which the Collateral Agent is the Securities Intermediary.  No Grantor shall grant Control over any Investment Property to any person other than the Collateral Agent.

Section 5.03           Operation of Collateral Accounts.  Except as expressly permitted pursuant to this Agreement or the Credit Agreement, the Grantors shall cause all cash and Cash Equivalents and all securities entitlements to be maintained in Collateral Accounts.  Prior to the occurrence and continuance of an Event of Default, the Grantors may withdraw, or direct the disposition of, funds and other investments or financial assets held in the Collateral Accounts.  Upon the occurrence and

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during the continuance of an Event of Default, upon written notice to any Grantor, the Collateral Agent shall be permitted to (i) retain, or instruct the relevant Securities Intermediary or Depositary Bank to retain, all cash and investments held in any Collateral Account, (ii) liquidate or issue entitlement orders with respect to, or instruct the relevant Securities Intermediary or Depositary Bank to liquidate, any or all investments or financial assets held in any Collateral Account, (iii) issue a Notice of Exclusive Control or other similar instructions with respect to any Collateral Account and instruct the Depositary Bank or Securities Intermediary to follow the instructions of the Collateral Agent, and (iv) withdraw any amounts held in any Collateral Account and apply such amounts in accordance with the terms of this Agreement and the Credit Agreement.

Section 5.04           Collection of Accounts.

(a)           Each Grantor shall, in a manner consistent with the provisions of this Article V, endeavor to cause to be collected from the account debtor named in each of its Accounts Receivable, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures), any and all amounts owing under or on account of such Accounts Receivable and shall, if required to do so pursuant to the terms of this Agreement, cause such collections to be deposited or held in a Collateral Account.

(b)           Each Grantor shall, and the Collateral Agent hereby authorizes each Grantor to, enforce and collect all amounts owing to it on its Inventory and Accounts Receivable, for the benefit and on behalf of the Collateral Agent and the other Secured Parties; provided, however, that such privilege may at the sole option of the Collateral Agent, by written notice to the Borrower (on behalf of all Grantors), be terminated upon the occurrence and during the continuance of any Event of Default.

ARTICLE 6

IP Collateral

Section 6.01           Recording of Intellectual Property Security Agreement.  If a Grantor acquires any Trademark, Copyright or Patent, such Grantor agrees to execute or otherwise authenticate an Intellectual Property Security Agreement, for recording the security interest granted hereunder to the Collateral Agent in such IP Collateral with the U.S. Patent and Trademark Office, the U.S. Copyright Office, and any other U.S. governmental authorities necessary to perfect the security interest hereunder in such IP Collateral.

Section 6.02           Registration of Intellectual Property. If any Grantor acquires any Trademark, Copyright or Patent, except to the extent failure to act could not reasonably be expected to have a Material Adverse Effect, with respect to registrations and applications of IP Collateral, each Grantor agrees to take, at its expense, all commercially reasonable steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority located in the United States, to (i) maintain the validity and enforceability of such registrations and applications of IP Collateral and maintain such registrations and applications of IP Collateral in full force and effect, and (ii) if consistent with the reasonable business judgment of such Grantor, pursue the registration and maintenance of all Patents,

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Trademarks or Copyrights material to the conduct of its business, now or hereafter included in such IP Collateral owned by such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.  No Grantor shall, without the written consent of the Collateral Agent, discontinue use of or otherwise abandon any of its IP Collateral, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such IP Collateral is no longer desirable in the conduct of such Grantor’s business.

Section 6.03           Infringements. In the event that any Grantor becomes aware that any material item of its IP Collateral is being infringed or misappropriated by a third party in any way, that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, such Grantor shall promptly notify the Collateral Agent and shall take such actions, at its expense, as such Grantor or the Collateral Agent reasonably deems appropriate under the circumstances, if consistent with its reasonable business judgment, to protect or enforce such IP Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.

Section 6.04           Use of Intellectual Property.  Each Grantor hereby agrees not to divest itself of any material right under or with respect to any IP Collateral material to its business other than in the ordinary course of business or as expressly permitted pursuant to the Credit Agreement absent prior written approval of the Collateral Agent.

ARTICLE 7

Power of Attorney

Section 7.01           Power of Attorney.  Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor’s name or otherwise, for the use and benefit of the Collateral Agent and the other Secured Parties, (a) (i) in the event such Grantor fails to take any action required by Section 2.01 within five (5) Business Days after demand if no Event of Default exists, or (ii) immediately without notice or demand, if an Event of Default exists, to take actions required to be taken by the Grantors under Section 2.01 of this Agreement, (b) upon the occurrence and during the continuance of an Event of Default, (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (iii) to sign the name of any Grantor on any invoices, schedules of Collateral, freight or express receipts, or bills of lading storage receipts, warehouse receipts or other documents of title relating to any of the Collateral; (iv) to sign the name of any Grantor on any notice to such Grantor’s Account Debtors; (v) to sign the name of any Grantor on any proof of claim in bankruptcy against Account Debtors, and on notices of lien, claims of mechanic’s liens, or

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assignments or releases of mechanic’s liens securing the Accounts; (vi) to sign change of address forms to change the address to which each Grantor’s mail is to be sent to such address as the Collateral Agent shall designate; (vii) to receive and open each Grantor’s mail, remove any Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrower or to any trustee in bankruptcy or receiver of a Grantor, or other legal representative of a Grantor whom the Collateral Agent reasonably determines to be the appropriate person to whom to so turn over such mail; (viii) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (ix) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (x) to take all such action as may be reasonably necessary to obtain the payment of any letter of credit and/or banker’s acceptance of which any Grantor is a beneficiary; (xi) to repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of any Grantor; (xii) to use, license or transfer any or all General Intangibles of any Grantor, subject to those restrictions to which such Grantor is subject under applicable Law and by contract; (xiii) to cause all Documents (including, without limitation, freight or express receipts, or bills of lading storage receipts, warehouse receipts or other documents of title) to name the Collateral Agent as consignee and to obtain control over the Documents; and (xiv) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things reasonably necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent was the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any other Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any other Secured Party, or to present or file any claim or notice.  It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of each Grantor for the purposes set forth above is coupled with an interest and is irrevocable.

Section 7.02           No Obligation to Act.  The Collateral Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 7.01, but if the Collateral Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Grantor for any act or omission to act, except where a court of competent jurisdiction determines by final and nonappealable judgment that the subject act or omission to act has resulted from the gross negligence or willful misconduct of the Collateral Agent.  The provisions of Section 7.01 shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any other Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any other Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by applicable Law or otherwise.

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ARTICLE 8

Remedies

Section 8.01           Remedies upon Default.  Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC or other applicable Law.  The rights and remedies of the Collateral Agent shall include, without limitation, the right to take any or all of the following actions at the same or different times:

(a)           With respect to any Collateral consisting of Accounts, General Intangibles (including Payment Intangibles), Letter-of-Credit Rights, Instruments, Chattel Paper, Documents, and Investment Property, the Collateral Agent may collect the Collateral with or without the taking of possession of any of the Collateral.

(b)           With respect to any Collateral consisting of Accounts, the Collateral Agent may: (i) demand, collect and receive any amounts relating thereto, as the Collateral Agent may determine; (ii) commence and prosecute any actions in any court for the purposes of collecting any such Accounts and enforcing any other rights in respect thereof; (iii) defend, settle or compromise any action brought and, in connection therewith, give such discharges or releases as the Collateral Agent may reasonably deem appropriate; (iv) without limiting the Collateral Agent’s rights set forth in Section 7.01 hereof, receive, open and dispose of mail addressed to any Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to such Accounts or securing or relating to such Accounts, on behalf of and in the name of such Grantor; and (v) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any such Accounts or the goods or services which have given rise thereto, as fully and completely as though the Collateral Agent was the absolute owner thereof for all purposes.

(c)           With respect to any Collateral consisting of Investment Property, the Collateral Agent may: (i) exercise all rights of any Grantor with respect thereto, including without limitation, the right to exercise all voting and corporate rights at any meeting of the shareholders of the issuer of any Investment Property and to exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any Investment Property as if the Collateral Agent was the absolute owner thereof, including the right to exchange, at its discretion, any and all of any Investment Property upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, all without liability except to account for property actually received as provided in Section 7.02 hereof; (ii) transfer such Collateral at any time to itself, or to its nominee, and receive the income thereon and hold the same as Collateral hereunder or apply it to the Secured Obligations; and (iii) demand, sue for, collect or make any compromise or settlement it deems desirable.  The Grantors recognize that (a) the Collateral Agent may be unable to effect a public sale of all or a part of the Investment Property by reason of certain prohibitions contained in the Securities Act of 1933, 15 U.S.C. §77 (as amended and in effect, the “Securities Act”) or the securities laws of various states (the “Blue Sky Laws”), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Investment Property for their own account,

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for investment and not with a view to the distribution or resale thereof, (b) that private sales so made may be at prices and upon other terms less favorable to the seller than if the Investment Property were sold at public sales, (c) that neither the Collateral Agent nor any other Secured Party has any obligation to delay sale of any of the Investment Property for the period of time necessary to permit the Investment Property to be registered for public sale under the Securities Act or the Blue Sky Laws, and (d) that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.  Notwithstanding anything herein to the contrary, no Grantor shall be required to register, or cause the registration of, any Investment Property under the Securities Act or any Blue Sky Laws.

(d)           With respect to any Collateral consisting of Inventory, Goods, and Equipment, the Collateral Agent may conduct one or more going out of business sales, in the Collateral Agent’s own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Grantor.  The Collateral Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Collateral Agent or such agent or contractor).  Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Collateral Agent or such agent or contractor and neither any Grantor nor any Person claiming under or in right of any Grantor shall have any interest therein.  Each purchaser at any such going out of business sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

(e)           With or without legal process and with or without prior notice or demand for performance, the Collateral Agent may enter upon, occupy, and use any premises owned or occupied by each Grantor, and may exclude the Grantors from such premises or portion thereof as may have been so entered upon, occupied, or used by the Collateral Agent.  The Collateral Agent shall not be required to remove any of the Collateral from any such premises upon the Collateral Agent’s taking possession thereof, and may render any Collateral unusable to the Grantors.  In no event shall the Collateral Agent be liable to any Grantor for use or occupancy by the Collateral Agent of any premises pursuant to this Section 8.01, nor for any charge (such as wages for the Grantors’ employees and utilities) incurred in connection with the Collateral Agent’s exercise of the Collateral Agent’s Rights and Remedies hereunder, other than for direct or actual damages resulting from the gross negligence or willful misconduct of the Collateral Agent as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(f)            The Collateral Agent may require any Grantor to assemble the Collateral and make it available to the Collateral Agent at such Grantor’s sole risk and expense at a place or places which are reasonably convenient to both the Collateral Agent and such Grantor.

(g)           The Collateral Agent may require any Grantor to name the Collateral Agent as consignee on any Documents and to furnish the Collateral Agent with control over any such Documents.

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(h)           Each Grantor agrees that the Collateral Agent shall have the right, subject to applicable Law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

(i)            Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Collateral Agent shall provide the Grantors such advance notice as may be practicable under the circumstances), the Collateral Agent shall give the Grantors at least ten (10) days’ prior written notice, by authenticated record, of the date, time and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made.  Each Grantor agrees that such written notice shall satisfy all requirements for notice to such Grantor which are imposed under the UCC or other applicable Law with respect to the exercise of the Collateral Agent’s Rights and Remedies upon an Event of Default.  The Collateral Agent shall not be obligated to make any sale or other disposition of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

(j)            Any public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale.  At any sale or other disposition, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  If any of the Collateral is sold, leased, or otherwise disposed of by the Collateral Agent on credit, the Secured Obligations shall not be deemed to have been reduced as a result thereof unless and until payment in full is received thereon by the Collateral Agent.  In the event that the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and apply the proceeds from such resale in accordance with the terms of Section 6.02 of this Agreement.

(k)           At any public (or, to the extent permitted by applicable Law, private) sale made pursuant to this Section 8.01, the Collateral Agent or any other Secured Party may bid for or purchase, free (to the extent permitted by applicable Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor, the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Collateral Agent or such other Secured Party from any Grantor on account of the Secured Obligations as a credit against the purchase price, and the Collateral Agent or such other Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.

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(l)            For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof.  The Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.

(m)          As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

(n)           To the extent permitted by applicable Law, each Grantor hereby waives all rights of redemption, stay, valuation and appraisal which such Grantor now has or may at any time in the future have under any applicable Law now existing or hereafter enacted.

Section 8.02           Application of Proceeds.  (a) After the occurrence and during the continuance of an Event of Default and acceleration of the Secured Obligations, the Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, or any Collateral granted under any other of the Collateral Documents, in accordance with Section 8.03 of the Credit Agreement.

(b)           Subject to the provisions of the Credit Agreement and to clause (a) of this Section 8.02, the Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale or other disposition of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale or other disposition shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold or otherwise disposed of and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

ARTICLE 9

Perfection of Security Interest

Section 9.01           Perfection by Filing.  This Agreement constitutes an authenticated record, and each Grantor hereby authorizes the Collateral Agent, pursuant to the provisions of Section 2.01 and Section 7.01, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral, in such filing offices as the Collateral Agent shall reasonably deem appropriate, and the Grantors shall pay the Collateral Agent’s reasonable costs and expenses incurred in connection therewith.

Section 9.02           Other Perfection, Etc.  Each Grantor shall at any time and from time to time take such steps as the Collateral Agent may reasonably request for the Collateral Agent (a) to

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obtain an acknowledgment, in form and substance reasonably satisfactory to the Collateral Agent, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Collateral Agent, (b) to obtain Control of any Investment Property, Deposit Accounts (other than Excluded Deposit Accounts), Letter-of-Credit Rights or Electronic Chattel Paper, with any agreements establishing Control to be in form and substance reasonably satisfactory to the Collateral Agent, and (c) otherwise to insure the continued perfection of the Collateral Agent’s security interest in any of the Collateral with the priority described in Section 3.03 and of the preservation of its rights therein.

Section 9.03           Savings Clause.  Nothing contained in this Article 9 shall be construed to narrow the scope of the Collateral Agent’s Security Interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the Collateral Agent’s Rights and Remedies hereunder except (and then only to the extent) as mandated by the UCC.

ARTICLE 10

Miscellaneous

Section 10.01         Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement.

Section 10.02         Grant of Non-Exclusive License.  Without limiting the provisions of Section 8.01 hereof or any other rights of the Collateral Agent as the holder of a Lien on any IP Collateral, each Grantor hereby grants to the Collateral Agent, and the representatives and independent contractors of the Collateral Agent, a royalty free, non-exclusive, irrevocable license, to use, apply, and affix any trademark, trade name, logo, or the like in which any Grantor now or hereafter has rights, such license to be effective only upon the occurrence and during the continuance of any Event of Default in connection with the Collateral Agent’s exercise of the Collateral Agent’s Rights and Remedies hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or any sale or other disposition of Inventory.  The license granted in this Section 10.02 shall remain in full force and effect throughout the term of this Agreement, notwithstanding the release of any Grantor hereunder.

Section 10.03         Security Interest Absolute.  All rights of the Collateral Agent hereunder, the Security Interest and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from the Guaranty or any other guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

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Section 10.04         Survival of Agreement.  All covenants, agreements, representations and warranties made by each Grantor herein and in any other Loan Document and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loan and the issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Collateral Agent, the L/C Issuer or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect unless terminated in accordance with Section 10.14 hereof.

Section 10.05         Binding Effect; Several Agreement; Assignments.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of each Grantor that are contained in this Agreement shall bind and inure to the benefit of each Grantor and its respective successors and assigns.  This Agreement shall be binding upon each Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of each Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such attempted assignment or transfer shall be void) except as expressly permitted by this Agreement or the Credit Agreement.  This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

Section 10.06         Collateral Agent’s Fees and Expenses; Indemnification.

(a)           Without limiting or duplicating any of their obligations under the Credit Agreement, the Guaranty or the other Loan Documents, the Grantors jointly and severally agree to pay all reasonable out-of-pocket expenses incurred by the Collateral Agent, including the reasonable fees, charges and disbursements of any counsel and any outside consultants for the Collateral Agent, in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the Collateral Agent’s Rights and Remedies hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.

(b)           Without limiting or duplicating any of their indemnification obligations under the Credit Agreement, the Guaranty or the other Loan Documents, the Grantors shall jointly and severally indemnify the Collateral Agent (or any sub-agent thereof), each other Secured Party and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Grantor arising out of, in connection with, or as a result of, (i) the execution or delivery

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of this Agreement, the Credit Agreement, any other Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Collateral Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement, the Credit Agreement and the other Loan Documents, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Grantor, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Grantor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Grantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  In connection with any indemnified claim hereunder, the Indemnitee shall be entitled to select its own counsel and the Grantors shall promptly pay the reasonable fees and expenses of such counsel.

(c)           To the fullest extent permitted by applicable Law, no Grantor shall assert, and each Grantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby, or the transactions contemplated hereby or thereby.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement, the Credit Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(d)           Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Collateral Documents.  All amounts due under this Section 10.06 shall be payable not later than ten (10) Business Days after demand therefor.

(e)           The agreements in this Section 10.06 shall survive the resignation of the Collateral Agent, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Secured Obligations.

Section 10.07         Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT WITH RESPECT TO THE PERFECTION, THE EFFECT OF PERFECTION

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AND NON-PERFECTION OF SECURITY INTERESTS, AND THE PRIORITY OF A SECURITY INTEREST IN COLLATERAL, THE REQUIREMENTS OF ARTICLE 9 OF THE APPLICABLE UNIFORM COMMERCIAL CODE SHALL GOVERN.

Section 10.08         Waivers; Amendment.

(a)           The rights, remedies, powers, privileges, and discretions of the Collateral Agent hereunder (herein, the “Collateral Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have.  No delay or omission by the Collateral Agent in exercising or enforcing any of the Collateral Agent’s Rights and Remedies shall operate as, or constitute, a waiver thereof.  No waiver by the Collateral Agent of any Event of Default or of any Default under any other agreement shall operate as a waiver of any other Event of Default or other Default hereunder or under any other agreement.  No single or partial exercise of any of the Collateral Agent’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Collateral Agent and any Person, at any time, shall preclude the other or further exercise of the Collateral Agent’s Rights and Remedies.  No waiver by the Collateral Agent of any of the Collateral Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.  The Collateral Agent’s Rights and Remedies may be exercised at such time or times and in such order of preference as the Collateral Agent may determine. The Collateral Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Secured Obligations.  No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Grantor or Grantors with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

Section 10.09         Waiver Of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND

F-1-27

(B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.09.

Section 10.10         Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.11         Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.12         Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.13         Jurisdiction; Waiver of Venue; Consent to Service of Process.

(a)           EACH OF THE GRANTORS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY OF THE GRANTORS OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

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(b)           EACH OF THE GRANTORS IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)           EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.01.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.14         Termination; Release of Collateral.

(a)           Any Lien upon any Collateral will be released automatically if the Collateral constitutes property being sold, transferred or disposed of in a Disposition permitted by Section 7.05 of the Credit Agreement upon receipt by the Collateral Agent of the Net Cash Proceeds thereof to the extent required by the Credit Agreement.  Upon at least two (2) Business Days prior written request by the Grantors, the Collateral Agent shall execute such documents as may be necessary to evidence the release of the Liens upon any Collateral described in this Section 10.14(a); provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in its reasonable opinion, would, under applicable Law, expose the Collateral Agent to liability or entail any adverse consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of any Grantor in respect of) all interests retained by any Grantor, including, without limitation, the Proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(b)           Except for those provisions which expressly survive the termination thereof, this Agreement and the Security Interest granted herein shall terminate when (i) the Aggregate Commitments have expired or been terminated, (ii) all of the Secured Obligations have been paid in full in cash or otherwise satisfied, (iii) all L/C Obligations have been reduced to zero (or fully Cash Collateralized in a manner reasonably satisfactory to the L/C Issuer and the Administrative Agent), and (iv) the L/C Issuer has no further obligation to issue Letters of Credit under the Credit Agreement, at which time the Collateral Agent shall execute and deliver to the Grantors, at the Grantors’ expense, all UCC termination statements, releases and similar documents that the Grantors shall reasonably request to evidence such termination; provided, however, that the Credit Agreement, this Agreement, and the Security Interest granted herein shall be reinstated if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must

F-1-29

otherwise be restored by any Secured Party upon the bankruptcy or reorganization of any Grantor.  Any execution and delivery of termination statements, releases or other documents pursuant to this Section 10.14 shall be without recourse to, or warranty by, the Collateral Agent or any other Secured Party.

Section 10.15         Conflict.  In the event of a conflict between this Agreement and any Pledge Agreement, the terms of such Pledge Agreement shall control with respect to the Pledged Collateral (as defined in each such Pledge Agreement) and the terms of this Agreement shall control with respect to all other Collateral.  In the event of a conflict between this Agreement and any Intellectual Property Security Agreement, the terms of the applicable Intellectual Property Security Agreement shall control with respect to the IP Collateral and the terms of this Agreement shall control with respect to all other Collateral.

Section 10.16         Release.  Notwithstanding anything herein to the contrary, the Grantors, and by its acceptance hereof, the Collateral Agent, on its own behalf and on behalf of the Secured Parties, agree that, from and after the Closing Date, any Person that was a “Grantor” (as defined in the Previous Security Agreement) under the Previous Security Agreement and is not a party hereto shall not have any obligations hereunder and, from and after the Closing Date, the Collateral Agent shall release such Person from all obligations arising from or otherwise related to the Previous Security Agreement and, on the closing Date, shall terminate all Liens in favor of the Collateral Agent with respects to the assets and properties of each such Person.

[SIGNATURE PAGE FOLLOWS]

F-1-30

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GRANTORS:

LEHIGH GAS PARTNERS LP,
a Delaware limited partnership

By: Lehigh Gas GP LLC, its general partner

By:
Name: Joseph V. Topper, Jr.
Title: Chief Executive Officer

LEHIGH GAS WHOLESALE LLC,
a Delaware limited liability company

By:
Name: Joseph V. Topper, Jr.
Title: President

LEHIGH GAS WHOLESALE SERVICES, INC.,
a Delaware corporation

By:
Name: Joseph V. Topper, Jr.
Title: President

LGP REALTY HOLDINGS LP,
a Delaware limited partnership

By:	LGP Realty Holdings GP LLC, a Delaware
limited liability company, its General Partner

By:
Name: Joseph V. Topper, Jr.
Title: President

LGP REALTY HOLDINGS GP LLC,
a Delaware limited liability company

By:
Name: Joseph V. Topper, Jr.
Title: President

F-1-31

GRANTORS:

1 N. RT. 31 PENNINGTON, LLC

100 EAST UWCHLAN AVE. EXTON, LLC

100 YORK JENKINTOWN LLC

1001 BALTIMORE AVE. EAST LANSDOWNE, LLC

1003 FREEPORT RD CHESWICK, LLC

101 LANCASTER AVE. MALVERN, LLC

10202 LORAIN CLEVELAND LLC

103 EAST MAIN FREEHOLD LLC

103 N. POTTSTOWN PIKE EXTON, LLC

10300 BROOKPARK BROOKLYN LLC

104 ROUTE 57 HACKETTSTOWN LIMITED LIABILITY COMPANY

1071 PARKWAY AVE. WEST TRENTON, LLC

10843 MONTGOMERY CINCINNATI LLC

1090 BOARDMAN POLAND LLC

1095 S. WEST END BLVD. QUAKERTOWN, LLC

11 ROUTE 10 EAST SUCCASUNNA, LLC

1110 MCCARTHUR ROAD WHITEHALL, LLC

11250 GRANGER GARFIELD HEIGHTS LLC

113 NORTH GULPH ROAD KING OF PRUSSIA, LLC

1130 BALTIMORE PIKE GLEN MILLS, LLC

115 BLOOMFIELD MONTCLAIR LLC

1170 RARITAN CRANFORD LLC

11775 SPRINGFIELD SPRINGDALE LLC

12 WHITE HORSE PIKE CLEMENTON, LLC

120 ROUTE 173 WEST ASBURY LIMITED LIABILITY COMPANY

1201 RT. 33 TRENTON, LLC

1229 MCDADE BLVD. WOODLYN, LLC

123 NORTH PINE LANGHORNE, LLC

1251 ROUTE 206 PRINCETON LIMITED LIABILITY COMPANY

1266 E. OLD LINCOLN HWY. LANGHORNE, LLC

127 EASTON NEW BRUNSWICK LLC

1300 GALLOPING HILL KENILWORTH LLC

13165 LARCHMERE SHAKER HEIGHTS LLC

1326 HOPPLE CINCINNATI LLC

135 OLD CRANBURY RD. CRANBURY, LLC

1386 STATE ROUTE 125 AMELIA LLC

1396 DELSEA DR. DEPTFORD, LLC

14008 LORAIN CLEVELAND LLC

14043 STATE NORTH ROYALTON LLC

1405 N STATE ST CLAIRTON, LLC

1419 W. MAIN ST LANSDALE, LLC

142 MOHAWK TRAIL GREENFIELD, LLC

145 BROADWAY HILLSDALE LLC

1469 LAKE AVE ROCHESTER, LLC

14718 MADISON LAKEWOOD LLC

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15 MAIN STREET WATSONTOWN, LLC

15150 SNOW BROOKPARK LLC

152 MORRIS MORRISTOWN LLC

1550 QUEEN CINCINNATI LLC

1595 CENTRAL AVE COLONIE, LLC

16 ROUTE 173 WEST HAMPTON LIMITED LIABILITY COMPANY

16067 SR-170 EAST LIVERPOOL LLC

162 SOUTHAMPTON WESTFIELD, LLC

169 PERRYVILLE ROAD HAMPTON LIMITED LIABILITY COMPANY

1700 BROOKPARK CLEVELAND LLC

1707 ROUTE 31 SOUTH CLINTON, LLC

171 MT. BETHEL ROAD WARREN, LLC

1771 RT. 206 SOUTHAMPTON, LLC

1775 MARKETPLACE HENRIETTA LLC

17810 BAGLEY MIDDLEBURG HEIGHTS LLC

181 ELM ST. WESTFIELD, LLC

1824 WHITE HORSE PIKE MERCERVILLE, LLC

1830 EASTON AVENUE SOMERSET, LLC

1830 WILBRAHAM RD. SPRINGFIELD, LLC

192 MADISON CONVENT STATION LLC

2 CHURCH STREET LIBERTY CORNER, LLC

2 E PASSAIC MAYWOOD LLC

2 HIGHWAY 36 KEANSBURG, LLC

2 MARLTON PIKE W. CHERRY HILL, LLC

2 RIDGE LYNDHURST LLC

20 NORTH ERIE HAMILTON LLC

200 W. MONTGOMERY AVE. ARDMORE, LLC

201 W. GERMANTOWN PIKE NORRISTOWN, LLC

204 PARSIPPANY PARSIPPANY LLC

20420 CHAGRIN SHAKER HEIGHTS LLC

2058 DELAWARE AVE BUFFALO, LLC

210 TUCKERTON RD. MEDFORD, LLC

211 WATCHUNG BLOOMFIELD LLC

2159 SOUTH GREEN UNIVERSITY HEIGHTS LLC

2200 BABCOCK BLVD PITTSBURGH, LLC

226 BLOOMFIELD AVENUE CALDWELL, LLC

2276 HIGHWAY 34 NORTH ALLENWOOD, LLC

2306 LYCOMING CREEK ROAD WILLIAMSPORT, LLC

2311 N TRIPHAMMER RD LANSING, LLC

234-248 N. 63RD ST. PHILADELPHIA, LLC

23425 LORAIN NORTH OLMSTED LLC

2360 SOUTH AVENUE SCOTCH PLAINS, LLC

2401 HAVERFORD ROAD ARDMORE, LLC

2405 ROUTE 286 PITTSBURGH, LLC

2447 ANDERSON CRESCENT SPRINGS LLC

245 MOUNTAIN SPRINGFIELD LLC

247 GORDONS MANALAPAN LLC

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249 WEST MITCHELL CINCINNATI LLC

2501 BRIGHTON AVE PITTSBURGH, LLC

2503 BURLINGTON, LLC

251-259 NEW BRUNSWICK AVENUE FORDS, LLC

25295 LORAIN NORTH OLMSTED LLC

25466 DETROIT WESTLAKE LLC

25525 CENTER RIDGE WESTLAKE LLC

25705 CHAGRIN BEACHWOOD LLC

258-260 RT. 130 N. BORDENTOWN, LLC

2643 WARRENSVILLE UNIVERSITY HEIGHTS LLC

2696 MADISON CINCINNATI LLC

2700 LEECHBURG RD LOWE BURRELL, LLC

2701 CHESTER CLEVELAND LLC

2703 BELMONT YOUNGSTOWN LLC

2720 SALT SPRINGS YOUNGSTOWN GIRAD LLC

2801 MAYFIELD CLEVELAND HEIGHTS LLC

2811 RT. 73 MAPLE SHADE, LLC

2901 ASBURY OCEAN LLC

2959 ROUTE 10 EAST PARSIPPANY, LLC

29775 CLEMENS WESTLAKE LLC

30 DONNERMOYER BELLEVUE LLC

301 S. KEMP ST. LYONS, LLC

3051 RT. 38 MOUNT LAUREL, LLC

3059 GROVE LORAIN LLC

3065 WEST 117TH CLEVELAND LLC

307 SOUTH MAIN STREET FLEMINGTON, LLC

30812 DETROIT WESTLAKE LLC

310 BOARDMAN CANFIELD YOUNGSTOWN LLC

3100 WEST 14TH CLEVELAND LLC

3101 N. BROAD ST. PHILADELPHIA, LLC

3180 MONTGOMERY LOVELAND LLC

3221 ROUTE 22 BRANCHBURG, LLC

32393 LORAIN NORTH RIDGEVILLE LLC

335 FRANKLIN MILLS CIRCLE PHILADELPHIA, LLC

336 MORRIS SUMMIT LLC

34-38 ROUTE 15 LAFAYETTE, LLC

3550 GENESEE ST CHEEKTOWAGA, LLC

3577 ROUTE 611 BARTONSVILLE LLC

3590 MADISON CINCINNATI LLC

35985 CENTER RIDGE NORTH RIDGEVILLE LLC

3602 MAHONING YOUNGSTOWN LLC

3727 LINCOLN THORNDALE LLC

3735 FULTON CLEVELAND LLC

390 SOUTH MAPLE AVENUE GLEN ROCK, LLC

39105 COLORADO AVON LAKE LLC

3983 MAYFIELD CLEVELAND HEIGHTS LLC

4001 HAUCK CINCINNATI LLC

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4006 LEE CLEVELAND LLC

402 EAST BRIDGE ELYRIA LLC

40890 SR-154 LISBON LLC

409 ROUTE 130 SOUTH CINNAMINSON, LLC

415 SOUTH MAIN STREET SHENANDOAH, LLC

4161 WEST 150TH CLEVELAND LLC

4200 WHITAKER AVE. PHILADELPHIA, LLC

4212 RT. 130 WILLINGBORO, LLC

4282 MONTICELLO SOUTH EUCLID LLC

4301 WINSTON COVINGTON LLC

4343 EAST ROYALTON BROADVIEW HEIGHTS LLC

445 ROUTE 3 SECAUCUS, LLC

4545 READING CINCINNATI LLC

461 BLOOMFIELD BLOOMFIELD LLC

4612 EDGMONT AVE BROOKHAVEN, LLC

4616 MCKNIGHT RD PITTSBURGH, LLC

4774 ROYALTON BROADVIEW HEIGHTS LLC

479 KROCKMALLY PERTH AMBOY LLC

4900 MONTGOMERY CINCINNATI LLC

4901 FLEET CLEVELAND LLC

4910 HARVARD NEWBURGH HEIGHTS LLC

495 MAIN STREET CHESTER, LLC

505 ROUTE 10 WHIPPANY LLC

505 ROUTE 202 BEDMINSTER LLC

506 COMMONWEALTH ERLANGER LLC

507 ALLEGHENY AVE OAKMONT, LLC

508 AVON BELDEN AVON LAKE LLC

5200 ROCKSIDE INDEPENDENCE LLC

5206 STATE PARMA LLC

5219 DETROIT SHEFFIELD LLC

5250 TORRESDALE AVE. PHILADELPHIA, LLC

528 ALTAMONT BOULEVARD FRACKVILLE, LLC

53 W FAYETTE ST UNIONTOWN, LLC

543 OHIO CINCINNATI LLC

546 WARDS CORNER LOVELAND LLC

549 HIGHWAY 36 NORTH AND MAIN STREET BELFORD, LLC

5502 MAHONING AUSTINTOWN LLC

5510 ST CLAIR CLEVELAND LLC

552 EAST 152ND CLEVELAND LLC

555 NORTH YORK HATBORO LLC

5575 DIXIE FAIRFIELD LLC

56 THIRD AVENUE SECAUCUS, LLC

5700 HOMEVILLE RD WEST MIFFLIN, LLC

5716 HULMEVILLE ROAD BENSALEM, LLC

599 EAST MAIN CANFIELD LLC

600 ROUTE 206 SOMERVILLE, LLC

600 S. OAK ROAD PRIMOS SECANE, LLC

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6000 VROOMAN PAINESVILLE LLC

601 STATE HIGHWAY 12 FLEMINGTON LIMITED LIABILITY COMPANY

602 LALOR TRENTON LLC

606 MONTGOMERY AVE. NARBERTH, LLC

6151 PFEIFFER CINCINNATI LLC

632 SECOND AVENUE LONG BRANCH, LLC

6585 RIDGE PARMA LLC

6816 EASTON ROAD PIPERSVILLE, LLC

6875 MAIN ST WILLIAMSVILLE, LLC

727 EAST MAIN LEBANON LLC

735 MCCARTNEY YOUNGSTOWN LLC

736 DRESDEN EAST LIVERPOOL LLC

7380 BEECHMONT CINCINNATI LLC

7424 WEST CHESTER PIKE UPPER DARBY, LLC

7510 BROADVIEW PARMA LLC

759 CHESTER PIKE PROSPECT PARK, LLC

7799 MONTGOMERY CINCINNATI LLC

780 STELTON PISCATAWAY LLC

7961 US HIGHWAY 42 FLORENCE LLC

799 VALLEY FORGE PHOENIXVILLE LLC

800 GREENWOOD TRENTON LLC

801 NORTH LEAVITT AMHERST LLC

8020 MONTGOMERY CINCINNATI LLC

8039 BURLINGTON FLORENCE LLC

812 PASSAIC CLIFTON GAS STATION LLC

8200 COLUMBIA OLMSTED FALLS LLC

869 FISCHER TOMS RIVER LLC

8800-8812 KENNEDY BOULEVARD NORTH BERGEN, LLC

890 NORTH CANFIELD NILES YOUNGSTOWN LLC

90 ROUTE 206 FLANDERS LLC

91 MINE BROOK ROAD BERNARDSVILLE, LLC

9171 UNION CENTRE WEST CHESTER LLC

9855 MASON-MONTGOMERY MASON LLC

9996 BUSTLETON AVE. PHILADELPHIA, LLC

BELVIDERE SOMERVILLE LEBANON RINGOES FLEMINGTON LIMITED LIABILITY COMPANY

BULL CREEK LLC

CHESTNUT AND LINE STREET MIFFLINBURG, LLC

COBBLER’S CREEK LLC

D. TOPPER, LLC

DDS TOPPER, LLC

DELG - UST I, LLC

EROP - OHIO, LLC

HARLEYSVILLE GAS STATION LLC

I-295 & BLACK HORSE PIKE MOUNT EPHRAIM, LLC

I-95 & MARKET ST. MARCUS HOOK, LLC

K-1 TOPPER, LLC

F-1-36

K-2 TOPPER, LLC

K-3 TOPPER, LLC

K-4 TOPPER, LLC

KWIK PIK REALTY — OHIO, LLC

KYLG-UST I, LLC

LANSDALE GAS STATION LLC

MALG - UST I, LLC

MALG - UST II, LLC

MELG-UST I, LLC

MMSCC-6, LLC

NHLG - UST I, LLC

NJLG-UST I, LLC

NYLG - UST I, LLC

OHLG-UST I, LLC

PALG - UST I, LLC

PALG - UST II, LLC

PALG - UST III, LLC

PALG - UST IV, LLC

PALG - UST VI, LLC

PALG-UST V, LLC

ROOSEVELT BLVD PHILADELPHIA, LLC

ROUTE 1 AND MENLO METUCHEN LLC

ROUTE 313 & 113 DUBLIN, LLC

ROUTE 53 AND ESTLING DENVILLE LLC

SJF, LLC

SJKP, LLC

ZEBRA RUN LLC

FOR EACH OF THE COMPANIES LISTED ABOVE:

By:	LGP Realty Holdings GP LLC,
a Delaware limited liability company, their Manager

By:
Name: Joseph V. Topper, Jr.
Title: President

F-1-37

COLLATERAL AGENT:

KEYBANK NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

F-1-38

EXHIBIT A

Form of Global Supplement

[Name of New Grantor/applicable existing Grantor]

[Address of New Grantor/applicable existing Grantor]

[Date]

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of October 30, 2012, (the “Credit Agreement”) by and among LEHIGH GAS PARTNERS LP, a Delaware limited partnership (the “Borrower”), KEYBANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders, collateral agent (in its capacity as collateral agent, the “Collateral Agent”) and L/C Issuer, the other Lenders party thereto and the other parties thereto.  All capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

Reference is also made to (i) that certain Second Amended and Restated Security Agreement, dated as of October 30, 2012, (the “Security Agreement”) by and among the Borrower, the other Grantors listed on the signature pages thereto and the other Persons who may become party to the Security Agreement from time to time pursuant to Section 4.14 thereof (together with the Borrower, collectively, the “Grantors”), and the Collateral Agent, for its own benefit and the benefit of the other Secured Parties[; and (ii) that certain Second Amended and Restated Guaranty, dated as of October 30, 2012, (the “Guaranty”) by and among the Guarantors listed on the signature pages thereto and the other Persons who may become party to the Guaranty from time to time (collectively, the “Guarantors”), and the Collateral Agent, for its own benefit and for the benefit of the other Secured Parties].

This Global Supplement supplements the Security Agreement [and the Guaranty] and is delivered by the undersigned,                                 , a                                     , ([the “New Subsidiary” or applicable existing Subsidiary]), pursuant to Section 6.12 of the Credit Agreement, [and] Section 4.14 of the Security Agreement [and Section 24 of the Guaranty].  [The New Subsidiary hereby agrees to be bound as a Grantor party to the Security Agreement and as a Guarantor party to the Guaranty by all of the terms, covenants, agreements, and conditions set forth in the Security Agreement and Guaranty, respectively, to the same extent that it would have been bound if it had been a signatory to the Security Agreement and Guaranty on the date of such Agreement.  The New Subsidiary hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the (i) Grantors contained in the Security Agreement, (ii) Guarantors contained in the Guaranty and (iii) Guarantors contained in the Credit Agreement.]

F-1-39

[Without limiting the generality of the foregoing, the New Subsidiary hereby (i) grants and pledges to the Collateral Agent, its successors and assigns, for its own benefit and the benefit of the other Secured Parties, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations (as defined in the Security Agreement), a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral and expressly assumes all obligations and liabilities of a Grantor under the Security Agreement; and (ii) acknowledges and agrees that it is jointly and severally liable for all the Guaranteed Obligations (as defined in the Guaranty) under the Guaranty to the same extent and with the same force and effect as if the New Subsidiary had originally been one of the Guarantors under the Guaranty and had originally executed the same as a Guarantor (in each case, subject to the terms, conditions and limitations set forth in the Credit Agreement, Security Agreement and Guaranty, as applicable to the New Subsidiary).]  Except as specifically modified hereby, all the terms and conditions of the Security Agreement [and the Guaranty] shall remain unchanged and in full force and effect.

Annexed hereto are supplements to each of the schedules to the Security Agreement with respect to the [New Subsidiary/applicable existing Subsidiary].  Such supplements shall be deemed to be part of the Security Agreement.

The [New Subsidiary/applicable existing Subsidiary] agrees to execute and deliver such further instruments and documents and do such further acts and things as the Collateral Agent may reasonably deem necessary or proper to carry out more effectively the purposes of this Global Supplement.

This Global Supplement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

THIS GLOBAL SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK

F-1-40

IN WITNESS WHEREOF, the [New Subsidiary/applicable existing Subsidiary] has caused this Global Supplement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW SUBSIDIARY/APPLICABLE EXISTING SUBSIDIARY]

By:
Name:
Title:

AGREED TO AND ACCEPTED:

KEYBANK NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

[Supplemental Schedules to Security Agreement to be attached]

F-1-41

EXHIBIT F-2

SECOND AMENDED AND RESTATED
BORROWER AND GUARANTOR PLEDGE AGREEMENT

THIS SECOND AMENDED AND RESTATED PLEDGE AGREEMENT (this “Agreement”), dated October 30, 2012, made by each of the undersigned Pledgors (each, individually, a “Pledgor” and collectively, the “Pledgors”), in favor of KEYBANK NATIONAL ASSOCIATION, a national banking association, as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Secured Parties (as defined in the Credit Agreement referred to below).

W I T N E S S E T H:

WHEREAS, reference is made to that certain Second Amended and Restated Credit Agreement, dated as of the date hereof (such agreement, as amended, restated, supplemented or otherwise modified from time to time, being hereinafter referred to as the “Credit Agreement”) by and among Lehigh Gas Partners LP, a Delaware limited partnership (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, each a “Lender”), and KeyBank National Association, as Administrative Agent for the Lenders, as Collateral Agent, as L/C Issuer, as Joint Lead Arranger and as Joint Book Runner, RBS Citizens, N.A., as Joint Lead Arranger and as Joint Bookrunner, and Citizens Bank of Pennsylvania, as Syndication Agent, pursuant to which the Lenders have agreed to make Loans to the Borrower, and the L/C Issuer has agreed to issue Letters of Credit for the account of the Borrower, upon the terms and subject to the conditions specified in the Credit Agreement; and

WHEREAS, the obligations of the Lenders to make Loans and of the L/C Issuer to issue Letters of Credit are each conditioned upon, among other things, the execution and delivery by the Pledgors of an agreement in the form hereof, pursuant to which the Pledgors grant to the Collateral Agent (for its own benefit and for the benefit of the other Secured Parties) a security interest in and to the Pledged Collateral (as defined herein), in order to secure the Obligations; and

WHEREAS, each Pledgor has determined that the execution, delivery and performance of this Agreement directly benefit, and are in the best interest of, such Pledgor.

WHEREAS, certain of the Pledgors executed and delivered the Amended and Restated Borrower and Subsidiary Pledge Agreement, dated as of December 30, 2010, in favor of the Collateral Agent (as amended, collectively, the “Previous Borrower/Subsidiary Pledge Agreement”) and the parties hereto have agreed to amend and restate the Previous Borrower/Subsidiary Pledge Agreement in its entirety as set forth in this Agreement

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, intending to be legally bound hereby, and for good and valuable consideration, the receipt of which is hereby acknowledged, each of the Pledgors, and by its acceptance hereof, the Collateral Agent, on its own behalf and on behalf of the other Secured Parties (and each of their respective successors and assigns), hereby amend and restate the Previous Borrower/Subsidiary Pledge Agreement in its entirety as follows:

SECTION 1.                            Definitions.  All references herein to the UCC shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of the security interest in any Pledged Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be. All capitalized terms used in this Agreement shall have the meanings ascribed to them in the Credit Agreement to the extent not otherwise defined herein.

SECTION 2.                            Pledge and Grant of Security Interest.  As collateral security for all of the Obligations, each Pledgor hereby pledges and assigns to the Collateral Agent, and grants to the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, a continuing security interest in, and Lien on such Pledgor’s right, title and interest in and to the following (collectively, the “Pledged Collateral”):

(a)                                  the shares of Equity Interests described in Schedule I hereto (the “Pledged Equity”), whether or not evidenced or represented by any stock certificate, certificated security or other instrument, issued by the Persons described in such Schedule I (the “Existing Issuers”), the certificates representing the Pledged Equity, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property (including, but not limited to, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Equity;

(b)                                 100% of the shares of Equity Interests at any time and from time to time acquired by such Pledgor of any Loan Party (such Persons, together with the Existing Issuers, being hereinafter referred to collectively as the “Pledged Issuers” and individually as a “Pledged Issuer”), the certificates representing such Equity Interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property (including, but not limited to, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing; provided that with respect to any Foreign Subsidiary whose Equity Interests are hereafter pledged hereunder by such Pledgor, such Pledgor only pledges Equity Interests representing 65% of the voting Equity Interests of such Foreign Subsidiary (or such lesser percentage as is owned by such Pledgor) and 100% of the non-voting Equity Interests (if any) of such Foreign Subsidiary;

(c)                                  100% of all additional shares of stock, partnership interests, member interests or other equity interests from time to time acquired by such Pledgor, of any Pledged Issuer, the certificates representing such additional shares, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise

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distributed in respect of or in exchange for any or all of such additional shares, interests or equity; and

(d)                                 all proceeds (including proceeds of proceeds) of any and all of the foregoing;

in each case, whether now owned or hereafter acquired by such Pledgor and howsoever its interest therein may arise or appear (whether by ownership, security interest, Lien, claim or otherwise).

SECTION 3.                            Delivery of the Pledged Collateral.

(a)                                  (i) All certificates currently representing the Pledged Equity shall be delivered to the Collateral Agent on or prior to the execution and delivery of this Agreement. All other certificates and instruments constituting Pledged Collateral from time to time required to be pledged to the Collateral Agent pursuant to the terms of this Agreement or the Credit Agreement (the “Additional Collateral”) shall be delivered to the Collateral Agent promptly upon receipt thereof by or on behalf of any of the Pledgors. All such certificates and instruments shall be held by or on behalf of the Collateral Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent. If any Pledged Collateral consists of uncertificated securities, each Pledgor shall cause the Collateral Agent (or its designated custodian or nominee) to become the registered holder thereof, or cause each issuer of such securities to agree that it will comply with instructions originated by the Collateral Agent with respect to such securities without further consent by such Pledgor.

(ii)                                  Within seven (7) days after the receipt by a Pledgor of any Additional Collateral, a Pledge Amendment, duly executed by such Pledgor, in substantially the form of Annex I hereto (a “Pledge Amendment”), shall be delivered to the Collateral Agent, in respect of the Additional Collateral which must be pledged pursuant to this Agreement and the Credit Agreement. The Pledge Amendment shall from and after delivery thereof constitute part of Schedule I hereto. Each Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all certificates or instruments listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder constitute Pledged Collateral and such Pledgor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 4 hereof with respect to such Additional Collateral.

(b)                                 If any Pledgor shall receive, by virtue of such Pledgor’s being or having been an owner of any Pledged Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by such Pledgor pursuant to Section 6 hereof) or in securities or other property or (iv) dividends, distributions, cash, instruments, investment property and other property in connection with a partial or total

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liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, such Pledgor shall receive such stock certificate, option, right, payment or distribution in trust for the benefit of the Collateral Agent, shall segregate it from such Pledgor’s other property and shall deliver it forthwith to the Collateral Agent in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by or on behalf of the Collateral Agent as Pledged Collateral and as further collateral security for the Obligations.

SECTION 4.                            Representations and Warranties.  Each Pledgor jointly and severally represents and warrants as follows:

(a)                                  Each Pledgor (i) is duly organized, validly existing and in good standing (or subsisting) under the laws of the state or jurisdiction of its organization, (ii) has all requisite corporate, limited partnership or limited liability company, as applicable, power and authority to conduct its business as now conducted and as presently contemplated and to execute, deliver and perform this Agreement and each other Loan Document to be executed and delivered by it pursuant hereto and to consummate the transactions contemplated hereby and thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except in each case referred to in clause (iii), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)                                 The execution, delivery and performance by each Pledgor of this Agreement and the other Loan Documents to which such Pledgor is or will be party: (i) have been duly authorized by all necessary corporate, limited partnership or limited liability company, as applicable, action, (ii) do not and will not contravene its bylaws, partnership agreement or limited liability company or operating agreement, as applicable, or its certificate of incorporation, certificate of limited partnership or certificate of formation, as applicable, (iii) do not and will not contravene any applicable law or any contractual restriction binding on or affecting it or any of its properties, (iv) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties other than pursuant to this Agreement, and (v) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to it or its operations or any of its properties.

(c)                                  The Existing Issuers set forth in Schedule I hereto are the Pledgors’ only Subsidiaries existing on the date hereof. The Pledged Equity has been duly authorized and validly issued and are fully paid and nonassessable and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as noted in Schedule I hereto, the Pledged Equity constitutes 100% of the issued shares of Equity Interests of the Existing Issuers as of the date hereof. All other shares of stock constituting Pledged Collateral will be duly authorized and validly issued, fully paid and nonassessable.

(d)                                 Each Pledgor is and will be at all times the legal and beneficial owner of its Pledged Collateral free and clear of all Liens, except for the Lien created by this Agreement and Liens permitted by the Credit Agreement.

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(e)                                  The exercise by the Collateral Agent of any of its rights and remedies hereunder will not contravene any law or any contractual restriction binding on or affecting any Pledgor or any of the properties of any Pledgor and will not result in or require the creation of any Lien upon or with respect to any of the properties of such Pledgor other than pursuant to this Agreement or the other Loan Documents.

(f)                                    No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by any Pledgor for (i) the due execution, delivery and performance by any Pledgor of this Agreement, (ii) the grant by any Pledgor, or the perfection, of the Lien created hereby in the Pledged Collateral or (iii) the exercise by the Collateral Agent of any of its rights and remedies hereunder, except (A) as may be required in connection with any sale of any Pledged Collateral by laws affecting the offering and sale of securities generally, and (B) with respect to the perfection of the Lien referred to in clause (ii) hereof, for the filing under the UCC of the financing statements as described in Section 7(a) of this Agreement, all of which financing statements, filings and other recordings, as applicable, have been or will be duly filed and are or will be in full force and effect.

(g)                                 This Agreement creates a valid Lien in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, in the Pledged Collateral as security for the Obligations. The Collateral Agent’s having possession of the certificates representing the Pledged Equity and all other certificates, instruments and cash constituting Pledged Collateral from time to time and for uncertificated Pledged Equity, the filing under the UCC of the financing statements referred to in Section 4(f) and Section 7(a) of this Agreement results in the perfection of such Lien. Such Lien is, or in the case of Pledged Collateral in which any of the Pledgors obtains rights after the date hereof, will be, a perfected, first priority Lien. All action necessary or desirable to perfect and protect such Lien has been or will be duly taken, except for the Collateral Agent’s having possession of certificates, instruments and cash and except for the filing of financing statements with respect to uncertificated Pledged Equity constituting Pledged Collateral after the date hereof.

SECTION 5.                            Covenants as to the Pledged Collateral.  As long as any of the Obligations shall remain outstanding, each Pledgor will, unless the Collateral Agent shall otherwise consent in writing:

(a)                                  keep adequate records concerning the Pledged Collateral and permit the Collateral Agent or any agents, designees or representatives thereof at any time or from time to time to examine and make copies of and abstracts from such records;

(b)                                 at the Pledgors’ joint and several expense, promptly deliver to the Collateral Agent a copy of each material written notice or other material written communication received by it in respect of the Pledged Collateral;

(c)                                  at the Pledgors’ joint and several expense, defend the Collateral Agent’s right, title and security interest in and to the Pledged Collateral against the claims of any Person;

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(d)                                 at the Pledgors’ joint and several expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Collateral Agent may reasonably request in order to (i) perfect and protect, or maintain the perfection of, the security interest and Lien created hereby, (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral or (iii) otherwise effect the purposes of this Agreement, including, without limitation, delivering to the Collateral Agent irrevocable proxies in respect of the Pledged Collateral;

(e)                                  not sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any Pledged Collateral or any interest therein except to the extent expressly permitted by Section 7.05 of the Credit Agreement;

(f)                                    not create or suffer to exist any Lien upon or with respect to any Pledged Collateral, except for the Lien created hereby and Liens permitted by the Credit Agreement;

(g)                                 not make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral except as may be permitted by the Credit Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Collateral other than pursuant to the Loan Documents;

(h)                                 except as permitted in the Credit Agreement, not permit the issuance of (i) any additional shares of any class of Equity Interests of any Pledged Issuer, (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of Equity Interests or (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of Equity Interests; (i) not take or fail to take any action which would in any manner impair the validity or enforceability of the Collateral Agent’s security interest in and Lien on any Pledged Collateral; and

(i)                                     not take or consent to any action to certificate any Pledged Collateral that is uncertificated as of the date pledged hereunder.

SECTION 6.                            Voting Rights, Dividends, Etc. in Respect of the Pledged Collateral.

(a)                                  Except as permitted by the Credit Agreement, the Pledged Equity and Additional Collateral shall not be transferred and each Pledgor shall remain the legal and beneficial owner thereof (subject to the Lien created hereby).

(b)                                 So long as no Event of Default shall have occurred and be continuing:

(i)                                     each Pledgor may exercise any and all voting and other consensual rights pertaining to any Pledged Collateral for any purpose not inconsistent with the terms of this Agreement, the Credit Agreement or the other Loan Documents; provided, however, that (A) each of the Pledgors will exercise or refrain from exercising any such right, as

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the case may be, if the Collateral Agent gives a Pledgor notice that, in the Collateral Agent’s judgment, such action (or inaction) is reasonably likely to have a Material Adverse Effect and (B) each Pledgor will give the Collateral Agent at least five (5) Business Days’ notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right which is reasonably likely to have a Material Adverse Effect;

(ii)                                  each of the Pledgors may receive and retain any and all dividends, interest or other distributions paid in respect of the Pledged Collateral to the extent permitted by the Credit Agreement; and

(iii)                               the Collateral Agent will execute and deliver (or cause to be executed and delivered) to a Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 6(b)(i) hereof and to receive the dividends, interest and/or other distributions which it is authorized to receive and retain pursuant to Section 6(b)(ii) hereof.

(c)                                  Upon the occurrence and during the continuance of an Event of Default:

(i)                                     all rights of each Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(b)(i) hereof, and to receive the dividends, distributions, interest and other payments that it would otherwise be authorized to receive and retain pursuant to Section 6(b)(ii) hereof, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments;

(ii)                                  without limiting the generality of the foregoing, the Collateral Agent may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Pledged Issuer, or upon the exercise by any Pledged Issuer of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

(iii)                               all dividends, distributions, interest and other payments that are received by any of the Pledgors contrary to the provisions of Section 6(c)(i) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgors, and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Obligations.

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SECTION 7.                            Additional Provisions Concerning the Pledged Collateral.

(a)                                  To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, each Pledgor, if Pledgor fails to do so within ten (10) days after demand by the Collateral Agent if there exists no Event of Default, and immediately without notice or demand to Pledgor if there exists an Event of Default (i) authorizes the Collateral Agent to execute any such agreements, instruments or other documents in such Pledgor’s name and to file such agreements, instruments or other documents in such Pledgor’s name and to file such agreements, instruments, or other documents in any appropriate filing office, (ii) authorizes the Collateral Agent to file any financing statements required hereunder or under any other Loan Document, and any continuation statements or amendment with respect thereto, in any appropriate filing office without the signature of such Pledgor and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Pledgor prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b)                                 Each Pledgor hereby irrevocably appoints the Collateral Agent as such Pledgor’s attorney-in-fact and proxy, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of such Pledgor under Section 6(b) hereof), including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend, interest payment or other distribution in respect of any Pledged Collateral and to give full discharge for the same. This power is coupled with an interest and is irrevocable until the date on which all of the Obligations have been indefeasibly paid in full in cash; provided, however, that absent the continuance of a Default or an Event of Default or the existence of exigent circumstances, Collateral Agent shall not exercise such power without prior written notice to Borrower.

(c)                                  If any Pledgor fails to perform any agreement or obligation contained herein, the Collateral Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Collateral Agent incurred in connection therewith shall be jointly and severally payable by the Pledgors pursuant to Section 9 hereof and shall be secured by the Pledged Collateral.

(d)                                 Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to any of the Pledgors. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have responsibility for (i) ascertaining or taking

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action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

(e)                                  The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for monies actually received by it hereunder, the Collateral Agent shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

(f)                                    The Collateral Agent may during the continuance of an Event of Default without notice to any Pledgor, transfer or register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights of such Pledgor under Section 6(b) hereof.

SECTION 8.                            Remedies Upon Default.  If any Event of Default shall have occurred and be continuing:

(a)                                  The Collateral Agent may exercise in respect of the Pledged Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the UCC then in effect in the State of New York; and without limiting the generality of the foregoing and without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Collateral Agent may deem commercially reasonable in accordance with applicable law. Each Pledgor agrees that, to the extent notice of sale shall be required by law, it shall provide at least ten (10) days’ notice to such Pledgor of the time and place of any public sale of Pledged Collateral owned by such Pledgor or the time after which any private sale is to be made and such notice shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of whether or not notice of sale has been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)                                 In the event that the Collateral Agent determines to exercise its right to sell all or any part of the Pledged Collateral pursuant to Section 8(a) hereof, each Pledgor will, at such Pledgor’s expense and upon any reasonable request by the Collateral Agent: (i) execute and deliver, and cause each issuer of such Pledged Collateral and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Collateral Agent, advisable to register such Pledged Collateral under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the reasonable opinion of the Collateral Agent, are necessary or advisable,

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all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto, (ii) cause each issuer of such Pledged Collateral to qualify such Pledged Collateral under the state securities or “Blue Sky” laws of each jurisdiction, and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Collateral Agent, (iii) cause each Pledged Issuer to make available to its securityholders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act, and (iv) do or cause to be done all such other acts and things as may be necessary to make such sale of such Pledged Collateral valid and binding and in compliance with applicable law. Each Pledgor acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Collateral Agent by reason of the failure by any Pledgor to perform any of the covenants contained in this Section 8(b) and, consequently, agrees that, if any Pledgor fails to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Pledged Collateral on the date the Collateral Agent demands compliance with this Section 8(b); provided, however, that the payment of such amount shall not release any Pledgor from any of its obligations under any of the other Loan Documents.

(c)                                  Notwithstanding the provisions of Section 8(b) hereof, each Pledgor recognizes that the Collateral Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Equity or any other securities constituting Pledged Collateral and that the Collateral Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act. Each Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than fifteen bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610(c) of the UCC (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that the Collateral Agent may, in such event, bid for the purchase of such securities.

(d)                                 Any cash held by the Collateral Agent as Pledged Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral may, in the reasonable discretion of the Collateral Agent, be held by the Collateral Agent as Collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 9 hereof) in whole or in part by the Collateral Agent against, all or any part of the Obligations in such order as the Collateral Agent shall elect consistent with the provisions of the

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Credit Agreement. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after the date on which all of the Obligations have been indefeasibly paid in full in cash shall be paid over to the Pledgors or to such Person as may be lawfully entitled to receive such surplus.

(e)                                  In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent and the Secured Parties are legally entitled, the Pledgors shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Loan Document for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs and expenses and other client charges of any attorneys employed by the Collateral Agent to collect such deficiency.

SECTION 9.                            Indemnity and Expenses.

(a)                                  Each Pledgor jointly and severally agrees to defend, protect, indemnify and hold the Collateral Agent and each Secured Party (and all of their respective officers, directors, employees, attorneys, consultants and agents) harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees, costs, expenses and disbursements of the Collateral Agent’s and each Secured Party’s counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except, claims, losses or liabilities resulting solely and directly from such Person’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

(b)                                 Each Pledgor jointly and severally agrees to pay to the Collateral Agent upon demand the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of the Collateral Agent’s counsel and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Collateral Agent) which the Collateral Agent may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody or preservation, or during the continuance of an Event of Default, the use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.

SECTION 10.                      Notices, Etc.  All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to any Pledgor, to it in care of the Borrower at its addresses specified in the Credit Agreement; if to the Collateral Agent, to it at its address specified in the Credit Agreement; or as to any such Person, at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 10. All such notices and other communications shall be effective (a) if mailed (by certified mail, postage prepaid and return receipt requested), when received or three (3) Business Days after deposited in the mails, whichever occurs first, (b) if telecopied, when

F-2-11

transmitted and confirmation received, provided same is on a Business Day and, if not, on the next Business Day or (c) if delivered, upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

SECTION 11.                      Security Interest Absolute. All rights of the Collateral Agent and the Secured Parties and all Liens and all obligations of each of the Pledgors hereunder shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of the Credit Agreement or any other Loan Document, (b) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the Credit Agreement or any other Loan Document, (c) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of, or consent to or departure from any guaranty, for all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any of the Pledgors in respect of the Obligations. All authorizations and agencies contained herein with respect to any of the Pledged Collateral are irrevocable and powers coupled with an interest.

SECTION 12.                      Miscellaneous.

(a)                                  No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each Pledgor and the Collateral Agent, and no waiver of any provision of this Agreement, and no consent to any departure by any of the Pledgors therefrom, shall be effective unless it is in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)                                 No failure on the part of the Collateral Agent or the Secured Parties to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Collateral Agent and the Secured Parties provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Collateral Agent and the Secured Parties under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Collateral Agent or the Secured Parties to exercise any of their rights under any other document against such party or against any other Person.

(c)                                  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d)                                 This Agreement shall create a continuing security interest in and Lien on the Pledged Collateral and shall (i) remain in full force and effect until the date on which all of the Obligations have been indefeasibly paid in full in cash and (ii) be binding on each Pledgor and its respective successors and assigns, and shall inure, together with all rights and remedies of the Collateral Agent and the Secured Parties hereunder, to the benefit of the

F-2-12

Collateral Agent and the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Collateral Agent and the Secured Parties may assign (and shall give notice thereof to Pledgors to the extent required by the Credit Agreement) or otherwise transfer their respective rights and obligations under this Agreement and any other Loan Document to any other Person pursuant to the terms of the Credit Agreement, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Collateral Agent and the Secured Parties herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to the Collateral Agent or any Secured Party shall mean the assignee of the Collateral Agent or such Secured Party. None of the rights or obligations of any of the Pledgors hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent, and any such assignment or transfer shall be null and void.

(e)                                  Upon the date on which all of the Obligations have been indefeasibly paid in full in cash, (i) this Agreement and the security interest and Lien created hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgors, and (ii) the Collateral Agent will, at the Pledgors’ expense, without any representation, warranty or recourse whatsoever, (A) return to the Pledgors such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Pledgors such documents as the Pledgors shall reasonably request to evidence such termination.

(f)                                    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST AND LIEN CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(g)                                 Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(h)                                 This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be equally effective as delivery of an original executed counterpart.

(i)                                     All of the obligations of the Pledgors hereunder are joint and several. The Collateral Agent may, in its sole and absolute discretion, enforce the provisions hereof against any of the Pledgors and shall not be required to proceed against all Pledgors jointly or seek payment from the Pledgors ratably. In addition, the Collateral Agent may, in its sole and absolute discretion, select the Pledged Collateral of any one or more of the Pledgors for sale or application to the Obligations, without regard to the ownership of such Pledged Collateral, and shall not be required to make such selection ratably from the Pledged Collateral

F-2-13

owned by all of the Pledgors. The release or discharge of any Pledgor by the Collateral Agent shall not release or discharge any other Pledgor from the obligations of such Person hereunder.

SECTION 13.                      Agreements of Existing Issuers.  By its signature below, each of the Existing Issuers hereby agrees as follows:

(a)                                  Upon an Event of Default that is continuing, the applicable Pledgor specified on Schedule I hereto hereby irrevocably authorizes and directs the applicable Existing Issuer, and such Existing Issuer hereby agrees, to comply with any and all instructions and orders originated by the Collateral Agent (and its successors and assigns) regarding any and all of the Pledged Collateral without the further consent by the registered owner (including the applicable Pledgor), and not to comply with any instructions or orders regarding any or all of the Pledged Collateral originated by any person or entity other than the Collateral Agent (and its successors and assigns) or a court of competent jurisdiction.

(b)                                 Such Existing Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Pledged Collateral (other than the security interest of the Collateral Agent) has been received by it, (ii) the security interest of the Collateral Agent in the Pledged Collateral has been registered in the books and records of the Existing Issuer, and (iii) it has received a copy of this Agreement.

(c)                                  Such Existing Issuer covenants that it will not issue any certificates evidencing the Pledged Collateral unless such certificates are delivered to Collateral Agent in accordance with Section 3 of this Agreement.

SECTION 14.                      Release.  Notwithstanding anything herein to the contrary, the Pledgors, and by its acceptance hereof, the Collateral Agent, on its own behalf and on behalf of the Secured Parties, agree that, from and after the Closing Date, any Person that was a “Pledgor” (as defined in the Previous Borrower/Subsidiary Pledge Agreement) under the Previous Borrower/Subsidiary Pledge Agreement and is not a party hereto shall not have any obligations hereunder and, from and after the Closing Date, the Collateral Agent shall release such Person from all obligations arising from or otherwise related to the Previous Borrower/Subsidiary Pledge Agreement and, on the Closing Date, shall terminate all Liens in favor of the Collateral Agent with respect to the assets and properties of each such Person.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

F-2-14

IN WITNESS WHEREOF, each Pledgor has caused this Pledge Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

PLEDGORS:

LEHIGH GAS PARTNERS LP, a Delaware limited partnership

By: Lehigh Gas GP LLC, a Delaware limited liability company, its General Partner

By:
Name: Joseph V. Topper, Jr.
Title: Chief Executive Officer

LEHIGH GAS WHOLESALE LLC, a Delaware limited liability company

By:
Name: Joseph V. Topper, Jr.
Title: President

LEHIGH GAS WHOLESALE SERVICES, INC., a Delaware corporation

By:
Name: Joseph V. Topper, Jr.
Title: President

LGP REALTY HOLDINGS LP, a Delaware limited partnership

By: LGP Realty Holdings GP LLC, a Delaware limited liability company, its General Partner

By:
Name: Joseph V. Topper, Jr.
Title: President

LGP REALTY HOLDINGS GP LLC, a Delaware limited liability company

By:
Name: Joseph V. Topper, Jr.
Title: President

F-2-15

PLEDGORS:

EROP - OHIO, LLC
KWIK PIK REALTY — OHIO, LLC
D. TOPPER, LLC
DDS TOPPER, LLC
K-1 TOPPER, LLC
K-2 TOPPER, LLC
K-3 TOPPER, LLC
K-4 TOPPER, LLC
MMSCC-6, LLC
SJF, LLC
SJKP, LLC
1830 EASTON AVENUE SOMERSET, LLC
14043 STATE NORTH ROYALTON LLC
2447 ANDERSON CRESCENT SPRINGS LLC
6151 PFEIFFER CINCINNATI LLC
2 MARLTON PIKE W. CHERRY HILL, LLC
11775 SPRINGFIELD SPRINGDALE LLC
20420 CHAGRIN SHAKER HEIGHTS LLC
4343 EAST ROYALTON BROADVIEW HEIGHTS LLC
508 AVON BELDEN AVON LAKE LLC
8200 COLUMBIA OLMSTED FALLS LLC
1396 DELSEA DR. DEPTFORD, LLC
2811 RT. 73 MAPLE SHADE, LLC
1595 CENTRAL AVE COLONIE, LLC

FOR EACH OF THE COMPANIES LISTED ABOVE:

By: LGP Realty Holdings GP LLC, a Delaware limited liability company, their Manager

By:
Name: Joseph V. Topper, Jr.
Title: President

F-2-16

EXISTING ISSUERS:

1 N. RT. 31 PENNINGTON, LLC
100 EAST UWCHLAN AVE. EXTON, LLC
100 YORK JENKINTOWN LLC
1001 BALTIMORE AVE. EAST LANSDOWNE, LLC
1003 FREEPORT RD CHESWICK, LLC
101 LANCASTER AVE. MALVERN, LLC
10202 LORAIN CLEVELAND LLC
103 EAST MAIN FREEHOLD LLC
103 N. POTTSTOWN PIKE EXTON, LLC
10300 BROOKPARK BROOKLYN LLC
104 ROUTE 57 HACKETTSTOWN LIMITED LIABILITY COMPANY
1071 PARKWAY AVE. WEST TRENTON, LLC
10843 MONTGOMERY CINCINNATI LLC
1090 BOARDMAN POLAND LLC
1095 S. WEST END BLVD. QUAKERTOWN, LLC
11 ROUTE 10 EAST SUCCASUNNA, LLC
1110 MCCARTHUR ROAD WHITEHALL, LLC
11250 GRANGER GARFIELD HEIGHTS LLC
113 NORTH GULPH ROAD KING OF PRUSSIA, LLC
1130 BALTIMORE PIKE GLEN MILLS, LLC
115 BLOOMFIELD MONTCLAIR LLC
1170 RARITAN CRANFORD LLC
12 WHITE HORSE PIKE CLEMENTON, LLC
120 ROUTE 173 WEST ASBURY LIMITED LIABILITY COMPANY
1201 RT. 33 TRENTON, LLC
1229 MCDADE BLVD. WOODLYN, LLC
123 NORTH PINE LANGHORNE, LLC
1251 ROUTE 206 PRINCETON LIMITED LIABILITY COMPANY
1266 E. OLD LINCOLN HWY. LANGHORNE, LLC
127 EASTON NEW BRUNSWICK LLC
1300 GALLOPING HILL KENILWORTH LLC
13165 LARCHMERE SHAKER HEIGHTS LLC
1326 HOPPLE CINCINNATI LLC
135 OLD CRANBURY RD. CRANBURY, LLC
1386 STATE ROUTE 125 AMELIA LLC
14008 LORAIN CLEVELAND LLC
1405 N STATE ST CLAIRTON, LLC
1419 W. MAIN ST LANSDALE, LLC
142 MOHAWK TRAIL GREENFIELD, LLC
145 BROADWAY HILLSDALE LLC
1469 LAKE AVE ROCHESTER, LLC
14718 MADISON LAKEWOOD LLC
15 MAIN STREET WATSONTOWN, LLC
15150 SNOW BROOKPARK LLC
152 MORRIS MORRISTOWN LLC

F-2-17

1550 QUEEN CINCINNATI LLC
16 ROUTE 173 WEST HAMPTON LIMITED LIABILITY COMPANY
16067 SR-170 EAST LIVERPOOL LLC
162 SOUTHAMPTON WESTFIELD, LLC
169 PERRYVILLE ROAD HAMPTON LIMITED LIABILITY COMPANY
1700 BROOKPARK CLEVELAND LLC
1707 ROUTE 31 SOUTH CLINTON, LLC
171 MT. BETHEL ROAD WARREN, LLC
1771 RT. 206 SOUTHAMPTON, LLC
1775 MARKETPLACE HENRIETTA LLC
17810 BAGLEY MIDDLEBURG HEIGHTS LLC
181 ELM ST. WESTFIELD, LLC
1824 WHITE HORSE PIKE MERCERVILLE, LLC
1830 WILBRAHAM RD. SPRINGFIELD, LLC
192 MADISON CONVENT STATION LLC
2 CHURCH STREET LIBERTY CORNER, LLC
2 E PASSAIC MAYWOOD LLC
2 HIGHWAY 36 KEANSBURG, LLC
2 RIDGE LYNDHURST LLC
20 NORTH ERIE HAMILTON LLC
200 W. MONTGOMERY AVE. ARDMORE, LLC
201 W. GERMANTOWN PIKE NORRISTOWN, LLC
204 PARSIPPANY PARSIPPANY LLC
2058 DELAWARE AVE BUFFALO, LLC
210 TUCKERTON RD. MEDFORD, LLC
211 WATCHUNG BLOOMFIELD LLC
2159 SOUTH GREEN UNIVERSITY HEIGHTS LLC
2200 BABCOCK BLVD PITTSBURGH, LLC
226 BLOOMFIELD AVENUE CALDWELL, LLC
2276 HIGHWAY 34 NORTH ALLENWOOD, LLC
2306 LYCOMING CREEK ROAD WILLIAMSPORT, LLC
2311 N TRIPHAMMER RD LANSING, LLC
234-248 N. 63RD ST. PHILADELPHIA, LLC
23425 LORAIN NORTH OLMSTED LLC
2360 SOUTH AVENUE SCOTCH PLAINS, LLC
2401 HAVERFORD ROAD ARDMORE, LLC
2405 ROUTE 286 PITTSBURGH, LLC
245 MOUNTAIN SPRINGFIELD LLC
247 GORDONS MANALAPAN LLC
249 WEST MITCHELL CINCINNATI LLC
2501 BRIGHTON AVE PITTSBURGH, LLC
2503 BURLINGTON, LLC
251-259 NEW BRUNSWICK AVENUE FORDS, LLC
25295 LORAIN NORTH OLMSTED LLC
25466 DETROIT WESTLAKE LLC
25525 CENTER RIDGE WESTLAKE LLC
25705 CHAGRIN BEACHWOOD LLC

F-2-18

258-260 RT. 130 N. BORDENTOWN, LLC
2643 WARRENSVILLE UNIVERSITY HEIGHTS LLC
2696 MADISON CINCINNATI LLC
2700 LEECHBURG RD LOWE BURRELL, LLC
2701 CHESTER CLEVELAND LLC
2703 BELMONT YOUNGSTOWN LLC
2720 SALT SPRINGS YOUNGSTOWN GIRAD LLC
2801 MAYFIELD CLEVELAND HEIGHTS LLC
2901 ASBURY OCEAN LLC
2959 ROUTE 10 EAST PARSIPPANY, LLC
29775 CLEMENS WESTLAKE LLC
30 DONNERMOYER BELLEVUE LLC
301 S. KEMP ST. LYONS, LLC
3051 RT. 38 MOUNT LAUREL, LLC
3059 GROVE LORAIN LLC
3065 WEST 117TH CLEVELAND LLC
307 SOUTH MAIN STREET FLEMINGTON, LLC
30812 DETROIT WESTLAKE LLC
310 BOARDMAN CANFIELD YOUNGSTOWN LLC
3100 WEST 14TH CLEVELAND LLC
3101 N. BROAD ST. PHILADELPHIA, LLC
3180 MONTGOMERY LOVELAND LLC
3221 ROUTE 22 BRANCHBURG, LLC
32393 LORAIN NORTH RIDGEVILLE LLC
335 FRANKLIN MILLS CIRCLE PHILADELPHIA, LLC
336 MORRIS SUMMIT LLC
34-38 ROUTE 15 LAFAYETTE, LLC
3550 GENESEE ST CHEEKTOWAGA, LLC
3577 ROUTE 611 BARTONSVILLE LLC
3590 MADISON CINCINNATI LLC
35985 CENTER RIDGE NORTH RIDGEVILLE LLC
3602 MAHONING YOUNGSTOWN LLC
3727 LINCOLN THORNDALE LLC
3735 FULTON CLEVELAND LLC
390 SOUTH MAPLE AVENUE GLEN ROCK, LLC
39105 COLORADO AVON LAKE LLC
3983 MAYFIELD CLEVELAND HEIGHTS LLC
4001 HAUCK CINCINNATI LLC
4006 LEE CLEVELAND LLC
402 EAST BRIDGE ELYRIA LLC
40890 SR-154 LISBON LLC
409 ROUTE 130 SOUTH CINNAMINSON, LLC
415 SOUTH MAIN STREET SHENANDOAH, LLC
4161 WEST 150TH CLEVELAND LLC
4200 WHITAKER AVE. PHILADELPHIA, LLC
4212 RT. 130 WILLINGBORO, LLC
4282 MONTICELLO SOUTH EUCLID LLC

F-2-19

4301 WINSTON COVINGTON LLC
445 ROUTE 3 SECAUCUS, LLC
4545 READING CINCINNATI LLC
461 BLOOMFIELD BLOOMFIELD LLC
4612 EDGMONT AVE BROOKHAVEN, LLC
4616 MCKNIGHT RD PITTSBURGH, LLC
4774 ROYALTON BROADVIEW HEIGHTS LLC
479 KROCKMALLY PERTH AMBOY LLC
4900 MONTGOMERY CINCINNATI LLC
4901 FLEET CLEVELAND LLC
4910 HARVARD NEWBURGH HEIGHTS LLC
495 MAIN STREET CHESTER, LLC
505 ROUTE 10 WHIPPANY LLC
505 ROUTE 202 BEDMINSTER LLC
506 COMMONWEALTH ERLANGER LLC
507 ALLEGHENY AVE OAKMONT, LLC
5200 ROCKSIDE INDEPENDENCE LLC
5206 STATE PARMA LLC
5219 DETROIT SHEFFIELD LLC
5250 TORRESDALE AVE. PHILADELPHIA, LLC
528 ALTAMONT BOULEVARD FRACKVILLE, LLC
53 W FAYETTE ST UNIONTOWN, LLC
543 OHIO CINCINNATI LLC
546 WARDS CORNER LOVELAND LLC
549 HIGHWAY 36 NORTH AND MAIN STREET BELFORD, LLC
5502 MAHONING AUSTINTOWN LLC
5510 ST CLAIR CLEVELAND LLC
552 EAST 152ND CLEVELAND LLC
555 NORTH YORK HATBORO LLC
5575 DIXIE FAIRFIELD LLC
56 THIRD AVENUE SECAUCUS, LLC
5700 HOMEVILLE RD WEST MIFFLIN, LLC
5716 HULMEVILLE ROAD BENSALEM, LLC
599 EAST MAIN CANFIELD LLC
600 ROUTE 206 SOMERVILLE, LLC
600 S. OAK ROAD PRIMOS SECANE, LLC
6000 VROOMAN PAINESVILLE LLC
601 STATE HIGHWAY 12 FLEMINGTON LIMITED LIABILITY COMPANY
602 LALOR TRENTON LLC
606 MONTGOMERY AVE. NARBERTH, LLC
632 SECOND AVENUE LONG BRANCH, LLC
6585 RIDGE PARMA LLC
6816 EASTON ROAD PIPERSVILLE, LLC
6875 MAIN ST WILLIAMSVILLE, LLC
727 EAST MAIN LEBANON LLC
735 MCCARTNEY YOUNGSTOWN LLC
736 DRESDEN EAST LIVERPOOL LLC

F-2-20

7380 BEECHMONT CINCINNATI LLC
7424 WEST CHESTER PIKE UPPER DARBY, LLC
7510 BROADVIEW PARMA LLC
759 CHESTER PIKE PROSPECT PARK, LLC
7799 MONTGOMERY CINCINNATI LLC
780 STELTON PISCATAWAY LLC
7961 US HIGHWAY 42 FLORENCE LLC
799 VALLEY FORGE PHOENIXVILLE LLC
800 GREENWOOD TRENTON LLC
801 NORTH LEAVITT AMHERST LLC
8020 MONTGOMERY CINCINNATI LLC
8039 BURLINGTON FLORENCE LLC
812 PASSAIC CLIFTON GAS STATION LLC
869 FISCHER TOMS RIVER LLC
8800-8812 KENNEDY BOULEVARD NORTH BERGEN, LLC
890 NORTH CANFIELD NILES YOUNGSTOWN LLC
90 ROUTE 206 FLANDERS LLC
91 MINE BROOK ROAD BERNARDSVILLE, LLC
9171 UNION CENTRE WEST CHESTER LLC
9855 MASON-MONTGOMERY MASON LLC
9996 BUSTLETON AVE. PHILADELPHIA, LLC
BELVIDERE SOMERVILLE LEBANON RINGOES FLEMINGTON LIMITED LIABILITY COMPANY
BULL CREEK LLC
CHESTNUT AND LINE STREET MIFFLINBURG, LLC
COBBLER’S CREEK LLC
DELG - UST I, LLC
HARLEYSVILLE GAS STATION LLC
I-295 & BLACK HORSE PIKE MOUNT EPHRAIM, LLC
I-95 & MARKET ST. MARCUS HOOK, LLC
KYLG-UST I, LLC
LANSDALE GAS STATION LLC
MALG - UST I, LLC
MALG - UST II, LLC
MELG-UST I, LLC
NHLG - UST I, LLC
NJLG-UST I, LLC
NYLG - UST I, LLC
OHLG-UST I, LLC
PALG - UST I, LLC
PALG - UST II, LLC
PALG - UST III, LLC
PALG - UST IV, LLC
PALG - UST VI, LLC
PALG-UST V, LLC
ROOSEVELT BLVD PHILADELPHIA, LLC
ROUTE 1 AND MENLO METUCHEN LLC

F-2-21

ROUTE 313 & 113 DUBLIN, LLC
ROUTE 53 AND ESTLING DENVILLE LLC
ZEBRA RUN LLC

FOR EACH OF THE COMPANIES LISTED ABOVE:

By: LGP Realty Holdings GP LLC, a Delaware limited liability company, their Manager

By:
Name: Joseph V. Topper, Jr.
Title: President

F-2-22

AGREED AND ACCEPTED:

KEYBANK NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

F-2-23

SCHEDULE I

TO

PLEDGE AGREEMENT

Pledged Equity

Pledgor	Name of Existing/ Pledged Issuer	Number of Shares / Membership Interests	Percentage of Outstanding Shares / Membership Interests	Class	Certificate Number

F-2-24

ANNEX I

TO

PLEDGE AGREEMENT

PLEDGE AMENDMENT

This Pledge Amendment, dated                       ,       , is delivered pursuant to Section 3 of the Pledge Agreement referred to below.  The undersigned hereby agrees that this Pledge Amendment may be attached to the Second Amended and Restated Pledge Agreement, dated October 30, 2012, as it may heretofore have been or hereafter may be amended, restated or otherwise modified or supplemented from time to time (the “Pledge Agreement”) and that the shares or membership or other ownership interests listed on this Pledge Amendment shall be hereby pledged and assigned to the Collateral Agent and become part of the Pledged Collateral referred to in such Pledge Agreement and shall secure all of the Obligations referred to in such Pledge Agreement.

Pledged Equity

Pledgor	Name of Pledged Issuer	Number of Shares / Membership Interests	Percentage of Outstanding Shares / Membership Interests	Class	Certificate Number

[PLEDGOR]

By:
Name:
Title:

F-2-25

EXHIBIT G-1

AMENDED AND RESTATED MORTGAGE, SECURITY AGREEMENT,
ABSOLUTE ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING AGREEMENT

Maximum Principal Amount Not to Exceed $324,000,000

made by and between

[MORTGAGOR]
(Mortgagor)

and

KEYBANK NATIONAL ASSOCIATION
AS COLLATERAL AGENT
(Mortgagee)

Effective as of                             , 2012

Mortgaged Property Location:

[ADDRESS]

[COUNTY] COUNTY, NEW JERSEY

NOTE TO COUNTY RECORDER:

THIS MORTGAGE IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS AS A FIXTURE FILING IN ACCORDANCE WITH THE NEW JERSEY UNIFORM COMMERCIAL CODE.  THE NAMES OF THE DEBTOR AND THE SECURED PARTY, THE MAILING ADDRESS OF THE SECURED PARTY FROM WHICH INFORMATION CONCERNING THE SECURITY INTEREST MAY BE OBTAINED, THE MAILING ADDRESS OF THE DEBTOR AND A STATEMENT INDICATING THE TYPES, OR DESCRIBING THE ITEMS, OF COLLATERAL, ARE AS DESCRIBED IN THE PREAMBLE OF THIS MORTGAGE ON PAGE 1.

AMENDED AND RESTATED MORTGAGE, SECURITY AGREEMENT,
ABSOLUTE ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING AGREEMENT

Maximum Principal Amount Not to Exceed $324,000,000

THIS AMENDED AND RESTATED MORTGAGE, SECURITY AGREEMENT, ABSOLUTE ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING AGREEMENT, executed on the acknowledgment dates of the signatures hereto and effective as of                               , 2012 (the “Effective Date”), is made by and between [MORTGAGOR], a [                              ] limited liability company (“Mortgagor”), whose mailing address is 702 W. Hamilton St., Suite 203, Allentown, Pennsylvania 18101, and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Collateral Agent for the Lenders from time to time party to the Credit Agreement (as each such term is defined in the Credit Agreement, which is hereinafter defined) (in such capacity, together with its successors and assigns in such capacity, “Mortgagee”), whose address is 127 Public Square, Cleveland, Ohio 44114.  Any and all references herein to this “Mortgage” shall mean this Amended and Restated Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing Agreement, and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this Amended and Restated Mortgage, Security Agreement, Absolute Assignment of Leases and Rents and Fixture Filing Agreement.

Background

A.                                   Lehigh Gas - Ohio, LLC, a Delaware limited liability company, Lehigh Gas Corporation, a Delaware corporation, Energy Realty OP LP, a Delaware limited partnership, Lehigh Kimber Petroleum Corporation, a Delaware corporation, Lehigh Kimber Realty, LLC, a Delaware limited liability company, and EROP - Ohio, LLC, a Delaware limited liability company (collectively, the “Original Borrowers”), entered into that certain Amended and Restated Credit Agreement, effective as of December 30, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Original Credit Agreement”), with the Lenders (as defined in the Original Credit Agreement and referred to hereinafter as the “Original Lenders”), Mortgagee, as Collateral Agent and Administrative Agent for the Original Lenders, and the other parties thereto.

B.                                     Pursuant to the Original Credit Agreement, the Original Lenders severally agreed to make a certain senior secured credit facility available to the Original Borrowers in the aggregate original principal amount of $183,000,000 through (i) a $48,000,000 five year senior secured revolving credit facility, (ii) a $135,000,000 five year senior secured term loan facility, with an option to increase this senior secured term loan facility by up to an additional $75,000,000, (iii) certain letters of credit, and (iv) certain swingline loans (collectively, the “Original Loan”), upon the terms and subject to the conditions set forth in the Original Credit Agreement.

C.                                     As security for the Original Loan, Mortgagor executed and delivered to Mortgagee, as Collateral Agent for the benefit of the Original Lenders, that certain Mortgage, Security Agreement, Absolute Assignment of Leases and Rents and Fixture Filing, effective as

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of [                                  ], and recorded on [                                ], in [                                                    ] (the “Original Mortgage”), which encumbered all of Mortgagor’s right, title and interest in and to the Mortgaged Property (as hereinafter defined).

D.                                    Lehigh Gas Partners LP, a Delaware limited partnership, as Borrower (as defined in the Credit Agreement), the Lenders (as defined in the Credit Agreement), Mortgagee, and the other parties thereto, are parties to that certain Second Amended and Restated Credit Agreement, effective as of the Effective Date (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). The terms of the Subsidiary Guaranty (as hereinafter defined) are incorporated by reference in this Mortgage as if the terms thereof were fully set forth herein. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

E.                                      Pursuant to the Credit Agreement, the Lenders have severally agreed to make certain senior secured credit facilities available to the Borrower in the aggregate original principal amount of $249,000,000 through (i) a $249,000,000 three year senior secured revolving credit facility, with an option to increase this senior secured revolving credit facility by up to an additional $75,000,000 (the “Revolver”), (ii) certain letters of credit (the “L/C”), and (iii) certain swingline loans (each a “Swingline Loan”, and together with the L/C and the Revolver, collectively, the “Loan”), upon the terms and subject to the conditions set forth in the Credit Agreement, it being the intent of the parties thereto that the Credit Agreement shall supersede and replace the Original Credit Agreement and that the Loan shall supersede and replace the Original Loan.

F.                                      Mortgagor and the Borrower are affiliates, Mortgagor has derived substantial direct and indirect benefit from the Original Loan, and Mortgagor will derive substantial direct and indirect benefit from the Loan.

G.                                     To secure the obligations to repay the Loan, Mortgagor has executed and delivered that certain Second Amended and Restated Guaranty, effective as of the Effective Date, in favor of Mortgagee (as amended, restated, supplemented or otherwise modified from time to time, the “Subsidiary Guaranty”), pursuant to which Mortgagor and certain other affiliates of Borrower have guaranteed the payment and performance of Borrower’s obligations under the Credit Agreement and other Loan Documents.

H.                                    Mortgagor is a Loan Party and a Guarantor under the Subsidiary Guaranty and is fully familiar with the terms and provisions of each Loan Document.

I.                                         Mortgagor is the owner of the fee simple estate in the parcel(s) of real property described on Schedule A attached hereto and made a part hereof (the “Land”), and all of the Improvements (as defined below) (the Land and the Improvements being collectively referred to herein as the “Real Estate”).

J.                                        Mortgagor, as landlord, and Lehigh Gas — Ohio, LLC, a Delaware limited liability company, as tenant (together with its successors and assigns in such capacity, “Operating Lease Tenant”), are or hereafter may be parties to one or more lease agreements

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(individually and collectively, as amended, restated, supplemented or otherwise modified from time to time, the “Operating Lease”), pursuant to which Mortgagor has or hereafter may have demised and let the Premises and/or Equipment (as defined below) to Operating Lease Tenant.

K.                                    It is a condition precedent to the effectiveness of the Credit Agreement and the obligation of the Lenders to make the Loan to the Borrower under the Credit Agreement that Mortgagor amend and restate the Original Mortgage by executing and delivering this Mortgage to Mortgagee as Collateral Agent for the benefit of the Lenders.

L.                                      Mortgagor and Mortgagee desire hereby to amend and restate the Original Mortgage to reflect that it secures the Loan as hereinafter set forth.

NOW, THEREFORE, IN CONSIDERATION of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Mortgagor and Mortgagee agree as follows:

1.                                       The foregoing recitals are true and correct and constitute a material part of this Mortgage;

2.                                       Mortgagor acknowledges that it has no defenses, counterclaims or offsets with respect to any of its obligations contained in the Original Mortgage; and

3.                                       The Original Mortgage is hereby amended and restated in its entirety to read as follows:

Granting Clauses

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Mortgagor agrees that, to secure the payment and performance of the Obligations as defined in Section 1.01 of the Credit Agreement:

MORTGAGOR HEREBY IRREVOCABLY GRANTS, BARGAINS, ASSIGNS, TRANSFERS AND CONVEYS UNTO MORTGAGEE, AS COLLATERAL AGENT FOR THE LENDERS PURSUANT TO THE CREDIT AGREEMENT, WITH POWER OF SALE (BUT ONLY TO THE EXTENT PERMITTED BY APPLICABLE LAW) AND RIGHT OF ENTRY AND POSSESSION AS FURTHER DESCRIBED HEREIN, FOR THE USE AND BENEFIT OF MORTGAGEE, A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY MORTGAGES AND WARRANTS, GRANTS, ASSIGNS, TRANSFERS, CONVEYS AND SETS OVER TO MORTGAGEE:

(a)                                  the Land as more fully described on Schedule A attached hereto and made a part hereof;

(b)                                 all right, title and interest Mortgagor now has or may hereafter acquire in and to all of the buildings, improvements, structures, and fixtures now or subsequently located on the Land (collectively, the “Improvements”) or any part thereof, and all the estate, right, title,

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claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;

(c)                                  all right, title and interest of Mortgagor in, to and under all easements, rights of way, licenses, operating agreements, abutting strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and flowage rights, development rights, air rights, mineral and soil rights, plants, standing and fallen timber, and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

(d)                                 all right, title and interest of Mortgagor in and to all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings, appliances and articles of personal property of every kind and nature whatsoever (including, but not limited to, all equipment and personalty connected with the operation of the gas station at the Real Estate and/or any other Improvements), and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (d) being collectively referred to herein as the “Equipment”);

(e)                                  all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further deed, conveyance, assignment or other act by Mortgagor;

(f)                                    all right, title and interest of Mortgagor in and to the Operating Lease and all other existing and future leases, subleases, sub-franchise agreements or other occupancy agreements covering, and all agreements for any use of, all or any part of the Land described in Schedule A hereto, the Improvements located thereon and the other Mortgaged Property, and all extensions, renewals and guarantees thereof and all amendments and supplements thereto (individually, a “Lease” and collectively, the “Leases”), including without limitation (i) all rents, revenues, issues, income, receipts, profits and other amounts now or hereafter becoming due to

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Mortgagor under the Leases (whether for the letting of space, for services, materials or installations supplied by Mortgagor, insurance and taxes or for any other reason whatsoever), and all insurance proceeds, condemnation awards, damages following any defaults by tenants under the Leases (collectively, “Tenants”), cash or securities deposited by Tenants to secure performance of their obligations under the Leases, and all other extraordinary receipts, and all proceeds thereof, both cash and non-cash (all of the foregoing being hereinafter collectively called the “Rents”) and all rights to direct the payment of, make claim for, collect, receive and receipt for the Rents; and (ii) (x) all claims, rights, privileges and remedies on the part of Mortgagor, whether arising under the Leases or by statute or at law or in equity or otherwise, arising out of or in connection with any failure by any Tenant to pay the Rents or to perform any of its other obligations under any Lease to which it is a party, (y) all rights, powers and privileges of Mortgagor to exercise any election or option or to give or receive any notice, consent, waiver or approval under or with respect to the Leases; and (z) all other claims, rights, powers, privileges and remedies of Mortgagor under or with respect to the Leases, including without limitation the right, power and privilege (but not the obligation) to do any and all acts, matters and other things that Mortgagor is entitled to do thereunder or with respect thereto (collectively, the “Lessor Rights”.  The Lessor Rights, Leases and Rents are hereinafter sometimes referred to as the “Assigned Property”);

(g)                                 all right, title and interest of Mortgagor in and to all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor’s interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below or as otherwise expressly set forth in the Credit Agreement; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

(h)                                 to the extent not prohibited under the applicable Lease, contract, consent, license or other item unless the appropriate consent has been obtained, all right, title and interest of Mortgagor in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements and options relating to the purchase, use or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment, (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof, and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate; and

(i)                                     all proceeds, both cash and noncash, of the foregoing;

(All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (a) through (c) are collectively

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referred to as the “Premises”, and those described in the foregoing clauses (a) through (i) are collectively referred to as the “Mortgaged Property”).

TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth herein and in the Credit Agreement, WITH POWER OF SALE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) AND RIGHT OF ENTRY AND POSSESSION AS FURTHER DESCRIBED HEREIN, forever, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee against every Person whomever lawfully claiming or to claim the same or any part thereof, until the Obligations are fully paid and performed.

This Mortgage secures present and future advances and re-advances made by the Lenders for the benefit of Borrower and Mortgagor and the lien of such future advances and re-advances shall relate back to the date of this Mortgage.

Terms and Conditions

Mortgagor further represents, warrants, covenants and agrees with and for the benefit of Mortgagee and the Lenders as follows:

1.                                       Warranty of Title.  Mortgagor warrants that it has good record title in fee simple to the Real Estate, and good title to the rest of the Mortgaged Property, subject only to the matters that are set forth in Schedule B of (i) the title insurance policy or policies that have been issued to Mortgagee to insure the lien of the Original Mortgage and (ii) the updated title insurance commitments and/or record lien searches issued or to be issued to Mortgagee in connection with this Mortgage that are acceptable to Mortgagee in its sole discretion (collectively, the “Permitted Encumbrances”). Subject to the Permitted Encumbrances, Mortgagor shall warrant, defend and preserve such title and the lien of this Mortgage against all claims of all Persons. Mortgagor represents and warrants that it has the first priority and lawful authority to grant, bargain, assign, transfer, mortgage and convey a first priority lien and security interest in all of the Mortgaged Property to Mortgagee, subject only to the Permitted Encumbrances as provided in this Section 1, in the manner and form herein provided and without obtaining the authorization, approval, consent or waiver of any grantor, lessor, sublessor, Governmental Authority, or other Person whomsoever.  The Operating Lease shall be subject and subordinate to the lien of this Mortgage, and Mortgagor and Operating Lease Tenant shall execute and deliver to Mortgagee such instruments that Mortgagee deems reasonably necessary to subordinate the Operating Lease to the lien of this Mortgage.

2.                                       Payment of Obligations. Mortgagor shall pay and perform the Obligations at the times and places and in the manner specified in the Credit Agreement and/or each Loan Document.

3.                                       Requirements. Mortgagor shall promptly comply with all laws applicable to the Mortgaged Property, and all covenants, restrictions, conditions and requirements now or hereafter of record or which otherwise may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or

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reconstruction of any of the Mortgaged Property, except where a failure to do so could not reasonably be expected to have (i) a Material Adverse Effect, or (ii) a material adverse effect on (A) the current use of the Mortgaged Property, or (B) the value of the Mortgaged Property (assuming its current use). Mortgagor shall not commit, nor permit or suffer to occur, any material waste with respect to the Mortgaged Property.

4.                                       Payment of Taxes and Other Impositions.                     (a) Promptly when due and in any event prior to the date on which any fine, penalty, interest or cost may be added thereto or imposed, Mortgagor shall pay and discharge all taxes, charges and assessments of every kind and nature, all charges for any easement or agreement maintained for the benefit of any of the Mortgaged Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Mortgaged Property, or arising in respect of the occupancy, use, operation or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to herein as the “Impositions”) except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and in accordance with the provisions of the Credit Agreement, and that non-payment thereof will not result in forfeiture, sale, loss or diminution of any interest of Mortgagor (or Mortgagee) in the Mortgaged Property, and (ii) the Mortgagor has set aside on its books adequate reserves with respect thereto in accordance with GAAP, which reserves shall include reasonable additional sums to cover possible interest, costs and penalties; provided, however, that Mortgagor shall promptly cause to be paid any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final (and, subject to Mortgagee’s rights and remedies during an Event of Default and any provisions set forth in the Credit Agreement to the contrary, Mortgagee shall make any sum deposited in such reserve available for such payment); and provided, further, that, in all events, Impositions, interest, costs and penalties shall be paid prior to the date any writ or order is issued under which the Mortgaged Property may be sold, lost or forfeited. Upon request by Mortgagee, Mortgagor shall deliver to Mortgagee evidence reasonably acceptable to Mortgagee showing the payment of any such Imposition made by Mortgagor. If by law any Imposition, at Mortgagor’s option, may without penalty or premium be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

(b)                                 Subject to the right of Mortgagor to contest as provided in Section 4(a) above, nothing herein shall affect any right or remedy of Mortgagee under this Mortgage or otherwise, without notice or demand to Mortgagor, to pay any Imposition after the date such Imposition shall have become due, and add to the Obligations the amount so paid, together with interest from the time of payment at the Default Rate. Any sums paid by Mortgagee in discharge of any Impositions shall be (i) a lien on the Mortgaged Property secured hereby prior to any right or title to, interest in, or claim upon the Mortgaged Property subordinate to the lien of this Mortgage, and (ii) payable within five (5) Business Days of demand by Mortgagor to Mortgagee together with interest at the Default Rate as set forth above.

(c)                                  As of the date hereof, Mortgagor represents and warrants that Mortgagor (i) has filed all federal, state, county, municipal and city income and other material tax returns

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required to have been filed by it and has paid all taxes and other Impositions which have become due or pursuant to any assessments or charges received by it, (ii) does not know of any basis for any additional assessment or charge in respect of any such taxes or other Impositions, and (iii) has paid in full all sums owing or claimed for labor, material, supplies, personal property (whether or not forming an Improvement hereunder) and services of every kind and character used, furnished or installed by or on behalf of Mortgagor in or on the Mortgaged Property that are now due and owing and no claim for same exists or will be permitted to be created, except such claims as may arise in the ordinary course of business and that are not yet past due or which are being contested in good faith by appropriate proceedings diligently conducted and that non-payment thereof will not result in forfeiture, sale, loss or diminution of any interest of Mortgagor (or Mortgagee) in the Mortgaged Property, if adequate reserves with respect thereto are maintained on the books of Mortgagor.

5.                                       Insurance.                                        (a) Mortgagor shall maintain, with financially sound and reputable companies, insurance policies (i) insuring the Real Estate against loss by fire, explosion, theft and such other casualties and risks as are included in a standard “extended coverage” form and “special form” (formerly known as an “all risk” endorsement policy) policy and as may be otherwise reasonably satisfactory to Mortgagee, in an amount equal to the full replacement cost of the Improvements, without deduction for physical depreciation and such that Mortgagee would not be deemed a co-insurer, (ii) commercial general liability insurance, including broad form comprehensive general liability coverage for broad form property damage, contractual damages and personal injuries (including death resulting therefrom), and (iii) any other insurance with respect to the Mortgaged Property that may be required under the Credit Agreement or is otherwise from time to time reasonably required by Mortgagee in order to protect its interests, all such policies to be in such form and amounts and have such coverage as may be reasonably satisfactory to Mortgagee. All of the insurance policies required hereunder shall (A) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days (ten (10) days in the case of non payment of premium) after receipt by the Mortgagee of written notice thereof, (B) contain a standard, non-contributory mortgagee clause naming Mortgagee, and its successors and assigns, as an additional insured party under all liability insurance policies, as the first mortgagee and loss payee on all property insurance policies, and a loss payee on all rental loss or business interruption insurance policies, and (C) include deductibles reasonably satisfactory to Mortgagee.

(b)                                 If any portion of the Improvements is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, Mortgagor shall maintain or cause to be maintained, flood insurance in an amount reasonably satisfactory to Mortgagee, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended.

(c)                                  Mortgagor shall promptly comply with and conform in all material respects to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property. Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by Mortgagor under this Mortgage.

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(d)                                 If Mortgagor is in default of its obligations to insure or deliver to Mortgagee any such prepaid policy or policies, then Mortgagee, at its option upon five (5) Business Days’ written days notice to Mortgagor (unless, in Mortgagee’s judgment, in its sole discretion, Mortgagee’s security would be compromised by giving such notice), may effect such insurance from year to year, and pay the premium or premiums therefor, and Mortgagor shall pay to Mortgagee, within three (3) Business Days of demand, such premium or premiums so paid by Mortgagee with interest from the time of payment at the Default Rate.

(e)                                  In the event of loss, Mortgagee shall have the exclusive right to adjust, collect and compromise all insurance claims, and Mortgagor shall not adjust, collect or compromise any claims under said policies without the prior written consent of Mortgagee.  Each insurer is hereby authorized and directed to make payment under said policies, including return of unearned premiums relating to the Mortgaged Property, directly to Mortgagee instead of to Mortgagor and Mortgagee jointly, and Mortgagor appoints Mortgagee as Mortgagor’s attorney-in-fact to endorse any draft therefor.  Subject to the terms of the Credit Agreement and this Mortgage (including, without limitation, Section 7 of this Mortgage), all insurance proceeds shall be made available to Mortgagor for the repair and restoration of the Mortgaged Property; provided, however, that if an Event of Default shall have occurred and be continuing, or any event or condition which with the passage of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and subsequently shall not be cured within any applicable cure period, Mortgagee instead may obtain such amounts and apply the same to the Obligations in accordance with the terms and provisions of the Credit Agreement.

(f)                                    In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property, all right, title and interest of Mortgagor in and to any insurance proceeds relating to the Mortgaged Property shall be applied by Mortgagee to the Obligations.

(g)                                 In applying the provisions of Section 37 hereof, the terms and provisions of this section shall be deemed to supplement, and not conflict with, the terms and provisions of the Credit Agreement relating to insurance.

6.                                       Condemnation.  Mortgagor, promptly upon obtaining knowledge of the institution of any proceedings for the condemnation or taking by eminent domain of any of the Mortgaged Property, shall notify Mortgagee of the pendency of such proceedings.  Mortgagee may participate in any such proceedings and Mortgagor shall deliver to Mortgagee all instruments requested by it to permit such participation.  Any award or compensation for property taken or for damage to property not taken, whether as a result of such proceedings or in lieu thereof, is hereby assigned to and shall be received and collected directly by Mortgagee.  Subject to the terms of the Credit Agreement and this Mortgage (including, without limitation, Section 7 of this Mortgage), all condemnation awards shall be made available to Mortgagor for the repair and restoration of the Mortgaged Property; provided, however, that if an Event of Default shall have occurred and be continuing, or any event or condition which with the passage of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and subsequently shall not be cured within any applicable cure period, Mortgagee instead may obtain such amounts and apply the same to the Obligations in accordance with the terms and provisions of the Credit Agreement.

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7.             Restoration.

(a)  Insurance proceeds and condemnation awards (or payments in lieu thereof) shall, subject to Mortgagee’s reasonable consent, be used by Mortgagor to repair and restore the Mortgaged Property, in accordance with the Credit Agreement and this Section 7.  Restoration shall be performed only in accordance with the following conditions:

(i)            prior to commencement of restoration and from time to time during restoration, Mortgagee may require Mortgagor to deposit the proceeds of any insurance or condemnation proceeds, plus any additional monies into the restoration fund with Mortgagee in amounts which, in Mortgagee’s judgment, are sufficient to defray all costs to be incurred to complete the restoration and all costs associated therewith, including labor, materials, architectural and design fees and expenses and contractor’s fees and expenses, and Mortgagee shall have approved a budget and cost breakdown for the restoration, together with a disbursement schedule, in detail satisfactory to Mortgagee;

(ii)           prior to commencement of restoration, the total cost of which exceeds $350,000, the contracts, contractors, plans and specifications for the restoration shall have been approved by Mortgagee (such approval not to be unreasonably withheld) and all governmental authorities having jurisdiction, and Mortgagee shall be provided with satisfactory title insurance and acceptable surety bonds insuring satisfactory completion of the restoration and the payment of all subcontractors and materialmen;

(iii)          all restoration work shall be done under fixed price contracts, fully bonded;

(iv)          at the time of any disbursement, an Event of Default or any event or conditions which with the passage of time or the giving of notice, or both, would constitute an Event of Default shall not have occurred, no mechanics’ or materialmen’s liens shall have been filed and remain undischarged and an endorsement satisfactory to Mortgagee to any title insurance policy insuring the lien of this Mortgage shall have been delivered to Mortgagee;

(v)           if funds for the restoration of the Mortgaged Property are held by Mortgagee in a restoration fund, disbursements from the restoration fund shall be made from time to time, but not more frequently than once each calendar month, for completed work under the aforesaid contracts (subject to retainage not in excess of 10%) and for other costs associated therewith and approved by Mortgagee upon receipt of evidence satisfactory to Mortgagee of the stage of completion and of performance of the work in a good and workmanlike manner in accordance with the contracts, plans and specifications as approved by Mortgagee;

(vi)          Mortgagor will pay the cost of Mortgagee’s inspecting architect or engineer and the cost of any attorney’s fees and disbursements incurred by Mortgagee in connection with such restoration;

(vii)         Mortgagee shall have the option to retain up to ten percent (10%) of the cost of all work until the restoration is fully completed, as determined by Mortgagee, and all occupancy permits therefor have been issued;

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(viii)        Mortgagee may impose such other reasonable conditions, including a restoration schedule, as are customarily imposed by construction lenders to assure complete and lien-free restoration; and

(ix)           any sum remaining in the restoration fund or any such funds not applied by Mortgagor to the restoration of the Mortgaged Property, shall be applied to the Obligations.

(b)           If within a reasonable period of time after the occurrence of any loss or damage to the Mortgaged Property Mortgagor shall not have submitted to Mortgagee and received Mortgagee’s approval (to the extent required pursuant to subsection (a)) of plans and specifications for the repair, restoration or rebuilding of such loss or damage or shall not have obtained approval of such plans and specifications from all governmental authorities whose approval is required or if, after such plans and specifications are approved by Mortgagee (to the extent required pursuant to subsection (a)) and by all such governmental authorities, Mortgagor shall fail to commence promptly such repair, restoration or rebuilding or if thereafter Mortgagor fails to carry out diligently such repair, restoration or rebuilding, or subject to Section 4(c)(iii) hereof, is delinquent in the payment to mechanics, materialmen or others of the costs incurred in connection with such work or if any other condition of this paragraph is not satisfied within a reasonable period of time after the occurrence of any such loss or damage, then Mortgagee, in addition to all other rights herein set forth, and after giving Mortgagor thirty (30) days written notice of the nonfulfillment of one or more of the foregoing conditions, may, failing Mortgagor’s fulfillment of said conditions within said thirty (30)-day period, at Mortgagee’s option, (A) apply the restoration fund and any and all insurance proceeds or condemnation awards received by Mortgagor to the Obligations in accordance with the Credit Agreement, and/or (B) perform or cause to be performed such repair, restoration or rebuilding and may take such other steps as Mortgagee may elect to carry out such repair, restoration or rebuilding and may enter upon the Mortgaged Property for any of the foregoing purposes, and Mortgagor hereby waives, for itself and all others holding under it, any claim against Mortgagee and any receiver and their respective agents (other than a claim based upon the alleged gross negligence or intentional misconduct of Mortgagee or any such receiver or agent) arising out of anything done by them or any of them pursuant to this paragraph and Mortgagee may, in its discretion, apply any insurance or condemnation proceeds held by it to reimburse itself and/or such receiver for all amounts expended or incurred by it in connection with the performance of such work, including reasonable attorneys’ fees, and any excess costs shall be paid by Mortgagor to Mortgagee, and Mortgagor’s obligation to pay such excess costs shall be secured by the lien of this Mortgage and shall bear interest at the Default Rate until paid.

(c)           Mortgagor waives any and all right to claim or recover against Mortgagee, its officers, employees, agents and representatives for loss of or damage to Mortgagor, the Mortgaged Property, Mortgagor’s property or the property of others under Mortgagor’s control from any cause insured against or required to be insured against by the provisions of this Mortgage.

8.             Restrictions; Negative Covenants.  (a)  Except as may be expressly provided for in the Credit Agreement and except for the Lien of this Mortgage and the Permitted Encumbrances, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged

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Property or create or suffer to exist any Lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the Lien of this Mortgage and whether recourse or non-recourse.

(b)           Mortgagor shall notify Mortgagee, in writing and in advance, with respect to all proposed alterations, improvements or additions to the Mortgaged Property which are of a material nature, and Mortgagor shall not effect any material alteration, improvement or addition to the Mortgaged Property exceeding $300,000.00 without the prior written consent of Mortgagee in each instance. Without limiting the definition of the phrase “material alteration, improvement or addition”, any change affecting the structure or use of an Improvement, or materially restricting the access thereto, shall be deemed a “material alteration, improvement or addition”.

(c)           All negative covenants made by Borrower in Article 7 of the Credit  Agreement are incorporated herein by reference and are hereby made by Mortgagor as to itself and the Mortgaged Property as though such negative covenants were set forth at length herein as the negative covenants of Mortgagor.

9.             Transfer Restrictions.  Except as may be expressly permitted by the Credit Agreement, Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

10.           Leases.  Except as expressly permitted under the Credit Agreement, Mortgagor shall not (a) execute an assignment or pledge of any Lease other than in favor of Mortgagee, (b) execute or permit to exist any Lease of any of the Mortgaged Property other than a Lease of all or a portion of the Mortgaged Property existing on the date hereof or a commercially reasonable Lease subsequently entered into in the ordinary course of Mortgagor’s business in a manner and to an extent consistent with past practice and/or necessary or desirable for the prudent operation of its business, (c) mortgage, pledge, assign, hypothecate, or otherwise encumber or transfer any Lease or any interest in any Lease, or (d) amend or modify any Lease or any interest in any Lease except in the ordinary course of Mortgagor’s business in a manner and to an extent consistent with past practice and/or necessary or desirable for the prudent operation of its business as long as such action is commercially reasonable and will not result in a Material Adverse Effect.

11.           Repair.  Mortgagor shall keep the Mortgaged Property in good order and condition (reasonable wear and tear excepted), and shall make all repairs, replacements and improvements thereof and thereto which are necessary to keep the same in such order and condition. Mortgagor shall use reasonable efforts to prevent any act or occurrence which might impair the value or usefulness of the Mortgaged Property for its intended usage.

12.           Further Assurances.  To further assure Mortgagee’s rights under this Mortgage, Mortgagor agrees promptly upon demand of Mortgagee to do any act or execute and deliver, record and/or file any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of (i) each Lease in recordable form and (ii) any other agreement to which Mortgagor is a party) as may be reasonably required by Mortgagee to confirm the Lien of this Mortgage and all other

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rights or benefits conferred on Mortgagee by this Mortgage, the Credit Agreement and/or any Loan Document.

13.           Mortgagee’s Right to Perform.  If Mortgagor fails to perform any of the covenants or agreements of Mortgagor hereunder, after the applicable notice and within the applicable grace period, if any, provided for in the Credit Agreement, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may, at any time (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall within three (3) Business Days of written demand be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in, or claim upon the Mortgaged Property attaching subsequent to the Lien of this Mortgage. No payment or advance of money by Mortgagee under this Section 13 shall be deemed or construed to cure Mortgagor’s default or waive any right or remedy of Mortgagee.

14.           Events of Default.  Each of (i) the occurrence of an Event of Default under the Credit Agreement or any Loan Document by Mortgagor or Borrower, (ii) the failure of Mortgagor to perform or observe any of the obligations in Section 5, Section 6, Section 7 or Section 8 hereof, (iii) any representation or warranty made by Mortgagor under this Mortgage being untrue in any material respect when made, or (iv) the failure by Mortgagor to duly perform and observe any other provision in this Mortgage and the continuation of such failure for a period of thirty (30) days after notice from Mortgagee, shall constitute an “Event of Default” hereunder.

15.           Remedies.  (a)       Upon the occurrence and during the continuance of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

(i)            Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on the Credit Agreement, the Subsidiary Guaranty or any other Loan Document, (C) sell all or part of the Mortgaged Property (Mortgagor expressly granting to Mortgagee the power of sale to the extent permitted by applicable law), or (D) take such other action at law or in equity for the enforcement of this Mortgage or any of the Loan Documents as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys’ fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment; and

(ii)           To the extent permitted under applicable law, Mortgagee may personally, or by its agents, attorneys and employees, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations,

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enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time), and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation other than limitations under applicable law, (A) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (B) to enforce, cancel or modify any Lease or other agreement to which Mortgagor is a party, and (C) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

(b)           In case of a foreclosure sale, the Mortgaged Property may be sold, at Mortgagee’s election, in one parcel or in more than one parcel and Mortgagee is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

(c)           In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

(d)           It is agreed that if an Event of Default shall occur and be continuing, any and all proceeds of the Mortgaged Property received by the Mortgagee shall be held by the Mortgagee for the benefit of the Lenders as collateral security for the Obligations (whether matured or unmatured), and shall be applied in payment of the Obligations in accordance with the terms and provisions of the Credit Agreement.

16.           Right of Mortgagee to Credit Sale.   Upon the occurrence of any sale of all or any portion of the Mortgaged Property made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Mortgage, the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums that Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Credit Agreement, each Guaranty and any documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.

17.           Appointment of Receiver.  If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and subsequent to five (5) Business Days’ written notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property, or any other collateral or the interest of Mortgagor therein as security for the Obligations, shall have the right unless restricted by applicable law to apply to any court having jurisdiction to appoint a receiver or receivers or other

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manager of the Mortgaged Property, without requiring the posting of a surety bond except as required by applicable law, and without reference to the adequacy or inadequacy of the value of the Mortgaged Property or the solvency or insolvency of Mortgagor or any other party obligated for payment of all or any part of the Obligations, and whether or not waste has occurred with respect to the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers or manager shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

18.           Extension, Release, etc.       (a)           Without affecting the Lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Obligations, Mortgagee may, from time to time and without notice, subject to the terms of the Credit Agreement, agree to (i) release any Loan Party liable for the indebtedness borrowed or guaranteed under the Credit Agreement or any Loan Document, (ii) extend the maturity or alter any of the terms of the indebtedness borrowed or guaranteed under the Credit Agreement or any Loan Document or any other guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee’s option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto.

(b)           Unless such action results in payment and performance in full of the Obligations secured by this Mortgage, no recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

(c)           If Mortgagee shall have the right to foreclose this Mortgage or to direct a power of sale, Mortgagor authorizes Mortgagee at its option to foreclose the lien of this Mortgage (or direct the sale of the Mortgaged Property, as the case may be). The failure to make any Tenants parties defendant to any such foreclosure proceeding and to foreclose their rights, or to provide notice to such Tenants as required in any statutory procedure governing a sale of the Mortgaged Property, or to terminate such Tenant’s rights in such sale will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Obligations or to foreclose the lien of this Mortgage.

(d)           Unless expressly provided otherwise herein, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same Person, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

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19.           Security Agreement under Uniform Commercial Code.

(a)           It is the intention of the parties hereto that this Mortgage shall constitute a security agreement within the meaning of the Uniform Commercial Code (the “Code”) of the State of New Jersey with respect to personal property and/or fixtures included in the Mortgaged Property. If an Event of Default shall occur and be continuing under this Mortgage, then, in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) to the extent permitted under applicable law, treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee’s rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then ten (10) Business Days’ written notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, attorneys’ fees and legal expenses. At Mortgagee’s request, Mortgagor shall assemble the personal property (if applicable) and make it available to Mortgagee at a reasonable location, as designated by Mortgagee.

(b)           A portion of the Mortgaged Property is or is to become fixtures upon the Real Estate.  The filing of this Mortgage in the real estate records of the county where the Real Estate is located shall also operate from the time of filing as a “fixture filing” within the meaning of Section NJSA 12A:9-502(a) of the UCC with respect to all portions of the Mortgaged Property that are or are to become fixtures related to the Real Estate.  For such purpose, Mortgagor is the record owner of the Real Estate, Mortgagee is the secured party and Mortgagor is the debtor, their respective addresses are set forth in the preamble to this Mortgage, and Mortgagor’s organizational number is [                    ].

20.           Intentionally Omitted.

21.           Absolute Assignment of Leases and Rents.

(a)           Absolute Assignment.  Mortgagor hereby absolutely and unconditionally grants, transfers, conveys, sells, sets over and assigns to Mortgagee all of Mortgagor’s right, title and interest now existing and hereafter arising in and to the Leases, now existing and hereafter arising which affect the Mortgaged Property, Mortgagor’s interest therein or any improvements located thereon, together with any and all rights thereunder, and hereby gives to and confers upon Mortgagee the right to collect all Rents and all other Lessor Rights.  This Mortgage is intended by Mortgagee and Mortgagor to create and shall be construed to create an absolute assignment to Mortgagee of all of Mortgagor’s right, title and interest in and to the Leases and Rents and shall not be deemed merely to create a security interest therein for the payment of any indebtedness or the performance of any obligations under the Loan Documents.  Mortgagor irrevocably appoints Mortgagee its true and lawful attorney at the option of Mortgagee at any time to demand, receive and enforce payment, to give receipts, releases and satisfactions and to sue, either in the name of Mortgagor or in the name of Mortgagee, for all such Rents and apply the same to the Obligations, and to exercise all other Lessor Rights.

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(b)           Revocable License to Collect.  Notwithstanding the foregoing assignment of Rents, so long as no Event of Default remains uncured, Mortgagor shall have a revocable license to collect all Rents, and to retain any portion thereof not required to pay the expenses of the Mortgaged Property or the obligations secured thereby.  Upon the occurrence and continuation of any Event of Default, Mortgagor’s license to collect and retain Rents shall terminate automatically and without the necessity for any notice.

(c)           Representations and Warranties.  Mortgagor represents and warrants to Mortgagee that:

(i)            Title.  By execution and delivery of this Mortgage, Mortgagor has assigned, sold, transferred, granted and conveyed to Mortgagee good and marketable title to the Assigned Property, free and clear of any lien (except for Permitted Encumbrances), assignment, option or other charge or encumbrance, prior to and enforceable against Mortgagor, all creditors of and purchasers from Mortgagor, and other Persons whomsoever.  All recordings and other actions necessary or desirable to ensure the validity, enforceability or priority of, or otherwise protect, the ownership interest of Mortgagor in the Assigned Property have been duly made and validly taken.  Mortgagor has not assigned, transferred, mortgaged, pledged or otherwise encumbered any of its right, title and interest in, to and under the Leases and the Rents (except to lenders who have been paid in full and have released, reconveyed and satisfied all such assignments, transfers or pledges of the Leases and Rents to Mortgagor and all right, title or interest  (security or otherwise) in and to the Leases and Rents) or any other Assigned Property and no part thereof is subject to any lien or other encumbrance, except in favor of Mortgagee.

(ii)           Governmental Approvals and Filings.  No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority (as defined in the Credit Agreement) will be necessary (a) for the assignment, sale, transfer, grant and conveyance by Mortgagor to Mortgagee of the Assigned Property pursuant to this Mortgage or for the execution, delivery or performance of this Mortgage by Mortgagor, (b) to ensure the validity, enforceability or priority (as against Mortgagor, all creditors of and purchasers from Mortgagor and all other Persons whomsoever) of the ownership interest of Mortgagee in the Assigned Property, or (c) for the exercise by Mortgagee of any of its rights or remedies hereunder, except for the recording of this Mortgage in the applicable recording office.

(iii)          Existing Leases.  A true and correct schedule describing each Lease existing on the date hereof, as amended, supplemented or otherwise modified to the date hereof, has been furnished to Mortgagee.  Each such Lease has been duly authorized, executed and delivered by each party thereto, is in full force and effect, and is the legal, valid and binding obligation of each party thereto, enforceable against each such party in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to principles of equity.  No default exists by Mortgagor or, to Mortgagor’s knowledge, any Tenant under any of the Leases, and no Rents have been received by Mortgagor more than one (1) month in advance of the time when the same became due under the terms of the Leases.  To Mortgagor’s knowledge, no such Lease is subject to any offsets, counterclaims or defenses by any party thereto (other than Mortgagor).

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(iv)          Mortgagor has not affirmatively done any act that would prevent Mortgagee from, or limit Mortgagee in, acting under any of the provisions of the foregoing assignment.

(v)           Except for any matter disclosed in the Credit Agreement, no action has been brought or, so far as is known to Mortgagor, is threatened, which would interfere in any way with the right of Mortgagor to execute the foregoing assignment and perform all of Mortgagor’s obligations contained in this Section 21 or in the Leases.

(d)           Covenants of Mortgagor.

(i)            Books and Records; Inspection.  Mortgagor shall (a) keep complete and accurate books and records concerning the Leases and the Rents and any other Assigned Property and, at the request of Mortgagee from time to time upon reasonable advance notice, permit Mortgagee or its representatives to inspect and copy such books and records, (b) at the request of Mortgagee from time to time upon reasonable advance notice, permit Mortgagee or its representatives to inspect any Assigned Property not in the possession of Mortgagee, and (c) furnish to Mortgagee such information and reports in connection with the Assigned Property at such times and in such form as Mortgagee may reasonably request.  Mortgagee shall have the right to verify the Assigned Property from time to time, and Mortgagor shall cooperate with Mortgagee in such verification.

(ii)           Transfers and Liens; Etc.  Except as permitted under the Credit Agreement, Mortgagor shall not assign, transfer, mortgage, pledge or otherwise encumber, or create or permit to exist any lien or other encumbrance on or in, any of the Assigned Property (voluntarily or involuntarily, by operation of law or otherwise), except in favor of Mortgagee.

(iii)          Covenants Relating to the Leases.

1.             Performance; Etc.  Section 6.16 of the Credit Agreement is hereby incorporated by reference as if fully set forth herein.  Mortgagor, as a Loan Party to the Credit Agreement, shall comply with the terms of the Leases in accordance with Section 6.16 of the Credit Agreement.

2.             Notices; Demands.  Mortgagor shall (i) promptly give Mortgagee copies of any notices of default given or received by Mortgagor under the Operating Lease or any of the other Leases, (ii) if requested by Mortgagee, from time to time use commercially reasonable efforts to cause the Operating Lease Tenant and the Tenants under any other Lease to execute and deliver to Mortgagee within 5 days after notice if delivered by hand, overnight courier or facsimile, and within 20 days after notice if delivered by mail, such certificate or certificates as to the status of such Leases, the minimum Rent, additional Rent and other charges payable thereunder, and the Tenant’s and Mortgagor’s compliance with the terms thereof as shall be in form and substance satisfactory to Mortgagee or in the form required by an existing Lease (it being understood that for any Lease entered into following the Effective Date, Mortgagor shall include in each Lease a clause obligating Tenant to execute and deliver such certificate or certificates to Mortgagor and its mortgagees as often as may be requested), and (iii) from time to time upon the request of Mortgagee make such other demands and requests for

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information and reports or for action by the Tenants under the Leases as Mortgagor is entitled to make under or in connection with the Leases.

3.             New Leases; Amendments; Etc.  Except as otherwise permitted by the Credit Agreement, Mortgagor shall not (i)  enter into any Lease without first obtaining Mortgagee’s written approval of such Lease, the terms and conditions thereof and the Tenant thereunder (except that Mortgagor may enter into the Operating Lease and other Leases, as permitted by the terms of the Credit Agreement without Mortgagor’s prior written consent), (ii) amend or modify any of the terms of any Lease except in the ordinary course of business, (iii) consent to, permit or accept any payment or prepayment of Rents payable under any Lease earlier than one (1) month in advance of its due date, (iv) terminate any Lease or consent to the cancellation or surrender of thereof except in the ordinary course of business, (v) give or join in any material waiver, consent or approval with respect to any Lease, (g) settle or compromise any claim against any Tenant arising out of or in respect of any Lease, (h) waive any default under or breach of any Lease, or (vi) take any other action in connection with any Lease which would materially impair the value of the rights or interests of Mortgagor or Mortgagee thereunder or therein.  The requirement for approval of Leases (or of any other documents or matters) by Mortgagee, pursuant to this Mortgage or any other Loan Document, shall be for Mortgagee’s protection only and shall not be considered an assumption by Mortgagee of any responsibility to Mortgagor or any other person with respect to the adequacy, sufficiency, advisability or terms of any of the Leases (or of any of such other documents or matters), and no approvals by Mortgagee of Leases (or such other documents or matters) and no waiver by Mortgagee of, or consent or approval by Mortgagee with respect to, any covenant of Mortgagor contained herein or in any other Loan Document shall give rise to any liability by Mortgagee to Mortgagor or any other person.

(iv)          Right of Mortgagee to Direct Payment of Rents.  The assignment set forth above includes the full and complete assignment by Mortgagor to Mortgagee of all right, power and privilege of Mortgagor to direct the party to whom Rents are to be paid.  Such assignment of the right to direct payment of Rents is unconditional and unrestricted and may be exercised by Mortgagee at any time, after the occurrence and during the continuance of any Event of Default.  The Tenants shall be, and hereby are, irrevocably authorized to rely upon and act in accordance with (and shall be fully protected in so doing) any notice or demand by Mortgagee for the payment to Mortgagee or its nominee of any Rents which may then be or thereafter become due under the Leases, and shall have no duty to inquire whether any such notice or demand by Mortgagee conflicts with any provision of this Mortgage.  By its acceptance hereof, Mortgagee covenants with Mortgagor that Mortgagee will not direct Tenants to pay Rents to any party other than Mortgagor unless and until an Event of Default has occurred and is then continuing.  The assignment of the right to direct payment of Rents referred to in this Section 21 is not in any way conditioned on or subject to the foregoing covenant.  Any direction by Mortgagee for the payment of Rents shall be valid and enforceable against Mortgagor, Mortgagor hereby waiving any right to seek specific performance of such covenant.

(e)           Rights and Remedies of Mortgagee.

(i)            Right of Mortgagee To Cure Mortgagor Defaults.  If Mortgagor shall fail to pay, perform or observe any of its covenants or agreements hereunder, Mortgagee

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may (but shall not be obligated to) pay, perform or observe the same and collect the cost thereof from Mortgagor, all as more fully provided in Section 13 of this Mortgage.

(ii)           Mortgagee Not Liable; Indemnification. Anything contained herein or in any of the Leases to the contrary notwithstanding, (a) Mortgagor shall at all times remain solely liable under the Leases to perform all of the obligations of Mortgagor thereunder to the same extent as if this Mortgage had not been executed, (b) neither this Mortgage nor any action or inaction on the part of Mortgagor or Mortgagee shall release Mortgagor from any of its obligations under the Leases or constitute an assumption of any such obligations by Mortgagee and (c) Mortgagee shall not have any obligation or liability under the Leases or otherwise by reason of or arising out of this Mortgage, nor shall Mortgagee be required or obligated in any manner to make any payment or perform any other obligation of Mortgagor under or pursuant to the Leases, or to make any inquiry as to the nature or sufficiency of any payment received by Mortgagee, or to present or file any claim, or to take any action to collect or enforce the payment of any amounts which have been assigned to Mortgagee or to which it may be entitled at any time or times.  Mortgagor shall and does hereby agree to indemnify Mortgagee and hold it harmless from and against any and all liability, loss or damage which it may or might incur, and from and against any and all claims and demands whatsoever which may be asserted against it, in connection with or with respect to the Leases or this Mortgage, whether by reason of any alleged obligation or undertaking on its part to perform or discharge any of the covenants or agreements contained in the Leases or otherwise; provided, however, that the foregoing indemnity shall not apply to the gross negligence or willful misconduct of Mortgagee.  Should Mortgagee incur any such liability, loss or damage in connection with or with respect to the Leases or this Mortgage, or in the defense of any such claims or demands, the amount thereof, including costs, expenses and reasonable attorneys’ fees, shall be paid by Mortgagor to Mortgagee immediately upon demand, together with interest thereon at the Default Rate (as defined in the Note) until paid.

(iii)          Default. If an Event of Default shall occur and is then continuing, Mortgagee may, to the extent permitted under applicable law, without notice and irrespective of whether or not the Obligations shall then be due and payable, and without regard to the adequacy of the security for the Obligations, (a) enter and take possession of the Mortgaged Property or any part thereof, and upon such entry, manage, lease and operate the same on such terms and for such period of time as Mortgagee may deem proper, and (b) whether or not Mortgagee has so entered and taken possession of the Mortgaged Property or any part thereof, perform any of the obligations and exercise any of the rights, powers, privileges and remedies of Mortgagor, and do any and all acts, matters and other things that Mortgagor is entitled to do, under or with respect to the Leases, including without limitation making, enforcing, modifying, terminating or accepting surrenders of Leases, obtaining or evicting Tenants, setting or modifying Rents, directing the Tenants to make payments of Rents directly to Mortgagee or its nominee and collecting and receiving Rents.  Mortgagee shall apply any Rents received by it, first to the payment of all expenses which Mortgagee may be authorized to incur under the provisions of this Mortgage or the Mortgage (including, without limitation, the cost of all repairs, replacements, alterations, additions or improvements to the Mortgaged Property and all expenses incident to entering and taking possession of the Mortgaged Property and managing, leasing and operating the same), and then to the payment of the Obligations.  The Tenants shall be, and hereby are, irrevocably authorized to rely upon and act in accordance with (and shall be fully

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protected in so doing) any notice or demand by Mortgagee for the payment to Mortgagee or its nominee of any Rents which may then be or thereafter become due under the Leases, or for the performance of any of the Tenants’ obligations under the Leases, and shall have no duty to inquire whether any such notice or demand by Mortgagee conflicts with any provision of this Mortgage.

(iv)          Mortgage Foreclosure.  Upon foreclosure of the lien of this Mortgage, or delivery of a deed in lieu of foreclosure, all right, title and interest of Mortgagor in, to and under the Leases shall thereupon vest in and become the absolute property of the purchaser of the Mortgaged Property in such foreclosure proceeding, or the grantee in such deed, without any further act or assignment by Mortgagor.  Nevertheless, Mortgagor shall execute, acknowledge and deliver from time to time such further instruments and assurances as Mortgagee may require in connection therewith and hereby irrevocably appoints Mortgagee the attorney-in-fact of Mortgagor in its name and stead to execute all appropriate instruments of transfer or assignment, or any instrument of further assurance, as Mortgagee may deem necessary or desirable, and Mortgagee may substitute one or more persons with like power, Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof.

(v)           Collection and Application of Rents by Mortgagee.  While any Event of Default remains uncured:  (i) Mortgagee may at any time, without notice, in person, by agent or by court-appointed receiver, and without regard to the adequacy of any security for the Obligations, enter upon any portion of the Mortgaged Property and/or, with or without taking possession thereof, in its own name sue for or otherwise collect Rents (including past due amounts); and (ii) without demand by Mortgagee therefor, Mortgagor shall promptly deliver to Mortgagee all prepaid rents, deposits relating to Leases or Rents, and all other Rents then held by or thereafter collected by Mortgagor whether prior to or during the continuance of any Event of Default.  Any Rents collected by or delivered to Mortgagee may be applied by Mortgagee against the Obligations, less all expenses, including attorneys’ fees and disbursements, in such order as Mortgagee shall determine in its sole and absolute discretion.  No application of Rents against any Obligation or other action taken by Mortgagee under this Section 21 shall be deemed or construed to cure or waive any Event of Default, or to invalidate any other action taken in response to such Event of Default, or to make Mortgagee a mortgagee-in-possession of the Mortgaged Property.

22.           Additional Rights. The holder of any subordinate lien or subordinate mortgage or deed of trust on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage, nor shall Mortgagor consent to any holder of any subordinate lien or subordinate mortgage or deed of trust joining any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease.  By recordation of this Mortgage, all subordinate lienholders and the mortgagees and beneficiaries under subordinate mortgages are subject to and notified of this provision, and any action taken by any such lienholder or beneficiary contrary to this provision shall be null and void. Upon the occurrence and during the continuance of any Event of Default, Mortgagee may, in its sole discretion and without regard to the adequacy of its security under this Mortgage, apply all or any part of any amounts on deposit with Mortgagee under this Mortgage against all or any part of the Obligations. Any such application shall not be construed

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to cure or waive any Default or Event of Default or invalidate any act taken by Mortgagee on account of such Default or Event of Default.

23.           Mortgagor’s Indemnities. Mortgagor agrees to protect, indemnify and hold harmless Mortgagee and each of the Indemnitees from and against any and all losses which Mortgagee or any of such Indemnitees may incur under or by reason of the assignment of Leases and Rents, or for any action taken by Mortgagee or any Lender or the Indemnitees hereunder, or by reason or in defense of any and all claims and demands whatsoever which may be asserted against Mortgagee or any of the Indemnitees arising out of the Leases, including, without limitation, any claim by any third Person for credit on account of Rents paid to and received by Mortgagor, but not delivered to Mortgagee or its authorized agents or representatives or employees, for any period under any Lease more than one (1) month in advance of the due date thereof; provided, however, that the foregoing indemnity shall not apply to the gross negligence or willful misconduct of Mortgagee or any Indemnitee. In the event that Mortgagee or any Lenders or any of the Indemnitees incurs any losses covered by the indemnity set forth in this Section 23 or Section 10.04 of the Credit Agreement, the amount thereof, including reasonable attorneys’ fees, with interest thereon at the Default Rate, shall be payable by Mortgagor to Mortgagee within ten (10) days after demand therefor, and shall be secured hereby and by all other security for the payment and performance of the Obligations, including, without limitation, the Lien and security interest of this Mortgage. The liabilities of Mortgagor as set forth in this Section 23 shall survive the termination of this Mortgage and the repayment of the Obligations.

24.           No Liability of Mortgagee. Neither the acceptance nor the exercise of the rights and remedies hereunder nor any other action on the part of Mortgagee or any Person authorized by Mortgagee to exercise Mortgagee’s rights hereunder shall be construed to (a) be an assumption by Mortgagee or any such Person or to otherwise make Mortgagee or such Person liable or responsible for the performance of any of the obligations of Mortgagor under or with respect to the Leases or the Mortgaged Property, or for any Rent, security deposit or other amount delivered to Mortgagor, provided that Mortgagee or any such Person exercising the rights of Mortgagee shall be accountable for any Rents, security deposits or other amounts actually received by Mortgagee or such Person, as the case may be; or (b) obligate Mortgagee or any such Person to take any action under or with respect to the Leases or with respect to the Mortgaged Property, to incur any expense or perform or discharge any duty or obligation under or with respect to the Leases or with respect to the Mortgaged Property, to appear in or defend any action or proceeding relating to the Leases or the Mortgaged Property, to constitute Mortgagee as a mortgagee-in-possession (unless Mortgagee actually enters and takes possession of the Mortgaged Property), or to be liable in any way for any injury or damage to Persons or property sustained by any Person in or about the Mortgaged Property, other than to the extent caused by the willful misconduct or gross negligence of Mortgagee or any Person authorized by Mortgagee to exercise the rights of Mortgagee hereunder.

25.           Notices. All notices, requests, demands and other communications hereunder shall be given in accordance with the provisions of Section 10.02 of the Credit Agreement to Mortgagor and to Mortgagee as specified therein.

26.           No Oral Modification. This Mortgage may not be amended, supplemented or otherwise modified except in accordance with the provisions of Section 10.01 of the Credit

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Agreement. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

27.           Partial Invalidity; Usury Savings Clause. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included herein. Notwithstanding to the contrary anything contained in this Mortgage or in any provisions of any Loan Document, the obligations of Mortgagor and of any other obligor under the Credit Agreement or any Loan Document shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by applicable law to be charged by Mortgagee.

28.           Mortgagor’s Waiver of Rights

(a)           Mortgagor hereby voluntarily and knowingly releases and waives any and all rights to retain possession of the Mortgaged Property during the continuance of an Event of Default hereunder and any and all rights of redemption from sale under any order or decree of foreclosure (whether full or partial), pursuant to rights, if any, therein granted, as allowed under any applicable law, on its own behalf, on behalf of all Persons claiming or having an interest (direct or indirectly) by, through or under each constituent of Mortgagor and on behalf of each and every Person acquiring any interest in the Mortgaged Property subsequent to the date hereof, it being the intent hereof that any and all such rights or redemption of each constituent of Mortgagor and all such other Persons are and shall be deemed to be hereby waived to the fullest extent now or hereafter permitted by applicable law. Each constituent of Mortgagor shall not invoke or utilize any such law or laws or otherwise hinder, delay, or impede the execution of any right, power, or remedy herein or otherwise granted or delegated to the Mortgagee, but shall permit the execution of every such right, power, and remedy as though no such law or laws exists or had been made or enacted.

(b)           To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting the Obligations, and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so under applicable law, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all Persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature (except as expressly provided in the Credit Agreement) or declare due the

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whole of the secured indebtedness and marshaling in the event of exercise by Mortgagee of the foreclosure rights, power of sale, or other rights hereby created.

29.           Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Loan Documents or other agreement to which Mortgagor or Borrower is a party or any applicable laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement shall prejudice or in any manner affect Mortgagee’s rights to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any Loan Document to Mortgagee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee, as the case may be. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a “mortgagee-in-possession” (unless Mortgagee actually enters and takes possession of the Mortgaged Property), and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies other than to the extent caused by the willful misconduct or gross negligence of the Mortgagee or any Person authorized by Mortgagee to exercise the rights of Mortgagee hereunder.

30.           Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly), for the Obligations upon other property in the state in which the Mortgaged Property is located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) of this Section 30 shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Mortgagee to extend the indebtedness borrowed pursuant to or guaranteed by any Loan Document, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the

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Mortgaged Property, which collateral directly or indirectly secures the Obligations, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue any foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage, nor the exercise of any other rights hereunder or the recovery of any judgment by Mortgagee in any such proceedings or the occurrence of any sale in any such proceedings shall prejudice, limit or preclude Mortgagee’s right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Obligations, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations (directly or indirectly) in the most economical and least time-consuming manner.

31.           Successors and Assigns. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee, as agent for the Lenders, and the Lenders, and no other Person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in the sole discretion of either of them such a waiver is deemed advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrances and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee and its successors and assigns. The word “Mortgagor” shall be construed as if it read “Mortgagors” whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

32.           No Waivers, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for

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the obligations secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien, mortgage or deed of trust. Mortgagee may, in Mortgagee’s sole and reasonable discretion, (i) in the case of a Default, determine whether such Default has been cured, and (ii) in the case of an Event of Default, by Mortgagor or Borrower, accept or reject any proposed cure of an Event of Default. Unless and until Mortgagee accepts any proposed cure of an Event of Default, such Event of Default shall be deemed to be continuing for purposes of this Mortgage, the Credit Agreement and each Loan Document to which Mortgagor or Borrower is a party.

33.           Governing Law, etc. The provisions of this Mortgage regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Mortgaged Property is located.  All other provisions of this Mortgage shall be governed by the laws of the State of New York, without regard to conflicts of laws principles.

34.           Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein”, the word “Mortgagee” shall mean “Mortgagee or any successor agent for the Lenders”, and the words “Mortgaged Property” shall include all or any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

35.           Certain Matters Relating to Mortgaged PropertyNotwithstanding anything contained herein to the contrary:

(a)           Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Section 35 and the terms and conditions of this Mortgage, the terms and conditions of this Section 35 shall control and be binding.

(b)           Interest After Default. If any payment due hereunder or pursuant to the Credit Agreement or any Loan Document by Mortgagor or Borrower is not paid when due, either at stated or accelerated maturity or pursuant to any of the terms hereof, then, and in such event, Mortgagor shall pay interest thereon from and after the date on which such payment first becomes due at the interest rate provided for in the Credit Agreement and such interest shall be due and payable, on demand, at such rate until the entire amount due is paid to Mortgagee, whether or not any action shall have been taken or proceeding commenced to recover the same or to foreclose this Mortgage. Nothing in this Section 35 or in any other provision of this Mortgage shall constitute an extension of the time of payment of the Loan. After entry of a judgment on the Credit Agreement or any other Loan Document or a judgment in mortgage foreclosure hereunder, interest shall continue to accrue under this Mortgage at the rates set forth in the Credit Agreement. This Mortgage shall not, solely for purposes of determining interest payable under the Credit Agreement, merge with any judgment on the Credit Agreement or any other Loan Document or a judgment in mortgage foreclosure under this Mortgage.

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(c)           Additional Advances and Disbursements; Costs of Enforcement. If any Event of Default exists, Mortgagee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee under this Section 35(c), Section 13 or otherwise under this Mortgage, the Credit Agreement or any other Loan Document or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the Default Rate, and all such sums, together with interest thereon, shall be secured by this Mortgage.

(d)           Acceleration Remedy. Subject to the notice and cure requirements of this Mortgage and the Credit Agreement, upon Mortgagor’s breach of any covenant or agreement contained herein, including, but not limited to, the covenants to pay when due any sums secured by this Mortgage, Mortgagee, in its sole judgment and discretion, may declare all of the sums secured by this Mortgage to be immediately due and payable without further demand and may foreclose this Mortgage by judicial proceedings and may invoke any other remedies permitted by applicable law or provided herein. Mortgagee shall be entitled to collect all costs and expenses incurred in pursuing such remedies.

(e)           Purchase Money Mortgage. If all or part of the sums secured by this Mortgage are lent to Mortgagor to acquire title to the Mortgaged Property, this Mortgage is hereby declared to be a purchase-money mortgage.

(f)            Release or Reconveyance. Upon payment in full of the Obligations in accordance with the Credit Agreement and performance in full of Mortgagor’s obligations under this Mortgage, the Credit Agreement and the other Loan Documents, Mortgagee, at Mortgagor’s request and sole expense, shall promptly fully release the liens created by this Mortgage (including the execution of and delivery to Mortgagor of a reasonable release and satisfaction of this Mortgage) or reconvey the Mortgaged Property to Mortgagor.

36.           Release. If the Mortgaged Property shall be sold, transferred or otherwise disposed of by Mortgagor in a transaction permitted by, and in accordance with, the Credit Agreement, then the Mortgagee, at the request and sole expense of Mortgagor, shall execute and deliver to Mortgagor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Mortgaged Property. Mortgagor shall deliver to Mortgagee, at least five (5) Business Days prior to the date of the proposed release, a written request for release identifying the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Mortgagor stating that such transaction is in compliance with, and permitted by, the Credit Agreement and each Loan Document.

37.           Inconsistency with Credit Agreement. To the fullest extent possible, the terms and provisions of the Credit Agreement shall be read together with the terms and provisions of this Mortgage such that the terms and provisions of this Mortgage shall supplement, rather than conflict with, the terms and provisions of the Credit Agreement; provided, however, that, notwithstanding the foregoing, in the event any of the terms or provisions of this Mortgage conflict with any of the terms or provisions of the Credit Agreement, such that it is impractical for such terms or provisions to coexist, the terms or provisions of the Credit Agreement shall

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govern and control for all purposes; and, provided further, that the inclusion in this Mortgage of terms and provisions, supplemental rights or remedies in favor of a secured party, but which are not addressed in the Credit Agreement, shall not be deemed to be a conflict with the Credit Agreement, and all such additional terms, provisions, supplemental rights or remedies contained herein shall be given full force and effect.

38.           Loan and Credit Agreements. Mortgagor is a party to and/or is fully familiar with the terms and provisions of the Credit Agreement and each Loan Document to which Mortgagor or Borrower is a party. All representations and warranties made by Borrower in the Credit Agreement and/or in any other Loan Document are incorporated herein by reference and are hereby made by Mortgagor as to itself and the Mortgaged Property as though such representations and warranties were set forth at length herein as the representations and warranties of Mortgagor. In addition, Mortgagor hereby makes the following property-specific representations:

(a)           Zoning, Building and Land Use Requirements. Except as disclosed to Mortgagee in writing, to the knowledge of Mortgagor, the Premises complies with all material requirements of all applicable laws and ordinances with respect to zoning, subdivision, construction, building and land use, including, without limitation, requirements with respect to parking, access and certificates of occupancy (and similar certificates or permits). Except as disclosed to Mortgagee in writing, Mortgagor has not received any notice of, or other communication with respect to, an alleged violation with respect to any of the foregoing. To the knowledge of Mortgagor, except as otherwise disclosed on that certain survey delivered to Mortgagee in connection with this Mortgage or the Original Mortgage, (i) all of the Improvements lie wholly within the boundaries and building restriction lines of the Land, and (ii) no improvements on adjoining properties encroach upon the Land, and no easements or other encumbrances upon the Land encroach upon or under any of the Improvements or any portion of the Mortgaged Property.

(b)           Flood Zone. Except as disclosed to Mortgagee in writing, to the knowledge of Mortgagor, the Improvements are not located in an area identified by the Federal Emergency Management Agency as having special flood hazards.

(c)           Power to Create Lien and Security. Mortgagor has full limited liability company or other organizational power and lawful authority to grant, bargain, sell, assign, transfer, mortgage and convey a first-priority Lien and security interest in all of the Mortgaged Property in the manner and form herein provided and without obtaining the authorization, approval, consent or waiver of any Person.

39.           No Merger of Estates. So long as any part of the Obligations remain unpaid, unperformed or undercharged, the fee, easement and leasehold estates to the Mortgaged Property shall not merge, but rather shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any lessee, any third-party purchaser or otherwise.

40.           No Partnership. Nothing contained in this Mortgage is intended to, or shall be construed to, create to any extent and in any manner whatsoever any partnership, joint venture, or association between Mortgagor and Mortgagee, or in any way make Mortgagee a co-principal

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with Mortgagor with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated.

41.           Headings. The Section headings herein are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Sections.

42.           Defense of Claims. Mortgagor shall promptly notify Mortgagee in writing of the commencement of any legal proceedings affecting Mortgagor’s title to the Mortgaged Property or Mortgagee’s Lien on or security interest in the Mortgaged Property, or any part thereof, and shall take all such action, employing attorneys reasonably satisfactory to Mortgagee, as may be necessary to preserve Mortgagor’s and Mortgagee’s rights affected thereby. If Mortgagor fails or refuses to adequately or vigorously, in the sole judgment of Mortgagee, defend Mortgagor’s or Mortgagee’s rights to the Mortgaged Property, Mortgagee may take such action on behalf of and in the name of Mortgagor and at Mortgagor’s expense. All costs, expenses and attorneys’ fees incurred by Mortgagee (or its agents) pursuant to this Section 42 or in connection with the defense by Mortgagee of any claims, demands or litigation relating to Mortgagor, the Mortgaged Property or the transactions contemplated in this Mortgage shall be paid by Mortgagor upon written demand, plus interest thereon from the date of the advance by Mortgagee until reimbursement of Mortgagee at the Default Rate.

43.           Exculpation Provisions. MORTGAGOR SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS MORTGAGE; THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS MORTGAGE; THAT IT HAS IN FACT READ THIS MORTGAGE AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS MORTGAGE; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS MORTGAGE AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS MORTGAGE; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS MORTGAGE RESULT IN THE ASSUMPTION BY MORTGAGOR AND/OR BORROWER OF THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION. MORTGAGOR AGREES AND COVENANTS, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS MORTGAGE ON THE BASIS THAT IT HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

44.           Counterparts; Definitions. This Mortgage may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall be deemed to constitute one single instrument.  Terms used but not defined herein shall have the definition ascribed to such terms in the Credit Agreement.

45.           Termination. Upon the payment and performance in full of the Obligations, this Mortgage and the estate hereby granted shall cease and become void. Notwithstanding the foregoing, Mortgagee agrees that it shall, at the request and sole expense of such Mortgagor, execute and deliver to Mortgagor a recordable release and satisfaction of this Mortgage.

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46.                                 New Jersey Provisions.  To the extent of any conflict between the provisions of this Section 46 and any of the other provisions of this Mortgage, the provisions of this Section 46 shall control.

(a)                                  Mortgagor and Mortgagee acknowledge and agree that, under New Jersey law, foreclosure on New Jersey real property interests may occur only through judicial foreclosure.  Therefore, the provisions in this Mortgage relating to rights and remedies shall apply to the New Jersey real property interests only to the extent permitted by New Jersey law.

(b)                                 The term “ISRA” as used herein means the Industrial Site Recovery Act of the State of New Jersey, N.J.S.A. 13:1K-6 et. seq. and the regulations promulgated thereunder, together with any amendments thereto and/or substitutions thereof.

If Mortgagor’s operations at the Mortgaged Property, or the operations of any assignee, subtenant or occupant of the Mortgaged Property, now or hereafter constitute an “Industrial Establishment” (as defined under ISRA) then Mortgagor agrees to comply, at its sole cost and expense, with all applicable requirements of ISRA (including, but not limited to, performing site investigations and performing any removal and remediation required) to the satisfaction of the governmental entity, department or agency having jurisdiction over such matters, in connection with (i) the occupancy or operation of the Mortgaged Property, (ii) any lease or sublease of the Mortgaged Property, (iii) any closure, transfer or consolidation of the operations conducted at the Mortgaged Property, (iv) any change in the ownership or control of Mortgagor, or (v) any other act, failure to act or omission that triggers any obligation of Mortgagor under ISRA.  Mortgagor shall provide to Mortgagee, within ten (10) days after request by Mortgagee, any and all affidavits, certifications or other information reasonably requested by Mortgagee in connection with any compliance with ISRA and Mortgagor agrees to reasonably cooperate with Mortgagee in connection with such compliance.  Nothing contained in this Section 46(b) shall be construed to require Mortgagee to comply with ISRA or any other Environmental Law.

(c)                                  Mortgagor acknowledges and agrees that the rate of interest required to be paid with respect to any sums due and owing hereunder after a default hereunder may be higher than the rate of interest provided by Rule 4:42-11 of the New Jersey Court Rules after judgment is entered.  Mortgagor acknowledges and attests that the default rate of interest required hereunder is the result of informed negotiation and it will be fair and equitable to award interest at the rate required hereunder after default rather than the rate provided under Rule 4:42-11, in the event the rate hereunder is higher than the rate provided pursuant to Rule 4:42-11.

(d)                                 In the event of the passage of any law of any governmental authority deducting from the value of the Premises for the purposes of taxation any lien thereon, or changing in any way the laws for the taxation of mortgages or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, and imposing a tax, either directly or indirectly, on mortgages or debts secured thereby that is payable in respect of this Mortgage by Mortgagee, the holder of this Mortgage shall have the right to declare the Obligations due on a date to be specified by not less than ninety (90) days’ written notice to be given to Mortgagor unless within such ninety (90) day period Mortgagor shall assume as an Obligation hereunder the payment of any such tax so imposed on this Mortgage until full payment of the Obligations and such assumption shall be permitted by law.  Mortgagor shall not

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claim, demand or be entitled to receive any credit or credits toward the satisfaction of this Mortgage or on any interest payable thereon for any taxes assessed against the Mortgaged Property or any part thereof, and shall not claim any deduction from the taxable value of the Mortgaged Property by reason of this Mortgage.

(e)                                  The maximum principal amount secured by this Mortgage shall not exceed $324,000,000.

(f)                                    Pursuant to N.J.S.A. 46:9-8.1, this Mortgage is subject to modification.  To the extent permitted by law, this Mortgage secures all modifications from the date upon which this Mortgage was originally recorded, including future loans and other extensions of credit and changes in the interest rate, due date, amount or other terms and conditions of any obligations.  This Mortgage may be modified from time to time without adversely affecting the priority of the lien created hereby.

47.                                 WAIVER OF JURY TRIAL.  IN ACCORDANCE WITH SECTION 10.15 OF THE CREDIT AGREEMENT, MORTGAGOR, AND BY ITS ACCEPTANCE HEREOF, MORTGAGEE AND EACH LENDER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS MORTGAGE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  MORTGAGOR, AND BY ITS ACCEPTANCE HEREOF, MORTGAGEE AND EACH LENDER (A) CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGE THAT MORTGAGOR, MORTGAGEE AND EACH LENDER HAVE BEEN INDUCED TO ENTER INTO THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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IN WITNESS WHEREOF, this Mortgage has been duly executed by Mortgagor and Mortgagee on the respective dates of the acknowledgements below and is intended to be effective as of the Effective Date.

MORTGAGOR:

[MORTGAGOR],
a [ ] limited liability company

By:	LGP Realty Holdings GP LLC, its Manager

By:
Name:
Title:

ACKNOWLEDGMENT

COMMONWEALTH OF PENNSYLVANIA	)
)
COUNTY OF	) ss.:

I certify that on this          day of                                 , 2012,                                   , the                                    of LGP Realty Holdings GP LLC (“LGP”), the Manager of  [MORTGAGOR], a [                              ] limited liability company (“Mortgagor”), personally appeared before me, who I am satisfied to be the person who signed the foregoing instrument, and acknowledged that he/she was authorized to execute the same as the act of LGP as Manager of Mortgagor.

Name:
Title: Notary Public

My commission expires:

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MORTGAGEE:

KEYBANK NATIONAL ASSOCIATION,
a national banking association

By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF OHIO	)
)
COUNTY OF CUYAHOGA	) ss.:

I certify that on this        day of                                 , 2012,                                   , the                                    of KeyBank National Association, a national banking association (“Mortgagee”), personally appeared before me, who I am satisfied to be the person who signed the foregoing instrument, and acknowledged that he/she was authorized to execute the same as the                              of Mortgagee.

Name:
Title: Notary Public

My commission expires:

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Schedule A

Description of the Land

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EXHIBIT G-2

MORTGAGE, SECURITY AGREEMENT,
ABSOLUTE ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING

Maximum Principal Amount Not to Exceed $324,000,000

made by

[MORTGAGOR]
(Mortgagor)

in favor of

KEYBANK NATIONAL ASSOCIATION
AS COLLATERAL AGENT
(Mortgagee)

Effective as of            , 2012

Mortgaged Property Location:

[ADDRESS]

[COUNTY] COUNTY, NEW JERSEY

NOTE TO COUNTY RECORDER:

THIS MORTGAGE IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS AS A FIXTURE FILING IN ACCORDANCE WITH THE NEW JERSEY UNIFORM COMMERCIAL CODE.  THE NAMES OF THE DEBTOR AND THE SECURED PARTY, THE MAILING ADDRESS OF THE SECURED PARTY FROM WHICH INFORMATION CONCERNING THE SECURITY INTEREST MAY BE OBTAINED, THE MAILING ADDRESS OF THE DEBTOR AND A STATEMENT INDICATING THE TYPES, OR DESCRIBING THE ITEMS, OF COLLATERAL, ARE AS DESCRIBED IN THE PREAMBLE OF THIS MORTGAGE ON PAGE 1.

MORTGAGE, SECURITY AGREEMENT,
ABSOLUTE ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING

Maximum Principal Amount Not to Exceed $324,000,000

THIS MORTGAGE, SECURITY AGREEMENT, ABSOLUTE ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING, executed on the acknowledgment date of the signature hereto and effective as of               , 2012 (the “Effective Date”), is made by [MORTGAGOR], a [              ] limited liability company (“Mortgagor”), whose mailing address is 702 W. Hamilton St., Suite 203, Allentown, Pennsylvania 18101, to KEYBANK NATIONAL ASSOCIATION, a national banking association, as Collateral Agent for the Lenders from time to time party to the Credit Agreement (as each such term is defined in the Credit Agreement, which is hereinafter defined) (in such capacity, together with its successors and assigns in such capacity, “Mortgagee”), whose address is 127 Public Square, Cleveland, Ohio 44114.  Any and all references herein to this “Mortgage” shall mean this Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing, and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this Mortgage, Security Agreement, Absolute Assignment of Leases and Rents and Fixture Filing.

Background

A.                                   Lehigh Gas Partners LP, a Delaware limited partnership, as Borrower (as defined in the Credit Agreement), the Lenders (as defined in the Credit Agreement), Mortgagee, and the other parties thereto, are parties to that certain Second Amended and Restated Credit Agreement, effective as of the Effective Date (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). The terms of the Subsidiary Guaranty (as hereinafter defined) are incorporated by reference in this Mortgage as if the terms thereof were fully set forth herein. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

B.                                     Pursuant to the Credit Agreement, the Lenders have severally agreed to make certain senior secured credit facilities available to the Borrower in the aggregate original principal amount of $249,000,000 through (i) a $249,000,000 three year senior secured revolving credit facility, with an option to increase this senior secured revolving credit facility by up to an additional $75,000,000 (the “Revolver”), (ii) certain letters of credit (the “L/C”), and (iii) certain swingline loans (each a “Swingline Loan”, and together with the L/C and the Revolver, collectively, the “Loan”), upon the terms and subject to the conditions set forth in the Credit Agreement.

C.                                     Mortgagor and the Borrower are affiliates, and Mortgagor will derive substantial direct and indirect benefit from the Loan.

D.                                    To secure the obligations to repay the Loan, Mortgagor has executed and delivered that certain Second Amended and Restated Guaranty, effective as of the Effective Date, in favor of Mortgagee (as amended, restated, supplemented or otherwise modified from time to time, the “Subsidiary Guaranty”), pursuant to which Mortgagor and certain other

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affiliates of Borrower have guaranteed the payment and performance of Borrower’s obligations under the Credit Agreement and other Loan Documents.

E.                                      Mortgagor is a Loan Party and a Guarantor under the Subsidiary Guaranty and is fully familiar with the terms and provisions of each Loan Document.

F.                                      Mortgagor is the owner of the fee simple estate in the parcel(s) of real property described on Schedule A attached hereto and made a part hereof (the “Land”), and all of the Improvements (as defined below) (the Land and the Improvements being collectively referred to herein as the “Real Estate”).

G.                                     Mortgagor, as landlord, and Lehigh Gas — Ohio, LLC, a Delaware limited liability company, as tenant (together with its successors and assigns in such capacity, “Operating Lease Tenant”), are or hereafter may be parties to one or more lease agreements (individually and collectively, as amended, restated, supplemented or otherwise modified from time to time, the “Operating Lease”), pursuant to which Mortgagor has or hereafter may have demised and let the Premises and/or Equipment (as defined below) to Operating Lease Tenant.

H.                                    It is a condition precedent to the effectiveness of the Credit Agreement and the obligation of the Lenders to make the Loan to the Borrower under the Credit Agreement that Mortgagor shall execute and deliver this Mortgage to Mortgagee as Collateral Agent for the benefit of the Lenders.

Granting Clauses

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Mortgagor agrees that, to secure the payment and performance of the Obligations as defined in Section 1.01 of the Credit Agreement:

MORTGAGOR HEREBY IRREVOCABLY GRANTS, BARGAINS, ASSIGNS, TRANSFERS AND CONVEYS UNTO MORTGAGEE, AS COLLATERAL AGENT FOR THE LENDERS PURSUANT TO THE CREDIT AGREEMENT, WITH POWER OF SALE (BUT ONLY TO THE EXTENT PERMITTED BY APPLICABLE LAW) AND RIGHT OF ENTRY AND POSSESSION AS FURTHER DESCRIBED HEREIN, FOR THE USE AND BENEFIT OF MORTGAGEE, A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY MORTGAGES AND WARRANTS, GRANTS, ASSIGNS, TRANSFERS, CONVEYS AND SETS OVER TO MORTGAGEE:

(a)                                  the Land as more fully described on Schedule A attached hereto and made a part hereof;

(b)                                 all right, title and interest Mortgagor now has or may hereafter acquire in and to all of the buildings, improvements, structures, and fixtures now or subsequently located on the Land (collectively, the “Improvements”) or any part thereof, and all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;

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(c)                                  all right, title and interest of Mortgagor in, to and under all easements, rights of way, licenses, operating agreements, abutting strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and flowage rights, development rights, air rights, mineral and soil rights, plants, standing and fallen timber, and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

(d)                                 all right, title and interest of Mortgagor in and to all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings, appliances and articles of personal property of every kind and nature whatsoever (including, but not limited to, all equipment and personalty connected with the operation of the gas station at the Real Estate and/or any other Improvements), and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (d) being collectively referred to herein as the “Equipment”);

(e)                                  all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further deed, conveyance, assignment or other act by Mortgagor;

(f)                                    all right, title and interest of Mortgagor in and to the Operating Lease and all other existing and future leases, subleases, sub-franchise agreements or other occupancy agreements covering, and all agreements for any use of, all or any part of the Land described in Schedule A hereto, the Improvements located thereon and the other Mortgaged Property, and all extensions, renewals and guarantees thereof and all amendments and supplements thereto (individually, a “Lease” and collectively, the “Leases”), including without limitation (i) all rents, revenues, issues, income, receipts, profits and other amounts now or hereafter becoming due to Mortgagor under the Leases (whether for the letting of space, for services, materials or installations supplied by Mortgagor, insurance and taxes or for any other reason whatsoever), and all insurance proceeds, condemnation awards, damages following any defaults by tenants

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under the Leases (collectively, “Tenants”), cash or securities deposited by Tenants to secure performance of their obligations under the Leases, and all other extraordinary receipts, and all proceeds thereof, both cash and non-cash (all of the foregoing being hereinafter collectively called the “Rents”) and all rights to direct the payment of, make claim for, collect, receive and receipt for the Rents; and (ii) (x) all claims, rights, privileges and remedies on the part of Mortgagor, whether arising under the Leases or by statute or at law or in equity or otherwise, arising out of or in connection with any failure by any Tenant to pay the Rents or to perform any of its other obligations under any Lease to which it is a party, (y) all rights, powers and privileges of Mortgagor to exercise any election or option or to give or receive any notice, consent, waiver or approval under or with respect to the Leases; and (z) all other claims, rights, powers, privileges and remedies of Mortgagor under or with respect to the Leases, including without limitation the right, power and privilege (but not the obligation) to do any and all acts, matters and other things that Mortgagor is entitled to do thereunder or with respect thereto (collectively, the “Lessor Rights”.  The Lessor Rights, Leases and Rents are hereinafter sometimes referred to as the “Assigned Property”);

(g)                                 all right, title and interest of Mortgagor in and to all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor’s interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below or as otherwise expressly set forth in the Credit Agreement; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

(h)                                 to the extent not prohibited under the applicable Lease, contract, consent, license or other item unless the appropriate consent has been obtained, all right, title and interest of Mortgagor in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements and options relating to the purchase, use or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment, (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof, and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate; and

(i)                                     all proceeds, both cash and noncash, of the foregoing;

(All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (a) through (c) are collectively referred to as the “Premises”, and those described in the foregoing clauses (a) through (i) are collectively referred to as the “Mortgaged Property”).

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TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth herein and in the Credit Agreement, WITH POWER OF SALE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) AND RIGHT OF ENTRY AND POSSESSION AS FURTHER DESCRIBED HEREIN, forever, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee against every Person whomever lawfully claiming or to claim the same or any part thereof, until the Obligations are fully paid and performed.

This Mortgage secures present and future advances and re-advances made by the Lenders for the benefit of Borrower and Mortgagor and the lien of such future advances and re-advances shall relate back to the date of this Mortgage.

Terms and Conditions

Mortgagor further represents, warrants, covenants and agrees with and for the benefit of Mortgagee and the Lenders as follows:

1.                                       Warranty of Title.  Mortgagor warrants that it has good record title in fee simple to the Real Estate, and good title to the rest of the Mortgaged Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Mortgagee to insure the lien of this Mortgage (the “Permitted Encumbrances”). Subject to the Permitted Encumbrances, Mortgagor shall warrant, defend and preserve such title and the lien of this Mortgage against all claims of all Persons.  Mortgagor represents and warrants that it has the first priority and lawful authority to grant, bargain, assign, transfer, mortgage and convey a first priority lien and security interest in all of the Mortgaged Property to Mortgagee, subject only to the Permitted Encumbrances as provided in this Section 1, in the manner and form herein provided and without obtaining the authorization, approval, consent or waiver of any grantor, lessor, sublessor, Governmental Authority, or other Person whomsoever.  The Operating Lease shall be subject and subordinate to the lien of this Mortgage, and Mortgagor and Operating Lease Tenant shall execute and deliver to Mortgagee such instruments that Mortgagee deems reasonably necessary to subordinate the Operating Lease to the lien of this Mortgage.

2.                                       Payment of Obligations. Mortgagor shall pay and perform the Obligations at the times and places and in the manner specified in the Credit Agreement and/or each Loan Document.

3.                                       Requirements. Mortgagor shall promptly comply with all laws applicable to the Mortgaged Property, and all covenants, restrictions, conditions and requirements now or hereafter of record or which otherwise may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, except where a failure to do so could not reasonably be expected to have (i) a Material Adverse Effect, or (ii) a material adverse effect on (A) the current use of the Mortgaged Property, or (B) the value of the Mortgaged Property (assuming its current use). Mortgagor shall not commit, nor permit or suffer to occur, any material waste with respect to the Mortgaged Property.

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4.                                       Payment of Taxes and Other Impositions.                     (a) Promptly when due and in any event prior to the date on which any fine, penalty, interest or cost may be added thereto or imposed, Mortgagor shall pay and discharge all taxes, charges and assessments of every kind and nature, all charges for any easement or agreement maintained for the benefit of any of the Mortgaged Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Mortgaged Property, or arising in respect of the occupancy, use, operation or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to herein as the “Impositions”) except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and in accordance with the provisions of the Credit Agreement, and that non-payment thereof will not result in forfeiture, sale, loss or diminution of any interest of Mortgagor (or Mortgagee) in the Mortgaged Property, and (ii) the Mortgagor has set aside on its books adequate reserves with respect thereto in accordance with GAAP, which reserves shall include reasonable additional sums to cover possible interest, costs and penalties; provided, however, that Mortgagor shall promptly cause to be paid any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final (and, subject to Mortgagee’s rights and remedies during an Event of Default and any provisions set forth in the Credit Agreement to the contrary, Mortgagee shall make any sum deposited in such reserve available for such payment); and provided, further, that, in all events, Impositions, interest, costs and penalties shall be paid prior to the date any writ or order is issued under which the Mortgaged Property may be sold, lost or forfeited. Upon request by Mortgagee, Mortgagor shall deliver to Mortgagee evidence reasonably acceptable to Mortgagee showing the payment of any such Imposition made by Mortgagor. If by law any Imposition, at Mortgagor’s option, may without penalty or premium be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

(b)                                 Subject to the right of Mortgagor to contest as provided in Section 4(a) above, nothing herein shall affect any right or remedy of Mortgagee under this Mortgage or otherwise, without notice or demand to Mortgagor, to pay any Imposition after the date such Imposition shall have become due, and add to the Obligations the amount so paid, together with interest from the time of payment at the Default Rate. Any sums paid by Mortgagee in discharge of any Impositions shall be (i) a lien on the Mortgaged Property secured hereby prior to any right or title to, interest in, or claim upon the Mortgaged Property subordinate to the lien of this Mortgage, and (ii) payable within five (5) Business Days of demand by Mortgagor to Mortgagee together with interest at the Default Rate as set forth above.

(c)                                  As of the date hereof, Mortgagor represents and warrants that Mortgagor (i) has filed all federal, state, county, municipal and city income and other material tax returns required to have been filed by it and has paid all taxes and other Impositions which have become due or pursuant to any assessments or charges received by it, (ii) does not know of any basis for any additional assessment or charge in respect of any such taxes or other Impositions, and (iii) has paid in full all sums owing or claimed for labor, material, supplies, personal property (whether or not forming an Improvement hereunder) and services of every kind and character used, furnished or installed by or on behalf of Mortgagor in or on the Mortgaged Property that

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are now due and owing and no claim for same exists or will be permitted to be created, except such claims as may arise in the ordinary course of business and that are not yet past due or which are being contested in good faith by appropriate proceedings diligently conducted and that non-payment thereof will not result in forfeiture, sale, loss or diminution of any interest of Mortgagor (or Mortgagee) in the Mortgaged Property, if adequate reserves with respect thereto are maintained on the books of Mortgagor.

5.                                       Insurance.                                        (a) Mortgagor shall maintain, with financially sound and reputable companies, insurance policies (i) insuring the Real Estate against loss by fire, explosion, theft and such other casualties and risks as are included in a standard “extended coverage” form and “special form” (formerly known as an “all risk” endorsement policy) policy and as may be otherwise reasonably satisfactory to Mortgagee, in an amount equal to the full replacement cost of the Improvements, without deduction for physical depreciation and such that Mortgagee would not be deemed a co-insurer, (ii) commercial general liability insurance, including broad form comprehensive general liability coverage for broad form property damage, contractual damages and personal injuries (including death resulting therefrom), and (iii) any other insurance with respect to the Mortgaged Property that may be required under the Credit Agreement or is otherwise from time to time reasonably required by Mortgagee in order to protect its interests, all such policies to be in such form and amounts and have such coverage as may be reasonably satisfactory to Mortgagee. All of the insurance policies required hereunder shall (A) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days (ten (10) days in the case of non payment of premium) after receipt by the Mortgagee of written notice thereof, (B) contain a standard, non-contributory mortgagee clause naming Mortgagee, and its successors and assigns, as an additional insured party under all liability insurance policies, as the first mortgagee and loss payee on all property insurance policies, and a loss payee on all rental loss or business interruption insurance policies, and (C) include deductibles reasonably satisfactory to Mortgagee.

(b)                                 If any portion of the Improvements is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, Mortgagor shall maintain or cause to be maintained, flood insurance in an amount reasonably satisfactory to Mortgagee, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended.

(c)                                  Mortgagor shall promptly comply with and conform in all material respects to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property. Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by Mortgagor under this Mortgage.

(d)                                 If Mortgagor is in default of its obligations to insure or deliver to Mortgagee any such prepaid policy or policies, then Mortgagee, at its option upon five (5) Business Days’ written days notice to Mortgagor (unless, in Mortgagee’s judgment, in its sole discretion, Mortgagee’s security would be compromised by giving such notice), may effect such insurance from year to year, and pay the premium or premiums therefor, and Mortgagor shall

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pay to Mortgagee, within three (3) Business Days of demand, such premium or premiums so paid by Mortgagee with interest from the time of payment at the Default Rate.

(e)                                  In the event of loss, Mortgagee shall have the exclusive right to adjust, collect and compromise all insurance claims, and Mortgagor shall not adjust, collect or compromise any claims under said policies without the prior written consent of Mortgagee.  Each insurer is hereby authorized and directed to make payment under said policies, including return of unearned premiums relating to the Mortgaged Property, directly to Mortgagee instead of to Mortgagor and Mortgagee jointly, and Mortgagor appoints Mortgagee as Mortgagor’s attorney-in-fact to endorse any draft therefor.  Subject to the terms of the Credit Agreement and this Mortgage (including, without limitation, Section 7 of this Mortgage), all insurance proceeds shall be made available to Mortgagor for the repair and restoration of the Mortgaged Property; provided, however, that if an Event of Default shall have occurred and be continuing, or any event or condition which with the passage of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and subsequently shall not be cured within any applicable cure period, Mortgagee instead may obtain such amounts and apply the same to the Obligations in accordance with the terms and provisions of the Credit Agreement.

(f)                                    In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property, all right, title and interest of Mortgagor in and to any insurance proceeds relating to the Mortgaged Property shall be applied by Mortgagee to the Obligations..

(g)                                 In applying the provisions of Section 37 hereof, the terms and provisions of this section shall be deemed to supplement, and not conflict with, the terms and provisions of the Credit Agreement relating to insurance.

6.                                       Condemnation.  Mortgagor, promptly upon obtaining knowledge of the institution of any proceedings for the condemnation or taking by eminent domain of any of the Mortgaged Property, shall notify Mortgagee of the pendency of such proceedings.  Mortgagee may participate in any such proceedings and Mortgagor shall deliver to Mortgagee all instruments requested by it to permit such participation.  Any award or compensation for property taken or for damage to property not taken, whether as a result of such proceedings or in lieu thereof, is hereby assigned to and shall be received and collected directly by Mortgagee.  Subject to the terms of the Credit Agreement and this Mortgage (including, without limitation, Section 7 of this Mortgage), all condemnation awards shall be made available to Mortgagor for the repair and restoration of the Mortgaged Property; provided, however, that if an Event of Default shall have occurred and be continuing, or any event or condition which with the passage of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and subsequently shall not be cured within any applicable cure period, Mortgagee instead may obtain such amounts and apply the same to the Obligations in accordance with the terms and provisions of the Credit Agreement.

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7.                                       Restoration.                               (a)  Insurance proceeds and condemnation awards (or payments in lieu thereof) shall, subject to Mortgagee’s reasonable consent, be used by Mortgagor to repair and restore the Mortgaged Property, in accordance with the Credit Agreement and this Section 7.  Restoration shall be performed only in accordance with the following conditions:

(i)                                     prior to commencement of restoration and from time to time during restoration, Mortgagee may require Mortgagor to deposit the proceeds of any insurance or condemnation proceeds, plus any additional monies into the restoration fund with Mortgagee in amounts which, in Mortgagee’s judgment, are sufficient to defray all costs to be incurred to complete the restoration and all costs associated therewith, including labor, materials, architectural and design fees and expenses and contractor’s fees and expenses, and Mortgagee shall have approved a budget and cost breakdown for the restoration, together with a disbursement schedule, in detail satisfactory to Mortgagee;

(ii)                                  prior to commencement of restoration, the total cost of which exceeds $350,000, the contracts, contractors, plans and specifications for the restoration shall have been approved by Mortgagee (such approval not to be unreasonably withheld) and all governmental authorities having jurisdiction, and Mortgagee shall be provided with satisfactory title insurance and acceptable surety bonds insuring satisfactory completion of the restoration and the payment of all subcontractors and materialmen;

(iii)                               all restoration work shall be done under fixed price contracts, fully bonded;

(iv)                              at the time of any disbursement, an Event of Default or any event or conditions which with the passage of time or the giving of notice, or both, would constitute an Event of Default shall not have occurred, no mechanics’ or materialmen’s liens shall have been filed and remain undischarged and an endorsement satisfactory to Mortgagee to its title insurance policy insuring the lien of this Mortgage shall have been delivered to Mortgagee;

(v)                                 if funds for the restoration of the Mortgaged Property are held by Mortgagee in a restoration fund, disbursements from the restoration fund shall be made from time to time, but not more frequently than once each calendar month, for completed work under the aforesaid contracts (subject to retainage not in excess of 10%) and for other costs associated therewith and approved by Mortgagee upon receipt of evidence satisfactory to Mortgagee of the stage of completion and of performance of the work in a good and workmanlike manner in accordance with the contracts, plans and specifications as approved by Mortgagee;

(vi)                              Mortgagor will pay the cost of Mortgagee’s inspecting architect or engineer and the cost of any attorney’s fees and disbursements incurred by Mortgagee in connection with such restoration;

(vii)                           Mortgagee shall have the option to retain up to ten percent (10%) of the cost of all work until the restoration is fully completed, as determined by Mortgagee, and all occupancy permits therefor have been issued;

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(viii)        Mortgagee may impose such other reasonable conditions, including a restoration schedule, as are customarily imposed by construction lenders to assure complete and lien-free restoration; and

(ix)           any sum remaining in the restoration fund or any such funds not applied by Mortgagor to the restoration of the Mortgaged Property, shall be applied to the Obligations.

(b)           If within a reasonable period of time after the occurrence of any loss or damage to the Mortgaged Property Mortgagor shall not have submitted to Mortgagee and received Mortgagee’s approval (to the extent required pursuant to subsection (a)) of plans and specifications for the repair, restoration or rebuilding of such loss or damage or shall not have obtained approval of such plans and specifications from all governmental authorities whose approval is required or if, after such plans and specifications are approved by Mortgagee (to the extent required pursuant to subsection (a)) and by all such governmental authorities, Mortgagor shall fail to commence promptly such repair, restoration or rebuilding or if thereafter Mortgagor fails to carry out diligently such repair, restoration or rebuilding, or subject to Section 4(c)(iii) hereof, is delinquent in the payment to mechanics, materialmen or others of the costs incurred in connection with such work or if any other condition of this paragraph is not satisfied within a reasonable period of time after the occurrence of any such loss or damage, then Mortgagee, in addition to all other rights herein set forth, and after giving Mortgagor thirty (30) days written notice of the nonfulfillment of one or more of the foregoing conditions, may, failing Mortgagor’s fulfillment of said conditions within said thirty (30)-day period, at Mortgagee’s option, (A) apply the restoration fund and any and all insurance proceeds or condemnation awards received by Mortgagor to the Obligations in accordance with the Credit Agreement, and/or (B) perform or cause to be performed such repair, restoration or rebuilding and may take such other steps as Mortgagee may elect to carry out such repair, restoration or rebuilding and may enter upon the Mortgaged Property for any of the foregoing purposes, and Mortgagor hereby waives, for itself and all others holding under it, any claim against Mortgagee and any receiver and their respective agents (other than a claim based upon the alleged gross negligence or intentional misconduct of Mortgagee or any such receiver or agent) arising out of anything done by them or any of them pursuant to this paragraph and Mortgagee may, in its discretion, apply any insurance or condemnation proceeds held by it to reimburse itself and/or such receiver for all amounts expended or incurred by it in connection with the performance of such work, including reasonable attorneys’ fees, and any excess costs shall be paid by Mortgagor to Mortgagee, and Mortgagor’s obligation to pay such excess costs shall be secured by the lien of this Mortgage and shall bear interest at the Default Rate until paid.

(c)           Mortgagor waives any and all right to claim or recover against Mortgagee, its officers, employees, agents and representatives for loss of or damage to Mortgagor, the Mortgaged Property, Mortgagor’s property or the property of others under Mortgagor’s control from any cause insured against or required to be insured against by the provisions of this Mortgage.

8.             Restrictions; Negative Covenants.       (a)  Except as may be expressly provided for in the Credit Agreement and except for the Lien of this Mortgage and the Permitted Encumbrances, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged

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Property or create or suffer to exist any Lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the Lien of this Mortgage and whether recourse or non-recourse.

(b)           Mortgagor shall notify Mortgagee, in writing and in advance, with respect to all proposed alterations, improvements or additions to the Mortgaged Property which are of a material nature, and Mortgagor shall not effect any material alteration, improvement or addition to the Mortgaged Property exceeding $300,000.00 without the prior written consent of Mortgagee in each instance. Without limiting the definition of the phrase “material alteration, improvement or addition”, any change affecting the structure or use of an Improvement, or materially restricting the access thereto, shall be deemed a “material alteration, improvement or addition”.

(c)           All negative covenants made by Borrower in Article 7 of the Credit Agreement are incorporated herein by reference and are hereby made by Mortgagor as to itself and the Mortgaged Property as though such negative covenants were set forth at length herein as the negative covenants of Mortgagor.

9.             Transfer Restrictions.  Except as may be expressly permitted by the Credit Agreement, Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

10.           Leases.  Except as expressly permitted under the Credit Agreement, Mortgagor shall not (a) execute an assignment or pledge of any Lease other than in favor of Mortgagee, (b) execute or permit to exist any Lease of any of the Mortgaged Property other than a Lease of all or a portion of the Mortgaged Property existing on the date hereof or a commercially reasonable Lease subsequently entered into in the ordinary course of Mortgagor’s business in a manner and to an extent consistent with past practice and/or necessary or desirable for the prudent operation of its business, (c) mortgage, pledge, assign, hypothecate, or otherwise encumber or transfer any Lease or any interest in any Lease, or (d) amend or modify any Lease or any interest in any Lease except in the ordinary course of Mortgagor’s business in a manner and to an extent consistent with past practice and/or necessary or desirable for the prudent operation of its business as long as such action is commercially reasonable and will not result in a Material Adverse Effect.

11.           Repair.  Mortgagor shall keep the Mortgaged Property in good order and condition (reasonable wear and tear excepted), and shall make all repairs, replacements and improvements thereof and thereto which are necessary to keep the same in such order and condition. Mortgagor shall use reasonable efforts to prevent any act or occurrence which might impair the value or usefulness of the Mortgaged Property for its intended usage.

12.           Further Assurances.  To further assure Mortgagee’s rights under this Mortgage, Mortgagor agrees promptly upon demand of Mortgagee to do any act or execute and deliver, record and/or file any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of (i) each Lease in recordable form and (ii) any other agreement to which Mortgagor is a party) as may be reasonably required by Mortgagee to confirm the Lien of this Mortgage and all other

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rights or benefits conferred on Mortgagee by this Mortgage, the Credit Agreement and/or any Loan Document.

13.           Mortgagee’s Right to Perform.  If Mortgagor fails to perform any of the covenants or agreements of Mortgagor hereunder, after the applicable notice and within the applicable grace period, if any, provided for in the Credit Agreement, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may, at any time (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall within three (3) Business Days of written demand be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in, or claim upon the Mortgaged Property attaching subsequent to the Lien of this Mortgage. No payment or advance of money by Mortgagee under this Section 13 shall be deemed or construed to cure Mortgagor’s default or waive any right or remedy of Mortgagee.

14.           Events of Default.  Each of (i) the occurrence of an Event of Default under the Credit Agreement or any Loan Document by Mortgagor or Borrower, (ii) the failure of Mortgagor to perform or observe any of the obligations in Section 5, Section 6, Section 7 or Section 8 hereof, (iii) any representation or warranty made by Mortgagor under this Mortgage being untrue in any material respect when made, or (iv) the failure by Mortgagor to duly perform and observe any other provision in this Mortgage and continuation of such failure for a period of thirty (30) days after notice from Mortgagee, shall constitute an “Event of Default” hereunder.

15.           Remedies.              (a)           Upon the occurrence and during the continuance of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

(i)            Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on the Credit Agreement, the Subsidiary Guaranty or any other Loan Document, (C) sell all or part of the Mortgaged Property (Mortgagor expressly granting to Mortgagee the power of sale to the extent permitted by applicable law), or (D) take such other action at law or in equity for the enforcement of this Mortgage or any of the Loan Documents as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys’ fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment; and

(ii)           To the extent permitted under applicable law, Mortgagee may personally, or by its agents, attorneys and employees, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations, enter into and upon the Mortgaged Property and each and every part thereof and exclude

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Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time), and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation other than limitations under applicable law, (A) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (B) to enforce, cancel or modify any Lease or other agreement to which Mortgagor is a party, and (C) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

(b)           In case of a foreclosure sale, the Mortgaged Property may be sold, at Mortgagee’s election, in one parcel or in more than one parcel and Mortgagee is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

(c)           In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

(d)           It is agreed that if an Event of Default shall occur and be continuing, any and all proceeds of the Mortgaged Property received by the Mortgagee shall be held by the Mortgagee for the benefit of the Lenders as collateral security for the Obligations (whether matured or unmatured), and shall be applied in payment of the Obligations in accordance with the terms and provisions of the Credit Agreement.

16.           Right of Mortgagee to Credit Sale.  Upon the occurrence of any sale of all or any portion of the Mortgaged Property made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Mortgage, the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums that Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Credit Agreement, each Guaranty and any documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.

17.           Appointment of Receiver.  If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and subsequent to five (5) Business Days’ written notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property, or any other collateral or the interest of Mortgagor therein as security for the Obligations, shall have the right unless restricted by applicable law to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, without requiring the posting of a surety bond except as

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required by applicable law, and without reference to the adequacy or inadequacy of the value of the Mortgaged Property or the solvency or insolvency of Mortgagor or any other party obligated for payment of all or any part of the Obligations, and whether or not waste has occurred with respect to the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law).  Any such receiver or receivers or manager shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

18.           Extension, Release, etc.        (a)          Without affecting the Lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Obligations, Mortgagee may, from time to time and without notice, subject to the terms of the Credit Agreement, agree to (i) release any Loan Party liable for the indebtedness borrowed or guaranteed under the Credit Agreement or any Loan Document, (ii) extend the maturity or alter any of the terms of the indebtedness borrowed or guaranteed under the Credit Agreement or any Loan Document or any other guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee’s option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto.

(b)           Unless such action results in payment and performance in full of the Obligations secured by this Mortgage, no recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

(c)           If Mortgagee shall have the right to foreclose this Mortgage or to direct a power of sale, Mortgagor authorizes Mortgagee at its option to foreclose the lien of this Mortgage (or direct the sale of the Mortgaged Property, as the case may be).  The failure to make any Tenants parties defendant to any such foreclosure proceeding and to foreclose their rights, or to provide notice to such Tenants as required in any statutory procedure governing a sale of the Mortgaged Property, or to terminate such Tenant’s rights in such sale will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Obligations or to foreclose the lien of this Mortgage.

(d)           Unless expressly provided otherwise herein, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same Person, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

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19.           Security Agreement under Uniform Commercial Code.

(a)           It is the intention of the parties hereto that this Mortgage shall constitute a security agreement within the meaning of the Uniform Commercial Code (the “Code”) of the State of New Jersey with respect to personal property and/or fixtures included in the Mortgaged Property. If an Event of Default shall occur and be continuing under this Mortgage, then, in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) to the extent permitted under applicable law, treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee’s rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then ten (10) Business Days’ written notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, attorneys’ fees and legal expenses. At Mortgagee’s request, Mortgagor shall assemble the personal property (if applicable) and make it available to Mortgagee at a reasonable location, as designated by Mortgagee.

(b)           A portion of the Mortgaged Property is or is to become fixtures upon the Real Estate.  The filing of this Mortgage in the real estate records of the county where the Real Estate is located shall also operate from the time of filing as a “fixture filing” within the meaning of Section NJSA 12A:9-502(a) of the UCC with respect to all portions of the Mortgaged Property that are or are to become fixtures related to the Real Estate.  For such purpose, Mortgagor is the record owner of the Real Estate, Mortgagee is the secured party and Mortgagor is the debtor, their respective addresses are set forth in the preamble to this Mortgage, and Mortgagor’s organizational number is [                       ].

20.           Intentionally Omitted.

21.           Absolute Assignment of Leases and Rents.

(a)           Absolute Assignment.  Mortgagor hereby absolutely and unconditionally grants, transfers, conveys, sells, sets over and assigns to Mortgagee all of Mortgagor’s right, title and interest now existing and hereafter arising in and to the Leases, now existing and hereafter arising which affect the Mortgaged Property, Mortgagor’s interest therein or any improvements located thereon, together with any and all rights thereunder, and hereby gives to and confers upon Mortgagee the right to collect all Rents and all other Lessor Rights.  This Mortgage is intended by Mortgagee and Mortgagor to create and shall be construed to create an absolute assignment to Mortgagee of all of Mortgagor’s right, title and interest in and to the Leases and Rents and shall not be deemed merely to create a security interest therein for the payment of any indebtedness or the performance of any obligations under the Loan Documents.  Mortgagor irrevocably appoints Mortgagee its true and lawful attorney at the option of Mortgagee at any time to demand, receive and enforce payment, to give receipts, releases and satisfactions and to sue, either in the name of Mortgagor or in the name of Mortgagee, for all such Rents and apply the same to the Obligations, and to exercise all other Lessor Rights.

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(b)           Revocable License to Collect.  Notwithstanding the foregoing assignment of Rents, so long as no Event of Default remains uncured, Mortgagor shall have a revocable license to collect all Rents, and to retain any portion thereof not required to pay the expenses of the Mortgaged Property or the obligations secured thereby.  Upon the occurrence and continuation of any Event of Default, Mortgagor’s license to collect and retain Rents shall terminate automatically and without the necessity for any notice.

(c)           Representations and Warranties.  Mortgagor represents and warrants to Mortgagee that:

(i)            Title.  By execution and delivery of this Mortgage, Mortgagor has assigned, sold, transferred, granted and conveyed to Mortgagee good and marketable title to the Assigned Property, free and clear of any lien (except for Permitted Encumbrances), assignment, option or other charge or encumbrance, prior to and enforceable against Mortgagor, all creditors of and purchasers from Mortgagor, and other Persons whomsoever.  All recordings and other actions necessary or desirable to ensure the validity, enforceability or priority of, or otherwise protect, the ownership interest of Mortgagor in the Assigned Property have been duly made and validly taken.  Mortgagor has not assigned, transferred, mortgaged, pledged or otherwise encumbered any of its right, title and interest in, to and under the Leases and the Rents (except to lenders who have been paid in full and have released, reconveyed and satisfied all such assignments, transfers or pledges of the Leases and Rents to Mortgagor and all right, title or interest (security or otherwise) in and to the Leases and Rents) or any other Assigned Property and no part thereof is subject to any lien or other encumbrance, except in favor of Mortgagee.

(ii)           Governmental Approvals and Filings.  No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority (as defined in the Credit Agreement) will be necessary (a) for the assignment, sale, transfer, grant and conveyance by Mortgagor to Mortgagee of the Assigned Property pursuant to this Mortgage or for the execution, delivery or performance of this Mortgage by Mortgagor, (b) to ensure the validity, enforceability or priority (as against Mortgagor, all creditors of and purchasers from Mortgagor and all other Persons whomsoever) of the ownership interest of Mortgagee in the Assigned Property, or (c) for the exercise by Mortgagee of any of its rights or remedies hereunder, except for the recording of this Mortgage in the applicable recording office.

(iii)          Existing Leases.  A true and correct schedule describing each Lease existing on the date hereof, as amended, supplemented or otherwise modified to the date hereof, has been furnished to Mortgagee.  Each such Lease has been duly authorized, executed and delivered by each party thereto, is in full force and effect, and is the legal, valid and binding obligation of each party thereto, enforceable against each such party in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to principles of equity.  No default exists by Mortgagor or, to Mortgagor’s knowledge, any Tenant under any of the Leases, and no Rents have been received by Mortgagor more than one (1) month in advance of the time when the same became due under the terms of the Leases.  To Mortgagor’s knowledge, no such Lease is subject to any offsets, counterclaims or defenses by any party thereto (other than Mortgagor).

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(iv)          Mortgagor has not affirmatively done any act that would prevent Mortgagee from, or limit Mortgagee in, acting under any of the provisions of the foregoing assignment.

(v)           Except for any matter disclosed in the Credit Agreement, no action has been brought or, so far as is known to Mortgagor, is threatened, which would interfere in any way with the right of Mortgagor to execute the foregoing assignment and perform all of Mortgagor’s obligations contained in this Section 21 or in the Leases.

(d)           Covenants of Mortgagor.

(i)            Books and Records; Inspection.  Mortgagor shall (a) keep complete and accurate books and records concerning the Leases and the Rents and any other Assigned Property and, at the request of Mortgagee from time to time upon reasonable advance notice, permit Mortgagee or its representatives to inspect and copy such books and records, (b) at the request of Mortgagee from time to time upon reasonable advance notice, permit Mortgagee or its representatives to inspect any Assigned Property not in the possession of Mortgagee, and (c) furnish to Mortgagee such information and reports in connection with the Assigned Property at such times and in such form as Mortgagee may reasonably request.  Mortgagee shall have the right to verify the Assigned Property from time to time, and Mortgagor shall cooperate with Mortgagee in such verification.

(ii)           Transfers and Liens; Etc.  Except as permitted under the Credit Agreement, Mortgagor shall not assign, transfer, mortgage, pledge or otherwise encumber, or create or permit to exist any lien or other encumbrance on or in, any of the Assigned Property (voluntarily or involuntarily, by operation of law or otherwise), except in favor of Mortgagee.

(iii)          Covenants Relating to the Leases.

1.             Performance; Etc.  Section 6.16 of the Credit Agreement is hereby incorporated by reference as if fully set forth herein.  Mortgagor, as a Loan Party to the Credit Agreement, shall comply with the terms of the Leases in accordance with Section 6.16 of the Credit Agreement.

2.             Notices; Demands.  Mortgagor shall (i) promptly give Mortgagee copies of any notices of default given or received by Mortgagor under the Operating Lease or any of the other Leases, (ii) if requested by Mortgagee, from time to time use commercially reasonable efforts to cause the Operating Lease Tenant and the Tenants under any other Lease to execute and deliver to Mortgagee within 5 days after notice if delivered by hand, overnight courier or facsimile, and within 20 days after notice if delivered by mail, such certificate or certificates as to the status of such Leases, the minimum Rent, additional Rent and other charges payable thereunder, and the Tenant’s and Mortgagor’s compliance with the terms thereof as shall be in form and substance satisfactory to Mortgagee or in the form required by an existing Lease (it being understood that for any Lease entered into following the Effective Date, Mortgagor shall include in each Lease a clause obligating Tenant to execute and deliver such certificate or certificates to Mortgagor and its mortgagees as often as may be requested), and (iii) from time to time upon the request of Mortgagee make such other demands and requests for

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information and reports or for action by the Tenants under the Leases as Mortgagor is entitled to make under or in connection with the Leases.

3.             New Leases; Amendments; Etc.  Except as otherwise permitted by the Credit Agreement, Mortgagor shall not (i)  enter into any Lease without first obtaining Mortgagee’s written approval of such Lease, the terms and conditions thereof and the Tenant thereunder (except that Mortgagor may enter into the Operating Lease and other Leases, as permitted by the terms of the Credit Agreement without Mortgagor’s prior written consent), (ii) amend or modify any of the terms of any Lease except in the ordinary course of business, (iii) consent to, permit or accept any payment or prepayment of Rents payable under any Lease earlier than one (1) month in advance of its due date, (iv) terminate any Lease or consent to the cancellation or surrender of thereof except in the ordinary course of business, (v) give or join in any material waiver, consent or approval with respect to any Lease, (g) settle or compromise any claim against any Tenant arising out of or in respect of any Lease, (h) waive any default under or breach of any Lease, or (vi) take any other action in connection with any Lease which would materially impair the value of the rights or interests of Mortgagor or Mortgagee thereunder or therein.  The requirement for approval of Leases (or of any other documents or matters) by Mortgagee, pursuant to this Mortgage or any other Loan Document, shall be for Mortgagee’s protection only and shall not be considered an assumption by Mortgagee of any responsibility to Mortgagor or any other person with respect to the adequacy, sufficiency, advisability or terms of any of the Leases (or of any of such other documents or matters), and no approvals by Mortgagee of Leases (or such other documents or matters) and no waiver by Mortgagee of, or consent or approval by Mortgagee with respect to, any covenant of Mortgagor contained herein or in any other Loan Document shall give rise to any liability by Mortgagee to Mortgagor or any other person.

(iv)          Right of Mortgagee to Direct Payment of Rents.  The assignment set forth above includes the full and complete assignment by Mortgagor to Mortgagee of all right, power and privilege of Mortgagor to direct the party to whom Rents are to be paid.  Such assignment of the right to direct payment of Rents is unconditional and unrestricted and may be exercised by Mortgagee at any time, after the occurrence and during the continuance of any Event of Default.  The Tenants shall be, and hereby are, irrevocably authorized to rely upon and act in accordance with (and shall be fully protected in so doing) any notice or demand by Mortgagee for the payment to Mortgagee or its nominee of any Rents which may then be or thereafter become due under the Leases, and shall have no duty to inquire whether any such notice or demand by Mortgagee conflicts with any provision of this Mortgage.  By its acceptance hereof, Mortgagee covenants with Mortgagor that Mortgagee will not direct Tenants to pay Rents to any party other than Mortgagor unless and until an Event of Default has occurred and is then continuing.  The assignment of the right to direct payment of Rents referred to in this Section 21 is not in any way conditioned on or subject to the foregoing covenant.  Any direction by Mortgagee for the payment of Rents shall be valid and enforceable against Mortgagor, Mortgagor hereby waiving any right to seek specific performance of such covenant.

(e)           Rights and Remedies of Mortgagee.

(i)            Right of Mortgagee To Cure Mortgagor Defaults.  If Mortgagor shall fail to pay, perform or observe any of its covenants or agreements hereunder, Mortgagee

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may (but shall not be obligated to) pay, perform or observe the same and collect the cost thereof from Mortgagor, all as more fully provided in Section 13 of this Mortgage.

(ii)           Mortgagee Not Liable; Indemnification.  Anything contained herein or in any of the Leases to the contrary notwithstanding, (a) Mortgagor shall at all times remain solely liable under the Leases to perform all of the obligations of Mortgagor thereunder to the same extent as if this Mortgage had not been executed, (b) neither this Mortgage nor any action or inaction on the part of Mortgagor or Mortgagee shall release Mortgagor from any of its obligations under the Leases or constitute an assumption of any such obligations by Mortgagee and (c) Mortgagee shall not have any obligation or liability under the Leases or otherwise by reason of or arising out of this Mortgage, nor shall Mortgagee be required or obligated in any manner to make any payment or perform any other obligation of Mortgagor under or pursuant to the Leases, or to make any inquiry as to the nature or sufficiency of any payment received by Mortgagee, or to present or file any claim, or to take any action to collect or enforce the payment of any amounts which have been assigned to Mortgagee or to which it may be entitled at any time or times.  Mortgagor shall and does hereby agree to indemnify Mortgagee and hold it harmless from and against any and all liability, loss or damage which it may or might incur, and from and against any and all claims and demands whatsoever which may be asserted against it, in connection with or with respect to the Leases or this Mortgage, whether by reason of any alleged obligation or undertaking on its part to perform or discharge any of the covenants or agreements contained in the Leases or otherwise; provided, however, that the foregoing indemnity shall not apply to the gross negligence or willful misconduct of Mortgagee.  Should Mortgagee incur any such liability, loss or damage in connection with or with respect to the Leases or this Mortgage, or in the defense of any such claims or demands, the amount thereof, including costs, expenses and reasonable attorneys’ fees, shall be paid by Mortgagor to Mortgagee immediately upon demand, together with interest thereon at the Default Rate (as defined in the Note) until paid.

(iii)          Default.  If an Event of Default shall occur and is then continuing, Mortgagee may, to the extent permitted under applicable law, without notice and irrespective of whether or not the Obligations shall then be due and payable, and without regard to the adequacy of the security for the Obligations, (a) enter and take possession of the Mortgaged Property or any part thereof, and upon such entry, manage, lease and operate the same on such terms and for such period of time as Mortgagee may deem proper, and (b) whether or not Mortgagee has so entered and taken possession of the Mortgaged Property or any part thereof, perform any of the obligations and exercise any of the rights, powers, privileges and remedies of Mortgagor, and do any and all acts, matters and other things that Mortgagor is entitled to do, under or with respect to the Leases, including without limitation making, enforcing, modifying, terminating or accepting surrenders of Leases, obtaining or evicting Tenants, setting or modifying Rents, directing the Tenants to make payments of Rents directly to Mortgagee or its nominee and collecting and receiving Rents.  Mortgagee shall apply any Rents received by it, first to the payment of all expenses which Mortgagee may be authorized to incur under the provisions of this Mortgage or the Mortgage (including, without limitation, the cost of all repairs, replacements, alterations, additions or improvements to the Mortgaged Property and all expenses incident to entering and taking possession of the Mortgaged Property and managing, leasing and operating the same), and then to the payment of the Obligations.  The Tenants shall be, and hereby are, irrevocably authorized to rely upon and act in accordance with (and shall be fully

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protected in so doing) any notice or demand by Mortgagee for the payment to Mortgagee or its nominee of any Rents which may then be or thereafter become due under the Leases, or for the performance of any of the Tenants’ obligations under the Leases, and shall have no duty to inquire whether any such notice or demand by Mortgagee conflicts with any provision of this Mortgage.

(iv)          Mortgage Foreclosure.  Upon foreclosure of the lien of this Mortgage, or delivery of a deed in lieu of foreclosure, all right, title and interest of Mortgagor in, to and under the Leases shall thereupon vest in and become the absolute property of the purchaser of the Mortgaged Property in such foreclosure proceeding, or the grantee in such deed, without any further act or assignment by Mortgagor.  Nevertheless, Mortgagor shall execute, acknowledge and deliver from time to time such further instruments and assurances as Mortgagee may require in connection therewith and hereby irrevocably appoints Mortgagee the attorney-in-fact of Mortgagor in its name and stead to execute all appropriate instruments of transfer or assignment, or any instrument of further assurance, as Mortgagee may deem necessary or desirable, and Mortgagee may substitute one or more persons with like power, Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof.

(v)           Collection and Application of Rents by Mortgagee.  While any Event of Default remains uncured:  (i) Mortgagee may at any time, without notice, in person, by agent or by court-appointed receiver, and without regard to the adequacy of any security for the Obligations, enter upon any portion of the Mortgaged Property and/or, with or without taking possession thereof, in its own name sue for or otherwise collect Rents (including past due amounts); and (ii) without demand by Mortgagee therefor, Mortgagor shall promptly deliver to Mortgagee all prepaid rents, deposits relating to Leases or Rents, and all other Rents then held by or thereafter collected by Mortgagor whether prior to or during the continuance of any Event of Default.  Any Rents collected by or delivered to Mortgagee may be applied by Mortgagee against the Obligations, less all expenses, including attorneys’ fees and disbursements, in such order as Mortgagee shall determine in its sole and absolute discretion.  No application of Rents against any Obligation or other action taken by Mortgagee under this Section 21 shall be deemed or construed to cure or waive any Event of Default, or to invalidate any other action taken in response to such Event of Default, or to make Mortgagee a mortgagee-in-possession of the Mortgaged Property.

22.           Additional Rights.  The holder of any subordinate lien or subordinate mortgage or deed of trust on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage, nor shall Mortgagor consent to any holder of any subordinate lien or subordinate mortgage or deed of trust joining any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease.  By recordation of this Mortgage, all subordinate lienholders and the mortgagees and beneficiaries under subordinate mortgages are subject to and notified of this provision, and any action taken by any such lienholder or beneficiary contrary to this provision shall be null and void. Upon the occurrence and during the continuance of any Event of Default, Mortgagee may, in its sole discretion and without regard to the adequacy of its security under this Mortgage, apply all or any part of any amounts on deposit with Mortgagee under this Mortgage against all or any part of the Obligations. Any such application shall not be construed

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to cure or waive any Default or Event of Default or invalidate any act taken by Mortgagee on account of such Default or Event of Default.

23.           Mortgagor’s Indemnities.  Mortgagor agrees to protect, indemnify and hold harmless Mortgagee and each of the Indemnitees from and against any and all losses which Mortgagee or any of such Indemnitees may incur under or by reason of the assignment of Leases and Rents, or for any action taken by Mortgagee or any Lender or the Indemnitees hereunder, or by reason or in defense of any and all claims and demands whatsoever which may be asserted against Mortgagee or any of the Indemnitees arising out of the Leases, including, without limitation, any claim by any third Person for credit on account of Rents paid to and received by Mortgagor, but not delivered to Mortgagee or its authorized agents or representatives or employees, for any period under any Lease more than one (1) month in advance of the due date thereof; provided, however, that the foregoing indemnity shall not apply to the gross negligence or willful misconduct of Mortgagee or any Indemnitee. In the event that Mortgagee or any Lenders or any of the Indemnitees incurs any losses covered by the indemnity set forth in this Section 23 or Section 10.04 of the Credit Agreement, the amount thereof, including reasonable attorneys’ fees, with interest thereon at the Default Rate, shall be payable by Mortgagor to Mortgagee within ten (10) days after demand therefor, and shall be secured hereby and by all other security for the payment and performance of the Obligations, including, without limitation, the Lien and security interest of this Mortgage. The liabilities of Mortgagor as set forth in this Section 23 shall survive the termination of this Mortgage and the repayment of the Obligations.

24.           No Liability of Mortgagee.  Neither the acceptance nor the exercise of the rights and remedies hereunder nor any other action on the part of Mortgagee or any Person authorized by Mortgagee to exercise Mortgagee’s rights hereunder shall be construed to (a) be an assumption by Mortgagee or any such Person or to otherwise make Mortgagee or such Person liable or responsible for the performance of any of the obligations of Mortgagor under or with respect to the Leases or the Mortgaged Property, or for any Rent, security deposit or other amount delivered to Mortgagor, provided that Mortgagee or any such Person exercising the rights of Mortgagee shall be accountable for any Rents, security deposits or other amounts actually received by Mortgagee or such Person, as the case may be; or (b) obligate Mortgagee or any such Person to take any action under or with respect to the Leases or with respect to the Mortgaged Property, to incur any expense or perform or discharge any duty or obligation under or with respect to the Leases or with respect to the Mortgaged Property, to appear in or defend any action or proceeding relating to the Leases or the Mortgaged Property, to constitute Mortgagee as a mortgagee-in-possession (unless Mortgagee actually enters and takes possession of the Mortgaged Property), or to be liable in any way for any injury or damage to Persons or property sustained by any Person in or about the Mortgaged Property, other than to the extent caused by the willful misconduct or gross negligence of Mortgagee or any Person authorized by Mortgagee to exercise the rights of Mortgagee hereunder.

25.           Notices.  All notices, requests, demands and other communications hereunder shall be given in accordance with the provisions of Section 10.02 of the Credit Agreement to Mortgagor and to Mortgagee as specified therein.

26.           No Oral Modification.  This Mortgage may not be amended, supplemented or otherwise modified except in accordance with the provisions of Section 10.01 of the Credit

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Agreement. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

27.           Partial Invalidity; Usury Savings Clause.  In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included herein. Notwithstanding to the contrary anything contained in this Mortgage or in any provisions of any Loan Document, the obligations of Mortgagor and of any other obligor under the Credit Agreement or any Loan Document shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by applicable law to be charged by Mortgagee.

28.           Mortgagor’s Waiver of Rights

(a)           Mortgagor hereby voluntarily and knowingly releases and waives any and all rights to retain possession of the Mortgaged Property during the continuance of an Event of Default hereunder and any and all rights of redemption from sale under any order or decree of foreclosure (whether full or partial), pursuant to rights, if any, therein granted, as allowed under any applicable law, on its own behalf, on behalf of all Persons claiming or having an interest (direct or indirectly) by, through or under each constituent of Mortgagor and on behalf of each and every Person acquiring any interest in the Mortgaged Property subsequent to the date hereof, it being the intent hereof that any and all such rights or redemption of each constituent of Mortgagor and all such other Persons are and shall be deemed to be hereby waived to the fullest extent now or hereafter permitted by applicable law. Each constituent of Mortgagor shall not invoke or utilize any such law or laws or otherwise hinder, delay, or impede the execution of any right, power, or remedy herein or otherwise granted or delegated to the Mortgagee, but shall permit the execution of every such right, power, and remedy as though no such law or laws exists or had been made or enacted.

(b)           To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting the Obligations, and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so under applicable law, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all Persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature (except as expressly provided in the Credit Agreement) or declare due the

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whole of the secured indebtedness and marshaling in the event of exercise by Mortgagee of the foreclosure rights, power of sale, or other rights hereby created.

29.           Remedies Not Exclusive.  Mortgagee shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Loan Documents or other agreement to which Mortgagor or Borrower is a party or any applicable laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise.  Neither the acceptance of this Mortgage nor its enforcement shall prejudice or in any manner affect Mortgagee’s rights to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.  Every power or remedy given by any Loan Document to Mortgagee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee, as the case may be.  In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a “mortgagee-in-possession” (unless Mortgagee actually enters and takes possession of the Mortgaged Property), and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies other than to the extent caused by the willful misconduct or gross negligence of the Mortgagee or any Person authorized by Mortgagee to exercise the rights of Mortgagee hereunder.

30.           Multiple Security.  If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly), for the Obligations upon other property in the state in which the Mortgaged Property is located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) of this Section 30 shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Mortgagee to extend the indebtedness borrowed pursuant to or guaranteed by any Loan Document, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the

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Mortgaged Property, which collateral directly or indirectly secures the Obligations, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue any foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage, nor the exercise of any other rights hereunder or the recovery of any judgment by Mortgagee in any such proceedings or the occurrence of any sale in any such proceedings shall prejudice, limit or preclude Mortgagee’s right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Obligations, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations (directly or indirectly) in the most economical and least time-consuming manner.

31.           Successors and Assigns.  All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee, as agent for the Lenders, and the Lenders, and no other Person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in the sole discretion of either of them such a waiver is deemed advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrances and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee and its successors and assigns. The word “Mortgagor” shall be construed as if it read “Mortgagors” whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

32.           No Waivers, etc.  Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for

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the obligations secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien, mortgage or deed of trust. Mortgagee may, in Mortgagee’s sole and reasonable discretion, (i) in the case of a Default, determine whether such Default has been cured, and (ii) in the case of an Event of Default, by Mortgagor or Borrower, accept or reject any proposed cure of an Event of Default. Unless and until Mortgagee accepts any proposed cure of an Event of Default, such Event of Default shall be deemed to be continuing for purposes of this Mortgage, the Credit Agreement and each Loan Document to which Mortgagor or Borrower is a party.

33.           Governing Law, etc.  The provisions of this Mortgage regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Mortgaged Property is located.  All other provisions of this Mortgage shall be governed by the laws of the State of New York, without regard to conflicts of laws principles.

34.           Certain Definitions.  Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein”, the word “Mortgagee” shall mean “Mortgagee or any successor agent for the Lenders”, and the words “Mortgaged Property” shall include all or any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

35.           Certain Matters Relating to Mortgaged PropertyNotwithstanding anything contained herein to the contrary:

(a)           Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Section 35 and the terms and conditions of this Mortgage, the terms and conditions of this Section 35 shall control and be binding.

(b)           Interest After Default. If any payment due hereunder or pursuant to the Credit Agreement or any Loan Document by Mortgagor or Borrower is not paid when due, either at stated or accelerated maturity or pursuant to any of the terms hereof, then, and in such event, Mortgagor shall pay interest thereon from and after the date on which such payment first becomes due at the interest rate provided for in the Credit Agreement and such interest shall be due and payable, on demand, at such rate until the entire amount due is paid to Mortgagee, whether or not any action shall have been taken or proceeding commenced to recover the same or to foreclose this Mortgage.  Nothing in this Section 35 or in any other provision of this Mortgage shall constitute an extension of the time of payment of the Loan. After entry of a judgment on the Credit Agreement or any other Loan Document or a judgment in mortgage foreclosure hereunder, interest shall continue to accrue under this Mortgage at the rates set forth in the Credit Agreement.  This Mortgage shall not, solely for purposes of determining interest payable under the Credit Agreement, merge with any judgment on the Credit Agreement or any other Loan Document or a judgment in mortgage foreclosure under this Mortgage.

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(c)           Additional Advances and Disbursements; Costs of Enforcement. If any Event of Default exists, Mortgagee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee under this Section 35(c), Section 13 or otherwise under this Mortgage, the Credit Agreement or any other Loan Document or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the Default Rate, and all such sums, together with interest thereon, shall be secured by this Mortgage.

(d)           Acceleration Remedy. Subject to the notice and cure requirements of this Mortgage and the Credit Agreement, upon Mortgagor’s breach of any covenant or agreement contained herein, including, but not limited to, the covenants to pay when due any sums secured by this Mortgage, Mortgagee, in its sole judgment and discretion, may declare all of the sums secured by this Mortgage to be immediately due and payable without further demand and may foreclose this Mortgage by judicial proceedings and may invoke any other remedies permitted by applicable law or provided herein. Mortgagee shall be entitled to collect all costs and expenses incurred in pursuing such remedies.

(e)           Purchase Money Mortgage. If all or part of the sums secured by this Mortgage are lent to Mortgagor to acquire title to the Mortgaged Property, this Mortgage is hereby declared to be a purchase-money mortgage.

(f)            Release or Reconveyance. Upon payment in full of the Obligations in accordance with the Credit Agreement and performance in full of Mortgagor’s obligations under this Mortgage, the Credit Agreement and the other Loan Documents, Mortgagee, at Mortgagor’s request and sole expense, shall promptly fully release the liens created by this Mortgage (including the execution of and delivery to Mortgagor of a reasonable release and satisfaction of this Mortgage) or reconvey the Mortgaged Property to Mortgagor.

36.           Release.  If the Mortgaged Property shall be sold, transferred or otherwise disposed of by Mortgagor in a transaction permitted by, and in accordance with, the Credit Agreement, then the Mortgagee, at the request and sole expense of Mortgagor, shall execute and deliver to Mortgagor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Mortgaged Property. Mortgagor shall deliver to Mortgagee, at least five (5) Business Days prior to the date of the proposed release, a written request for release identifying the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Mortgagor stating that such transaction is in compliance with, and permitted by, the Credit Agreement and each Loan Document.

37.           Inconsistency with Credit Agreement.  To the fullest extent possible, the terms and provisions of the Credit Agreement shall be read together with the terms and provisions of this Mortgage such that the terms and provisions of this Mortgage shall supplement, rather than conflict with, the terms and provisions of the Credit Agreement; provided, however, that, notwithstanding the foregoing, in the event any of the terms or provisions of this Mortgage conflict with any of the terms or provisions of the Credit Agreement, such that it is impractical for such terms or provisions to coexist, the terms or provisions of the Credit Agreement shall

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govern and control for all purposes; and, provided further, that the inclusion in this Mortgage of terms and provisions, supplemental rights or remedies in favor of a secured party, but which are not addressed in the Credit Agreement, shall not be deemed to be a conflict with the Credit Agreement, and all such additional terms, provisions, supplemental rights or remedies contained herein shall be given full force and effect.

38.           Loan and Credit Agreements.  Mortgagor is a party to and/or is fully familiar with the terms and provisions of the Credit Agreement and each Loan Document to which Mortgagor or Borrower is a party.  All representations and warranties made by Borrower in the Credit Agreement and/or in any other Loan Document are incorporated herein by reference and are hereby made by Mortgagor as to itself and the Mortgaged Property as though such representations and warranties were set forth at length herein as the representations and warranties of Mortgagor. In addition, Mortgagor hereby makes the following property-specific representations:

(a)           Zoning, Building and Land Use Requirements.  Except as disclosed to Mortgagee in writing, to the knowledge of Mortgagor, the Premises complies with all material requirements of all applicable laws and ordinances with respect to zoning, subdivision, construction, building and land use, including, without limitation, requirements with respect to parking, access and certificates of occupancy (and similar certificates or permits). Except as disclosed to Mortgagee in writing, Mortgagor has not received any notice of, or other communication with respect to, an alleged violation with respect to any of the foregoing.  To the knowledge of Mortgagor, except as otherwise disclosed on any survey delivered to Mortgagee in connection with this Mortgage, (i) all of the Improvements lie wholly within the boundaries and building restriction lines of the Land, and (ii) no improvements on adjoining properties encroach upon the Land, and no easements or other encumbrances upon the Land encroach upon or under any of the Improvements or any portion of the Mortgaged Property.

(b)           Flood Zone.  Except as disclosed to Mortgagee in writing, to the knowledge of Mortgagor, the Improvements are not located in an area identified by the Federal Emergency Management Agency as having special flood hazards.

(c)           Power to Create Lien and Security.  Mortgagor has full limited liability company or other organizational power and lawful authority to grant, bargain, sell, assign, transfer, mortgage and convey a first-priority Lien and security interest in all of the Mortgaged Property in the manner and form herein provided and without obtaining the authorization, approval, consent or waiver of any Person.

39.           No Merger of Estates.  So long as any part of the Obligations remain unpaid, unperformed or undercharged, the fee, easement and leasehold estates to the Mortgaged Property shall not merge, but rather shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any lessee, any third-party purchaser or otherwise.

40.           No Partnership.  Nothing contained in this Mortgage is intended to, or shall be construed to, create to any extent and in any manner whatsoever any partnership, joint venture, or association between Mortgagor and Mortgagee, or in any way make Mortgagee a co-principal

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with Mortgagor with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated.

41.           Headings.  The Section headings herein are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Sections.

42.           Defense of Claims.  Mortgagor shall promptly notify Mortgagee in writing of the commencement of any legal proceedings affecting Mortgagor’s title to the Mortgaged Property or Mortgagee’s Lien on or security interest in the Mortgaged Property, or any part thereof, and shall take all such action, employing attorneys reasonably satisfactory to Mortgagee, as may be necessary to preserve Mortgagor’s and Mortgagee’s rights affected thereby. If Mortgagor fails or refuses to adequately or vigorously, in the sole judgment of Mortgagee, defend Mortgagor’s or Mortgagee’s rights to the Mortgaged Property, Mortgagee may take such action on behalf of and in the name of Mortgagor and at Mortgagor’s expense.  All costs, expenses and attorneys’ fees incurred by Mortgagee (or its agents) pursuant to this Section 42 or in connection with the defense by Mortgagee of any claims, demands or litigation relating to Mortgagor, the Mortgaged Property or the transactions contemplated in this Mortgage shall be paid by Mortgagor upon written demand, plus interest thereon from the date of the advance by Mortgagee until reimbursement of Mortgagee at the Default Rate.

43.           Exculpation Provisions.  MORTGAGOR SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS MORTGAGE; THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS MORTGAGE; THAT IT HAS IN FACT READ THIS MORTGAGE AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS MORTGAGE; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS MORTGAGE AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS MORTGAGE; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS MORTGAGE RESULT IN THE ASSUMPTION BY MORTGAGOR AND/OR BORROWER OF THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION.  MORTGAGOR AGREES AND COVENANTS, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS MORTGAGE ON THE BASIS THAT IT HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

44.           Counterparts; Definitions.  This Mortgage may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall be deemed to constitute one single instrument.  Terms used but not defined herein shall have the definition ascribed to such terms in the Credit Agreement.

45.           Termination.  Upon the payment and performance in full of the Obligations, this Mortgage and the estate hereby granted shall cease and become void. Notwithstanding the foregoing, Mortgagee agrees that it shall, at the request and sole expense of such Mortgagor, execute and deliver to Mortgagor a recordable release and satisfaction of this Mortgage.

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46.           New Jersey Provisions.  To the extent of any conflict between the provisions of this Section 46 and any of the other provisions of this Mortgage, the provisions of this Section 46 shall control.

(a)           Mortgagor and Mortgagee acknowledge and agree that, under New Jersey law, foreclosure on New Jersey real property interests may occur only through judicial foreclosure.  Therefore, the provisions in this Mortgage relating to rights and remedies shall apply to the New Jersey real property interests only to the extent permitted by New Jersey law.

(b)           The term “ISRA” as used herein means the Industrial Site Recovery Act of the State of New Jersey, N.J.S.A. 13:1K-6 et. seq. and the regulations promulgated thereunder, together with any amendments thereto and/or substitutions thereof.

If Mortgagor’s operations at the Mortgaged Property, or the operations of any assignee, subtenant or occupant of the Mortgaged Property, now or hereafter constitute an “Industrial Establishment” (as defined under ISRA) then Mortgagor agrees to comply, at its sole cost and expense, with all applicable requirements of ISRA (including, but not limited to, performing site investigations and performing any removal and remediation required) to the satisfaction of the governmental entity, department or agency having jurisdiction over such matters, in connection with (i) the occupancy or operation of the Mortgaged Property, (ii) any lease or sublease of the Mortgaged Property, (iii) any closure, transfer or consolidation of the operations conducted at the Mortgaged Property, (iv) any change in the ownership or control of Mortgagor, or (v) any other act, failure to act or omission that triggers any obligation of Mortgagor under ISRA.  Mortgagor shall provide to Mortgagee, within ten (10) days after request by Mortgagee, any and all affidavits, certifications or other information reasonably requested by Mortgagee in connection with any compliance with ISRA and Mortgagor agrees to reasonably cooperate with Mortgagee in connection with such compliance.  Nothing contained in this Section 46(b) shall be construed to require Mortgagee to comply with ISRA or any other Environmental Law.

(c)           Mortgagor acknowledges and agrees that the rate of interest required to be paid with respect to any sums due and owing hereunder after a default hereunder may be higher than the rate of interest provided by Rule 4:42-11 of the New Jersey Court Rules after judgment is entered.  Mortgagor acknowledges and attests that the default rate of interest required hereunder is the result of informed negotiation and it will be fair and equitable to award interest at the rate required hereunder after default rather than the rate provided under Rule 4:42-11, in the event the rate hereunder is higher than the rate provided pursuant to Rule 4:42-11.

(d)           In the event of the passage of any law of any governmental authority deducting from the value of the Premises for the purposes of taxation any lien thereon, or changing in any way the laws for the taxation of mortgages or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, and imposing a tax, either directly or indirectly, on mortgages or debts secured thereby that is payable in respect of this Mortgage by Mortgagee, the holder of this Mortgage shall have the right to declare the Obligations due on a date to be specified by not less than ninety (90) days’ written notice to be given to Mortgagor unless within such ninety (90) day period Mortgagor shall assume as an Obligation hereunder the payment of any such tax so imposed on this Mortgage until full payment of the Obligations and such assumption shall be permitted by law.  Mortgagor shall not

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claim, demand or be entitled to receive any credit or credits toward the satisfaction of this Mortgage or on any interest payable thereon for any taxes assessed against the Mortgaged Property or any part thereof, and shall not claim any deduction from the taxable value of the Mortgaged Property by reason of this Mortgage.

(e)           The maximum principal amount secured by this Mortgage shall not exceed $324,000,000.

(f)            Pursuant to N.J.S.A. 46:9-8.1, this Mortgage is subject to modification.  To the extent permitted by law, this Mortgage secures all modifications from the date upon which this Mortgage was originally recorded, including future loans and other extensions of credit and changes in the interest rate, due date, amount or other terms and conditions of any obligations.  This Mortgage may be modified from time to time without adversely affecting the priority of the lien created hereby.

47.           WAIVER OF JURY TRIAL.  IN ACCORDANCE WITH SECTION 10.15 OF THE CREDIT AGREEMENT, MORTGAGOR, AND BY ITS ACCEPTANCE HEREOF, MORTGAGEE AND EACH LENDER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS MORTGAGE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  MORTGAGOR, AND BY ITS ACCEPTANCE HEREOF, MORTGAGEE AND EACH LENDER (A) CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGE THAT MORTGAGOR, MORTGAGEE AND EACH LENDER HAVE BEEN INDUCED TO ENTER INTO THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Signature page follows.]

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IN WITNESS WHEREOF, this Mortgage has been duly executed by Mortgagor on the date of the acknowledgement below and is intended to be effective as of the Effective Date.

MORTGAGOR:

[MORTGAGOR],
a [ ] limited liability company

By:	LGP Realty Holdings GP LLC, its Manager

By:
Name:
Title:

ACKNOWLEDGMENT

COMMONWEALTH OF PENNSYLVANIA	)
)
COUNTY OF	) ss.:

I certify that on this        day of                                 , 2012,                                                 , the                                              of LGP Realty Holdings GP LLC (“LGP”), the Manager of [MORTGAGOR], a [                                      ] limited liability company (“Mortgagor”), personally appeared before me, who I am satisfied to be the person who signed the foregoing instrument, and acknowledged that he/she was authorized to execute the same as the act of LGP as Manager of Mortgagor.

Name:
Title: Notary Public

My commission expires:

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Schedule A

Description of the Land

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